   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 11, 1999



                                                      REGISTRATION NO. 333-71279

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                           -------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                           -------------------------

                                NTL INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                     4899                      52-1822078
(STATE OR OTHER JURISDICTION (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
              OF             CLASSIFICATION CODE NUMBER)     IDENTIFICATION NUMBER)
      INCORPORATION OR           110 EAST 59TH STREET
         ORGANIZATION)         NEW YORK, NEW YORK 10022
                                    (212) 906-8440
            (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

        RICHARD J. LUBASCH, ESQ.                           COPY TO:
         SENIOR VICE PRESIDENT,                     THOMAS H. KENNEDY, ESQ.
      GENERAL COUNSEL AND SECRETARY        SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
            NTL INCORPORATED                           919 THIRD AVENUE
          110 EAST 59TH STREET                     NEW YORK, NEW YORK 10022
        NEW YORK, NEW YORK 10022                        (212) 735-3000
             (212) 906-8440
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND
             TELEPHONE NUMBER,
    INCLUDING AREA CODE, OF AGENT FOR
                  SERVICE)

                           -------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:   As soon
as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                           -------------------------

     THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus in not complete and may be changed. We may not deliver these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


Prospectus



                 Subject to Completion, dated February 11, 1999



                               Offer to Exchange


                                NTL INCORPORATED                      (NTL LOGO)


                         11 1/2% SENIOR NOTES DUE 2008


                 12 3/8% SENIOR DEFERRED COUPON NOTES DUE 2008

                            ------------------------


     We are offering to exchange an aggregate principal amount of up to:



     - $625,000,000 of our new 11 1/2% Series B Senior Notes due 2008 for a like amount of our new 11 1/2% Senior Notes.



     - $450,000,000 of our new 12 3/8% Series B Senior Notes due 2008 for a like amount of our new 12 3/8% Senior Notes due 2008.


                            -------------------------------


                              Terms of the Exchange Offer



     - The exchange offer expires at 5:00 p.m., New York City time, on
                      , 1999, unless extended.



     - We will exchange all outstanding old notes that are validly tendered and not validly withdrawn.



     - You may withdraw tenders of outstanding old notes at any time prior to the expiration of the exchange offer.



     - The exchange of outstanding old notes for new notes will not be a taxable event for United States federal income tax purposes. See "Federal income tax considerations" on page 132 for more information.



     - We will not receive any proceeds from the exchange offer.



     - The terms of the new notes are substantially identical to the outstanding old notes, except that the new notes will be registered under the Securities Act and freely tradeable.



     See "Risk Factors" beginning on page 14 for a discussion of risk factors that you should consider before deciding to tender your old notes.



     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



                The date of this prospectus is          , 1999.

     Until                , 1999, which 90 days after the date of this
prospectus, if you are a dealer affecting transactions in the new notes, whether or not you participate in the exchange offer, you may be required to deliver a prospectus. This obligation is in addition to your obligation if you are a dealer to deliver a prospectus when acting as an underwriter and with respect to any unsold allotments or subscriptions.



                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US



     We are currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We file reports, proxy statements, information statements and other information with the Commission under the Exchange Act. You can inspect and copy any reports, proxy statements, information statements and other information we file with the Commission at the public reference facilities the Commission maintains at:


      Room 1024, Judiciary Plaza,
      450 Fifth Street, N.W.,
      Washington, D.C. 20549,


      and at the Commission's Regional Offices located at:


      Suite 1400, Northwestern Atrium Center,
      500 West Madison Street,
      Chicago, Illinois 60661

      and

      13th Floor, Seven World Trade Center,
      New York, New York 10048,


     and you may also obtain copies of such material by mail from the Public Reference Section of the Commission at:


      450 Fifth Street, N.W.,
      Washington, D.C. 20549,

      at prescribed rates.


     The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov. That site also contains our reports, proxy and information statements and other information. Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the Nasdaq Stock Market, Reports Section, at:


      1735 K Street, N.W.,
      Washington, D.C. 20006.


     If the new notes are listed on the Luxembourg Stock Exchange, copies of our reports, proxy statements and other information will also be made available free of charge at the office of our agent in Luxembourg, Banque Internationale a Luxembourg S.A..

     This prospectus is part of a registration statement filed by us with the Commission. It does not contain all the information included or incorporated in the registration statement. The full registration statement can be obtained from the Commission as indicated above or from us.



                    INCORPORATION OF DOCUMENTS BY REFERENCE



     The Commission allows us to incorporate by reference some information about NTL that we file with the Commission. This allows us to disclose important information to you by referencing those filed documents. Any information that we reference this way is considered part of this prospectus.



     The following documents filed by us with the Commission are incorporated by reference into this prospectus:


         (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1997, dated March 30, 1998 as amended by Form 10-K/A-1, dated October 12, 1998, as amended by Form 10-K/A-2, dated November 6, 1998;


         (b) the Company's Quarterly Reports on Form 10-Q for the three months ended March 31, 1998, dated May 14, 1998, for the three months ended June 30, 1998, dated August 14, 1998 and for the three months ended September 30, 1998, dated November 12, 1998;



         (c) the Company's Current Reports on Form 8-K dated February 5, 1998 (filed February 6, 1998), March 6, 1998 (filed March 9, 1998), March 18, 1998 (filed March 20, 1998), May 29, 1998 (filed June 2, 1998), June 16,
     1998 (filed June 16, 1998), August 14, 1998 (filed August 18, 1998),
     October 5, 1998 (filed October 5, 1998), October 27, 1998 (filed October 28, 1998), October 29, 1998 (filed November 4, 1998), December 16, 1998
     (filed December 17, 1998), December 21, 1998 (filed December 23, 1998), December 22, 1998 (filed December 22, 1998) and January 25, 1999 (filed on January 25, 1999); and



         (d) the Company's Proxy Statement on Schedule 14A dated January 29,
             1999.



     We incorporate by reference the documents listed above and any future filings made by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the end of the exchange offer. Any information incorporated by reference this way will automatically be deemed to update and supersede this information.

     We will provide you without charge on your oral or written request, a copy of any or all documents which are incorporated by reference to this prospectus, except for exhibits which are specifically incorporated by reference into those documents. You should direct your request to:



                        NTL Incorporated


                        110 East 59th Street


                        26th Floor


                        New York NY 10022


                        Attention: Richard J. Lubasch


                        Tel: (212) 906 8440



     To ensure timely delivery of any documents you request, you should make such a request at least five days before the exchange offer expires. In addition, copies of those documents will also be made available free of charge at the office of our agent in Luxembourg.


                            ------------------------


     You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the new notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.


                            ------------------------


     In this prospectus, references to "pounds sterling," "L" "pence" or "p" are to the lawful currency of the United Kingdom and references to "U.S. dollars," "dollars," "$" or "c" are to the lawful currency of the United States. For your convenience only we have translated some pound sterling amounts into U.S. dollars and certain U.S. dollar amounts into pounds sterling. We are not making any representation to you regarding those translated amounts. Unless we otherwise clearly indicate, the translations of pounds sterling into U.S. dollars have been made at $1.6995 per L1.00, the noon buying rate in The City of New York for cable transfers in pounds sterling as certified for customers purposes by the Federal Reserve Bank of New York on September 30, 1998. See "Exchange Rates" for information regarding the noon buying rate for the past ten fiscal years. On February 4, 1999, the noon buying rate was 1.64 per L1.00.


                            ------------------------

                               PROSPECTUS SUMMARY


     This summary highlights information about us and the exchange offer which is contained elsewhere or incorporated by reference in this prospectus. This summary is not complete and may not contain all the information that is important to you. You should read the entire prospectus, including the financial statements and related notes, before making a decision to exchange your old notes. When we refer to NTL in this prospectus, we mean NTL and its consolidated subsidiaries, except where we make it clear that we are only referring to the parent company. The statistical data included in this prospectus is as at September 30, 1998, unless we indicate otherwise. That statistical data does not include statistical data relating to ComTel or Partners, each of which we have recently acquired or give effect to our proposed acquisition of Diamond.



                                   ABOUT NTL


     We are a leading communications company in the United Kingdom, providing residential, business and wholesale customers with the following services:


     - residential telecoms and television services, including residential telephony, cable television and Internet access services;



     - national telecoms services including national business telecoms, national and international carrier telecommunications, and satellite and radio communications services; and



     - broadcast services including digital and analog television and radio broadcast transmission services.



     We provide a broad range of services over local, national and international network infrastructure. We operate:



     - advanced local broadband networks serving entire communities throughout our regional franchise areas;



     - the UK's first synchronous digital hierarchy backbone telecommunications network, as well as satellite earth stations and radio communications facilities from our tower sites across the UK; and



     - a broadcast transmission network which provides national, regional and local analog and digital transmission services to customers throughout the UK.



     In March 1997, we changed our name from International CableTel Incorporated to NTL Incorporated to reflect the integration of the services provided by us following our acquisition of NTL Group Limited in 1996, and to capitalize on NTL Group Limited's 30 year history in the United Kingdom as a provider of reliable communications services.



ABOUT OUR RESIDENTIAL TELECOMS AND TELEVISION SERVICES



     We are the third largest operator of local broadband communications systems in the UK as measured by the number of homes in its franchise areas, and have achieved the highest customer penetration and lowest churn rates of any multi-system operator in the

UK. We are presently the sole provider of broadband services in our franchise areas, offering residential telephony, cable television and Internet access services to customers connected to our networks.



     As of September 30, 1998, we had more than 429,000 residential customers, approximately 92% of which subscribed to both telephony and television services. As of September 30, 1998, we had approximately 823,400 revenue generating units resulting in 40.1% telephony penetration, 40.6% cable penetration and 80.7% revenue generating unit penetration of homes marketed by us. As of September 30, 1998, after giving pro forma effect to the acquisition of Partners, without including the Cable London franchise, and the proposed acquisition of Diamond, we had approximately 1.1 million residential customers, approximately 61% of which subscribed to both telephony and television services. As of September 30, 1998, after giving similar pro forma effect, we had approximately 1.8 million revenue generating units resulting in 35.3% telephony penetration, 28% cable penetration and 61.6% revenue generating unit penetration of homes marketed. By comparison, based on published statistics of the Independent Television Commission, dated March 9, 1998, as of January 1, 1998, UK cable customer penetration averaged approximately 28% for telephony and approximately 22.2% for cable television. As of January 1, 1998, the UK telephony/cable industry had connected approximately 3.4 million telephone lines and approximately 2.4 million broadband cable customers.



     The following table illustrates operating statistics for our newly constructed network:



                                       PRO FORMA(1)
                                       -------------
                                       SEPTEMBER 30,   SEPTEMBER 30,                DECEMBER 31,
                                       -------------   -------------   ---------------------------------------
                                           1998           1998(6)        1997       1996      1995      1994
                                       -------------   -------------   ---------   -------   -------   -------
Homes passed(2)......................    3,378,500       1,197,000     1,007,000   779,100   463,000   144,000
Homes marketed.......................    2,907,800(3)    1,020,000       810,000   467,300   176,200     7,200
Homes marketed (as % of homes
  passed)............................           86%             85%           80%       60%       38%        5%
Total customers......................    1,111,300         429,600       321,300   168,200    57,700     2,280
Total revenue generating units(4)....    1,792,000         823,400       608,500   302,000   102,330     3,960
Customer penetration.................           38%             42%           40%       36%       33%       32%
Revenue generating unit
  penetration(5).....................           62%             81%           75%       65%       58%       55%
Annualized churn.....................           NA              14%           11%       10%       NM        NM


---------------

(1) Pro forma operating statistics for our newly constructed network give effect to the acquisition of Partners (without including the Cable London franchise), our acquisition of ComTel and our proposed acquisition of Diamond.



(2) "Homes passed" is the expression in common usage in the cable industry as the measurement of the size of a cabled area, meaning the total number of residential premises which have the potential to be connected to our network.



(3) Represents only those homes marketed for cable television. As of September 30, 1998, on a pro forma basis, 2,776,000 homes were marketed for telephone.



(4) A revenue generating unit is one telephone account or one cable television account; a dual customer represents two revenue generating units.



(5) Revenue generating unit penetration is the number of revenue generating units per 100 homes marketed. As defined, maximum revenue generating unit penetration is 200%.


(6)  Does not include operating data related to ComTel.

NA  Not available.

NM Not meaningful due to the limited customer base and recent commencement of services.

     Our customer base and revenue generating units both increased by nearly 100% in 1997 compared to year-end 1996. We believe that much of its success during this period has been due to our marketing strategies and the introduction of innovative residential service packages which bundle telephony and a small selection of cable television channels within a single product offering. We also give customers the opportunity to purchase additional channel packages and premium channels. Consistent with our objectives, the high penetration rates generated by this strategy have led to increased levels of gross profit contribution per home passed.



     We believe that we have also maintained high levels of customer satisfaction as indicated by our low rates of churn. During 1997, we maintained an annualized churn rate of less than 11%, a rate which is significantly lower than the published churn rates of all other UK telephony/cable operators. In a recent survey of a sample of our customers, we found that 89% of our customers would recommend the service to a friend or relative, and that only 15% had ever considered changing their telephone service back to British Telecommunications plc.



     Our local franchise areas cover approximately 2.1 million homes, spanning a broad geographic area across England, Scotland, Wales and Northern Ireland. As of September 30, 1998, our integrated full-service network had been constructed past over 1.2 million (or approximately 57%) of its homes under franchise. Our local broadband networks use advanced high capacity synchronous digital hierarchy fiber rings which serve entire communities, bringing fiber connections directly to businesses and "Siamese" coaxial/copper connections to residences. Our local networks cover approximately 2,500 route miles of fiber backbone network, with approximately 175,000 fiber miles, and an estimated 5,000 route miles of "Siamese" coaxial/copper connections.



ABOUT OUR NATIONAL TELECOMS SERVICES



     Our objective in national telecoms services is to successfully integrate our strategies for developing, operating and marketing local telephony/cable systems with our national network to provide high-quality voice, data and video communications services throughout the UK. We have constructed a national synchronous digital hierarchy fiber telecoms network, which is one of only five national telecoms networks in the UK. Our national network currently covers approximately 1,500 route miles and 40,000 fiber miles throughout England, Scotland and Wales. During 1998, we extended the network to include the first resilient fiber connection between Northern Ireland, the Republic of Ireland and England.



     The integration of our local networks with the national telecoms network creates strategic advantages for our telephony business. The national network allows us to carry telecommunications traffic between each of our franchise areas and throughout the United Kingdom and, therefore, achieve significant savings on the interconnection fees we pay to other carriers. In addition, using the national telecoms network gives us greater pricing flexibility and will enable us to design and offer new telephony service packages to our customers, which we believe should have a positive effect on our penetration rates.

     Capitalizing on the extended reach of our national network, we are competing for a share of the approximately L21 billion ($36 billion) UK telecoms market on a national basis. In the business telecoms market, we have been increasingly successful in obtaining telecoms contracts from businesses located within our franchise areas. As of September 30, 1998, we had a total of approximately 11,300 business customers and 44,200 business telephony lines, which represented growth in the first nine months of 1998 of more than 70% for both customers and lines. Our current business customers include major international corporations, universities, local governmental authorities, and small and medium sized businesses. We believe that we can build on the strengths gained in its local franchise areas to approach targeted business users located in other areas of the UK. To connect the "last mile" to the customers' premises from the national network, we have a variety of options, including building fiber where justified, using microwave links from the our tower infrastructure, or leasing circuits from other local operators. We launched our national business telecoms service in November 1997 and our strategy is to target medium to large sized businesses, beginning with those located near the major urban areas currently served by our national network.



     We also offer a variety of other telecommunications services from our national fiber network and microwave transmission facilities. We compete in the growing market for bandwidth and leased line services as a national and international wholesale telecommunications carrier. Our international facilities license allows us to carry international traffic, and we have recently entered into an agreement for a 25 year lease of international telecommunications capacity on a new transatlantic fiber optic cable connecting The Netherlands, Germany, the UK and the United States. We are also expanding our product portfolio to include virtual private networks, managed data networks, ATM and frame relay services and multi-media services.



     In addition to business and carrier telecoms, we provide the following telecom services:



     - a full range of services in the design, building and operation of radio based networks, and the provision of infrastructure and support services to customers in the emergency services sector;



     - global satellite connectivity for clients requiring video, digital audio and data services; and



     - residential, wholesale and business Internet access and support services, consulting and systems integration services, and Intranet design and implementation.



ABOUT OUR BROADCAST SERVICES



     Our broadcast services group includes the original core business of NTL Group Limited which has been providing television and radio broadcasters with broadcast transmission services for more than 30 years.



     We transmit television and radio broadcast signals for the UK's main commercial television channels and independent radio stations from a national infrastructure of over 1,200 owned and shared transmission sites across the UK. Our current customers include the Independent Television companies, Channel 4 and the Welsh Fourth Channel, and Channel 5. The broadcast services group provides us with a stable contracted revenue stream from a variety of customers, through long-term contracts generally with eight to ten year terms. In addition to transmission services, the broadcast services group markets value added services to its existing television customers. This group also designs, installs, operates and maintains new transmitter networks and has a spectrum planning service to plan the coverage of television and radio networks.



     Two of the four recipients of the digital terrestrial television multiplexes awarded to date have selected us as the preferred supplier of transmission services. The introduction of digital terrestrial television broadcasting in the UK will significantly expand our broadcasting transmission services business.

                            ------------------------


     We are a Delaware corporation, and were incorporated on April 2, 1993. NTL is a holding company and conducts its operations through direct and indirect wholly owned subsidiaries. NTL is not a subsidiary of any other company. Our principal executive office is located at 110 East 59th Street, New York, New York 10022, and our telephone number is (212) 906-8440.

                              RECENT DEVELOPMENTS


COMPLETION OF PARTNERS ACQUISITION



     On February 4, 1998, NTL and NTL (Bermuda) Limited, a Bermuda corporation and a wholly owned subsidiary of NTL ("Sub"), entered into an Agreement and Plan of Amalgamation, as amended, with Comcast UK Cable Partners Limited which provided for the amalgamation of Sub with Partners. At special meetings of shareholders of NTL and of Partners held on October 29, 1998, the amalgamation was approved by our shareholders and the shareholders of Partners. The amalgamation closed on the same day following receipt of those approvals. Partners' shareholders received 0.3745 shares of our common stock for each Partners' Class A common share or Class B common share, an aggregate of approximately 18,700,000 shares of our common stock.



EASTERN GROUP ACQUISITION



     On December 22, 1998, we acquired Eastern Group from Eastern Group plc for L60 million in cash and L31 million in 9.9% preferred stock, series B. Such 9.9% preferred stock, series B has a pay-in-kind coupon of 9.9%, will mature in 2008 and is redeemable within 18 months for cash or NTL common stock.



     Eastern Group is headquartered in Ipswich, England, and is comprised of two business divisions. The telecoms division utilizes a 1,800 km synchronous digital hierarchy fiberoptic network across the southeast and east of England, and the radio sites division, consisting of 121 radio masts across East Anglia, serves the UK's major mobile phone network operators.



NEWCASTLE UNITED SHARE ACQUISITION



     On December 17, 1998, Premium TV Limited, a wholly-owned subsidiary of NTL, acquired 9,000,000 shares, or 6.3%, of Newcastle United from Cameron Hall Developments Limited, the majority shareholder of Newcastle United, for approximately L10 million in cash.



     In conjunction with the sale of such shares, Cameron Hall Developments also entered into an irrevocable commitment to Premium TV which provides that if Premium TV makes a general offer for all of the issued share capital of Newcastle United, Cameron Hall Developments will accept such offer in respect of the remaining balance of its shares in Newcastle United, representing 50.8% of the issued share capital of Newcastle United. If made, any such offer would be at a price of 111.7p per share in cash and may, if Premium TV so decides, carry a full zero coupon loan note alternative.



     Premium TV's decision regarding whether to make such an offer may be influenced by, among other things, the substance of the report by the Monopolies and Mergers Commission on the proposed offer for Manchester United Football Club. The irrevocable commitment given by Cameron Hall Developments is binding until 12 weeks following the publication of such report, subject to extension in certain circumstances.

PROPOSED DIAMOND ACQUISITION



     On June 16, 1998, we entered into an acquisition agreement with the shareholders of Diamond Cable Communications, plc. Pursuant to the diamond agreement, on the closing date of the diamond transaction, we will transfer to each shareholder of Diamond one share of NTL common stock for each four issued and outstanding ordinary shares, par value 2.5p per share, and each deferred share, par value 25p per share, of Diamond. However, the Diamond Agreement provides for adjustment of such consideration in that the number of shares of NTL common stock to be transferred for each four ordinary shares will be decreased such that the value of such consideration will not exceed $65.00. The diamond agreement provides that a maximum of approximately 15.2 million shares of common stock will be issued in connection with the Diamond transaction. The consummation of the Diamond transaction is subject to, among other things, the approval by our stockholders of the issuance of shares of common stock in accordance with the terms of the Diamond agreement. There can be no assurance that the Diamond acquisition will be consummated on the terms described herein or at all. See "Risk Factors -- Network construction costs, need for additional financing."



STRATEGIC PARTNERSHIP WITH MICROSOFT



     On January 25, 1999, we agreed with Microsoft to jointly develop new broadband services for delivery to customers in the UK and Ireland. In addition, Microsoft has agreed to purchase $500 million of our 5.25% convertible preferred stock. Such 5.25% convertible preferred stock is convertible into NTL common stock at a conversion price of $100 per share, is redeemable in 10 years for cash or NTL common stock and may be redeemed by NTL on the earlier of 7 years or the date on which NTL common stock has traded above $120 for 25 consecutive trading days.



     We have agreed with Microsoft to work closely together with respect to the development of new digital services and intend to enter into additional agreements throughout 1999 regarding software and services. In addition, Microsoft will receive five-year warrants to purchase 1.2 million shares of common stock at an exercise price of $84 per share.



OFFERING OF OUR 7% CONVERTIBLE SUBORDINATED NOTES



     On December 16, 1998, we issued and sold $600 million in aggregate principal amount of our 7% convertible subordinated notes due 2008, the "new convertible notes." The new convertible notes carry a cash-pay current coupon. The new convertible notes are convertible into shares of common stock at a conversion price of $61.25 per share, subject to adjustment in certain events. We intend to use the net proceeds of the offering of the new convertible notes to finance the construction, capital expenditures and working capital requirements (including, without limitation, debt service and repayment obligations). The new convertible notes were offered and sold in transactions exempt from the registration requirements of the Securities Act.

                               THE EXCHANGE OFFER


Notes offered.................   We are offering up to



                                 - $625,000,000 principal amount of new 11 1/2% Series B Senior Notes due 2008 (the "11 1/2% new notes" and, together with the 11 1/2% old notes, the "11 1/2% notes"), and



                                 - $450,000,000 principal amount at maturity of new 12 3/8% Series B Senior Deferred Coupon Notes due 2008 (the "12 3/8% new notes" and, together with the 12 3/8% old notes, the "12 3/8% notes" and, the 12 3/8% new notes, together with the 11 1/2% new notes, the "new notes").



                                 The Series B Notes have been registered under the Securities Act.



The exchange offer............   We are offering to issue the new notes in
                                 exchange for a like principal amount of your old notes. For procedures for tendering, see
                                 "The Exchange Offer."



Tenders, expiration date;
   withdrawal.................   The exchange offer will expire at 5:00 p.m. New
                                 York City time on                , 1999 unless
                                 we extend it. If you decide to tender your old
                                 notes in the exchange offer, you may withdraw
                                 them at any time before                , 1999.
                                 If we decide for any reason not to accept any old note for exchange, it will be returned without expense to you promptly after the end of the Exchange Offer.



United States federal income
tax consequences..............   Your exchange of old notes for new notes in the
                                 exchange offer should not result in any income, gain or loss to you for federal income tax purposes. See "Federal Income Tax
                                 Considerations."



Use of proceeds...............   We will not receive any proceeds from the
                                 exchange pursuant to the exchange offer.



Exchange agent................   The Chase Manhattan Bank through its offices
                                 specified in this prospectus in New York and Luxembourg is serving as the exchange agent for the exchange offer. See "The exchange offer -- exchange agent" and the inside back cover of this prospectus for the location of the offices of the exchange agent.



Shelf registration
statement.....................   Under some limited circumstances, some holders
                                 of old notes including holders who may not participate in the exchange offer, or who may not freely resell new notes received in the exchange offer, may require us to file, and cause to become effective, a shelf registration statement under the Securities Act, which would cover resales of old notes by such holders. See
                                 "Registration Rights."

           CONSEQUENCES OF EXCHANGING OLD NOTES IN THE EXCHANGE OFFER



     Based on interpretations by the staff of the Commission in no action letters issued to third parties, unless you are an affiliate of NTL generally if you exchange your old notes for new notes in the exchange offer you may offer such new notes for resale, resell such new notes, and otherwise transfer such new notes without compliance with the registration and prospectus delivery provisions of the Securities Act. However such new notes must be acquired in the ordinary course of your business and unless you are a broker-dealer you must not be engage in, intend to engage in or have any arrangement or understanding with any person to participate in, a distribution of such new notes.



     If you are a broker-dealer and hold old notes acquired for your own account as a result of market-making activities or other trading activities, and you receive new notes in exchange for such old notes in the exchange offer, you may be an "underwriter" within the meaning of the Securities Act. To participate in the exchange offer you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. See "Plan of distribution" for more information.



     To comply with the securities laws of some jurisdictions, it may be necessary to qualify for sale or register the new notes before offering or selling such new notes. We have agreed, subject to some limitations set forth in the registration rights agreements that are exhibits to the registration statement, to register or qualify the new notes held by broker-dealers for offer or sale under the securities or blue sky laws of such jurisdictions as any such holder of such new notes reasonably requests in writing. Unless we are so requested, we do not intend to register or qualify the sale of the new notes in any jurisdictions.



     If you do not exchange your old notes for new notes in the exchange offer, such old notes will continue to be subject to provisions of the indenture under which they were issued regarding transfer and exchange of the old notes and the restrictions on transfer contained in the legend on the old notes. In general, you may not offer or sell old notes unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register old notes under the Securities Act. See "The exchange offer -- consequences of failure to exchange" and "Registration rights."

                      SUMMARY DESCRIPTION OF THE NEW NOTES



     The terms of the new notes and the old notes are identical in all material respects, except for the transfer restrictions and registration rights relating to the old notes and except for some provisions under the registration rights agreements providing for special interest on the old notes under some circumstances relating to timing of the exchange offer, which in each case will terminate upon consummation of the exchange offer.



                               11 1/2% NEW NOTES


Issuer.....................  NTL Incorporated


Securities offered.........  $625,000,000 principal amount of 11 1/2% Series B
                             Senior Notes due 2008.



Maturity date..............  October 1, 2008.



Interest...................  Interest on the 11 1/2% New Notes will accrue at the rate of 11 1/2% per annum. Interest will be payable in cash, semi-annually in arrears, on April 1 and October 1, commencing on April 1, 1999.



Optional redemption........  On or after October 1, 2003, the 11 1/2% notes will be redeemable at our option, in whole at any time or in part on one or more occasions, at the redemption prices set forth in this prospectus, plus accrued and unpaid interest, if any, to the date of redemption.



Ranking....................  The 11 1/2% new notes will rank senior in right of payment to all of our subordinated indebtedness and will rank equal in right of payment with all of our existing and future unsubordinated obligations. As of September 30, 1998, after giving effect to the acquisition of Partners and our recent debt financings and the use of proceeds from those transactions we would have had approximately $3.7 billion accreted value of unsubordinated debt outstanding. The 11 1/2% new notes will be effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries with respect to the cash flow and assets of those subsidiaries. As of September 30, 1998, after giving effect to the acquisition of Partners and the recent debt financings and the use of proceeds from those transactions, our subsidiaries had approximately $967 million of total liabilities outstanding. The 11 1/2% new notes will rank senior to all our 7% convertible subordinated notes due 2008.



Change of control..........  Upon the occurrence of a Change of Control
                             Triggering Event (which requires a Change of
                             Control (as we define
                             that term under "Description of Notes") and a Ratings Decline (as we define that term under "Description of Notes")), we will be required to make an offer to purchase all of the 11 1/2% notes at 101% of their principal amount plus accrued and unpaid interest to the date of purchase. We may not have sufficient funds or the financial resources necessary to satisfy our obligations to repurchase the 11 1/2% notes and other debt that may become repayable upon a Change of Control Triggering Event.



Certain Covenants..........  The indenture governing the 11 1/2% notes contains covenants relating to, among other things, the following matters:



                             - restricted payments;



                             - incurrence of additional indebtedness and
                               issuance of preferred stock;



                             - liens;



                             - dividend and other payment restrictions affecting
                               subsidiaries;



                             - mergers, consolidations and sales of assets;



                             - transactions with affiliates;



                             - and reports.



Listing....................  We will make an application to list the 11 1/2% new notes on the Luxembourg Stock Exchange.



Governing law..............  The 11 1/2% new notes and the 11 1/2% indenture will be governed exclusively by the laws of the State of New York.



Trustee, principal paying
   agent and registrar.....  The Chase Manhattan Bank.



Paying agent and transfer
   agent in Luxembourg.....  Chase Manhattan Bank Luxembourg S.A.



Listing agent in
   Luxembourg..............  Banque Internationale a Luxembourg.



                               12 3/8% NEW NOTES


Issuer.....................  NTL Incorporated


Securities offered.........  $450,000,000 principal amount at maturity of
                             12 3/8% Series B Senior Deferred Coupon Notes due 2008.

Issue price................  $555.05 per $1,000 principal amount at maturity for each 12 3/8% new note.



Maturity date..............  October 1, 2008.



Yield and interest.........  The issue price of each 12 3/8% old note represents a yield to maturity of 12.375% per annum (computed on a semi-annual bond equivalent basis). Cash interest will only accrue on the 12 3/8% new notes from October 1, 2003. From October 1, 2003, interest on the 12 3/8% New Notes will accrue at the rate of 12 3/8% per annum and will be payable in cash, semi-annually in arrears, on April 1 and October 1, commencing on April 1, 2004.



Optional redemption........  On or after October 1, 2003, the 12 3/8% notes will be redeemable at our option, in whole at any time or in part on one or more occasions, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption.



Ranking....................  The 12 3/8% new notes will rank senior in right of payment to all of our subordinated indebtedness and will rank equal in right of payment with all of our existing and future unsubordinated obligations. As of September 30, 1998, after giving effect to the acquisition of Partners and our recent debt financings and the use of proceeds from those transactions, we would have had approximately $3.7 billion accreted value of unsubordinated debt outstanding. The 12 3/8% new notes will be effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries with respect to the cash flow and assets of those subsidiaries. As of September 30, 1998, after giving effect to the acquisition of Partners, our recent debt financings and the use of proceeds from those transactions, our subsidiaries had approximately $967 million of total liabilities outstanding. The 12 3/8% new notes will rank senior to all our convertible notes.



Change of control..........  Upon the occurrence of a Change of Control
                             Triggering Event (which requires a Change of
                             Control and a Ratings Decline), we will be required to make an offer to purchase all of the 12 3/8% notes at 101% of principal amount thereof plus accrued and unpaid interest to the date of purchase. In the case of repurchases of 12 3/8% Notes before October 1, 2003, the purchase price will be equal to 101% of the Accreted Value (as we define that term under "Description of Notes") at the date of repurchase. We may not have sufficient funds or the financial resources necessary to satisfy its obligations to repurchase the 12 3/8% Notes and other debt that may become repayable upon a Change of Control Triggering Event.


Covenants..................  The indenture governing the 12 3/8% notes contains covenants relating to, among other things, the following matters:



                             - restricted payments;



                             - incurrence of additional indebtedness and
                               issuance of preferred stock;



                             - liens;



                             - dividend and other payment restrictions affecting
                               subsidiaries;



                             - mergers, consolidations and sales of assets;



                             - transactions with affiliates; and



                             - reports.



Original issue discount....  The old 12 3/8% notes were issued at an original issue discount for United States federal income tax purposes. This means that, although cash interest will not accrue on the 12 3/8% notes before October 1, 2003, original issue discount accrues from the issue date of the old 12 3/8% notes and will be included as interest income periodically in your gross income for United States federal income tax purposes before you receive the cash payments to which the income is attributable. See "Federal income Tax Considerations" for more information.



Listing....................  We will make an application to list the 12 3/8% new notes on the Luxembourg Stock Exchange.



Governing law..............  The 12 3/8% new notes and the 12 3/8% indenture will be governed exclusively by the laws of the State of New York.



Trustee, principal paying
   agent and registrar.....  The Chase Manhattan Bank.



Paying agent and transfer
   agent in Luxembourg.....  Chase Manhattan Bank Luxembourg S.A.



Listing agent in


   Luxembourg..............  Banque Internationale a Luxembourg.

                                  RISK FACTORS


     You should consider carefully all of the information in this Prospectus and incorporated by reference in this Prospectus. See "Where you can find more information about us" and "Incorporation of documents by reference." In particular, you should carefully evaluate the following risks before tendering your old notes in the exchange offer. However, the risk factors set forth below, other than the first risk factor, are also generally applicable to the old notes as well as the new notes.



IF YOU DO NOT EXCHANGE YOUR OLD NOTES FOR NEW NOTES YOU WILL CONTINUE TO HOLD NOTES SUBJECT TO RESTRICTIONS ON TRANSFER



     If you do not tender your old notes or you tender your old notes and we do not accept the tender, your old notes will continue to be subject to the provisions of the indenture under which they were issued regarding transfer and exchange of the old notes, the existing restrictions upon transfer thereof set forth in the legend on the old notes, in the offering memorandum dated October 26, 1998 relating to the 11 1/2% old notes and in the offering memorandum dated October 30, 1998 relating to the 12 3/8% old notes. Except in limited circumstances with respect to some types of holders of old notes, we will have no further obligation to provide for the registration under the Securities Act of your old notes. In general, old notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that it will take any action to register the old notes under the Securities Act or blue sky laws.



OUR SUBSTANTIAL LEVERAGE COULD ADVERSELY AFFECT THE FINANCIAL HEALTH OF THE COMPANY



     We are and, for the foreseeable future will continue to be, highly leveraged. On September 30, 1998, after giving effect to our acquisition of Partners and our recent debt financings and the use of proceeds from those transactions, the accreted value of our total long-term indebtedness, including our 13% senior redeemable exchangeable preferred stock, was approximately $5.0 billion. This debt represents approximately 90% of our total capitalization. The indentures governing our outstanding indebtedness do not restrict our ability or our subsidiaries' ability to incur additional indebtedness. Our ability and the ability of our subsidiaries to make scheduled payments under present and future indebtedness will depend on, among other things:



     - our ability to complete the build out of our franchises on a timely and cost effective basis,


     - our ability to access the earnings of our subsidiaries (which may be subject to significant contractual and legal limitations),

     - our future operating performance and that of our subsidiaries and

     - our ability to refinance our indebtedness when necessary.


Each of these factors is to a large extent subject to economic, financial, competitive, regulatory and other factors that are beyond our control. See
"-- The anticipated
construction costs of our network will increase as a result of our acquisitions and will require substantial amounts of additional funding," "-- Need for additional financing -- we do not expect to generate sufficient cash flow to repay at maturity the entire principal amount of our outstanding indebtedness," "-- We cannot be certain as to future network construction progress and costs" and "-- We are a holding company that is dependent upon cash flow from our subsidiaries -- our ability to access that cash flow may be limited in some circumstances."



     Future agreements and debt instruments may contain covenants which, among other things, may require us to:


     - maintain certain financial ratios,

     - restrict or prohibit the payment of dividends and other distributions to us by our subsidiaries,

     - restrict asset sales and dictate the use of proceeds from the sale of assets.


Compliance with these restrictions, in combination with our current indebtedness and holding company structure, could limit our ability to respond to market conditions or meet extraordinary capital needs or otherwise could restrict corporate activities and the ability of some of our subsidiaries to make payments to us which might otherwise fund payments due on the notes and our other obligations as they fall due. We cannot assure you that such restrictions will not adversely affect our ability to finance our future operations or capital needs, to service and repay indebtedness including, without limitation, the notes or to engage in other business activities, such as acquisitions, which may be in our interest. See "-- We are a holding company that is dependent upon cash flow from our subsidiaries -- our ability to access that cash flow may be limited in some circumstances."



     The degree to which we are leveraged could have important consequences to you including the following:


     - increasing our vulnerability to adverse changes in general economic conditions or increases in prevailing interest rates,

     - limiting our ability to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate purposes, including the build out of the networks in the franchises and the development and expansion of our business,


     - requiring a substantial portion of our cash flow from operations to be dedicated to debt service requirements, thereby reducing the funds available for dividends, operations and future business opportunities and



     - increasing our exposure to increases in interest rates given that some of our borrowings may be at variable rates of interest.



     In addition, we may under some circumstances be obligated to offer to repurchase outstanding securities prior to maturity. We cannot assure you that we will have available financial resources necessary or otherwise be able to repurchase those securities in such circumstances, including, without limitation, on the occurrence of a Change of Control Triggering Event.



THE ANTICIPATED CONSTRUCTION COSTS OF OUR NETWORK WILL INCREASE AS A RESULT OF OUR RECENT ACQUISITIONS AND WILL REQUIRE SUBSTANTIAL AMOUNTS OF ADDITIONAL FUNDING


     Following our recent and proposed acquisitions, our capital expenses and cost of operations for the development, construction and operation of our combined telecommunications networks will significantly increase. We intend to fund a portion of these costs with cash, cash equivalents and marketable securities and funds generated by the operations of our subsidiaries. However, given our most recent acquisitions, we estimate that significant amounts of additional funding will be necessary to meet these capital expenditure requirements.

     We cannot be certain that:

     - we will be able to obtain additional financing with acceptable terms,

     - actual construction costs will meet our expectations,

     - we will satisfy conditions precedent to advances under future credit facilities,

     - we will not acquire additional businesses that require additional capital,

     - we will be able to generate sufficient cash from operations to meet capital requirements, debt service and other obligations when required or

     - our subsidiaries will withstand exposure to exchange and interest rate fluctuations.


     We do not have any firm additional financing plans to address the factors enumerated above, except in relation to our new credit facility which we discuss below.



NEED FOR ADDITIONAL FINANCING -- WE DO NOT EXPECT TO GENERATE SUFFICIENT CASH FLOW TO REPAY AT MATURITY THE ENTIRE PRINCIPAL AMOUNT OF OUR OUTSTANDING INDEBTEDNESS



     We anticipate that we will not generate sufficient cash flow from operations to repay at maturity the entire principal amount of our outstanding indebtedness. Some of the measures we may take to refinance our debt include:


     - refinancing all or portions of such indebtedness,

     - seeking modifications to the terms of such indebtedness,


     - seeking additional debt financing, which may require us to obtain the consent of some of our lenders, and


     - seeking additional equity financing.

     We cannot be certain that we will succeed in executing any of these measures.

ACQUISITIONS ARE SUBJECT TO RISK



     We will continue to consider strategic acquisitions and combinations that involve operators or owners of licenses to operate cable, telephone, television or telecommunications systems or services and related businesses that operate principally in the UK. If consummated, some of these transactions would significantly alter our holdings and might require us to incur substantial indebtedness or raise additional equity. We cannot assure you that, with respect to the recent acquisitions of Comcast, ComTel and Eastern and the proposed Diamond acquisition, as well as future acquisitions, that we:


     - will realize any anticipated benefits,

     - will successfully integrate the businesses with our operations, or

     - will manage such integration without adversely affecting NTL.


     The indentures governing our existing indebtedness allow us to assume additional debt in order to finance the acquisition of either tangible or intangible assets, licenses and computer software that are used in connection with a cable business, as well as entities that are directly or indirectly engaged in a cable business.



WE ARE A HOLDING COMPANY THAT IS DEPENDENT UPON CASH FLOW FROM OUR SUBSIDIARIES -- OUR ABILITY TO ACCESS THAT CASH FLOW MAY BE LIMITED IN SOME CIRCUMSTANCES



     We are a holding company that conducts its operations through direct and indirect wholly-owned subsidiaries and affiliated joint ventures. Consequently, we hold no significant assets other than our investments in and advances to our subsidiaries and affiliated joint ventures. We depend upon the receipt of sufficient funds from our subsidiaries and affiliated joint ventures to meet our obligations. Additionally, our claim to any distribution of assets following liquidation of a subsidiary or joint venture is subordinate to the prior senior claims of any other creditors or direct or indirect owners of those subsidiaries and joint ventures. The obligations of our subsidiaries which are payable to us are also subordinate to the claims of the lenders under the new credit facility.



     Additionally, the terms of the new credit facility when renegotiated and the terms of existing and future indebtedness of our subsidiaries may limit the payment of dividends, loans and other distributions to us. In the absence of a default, we anticipate that the new credit facility, when we renegotiate it, will generally permit payments to us to pay the interest and principal of existing indebtedness.


     Each of our subsidiaries that is a Delaware corporation may pay dividends under Delaware General Corporation Law only out of its surplus or, in the event that it has no surplus, out of its net profits for that fiscal year or the immediately preceding fiscal year in which the subsidiary declares the dividend. Each of our subsidiaries that is a UK corporation may pay dividends under UK law only out of distributable profits. Under UK law such distributable profits consist of accumulated, realized profits less previous distributions and capitalization as well as realized losses that have not been written off in a reduction or reorganization of capital. Other statutory and general English law obligations also affect the ability of our subsidiaries to declare dividends and the ability of our subsidiaries to make payments to us in compliance with inter company loans. In addition, the UK may impose a withholding tax on payments of interest and advance corporation tax on distributions by our UK subsidiaries. Each of our subsidiaries that is a Bermuda corporation may pay dividends subject to the satisfaction of statutory solvency tests.



     The old notes are, and the new notes will be effectively subordinated to all existing and future indebtedness and other liabilities and commitments of our subsidiaries, including borrowings under the new credit facility. As of September 30, 1998, after giving effect to our acquisition of Partners, our recent debt financings and the use of proceeds from those transactions, the total liabilities of our subsidiaries were approximately $967 million. In addition, our subsidiaries may incur additional indebtedness to finance the construction, capital expenditure and working capital needs of a cable business and the acquisition of cable assets or the acquisitions of certain entities, directly or indirectly, engaged in a cable business, if such entities meet some qualifying criteria. In light of our strategy of continued growth, in part through acquisitions, we may and our subsidiaries may incur substantial indebtedness in the future. Borrowings under the new credit facility are, and a substantial portion of our and our subsidiaries' future indebtedness is expected to be, secured by liens and other security interests over the assets of our subsidiaries and our equity interests in our subsidiaries. In addition, our ability and, therefore, the holders of notes, to benefit from distributions of assets of our subsidiaries may be limited to the extent that the outstanding shares of any of its subsidiaries and such subsidiary's assets are pledged to secure other debt of ours or our subsidiaries.



     Any right we have to receive assets of any subsidiary upon such subsidiary's liquidation or reorganization will be structurally subordinated to the claims of that subsidiary's creditors, except to the extent we are recognized as an unsubordinated creditor of such subsidiary. However, to the extent we are so recognized, our claims would still be subject to any security interests in the assets of such subsidiary and any liabilities of such subsidiary senior to those held by us and may otherwise be challenged by third parties in a liquidation or reorganization proceeding. In addition, the new credit facility requires us to subordinate its right to repayment of indebtedness outstanding between it and the borrower under such agreement or any other subsidiary of ours to the rights of the lenders under the agreement. In particular our rights and other subsidiaries to repayment of principal and interest lent by them to the borrower or other subsidiaries under the new credit facility have been and will be subordinated to the rights of the lenders under the new credit facility pursuant to subordination agreements with such lenders.


     Our principal fixed assets are cable headends, cable televisions and telecommunications distribution equipment, telecommunications switches and customer equipment, transmission towers, masts and antennas and the sites on which they are located. These assets are highly specialized and, individually, may have limited marketability. If secured creditors seize the assets that secure our debt, these creditors would likely seek to sell the business as a going concern.


WE HAVE HISTORICALLY INCURRED LOSSES AND GENERATED NEGATIVE CASH FLOWS


     We had net losses for

     - the nine months ended September 30, 1998 of $336.1 million and for the years ended December 31,

     - 1997: $333.1 million

     - 1996: $254.5 million

     - 1995: $90.8 million

     - 1994: $29.6 million

     - 1993: $11.1 million

     As of September 30, 1998, our accumulated deficit was $1.1 billion.


     Diamond had net (loss) for the nine months ended September 30, 1998 and 1997 and for the year ended December 31, 1997, 1996, 1995, 1994 and 1993 of L(46.1 million), L(58.8 million), L(76.6 million), L(35.8 million), L(27.6 million), L(8.7 million) and L(2.8 million), respectively. As of September 30, 1998, Diamond's accumulated deficit was L(204.3) million.


     Construction and operating expenditures have resulted in negative cash flow, which we expect will continue at least until we establish an adequate customer base. We also expect to incur substantial additional losses. We cannot be certain that we will achieve or sustain profitability in the future. Failure to achieve profitability could diminish our ability to sustain operations and obtain additional required funds. In addition, such a failure would adversely affect our ability to make required payments on our indebtedness and our preferred stock.


WE HAVE HISTORICALLY HAD A DEFICIENCY OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


     For the nine months ended September 30, 1998 and the years ended December 31, 1997, 1996, 1995, 1994 and 1993, our earnings were insufficient to cover fixed charges by approximately $351.7 million, $355.4 million, $257.1 million, $105.4 million, $31.8 million and $10.4 million, respectively. Our earnings for the nine months ended September 30, 1998 and the year ended December 31, 1997 were insufficient to cover combined fixed charges and preferred stock dividends by $363.3 million and $367.4 million, respectively. Fixed charges consist of interest expense, including capitalized interest, amortization of fees related to debt financing and rent expense deemed to be interest.


WE ARE SUBJECT TO REGULATORY REQUIREMENTS TO MEET BUILD MILESTONES IN THE CONSTRUCTION OF OUR NETWORK



     We hold licences under the Telecommunications Act 1984 and the Broadcasting Act 1990 which grant exclusive rights to convey and provide cable television services for the relevant areas subject to obligations as to the number of premises to which, and the timetable within which, such services must be made available. The aggregate requirement is to pass approximately 4 million (excluding Cable London and Diamond) premises over the period up to 2005. This position is now under review by the regulatory authorities in view of the U.K. Government's announcement in 1998 that all exclusive franchising would come to an end by January 1, 2001. We believe we have the necessary resources to satisfy our build program milestones between now and January 1, 2001, although we cannot be certain that such obligations will be met. Failure to meet license milestone requirements, or to modify such requirements may result in revocation of the relevant licenses.


WE CANNOT BE CERTAIN AS TO FUTURE NETWORK CONSTRUCTION PROGRESS AND COSTS


     At September 30, 1998, construction of our network had passed in excess of 57% of our final milestone requirements for all our franchises. Successful construction and development of the combined network will depend on, among other things, our ability to:

     - continue to design network routes,

     - install facilities,

     - obtain and maintain any required government licenses or approvals and

     - finance construction and development,

all in a timely manner, at reasonable costs and on satisfactory terms and conditions. We cannot be certain that the actual costs of network construction will remain as budgeted.


     Our licenses generally require underground construction of our network through a procedure that is significantly more expensive and time consuming than the aerial alternative. Underground construction is more expensive because mechanized installment methods conflict with underground utility infrastructure. Additionally, we must bear the cost of restoring the surface area when construction is complete. To date we have been successful in negotiating favorable construction contracts, but construction costs could increase significantly over the next few years as existing contracts expire and as demand for cable construction services grow. We cannot be certain that we will be able to construct our network in a timely manner or at a reasonable cost.



WE ARE SUBJECT TO SIGNIFICANT COMPETITION IN OUR BUSINESSES


     We face significant competition from established and new competitors in the areas of residential telephony, business telecoms services and cable television. We believe that competition will intensify in each of these business areas, particularly business telecommunications.


     Residential Telephony.   We compete primarily with British
Telecommunications plc in providing telephone services to residential customers. BT, formerly the only major national public telephone operator in the UK, occupies an established market position and manages fully built networks with resources that are substantially greater than ours. According to OFTEL, at March 31, 1997, British Telecommunications serviced nearly 90% of UK residential telephone exchange line customers. Our growth in telecommuni-cations services depends upon our ability to appropriate British Telecommunications' customers.



     In our view, value-for-money is currently one of the more important influences on UK customers. Our goal to remain competitive with British Telecommunications' residential telephony service rates may cause a decline in our average per-line residential telecommunications revenues, and we may not achieve desired penetration rates. Consequently, we may experience a decline in total revenues.



     On February 8, 1996, the DTI awarded British Telecommunications and RadioTEL Systems licences that authorize those companies to operate radio fixed access services in the 2 GHz band in Scotland, Wales and Northern Ireland. These licensees create additional competition for the our residential telephony services in some remote rural areas of our franchise in Northern Ireland.



     We also compete with mobile networks, which is a technology that may grow to be competitive with our other networks, particularly if call charges are reduced further on the mobile networks. Our radio communications group may enable us to benefit from growth in the mobile networks technology. We cannot assure you that we will be able to compete successfully with British Telecommunications or any other telecommunication operations.



     We believe that we have a competitive advantage in the residential market because we offer integrated telephone, cable television, telecommunication services including interactive and on-line services and dual product packages that are designed to encourage customers to subscribe to multiple services. We cannot be certain that this perceived competitive advantage will continue. Indeed, the UK recently announced that British Telecommunications and all other operators would be permitted to provide and convey cable television services throughout the UK starting January 1, 2001. In addition, all areas currently without franchises will open to general competition in the future, and exclusive franchises will no longer be awarded.



     British Sky Broadcasting currently markets telecommunications services on an indirect access basis (which requires the customer to dial additional digits before entering the primary telephone number, thus diverting calls onto another operator's network). In addition, BSkyB has proposed a joint venture with BT, Midland Bank and Matsushita that is known as British Interactive Broadcasting. If this joint venture's bid to enter the interactive digital services market passes review by the competition directorate of the European Commission, we believe that the resulting combination would provide significant competition.



     Business Telecommunications.   British Telecommunications is also our
principal competitor in providing business telecommunications services. Additionally, we compete with Cable & Wireless Communications, Energis Communications Limited, a subsidiary of the National Grid Company plc, Scottish Telecom in Scotland and with other companies that have been granted telecommunications licenses such as WorldCom and Colt, and the new non-network based resellers, such as Citibell. In the future, we may compete with additional entrants to the business telecommunications market, such as

AT&T U.K. Competition is based on price range and quality of services, and the Company expects price competition to intensify if existing and new market entrants compete aggressively.


     Cable television.   Our cable television systems compete with direct
reception over-the-air broadcast television, direct-to-home satellite services and satellite master antenna systems. Additionally, pay television and pay-per-view services offered by us compete with other communications and entertainment media, including home video, cinema exhibition of feature films, live theater and newly emerging multimedia services.



     On September 29, 1993, the ITC issued a statement encouraging British Telecommunications and the other national public telephone operators to provide "video-on-demand" services under their existing licenses. We expect to face competition from programming provided by video-on-demand services, including those provided by public telephone operators with national licenses, as well as after 2001 from companies which seek to provide cable television services in our franchises under the recently announced change of government policy.


     The Broadcasting Act of 1996 provides for the regulation of digital terrestrial television that will initially provide an additional 18 or more new terrestrial channels serving between 60% and 90% of the UK's population. Some of the channels are reserved for digital simultaneous broadcasting by the existing terrestrial broadcasters. The introduction of digital terrestrial television, as well as digital satellite television, will provide both additional programming sources as well as increased competition.

     We do not now how developing media may impact the market for cable television systems. As-of-yet undeveloped technologies may become dominant in the future and render cable television systems less profitable or even obsolete.


     Broadcast Services.   In February 1997, the UK Government sold the Home
Service and World Service transmission businesses of the British Broadcasting Corporation to a consortium led by Castle Tower Corporation. We may encounter significant competition from this consortium following the expiration of our current contracts with the Independent Television contractors and Channel 4 and the Welsh Fourth Channel for the provision of transmission services.



WE HAVE LIMITED ACCESS TO PROGRAMMING WHICH MAY AFFECT THE COMPETITIVENESS OF OUR CABLE TELEVISION SERVICES



     The competitiveness of our cable television services depends on our access to programming at a reasonable cost. Like many other cable operators, we obtain most of our programming through unofficial arrangements with BSkyB and other programming suppliers. BSkyB is currently the most important supplier of cable programming and the exclusive supplier of certain programming. BSkyB provides the industry with a range of programming, including the most popular mainstream premium movie channels available in the UK and, currently, exclusive English premier league soccer games. BSkyB also competes with us by operating a direct to home satellite service that provides programming, including programming that is also offered by us, to approximately 4 million subscribers in the UK. BSkyB's programming is crucial in attracting and retaining cable television subscribers and, in the absence of more alternative programming sources, BSkyB may raise prices for its programming without significant competitive pricing pressure.


     To date, we have not had a formal contract with BSkyB, although we have discussed entering such an agreement for some time. We cannot be certain that we will reach a definitive agreement with BSkyB, that the terms of such agreement will improve our current arrangement, or that BSkyB will continue to supply programming to us on reasonable commercial terms. Moreover, we have not, to date, entered into written contracts with many of our other program suppliers. The loss of BSkyB or other programming, a deterioration in the perceived quality of BSkyB or other programming, or a material increase in the price that we must pay for BSkyB or other programming could have a material adverse effect on us.



OUR PRINCIPAL BUSINESSES ARE SUBJECT TO GOVERNMENT REGULATION WHICH MAY CHANGE ADVERSELY TO US


     Our principal business activities in the UK are regulated and supervised by various governmental bodies that include the ITC, the Department of Culture, Media and Sport, the Radio Communications Agency, the Radio Authority and OFTEL under the directions of the Director General and the DTI on behalf of The Secretary of State for Trade and Industry. Changes in laws, regulations or governmental policy or the interpretations of such laws or regulations affecting our activities and those of our competitors, such as licensing requirements, changes in price regulation and deregulation of interconnection arrangements, could have a material adverse effect on us.


     Specifically, the prices that we may charge the ITV companies, Channel 4 and Welsh Fourth Channel, for television transmission services are subject to price controls imposed by the OFTEL. On December 24, 1996, the Director General of OFTEL issued a formal modification to our Telecommunications Act License to address the new price control for the television transmission services that we provide to the ITV companies, Channel 4 and Welsh Fourth Channel. Under the new arrangements, our total revenues receivable for such services (excluding certain insignificant items) can not exceed L53.15 million in 1997 and, through 2002, they will be adjusted annually by the Retail Prices Index minus 4%. These price controls may be reviewed again prior to 2002 and price controls for the year following December 31, 2002 may have a material adverse effect on the revenues receivable from the ITV companies, Channel 4 and Welsh Fourth Channel.



     As a UK company we are subject to regulatory initiatives of the European Commission. Changes in EU Directives, particularly television "production" and "programming" quotas, may reduce the range of programing and increase the costs of purchasing television programming. In addition, EU Directives may introduce provisions that require us to provide access to our cable network infrastructure to other service providers.

OUR BROADCAST SERVICES BUSINESS IS DEPENDENT UPON SITE SHARING ARRANGEMENT



     As a result of, among other factors, a natural shortage of potential transmission sites and the difficulties in obtaining planning permission for erection of further masts, CTI and NTL have made arrangements to share a large number of sites. Under the present arrangements, one of the parties is the owner, lessee or licensee of each site and the other party is entitled to request a license to use certain facilities at that site. Each site license granted pursuant to the site sharing agreement is for an initial period expiring on December 31, 2005, subject to title and to the continuation in force of the site sharing agreement. Each site sharing agreement provides that, if requested by the sharing party, it will be extended for further periods. Either party may terminate the agreement by 5 years' notice in writing to the other expiring on December 31, 2005 or at any date which is a date 10 years or a multiple of 10 years after December 31, 2005. Although we do not anticipate that the site sharing agreement or the site licenses will be terminated, we cannot assure you that such a termination will not occur. Termination of the site sharing arrangements would have a material adverse effect on our business.



OUR BROADCAST SERVICES BUSINESS IS DEPENDENT UPON ITV AND OTHER CONTRACTS



     Our broadcast services business is substantially dependent upon contracts with the ITV contractors, Channel 4/Welsh Fourth Channel and Vodafone for the provision of transmission services. The prices that we may charge these companies for television transmission services are subject to regulation by OFTEL. See "-- Our principal businesses are subject to government regulation which may change adversely to us." The contracts with the ITV contractors and Channel 4/Welsh Fourth Channel terminate on December 31, 2002. Although, historically, the ITV contractors and Channel 4/Welsh Fourth Channel have renewed their contracts with us, we cannot assure you that they will do so upon expiration of the current contracts, that they will not negotiate terms for our provision of transmission services on a basis less favorable to us or that they would not seek to obtain from third parties a portion of the transmission services currently provided by us. The loss of any one of these contracts could have a material adverse effect on us.



MANAGEMENT OF GROWTH AND EXPANSION


     We have experienced rapid growth and development in a relatively short period, and we plan to meet our strategic objectives and regulatory milestones. Management of such growth will require, among other things, stringent control of construction and other costs, continued development of our financial and management controls, increased marketing activities and the training of new personnel. Failure to manage our rapid growth and development successfully could have a material adverse effect on us.


WE ARE DEPENDENT UPON A SMALL NUMBER OF KEY PERSONNEL


     A small number of key executive officers manage our businesses, and the loss of one or more of them could have a material adverse effect on us. We believe that our future success will depend in large part on our continued ability to attract and retain highly skilled and qualified personnel. We have not entered into written employment contracts or non-compete agreements with, nor have we obtained life insurance policies covering, such key executive officers. Some of our senior managers also serve as members of senior management of other companies in the telecommunications business.



THE TELECOMMUNICATIONS INDUSTRY IS SUBJECT TO RAPID TECHNOLOGICAL CHANGES AND WE CANNOT PREDICT THE EFFECT OF SUCH CHANGES ON OUR BUSINESSES


     The telecommunications industry is subject to rapid and significant changes in technology and the effect of technological changes on our businesses cannot be predicted. However, the cost of implementation for emerging and future technologies could be significant, and our ability to fund such implementation may depend on our ability to obtain additional financing.


WE ARE SUBJECT TO CURRENCY RISK TO THE EXTENT WE OBTAIN FINANCING IN US DOLLARS BUT INCUR EXPENSES IN POUNDS STERLING


     To the extent that we obtain financing in United States dollars and incur construction and operating expenses in British pounds sterling, we will encounter currency exchange rate risks. In addition, we generate revenues primarily in British pounds sterling while we pay interest and principal obligations with respect to most of our existing indebtedness in United States dollars. We have entered into an option agreement to hedge some of the risk of exchange rate fluctuations related to debt service and corporate expenses. While we may consider entering into additional transactions to hedge the risk of exchange rate fluctuations, we cannot be certain that we will engage in such transactions; or, if we do, that those transactions will be successful and that shifts in the currency exchange rates will not have a material adverse effect on us.


WE HAVE LIMITED INSURANCE COVERAGE OF OUR NETWORK


     We obtain insurance of the type and in the amounts that we believe are customary in the UK for similar companies. Consistent with this practice, we do not insure the underground portion of our cable network. Any catastrophe that affects a significant portion of a system's underground cable network could result in substantial uninsured losses.


FORWARD-LOOKING STATEMENTS


     This Prospectus includes or incorporates by reference certain projections of broadcast transmission revenues, build-out results and other forward-looking statements, including those using words such as "believe," "anticipate," "should," "intend," "plan," "will," "expects," "estimates," "projects," "positioned," "strategy," and similar expressions; in reviewing such information it should be kept in mind that actual results may differ materially from those in such projections and forward-looking statements. Important assumptions and factors that could cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in or expressed or implied by such projections and forward-looking statements include those specified in this Risk Factors section, as well as industry trends, our ability to continue to design network routes, install facilities, obtain and maintain any required government licenses or approvals and finance construction and development, all in a timely manner, at reasonable costs and on satisfactory terms and conditions, as well as assumptions about customer acceptance, churn rates, overall market penetration and competition from providers of alternative services, and availability, terms and deployment of capital. We assume no obligation to update projections or other forward-looking statements to reflect actual funding requirements, capital expenditures and results, changes in assumptions or in the factors affecting such projections or other forward-looking statements. There can be no assurance that:

     - any financings will be obtained when required, on acceptable terms or at all;


     - actual amounts required to complete our planned build out will not exceed the amount we estimate (see "-- We cannot be certain as to future network construction progress and costs") or that additional financing substantially in excess of that amount will not be required;



     - we will not acquire franchises, licenses or other new businesses that would require additional capital;



     - operating cash flow will meet expectations or that we will be able to access such cash from its subsidiaries' operations to meet any unfunded portion of its capital requirements when required or to satisfy the terms of the notes, or our other debt instruments and agreements for the incurrence of additional debt financing (see "-- We are a holding company that is dependent upon cash flow from our subsidiaries -- our ability to access that cash flow may be limited in some circumstances");



     - Our subsidiaries will not incur losses from their exposure to exchange rate fluctuations or be adversely affected by interest rate fluctuations (see "-- We are subject to currency risk to the extent we obtain financing in U.S. dollars but incur expenses in pounds sterling");



     - there will not be adverse changes in applicable United States, United Kingdom or Bermuda tax laws; or


     - the effects of monetary union in Europe, when achieved, will not be materially adverse to us.


All forward-looking statements included or incorporated by reference in this prospectus are expressly qualified by the foregoing.

                               THE EXCHANGE OFFER


TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES



     This prospectus and the accompanying letter of transmittal set out the terms and conditions of the exchange offer. On and subject to those terms and conditions we will accept for exchange old notes which are properly tendered on or before the expiration date and not withdrawn as permitted below. The
"expiration date" is 5:00 p.m., New York City time, on                , 1999.
However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the "expiration date" will be the latest time and date to which we extend the exchange offer.



     As of the date of this prospectus, $625,000,000 aggregate principal amount of the 11 1/2% old notes and $450,000,000,000 aggregate principal amount at maturity of the 12 3/8% old notes were outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date of this prospectus, to all holders of old notes known to us. Our obligation to accept old notes for exchange under the exchange offer is subject to the conditions described under "Conditions to the exchange offer" below.



     We expressly reserve the right, at any time or on one or more occasions, to extend the period of time during which the exchange offer is open, and delay acceptance for exchange of any old notes, by giving oral or written notice of such extension to you. During any such extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. If we do not accept any old notes tendered for exchange for any reason they will be returned to you without expense to you as promptly as practicable after the end of the exchange offer.



     Old notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any whole multiple of $1,000.



     We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes which we have not already accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under "Conditions to the exchange offer." We will give oral or written notice of any extension, amendment, non-acceptance or termination to you as promptly as practicable. A notice in the case of any extension will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.



PROCEDURES FOR TENDERING OLD NOTES



     The tender to us of old notes by you and the acceptance of your tender by us will be a binding agreement between us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal in respect of the old notes tendered by you. Except as set forth below, a holder (which term, for purposes of the exchange offer, includes any participant in the DTC system whose name appears on a security position listing as the holder of such old notes) who wishes to tender old notes for exchange pursuant to the exchange offer must transmit the letter of transmittal, properly completed and duly executed, including all other documents required by such letter of transmittal or (in the case of a book-entry transfer) an agent's message instead of such letter of transmittal to The Chase Manhattan Bank as exchange agent at one of the addresses set forth below under "Exchange agent", on or before the expiration date. In addition, either



     - certificates for such old notes must be received by the exchange agent along with the letter of transmittal before the expiration date,



     - a timely confirmation of a book-entry transfer (a "book-entry confirmation") of such old notes, if such procedure is available, into the appropriate exchange agent's account at DTC pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent before the expiration date along with the letter of transmittal or an agent's message instead of a letter of transmittal, or



     - the holder must comply with the guaranteed delivery procedures described below.



     The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by, and make the representations and warranties contained in, the appropriate letter of transmittal and that we may enforce such letter of transmittal against such participant.



     The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure delivery before the expiration date. No letters of transmittal or old notes should be sent to NTL.



     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless



     - you have not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or



     - the old notes are tendered for the account of an eligible institution (as defined below).



     In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States or by such other Eligible Institution within the meaning of Rule 17
(A)(d)-15 of the Exchange Act (collectively, "eligible institutions"). If old notes are registered in the name of a person other than a signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer, or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an eligible institution.



     All questions as to the validity, form, eligibility, including time of receipt, and acceptance of old notes tendered for exchange will be determined by us in our sole discretion. Our determination shall be final and binding. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our judgment or the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer. The interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the expiration date, including the appropriate letter of transmittal and the instructions thereto by us shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within such reasonable period of time as we shall determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor shall any of them incur any liability for failure to give such notification.



     If a letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, such old notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the old notes.



     If a letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.


     By tendering, each Holder will represent to us that, among other things,


     - the new notes acquired in the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder,



     - that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such new notes and,



     - that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of NTL.



     If you are an affiliate of NTL, are engaged in or intend to engage in or have any arrangement with any person to participate in the distribution of the new notes to be acquired pursuant to the exchange offer, you



     (1) cannot rely on the applicable interpretations of the staff of the Commission and

     (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.



     If you are a broker-dealer who holds old notes acquired for your own account as a result of market-making activities or other trading activities, and you receive new notes in exchange for such old notes in the exchange offer, you may be an "underwriter" within the meaning of the Securities Act and must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act.



ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES



     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will



     - accept, promptly after the expiration date, all old notes properly tendered,



     - issue the new notes promptly after acceptance of the old notes and



     - cause the new notes to be authenticated by the trustee.



     For purposes of the exchange offer, we shall be deemed to have accepted properly tendered old notes for exchange when, as and if we have given oral (promptly confirmed in writing) or written notice thereof to the exchange agent.



     For each old note accepted for exchange, the holder of such old note will receive a new note of the same class having a principal amount at maturity equal to that of the surrendered old note. If the exchange offer with respect to the 11 1/2% notes is not consummated by June 10, 1999, special interest will accrue (in addition to the stated interest on the 11 1/2% old notes) from and including June 11, 1999. If the exchange offer with respect to the 12 3/8% notes is not consummated by June 14, 1999, special interest will accrue (in addition to the amortization of original issue discount) from and including June 15, 1999. Special interest, if any, will be payable in cash semiannually in arrears each April 1 and October 1, respectively, to holders of record of the old notes on the immediately preceding March 15 and September 15, respectively, at a rate per annum equal to 0.50% of the principal amount of the 11 1/2% old notes or the Accreted Value of the 12 3/8% old notes, as applicable, determined daily. The aggregate amount of special interest payable pursuant to the above provisions will in no event exceed 1.50% per annum of the principal amount of the 11 1/2% old notes or the Accreted Value of the 12 3/8% old notes, as applicable, determined daily. Upon the consummation of the exchange offer with respect to the 11 1/2% old notes after June 10, 1999, and upon the consummation of the exchange offer with respect to the 12 3/8% old notes after June 14, 1999, the special interest payable on the old notes from the date of such consummation will cease to accrue and all accrued and unpaid special interest as of the consummation of the exchange offer shall be paid promptly thereafter to the holders of record of the old notes immediately prior to the time of such occurrence. Following the consummation of the exchange offer the interest terms shall revert to the original terms set forth in the notes.

     The 11 1/2% new notes will bear interest from the most recent date to which interest has been paid on the 11 1/2% old notes. Accordingly, if the relevant record date for interest payment occurs after the consummation of the exchange offer, registered holders of 11 1/2% new notes on such record date will receive interest accruing from the most recent date to which interest has been paid. If, however, the relevant record date for interest payment occurs prior to the consummation of the exchange offer, registered holders of 11 1/2% old notes on such record date will receive interest accruing from the most recent date to which interest has been paid. 11 1/2% old notes accepted for exchange will cease to accrue interest from and after the date of consummation of the exchange offer, except as set forth in the immediately preceding sentence. If you tender 11 1/2% old notes and they are accepted for exchange, you will not receive any payment in respect of interest, if any, on such 11 1/2% old notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the exchange offer.



     In all cases, issuance of new notes for old notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at DTC, the letter of transmittal properly completed and duly executed or an agent's message instead and all other required documents. If any old notes tendered by you are not accepted for any reason set forth in the terms and conditions of the exchange offer or if you submitted old notes for an amount or quantity greater than you desire to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer.



BOOK-ENTRY TRANSFER



     The exchange agent will request the establishment of accounts with respect to the old notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus unless the exchange agent already has established an account with DTC suitable for the exchange offer, and if you are a financial institution that is a participant in DTC's system you may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer.



     Although you may deliver old notes to the exchange agent in the exchange offer through book-entry transfer at DTC, the letter of transmittal or a facsimile of it, with any required signature guarantees or an agent's message instead and any other required documents, must be transmitted to and received by the exchange agent at one of the addresses set forth below under "exchange agent," on or before the expiration date. If this is not possible, the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES



     If you desire to tender old notes and the old notes are not immediately available, or time will not permit your old notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by you if



         - the tender is made through an eligible institution,



         - before the expiration date, the exchange agent received from such eligible institution the appropriate notice of guaranteed delivery, substantially in the form provided by us (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth your name and address and the amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal, or facsimile thereof or agent's message instead, with any required signature guarantees, and any other documents required by the appropriate letter of transmittal will be deposited by the eligible institution with the exchange agent and



         - the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal, or facsimile thereof or Agent's Message in lieu thereof, with any required signature guarantees, and all other documents required by the Letter of Transmittal, are received by the exchange agent within five New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.



WITHDRAWAL RIGHTS



     You may withdraw tenders of old notes at any time before the expiration date.



     For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at the addresses set forth below under "exchange agent". Any such notice of withdrawal must:



     - specify the name of the person having tendered the old notes to be withdrawn,



     - identify the old notes to be withdrawn, including the principal amount in the case of 11 1/2% old notes or the principal amount at maturity in the case of the 12 3/8% old notes,



     - and where certificates for old notes have been transmitted, specify the name in which such old notes are registered, if different from that of the withdrawing holder.

     If certificates for old notes have been delivered or otherwise identified to the exchange agent then, before the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, the executed notice of withdrawal, guaranteed by an eligible institution, unless such holder is an eligible Institution, must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility, including time of receipt, of such notices will be determined by us, which determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which you tender for exchange but which are not exchanged for any reason will be returned to you without cost to such holder or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such old notes will be credited to an account maintained with DTC for the old notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under "-- Procedures for tendering old notes" above at any time on or before the expiration date.



CONDITIONS TO THE EXCHANGE OFFER



     Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue new notes in exchange for, the old notes and may terminate or amend the exchange offer if at any time before the acceptance of such old notes for exchange or the exchange of the new notes for such old notes any of the following events shall occur:



         (1) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,



              (a) seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result thereof, or



              (b) resulting in a material delay in our ability to accept for exchange or exchange some or all of the old notes pursuant to the exchange offer,



     or any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our sole judgment might directly or indirectly result in any of the consequences referred to in clauses (a) or
     (b) above or, on our sole judgement, might result in the holders of new notes having obligations with respect to resales and transfers of new notes which are greater than those described in the interpretation of the Commission referred to in this prospectus, or would otherwise make it inadvisable to proceed with the exchange offer; or



         (2) there shall have occurred



              (a) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market,



              (b) any limitation by any governmental agency or authority which may adversely affect the ability of the issuer to complete the transactions contemplated by the exchange offer,



              (c) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit or



         (3) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof; or



         (4) any change or any development involving a prospective change shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of NTL and our subsidiaries taken as a whole that, in our reasonable judgment, is or may be adverse to us, or we shall have become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the old notes or the new notes;



which, in our reasonable judgment in any case, and regardless of the circumstances, including any action by us, giving rise to any such condition, makes it inadvisable to proceed with the exchange offer and/or with such acceptance or exchange or with such exchange.


     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in its sole discretion. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.


     In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indentures under the Trust Indenture Act of 1939, as amended.



EXCHANGE AGENT



     The Chase Manhattan Bank has been appointed as the exchange agent in respect of the notes for the exchange offer. All executed letters of transmittal should be sent to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal in respect of the notes and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:



            Delivery To: The Chase Manhattan Bank, as exchange agent


                                        In New York
  By Mail, By Hand and Overnight Courier:                      By Facsimile:
          The Chase Manhattan Bank                             (212) 638-7380
     Corporate Trust-Securities Window                         (212) 638-7381
         Room 234 -- North Building
              55 Water Street                              Confirm by Telephone:
          New York, New York 10041                     Carlos Esteves: (212) 638-0828
                                                               (212) 638-0454
                                       In Luxembourg
  By Mail, By Hand and Overnight Courier:                      By Facsimile:
    Chase Manhattan Bank Luxembourg S.A.                     (352) 46 26 85 380
               5 Rue Plaetis
             L-2338, Luxembourg                            Confirm by Telephone:
                                                    Veronique Cridel: (352) 46 26 85 284


     Delivery of the letter of transmittal in respect of the notes to an address other than as set forth above or transmission via facsimile other than as set forth above does not constitute a valid delivery of such letter of transmittal.



FEES AND EXPENSES



     We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer except for reimbursement of mailing expenses.



     The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and are estimated in the aggregate to be $250,000.



TRANSFER TAXES



     You will not be obligated to pay any transfer taxes in connection with any tender of old notes for exchange, except if you instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, you will be responsible for the payment of any applicable transfer tax thereon.

                                USE OF PROCEEDS


     We will not receive any cash proceeds from the exchange of old notes for new notes in the exchange offer. We used the net proceeds of approximately $606.5 million from the sale of the 11 1/2% old notes to repay a portion of the indebtedness that we incurred under the new credit facility to fund the ComTel acquisition. We used most of the net proceeds of approximately $242 million from the sale of the 12 3/8% old notes to repay all the remaining indebtedness of approximately $185 million that we incurred under the new credit facility to fund the ComTel acquisition. At September 30, 1998, amounts outstanding under the new credit facility bore interest at a weighted average rate of 9.776%. The Chase Manhattan Bank has committed to make available to us a L480 million senior secured credit facility, subject to the renegotiation of the new credit facility structure and pricing. We intend to arrange for a reduction in the level of Chase's commitment to make available such a senior secured credit facility by an amount equal to the amount of net proceeds of the offering of the 12 3/8% notes remaining after payment in full of all amounts then outstanding under the new credit facility. We intend to use the balance of the net proceeds of approximately $57 million from the sale of the 12 3/8% old notes to finance our construction, capital expenditure and working capital requirements (including debt service and repayment obligations). In addition, a portion of the net proceeds may also be used to make acquisitions of businesses or assets related to our business.


                                 EXCHANGE RATES


     The following table sets forth, for the periods indicated, the noon buying rate for pounds sterling expressed in U.S. dollars per Ll.00.



YEAR ENDED DECEMBER 31,                         PERIOD END    AVERAGE(1)    HIGH      LOW
-----------------------                         ----------    ----------    -----    -----
1988..........................................    $1.81         $1.78       $1.91    $1.66
1989..........................................     1.61          1.63        1.82     1.51
1990..........................................     1.93          1.79        1.98     1.59
1991..........................................     1.87          1.76        2.00     1.60
1992..........................................     1.51          1.76        2.00     1.51
1993..........................................     1.48          1.50        1.59     1.42
1994..........................................     1.57          1.53        1.64     1.46
1995..........................................     1.55          1.58        1.64     1.53
1996..........................................     1.71          1.56        1.72     1.49
1997..........................................     1.65          1.64        1.71     1.56
1998..........................................     1.66          1.66        1.72     1.61
1999 (through February 4).....................     1.64          1.65        1.66     1.63


---------------

(1) The average of the noon buying rates on the last day of each month during the relevant period.

                                 CAPITALIZATION


     The following table sets forth our capitalization as of September 30, 1998 and as adjusted for:



     (1) the acquisition of Partners (including the sale by Partners of its interest in Birmingham Cable Corporation Limited and the application of the proceeds from that transaction prior to the completion of the acquisition),



     (2) the redemption of the 10 7/8% notes on October 15, 1998,



     (3) the offering of the 11 1/2% old notes and the application of the net proceeds from that transaction of approximately $607 million,



     (4) the offering of the 12 3/8% old notes and the application of the net proceeds from that transaction of approximately $242 million and



     (5) the offering of convertible notes in December 1998 and the application of the net proceeds from that transaction of approximately $583 million (clauses (2), (3), (4) and (5) are collectively referred to in this prospectus as the "recent debt financings").


                                                                AS OF SEPTEMBER 30, 1998
                                                              -----------------------------
                                                                  ACTUAL        AS ADJUSTED
                                                              --------------    -----------
                                                                     (IN THOUSANDS)
Cash, cash equivalents and marketable securities............    $  597,769      $ 1,319,362
                                                                ==========      ===========
Short term debt:
  10 7/8% Notes Due 2003(1).................................    $  148,781      $        --
  Partners' 9% Note Payable to Comcast......................            --           20,450
  Current portion of long-term debt.........................            --            3,298
                                                                ----------      -----------
        Total short-term debt...............................    $  148,781      $    23,748
                                                                ==========      ===========
Long-term debt:
  12 3/8% Deferred Coupon Notes Due 2008....................    $       --      $   249,773
  11 1/2% Notes Due 2008....................................            --          625,000
  9 1/2% Notes Due 2008(2)..................................       211,693          211,693
  10 3/4% Deferred Coupon Notes Due 2008....................       316,445          316,445
  9 3/4% Deferred Coupon Notes Due 2008.....................       845,172          845,172
  10% Notes Due 2007........................................       400,000          400,000
  11 1/2% Deferred Coupon Notes Due 2006....................       809,150          809,150
  12 3/4% Deferred Coupon Notes Due 2005....................       229,652          229,652
  7% Convertible Subordinated Notes Due 2008................            --          600,000
  7% Convertible Subordinated Notes Due 2008................       275,000          275,000
  New Credit Facility.......................................       798,377               --
  Partners' 11.20% Discount Debentures Due 2007.............            --          410,230
  Partners' Other...........................................            --            8,850
                                                                ----------      -----------
        Total long-term debt................................     3,885,489        4,980,965
                                                                ----------      -----------
Senior redeemable exchangeable preferred stock, par value
  $0.01 per share, plus accreted dividends; liquidation
  preference $121,000,000; 121,000 shares issued and
  outstanding...............................................       120,044          120,044
Shareholders' equity (deficiency):
  Series preferred stock, $0.01 par value, 10,000,000 shares
    authorized; 125,000 shares issued and outstanding.......             1                1
  Common stock, $0.01 par value, 400,000,000 shares
    authorized, 41,392,000 shares (actual) and 60,092,000
    shares (as adjusted) issued and outstanding(3)(4).......           414              601
  Additional paid-in capital(3).............................       844,368        1,452,661
  Accumulated other comprehensive income....................       184,115          184,115
  (Deficit)(1)(5)...........................................   (1,053,157)       (1,080,572)
                                                                ----------      -----------
        Total shareholders' equity (deficiency).............       (24,259)         556,806
                                                                ----------      -----------
Total capitalization........................................    $3,981,274      $ 5,657,815
                                                                ==========      ===========

---------------

(1) We redeemed all of the outstanding 10 7/8% notes on October 15, 1998 using cash on deposit with the trustee. We recorded an extraordinary loss from the early extinguishment of debt of approximately $7.9 million as a result of the redemption.


(2) Net of unamortized discount of $669,000.


(3) In October 1998, we issued approximately 18,700,000 shares of our common stock in connection with the completion of the acquisition of Partners.



(4) Does not include an aggregate of 35,715,000 shares of common stock, consisting of:



     (1) 15,773,000 shares of common stock subject to options;



     (2) 697,000 shares of common stock subject to warrants;



     (3) approximately 2,821,000 shares of common stock issuable upon the conversion of preferred stock;



     (4) 7,261,000 shares of common stock issuable upon conversion of our existing Convertible Notes; and



     (5) 9,796,000 shares of common stock initially issuable upon conversion of our new Convertible Notes.



(5) In October 1998, we recorded an extraordinary loss from the early extinguishment of debt of approximately L11.5 million ($20 million) as a result of the repayment of the new credit facility using the proceeds from the sale of the 11 1/2% old notes and the 12 3/8% old notes.

                      SELECTED CONSOLIDATED FINANCIAL DATA


     The selected consolidated financial data presented below as of and for the years ended December 31, 1993, 1994, 1995, 1996 and 1997 have been derived from our consolidated financial statements and the related notes. The selected consolidated financial data and balance sheet data as of and for the nine months ended September 30, 1998 and the selected consolidated financial data for the nine months ended September 30, 1997 have been derived from our unaudited consolidated financial statements and the related notes included in this prospectus, which we believe include all adjustments necessary for a fair presentation of our financial condition and results of operations for such periods. The results of operations for interim periods are not necessarily indicative of the results for a full year's operations. You should read the following information in conjunction with "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," the Consolidated Financial Statements of the Company and the related notes and the other financial data appearing in or incorporated by reference in this prospectus.


                                   NINE MONTHS ENDED
                                     SEPTEMBER 30,                      YEAR ENDED DECEMBER 31,
                                 ---------------------   ------------------------------------------------------
                                   1998        1997        1997       1996(1)      1995       1994       1993
                                 ---------   ---------   ---------   ---------   --------   --------   --------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Operating revenues.............  $ 484,590   $ 348,373   $ 491,775   $ 228,343   $ 33,741   $ 13,745   $ 10,078
(Loss) before extraordinary
  item.........................   (331,866)   (256,792)   (328,557)   (254,454)   (90,785)   (29,573)   (11,076)
Net (loss).....................   (336,105)   (256,792)   (333,057)   (254,454)   (90,785)   (29,573)   (11,076)
Basic and diluted net (loss)
  per common share:
(Loss) before extraordinary
  item(2)......................      (9.17)      (8.26)     (10.60)      (8.20)     (3.01)      (.98)      (.83)
Net (loss) per common
  share(2).....................      (9.29)      (8.26)     (10.74)      (8.20)     (3.01)      (.98)      (.83)
Weighted average number of
  common shares used in the
  computation of basic and
  diluted net loss per common
  share(2).....................     37,436      32,101      32,117      31,041     30,190     30,175     13,327
Ratio of earnings to fixed
  charges(3)...................         --          --          --          --         --         --         --

                                            AS OF
                                        SEPTEMBER 30,                       AS OF DECEMBER 31,
                                        -------------   ----------------------------------------------------------
                                            1998           1997       1996(1)        1995        1994       1993
                                        -------------   ----------   ----------   ----------   --------   --------
BALANCE SHEET DATA:
  Working capital (deficiency)........   $  350,878     $  (52,344)  $  242,102   $   76,128   $251,544   $410,421
  Fixed assets, net...................    3,134,655      1,756,985    1,459,528      639,674    191,725     36,422
  Total assets........................    4,622,238      2,421,639    2,454,611    1,010,669    664,366    594,976
  Long-term debt......................    3,885,489      2,015,057    1,732,168      513,026    143,488    130,553
  Senior Redeemable Exchangeable
    Preferred Stock...................      120,044        108,534           --           --         --         --
  Shareholders' equity (deficiency)...      (24,259)       (61,668)     328,114      339,257    436,534    452,402

---------------
(1) In May 1996, NTL purchased NTL Group Limited for an aggregate purchase price of approximately $439 million, including goodwill of approximately $263 million. The net assets and results of operations of NTL Group Limited are included in the consolidated financial statements from the date of the acquisition.

(2) After giving retroactive effect to the four-for-three stock split by way of stock dividend paid in August 1995.

(3) Fixed charges consist of interest expense, including capitalized interest, amortization of fees related to debt financing and rent expense deemed to be interest. The fixed charges coverage deficiency amounted to $357.1 million, $355.4 million, $257.1 million, $105.4 million, $31.8 million and $10.4 million for the nine months ended September 30, 1998 and for the years ended December 31, 1997, 1996, 1995, 1994 and 1993, respectively. For the nine months ended September 30, 1998 and for the year ended December 31, 1997, our earnings were insufficient to cover combined fixed charges and preferred stock dividends by $363.3 million and $367.4 million.

We did not declare or pay any cash dividends during the years indicated.

                              DESCRIPTION OF NOTES


11 1/2% NEW NOTES


GENERAL


     The 11 1/2% new notes will be issued pursuant to an indenture (the "11 1/2% indenture"), dated as of November 2, 1998, between NTL and The Chase Manhattan Bank, as trustee. The following summary of selected provisions of the 11 1/2% indenture is not complete and is qualified in its entirety by reference to the 11 1/2% indenture, including the definitions terms used below. The definitions of some terms used in the following summary are set forth below under "-- Definitions." In this "Description of Notes," the term "Company" refers to NTL Incorporated and not any of its Subsidiaries.



     The 11 1/2% old notes are, and the 11 1/2% new notes will be, unsecured obligations of the Company, ranking equal in right of payment with all senior unsecured Indebtedness of the Company and senior in right of payment to all subordinated Indebtedness of the Company.



     The operations of the Company are conducted through its subsidiaries and, therefore, the Company is dependent upon the cash flow of its subsidiaries to meet its obligations, including its obligations under the 11 1/2% notes. As a result, the 11 1/2% old notes are, and the 11 1/2% new notes will be effectively subordinated to all existing and future indebtedness and other liabilities and commitments of such subsidiaries with respect to the cash flow and assets of those subsidiaries.



     Application will be made to list the 11 1/2% new notes on the Luxembourg Stock Exchange.



PRINCIPAL, MATURITY AND INTEREST



     The 11 1/2% new notes will be limited in aggregate principal amount to $625,000,000. The 11 1/2% new notes will accrue interest at the rate of 11 1/2% per annum and will be payable in cash, semi-annually in arrears, on April 1 and October 1 of each year, beginning on April 1, 1999, to the holders of record on the immediately preceding March 15 in respect of interest payable on the following April 1 and September 15 in respect of interest payable on the following October 1. Interest on the 11 1/2% notes will accrue from November 2, 1998, or the most recent date to which interest has been paid or duly provided for on the 11 1/2% old notes. Interest on overdue principal and to the extent permitted by law on overdue installments of interest will accrue at a rate equal to the rate borne by the 11 1/2% new notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. A reference to a payment of interest in respect of the 11 1/2% new notes includes a payment of special interest, if any, and a reference to a payment of principal includes a reference to a payment of premium, if any.



     The 11 1/2% new notes will be payable both as to principal and interest on presentation of such 11 1/2% new notes if in certificated form at the offices or agencies of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the holders of the 11 1/2% new notes at their respective addresses set forth in the register of holders of 11 1/2% new notes or, if a holder so requests, by wire transfer of immediately available funds to an account previously specified in writing by such holder to the Company and the Trustee. Until otherwise designated by the Company, the Company's office or agency in New York will be the offices of the trustee maintained for such purpose. The Company has designated Chase Manhattan Bank Luxembourg S.A. to act as paying agent in Luxembourg if the 11 1/2% new notes are approved for listing on the Luxembourg Stock Exchange. The 11 1/2% new notes will be payable on maturity on October 1, 2008 at 100% of their principal amount and will be issued in registered form, without coupons, and in denominations of $1,000 and integral multiples thereof.



OPTIONAL REDEMPTION



     Except as referred to herein under "-- Covenants -- Additional Amounts; Optional Tax Redemption," the 11 1/2% notes are not redeemable at the Company's option prior to October 1, 2003. Thereafter, the 11 1/2% notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:


YEAR                                                          PERCENTAGE
----                                                          ----------
2003........................................................   105.750%
2004........................................................   103.833%
2005........................................................   101.917%
2006 and thereafter.........................................   100.000%


     In the case of a redemption of any class of notes referred to herein under "-- Covenants -- Additional Amounts; Optional Tax Redemption," redemption of such Notes shall be made at the redemption prices specified in the Indenture plus accrued and unpaid interest, if any, to the applicable redemption date.



MANDATORY REDEMPTION AND REPURCHASE



     The Company is not required to make mandatory redemption or sinking fund payments with respect to the 11 1/2% notes. The Company is required to make a Change of Control Offer (as defined below) and an Asset Sale Offer (as defined below) with respect to a repurchase of the 11 1/2% notes under the circumstances described under the captions "Change of control" and "Asset sales," respectively.



CHANGE OF CONTROL



     Upon the occurrence of a Change of Control Triggering Event, each holder of 11 1/2% notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's
11 1/2% notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). Within 40 days following any Change of Control Triggering Event, the Company shall mail a notice to each holder, and, if and as long as the 11 1/2% notes are listed on the Luxembourg Stock Exchange, publish a notice in one leading newspaper with circulation in Luxembourg, stating:



         (1) that the Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" and that all 11 1/2% notes tendered will be accepted for payment;


         (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Change of Control Payment Date");


         (3) that any 11 1/2% notes not tendered will continue to accrue interest;


         (4) that, unless the Company defaults in the payment of the Change of Control Payment, all 11 1/2% Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;


         (5) that holders electing to have any 11 1/2% notes purchased pursuant to a Change of Control Offer will be required to surrender the 11 1/2% notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the 11 1/2% notes completed, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;



         (6) that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of 11 1/2% notes delivered for purchase, and a statement that such holder is withdrawing his election to have such 11 1/2% notes purchased; and



         (7) that holders whose 11 1/2% notes are being purchased only in part will be issued new 11 1/2% notes equal in principal amount to the unpurchased portion of the 11 1/2% notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.



     The Company will comply with the requirements of Rules 13e-4 and 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the 11 1/2% notes in connection with a Change of Control Triggering Event.


     On the Change of Control Payment Date, the Company will, to the extent lawful,


         (1) accept for payment 11 1/2% notes or portions thereof tendered pursuant to the Change of Control Offer,

         (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all 11 1/2% notes or portions thereof so tendered and



         (3) deliver or cause to be delivered to the Trustee the 11 1/2% notes so accepted together with an Officers' Certificate stating the 11 1/2% notes or portions thereof tendered to the Company.



     The paying agent shall promptly mail to each holder of 11 1/2% notes so accepted (or, if such a holder requests, wire transfer immediately available funds to an account previously specified in writing by such holder to the Company and the paying agent) payment in an amount equal to the purchase price for such 11 1/2% notes, and the trustee shall promptly authenticate and mail to each holder a new 11 1/2% note equal in principal amount to any unpurchased portion of the 11 1/2% notes surrendered, if any; provided that each such new
11 1/2% note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.



     Except as described above with respect to a Change of Control Triggering Event, the 11 1/2% indenture does not contain any other provisions that permit the holders of the 11 1/2% notes to require that the Company repurchase or redeem the 11 1/2% notes in the event of a takeover, recapitalization or similar restructuring. The 11 1/2% indenture contains covenants which may afford holders of the 11 1/2% notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction, including the Change of Control provision described above and the provisions described under "-- Incurrence of Indebtedness and Issuance of Preferred Stock" and "-- Merger, Consolidation or Sale of Assets" below. Each such covenant is, however, subject to certain exceptions which may permit the Company to be involved in such a highly leveraged transaction that may adversely affect the holders of the 11 1/2% notes.



     The Change of Control Offer requirement of the 11 1/2% notes may in certain circumstances make more difficult or discourage a takeover of the Company, and, thus, the removal of incumbent management. The Change of Control Offer requirement, however, is not the result of management's knowledge of any specific effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the Change of Control Offer requirement is a result of negotiations between the Company and the initial purchasers. Management has not entered into any agreement or plan involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the 11 1/2% indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings.



     The indentures for our 9 1/2% notes, in an aggregate principal amount L125,000,000, our 10 3/4% notes, in an aggregate principal amount at maturity of L300,000,000, our 9 3/4%
notes, in an aggregate principal amount at maturity of $1,300,000,000, our 10% notes, in an aggregate principal amount at maturity of $400,000,000, our 12 3/4% notes, in an aggregate principal amount at maturity of $277,803,500, our 11 1/2% deferred coupon notes, in an aggregate principal amount at maturity of $1,050,000,000, and our 12 3/8% notes, in an aggregate principal amount at maturity of $450,000,000 which rank equal with our 11 1/2% notes, also contain change of control provisions. The indentures for our convertible notes, which are subordinated to the 11 1/2% notes, also contain change of control provisions.



     The Company's ability to pay cash to the holders of 11 1/2% notes pursuant to a Change of Control Offer may be limited by the Company's then existing financial resources. See "Risk Factors -- Our substantial leverage could adversely affect the financial health of the company" and "-- We are a holding company that is dependant upon cash flow from our subsidiaries -- our ability to access that cash flow may be limited in some circumstances." The new credit facility does, and any future credit agreements or other agreements relating to indebtedness of the Company may, contain prohibitions or restrictions on the Company's ability to effect a Change of Control Payment. In the event a Change of Control Triggering Event occurs at a time when such prohibitions or restrictions are in effect, the Company could seek the consent of its lenders to the purchase of 11 1/2% notes and other Indebtedness containing change of control provisions or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will be effectively prohibited from purchasing 11 1/2% notes. In such case, the Company's failure to purchase tendered 11 1/2% notes would constitute an Event of Default under the 11 1/2% indenture. Moreover, the events that constitute a Change of Control or require an Asset Sale Offer under the 11 1/2% indenture constitute events of default under the Credit Facility and may also constitute events of default under future debt instruments or credit agreements of the Company or the Company's Subsidiaries. Such events of default may permit the lenders under such debt instruments or credit agreements to accelerate the debt and, if such debt is not paid or repurchased, to enforce their security interests in what may be all or substantially all of the assets of the Company's Subsidiaries. Any such enforcement may limit the Company's ability to raise cash to repay or repurchase the 11 1/2% notes.



     The Company will not be required to make a Change of Control Offer in the event the Company enters into a transaction with management or their affiliates who are Permitted Holders. The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the Company's assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of 11 1/2% notes to require the Company to repurchase such 11 1/2% notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries to another Person may be uncertain.

ASSET SALES


     The 11 1/2% indenture provides that the Company will not and will not permit any of its Restricted Subsidiaries to cause, make or suffer to exist any Asset Sale, unless



         (1) no Default exists or is continuing immediately prior to and after giving effect to such Asset Sale,



         (2) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced for purposes of this covenant by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of and



         (3) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of



               (a) Cash Equivalents,



               (b) Replacement Assets,



               (c) publicly traded Equity Interests of a Person who is, directly or indirectly, engaged primarily in one or more Cable Businesses; provided, however, that the Company or such Restricted Subsidiary shall Monetize such Equity Interests by sale to one or more Persons (other than to the Company or a Subsidiary thereof) at a price not less than the fair market value thereof within 180 days of the consummation of such Asset Sale, or



               (d) any combination of the foregoing clauses (a) through (c);


               provided, however, that the amount of

               (x) any liabilities (as shown on the Company's or such Restricted
                   Subsidiary's most recent balance sheet or in the notes thereto), of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and


               (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are within five Business Days converted by the Company or such Restricted Subsidiary into cash, shall be deemed to be Cash Equivalents (to the extent of the Cash Equivalents received in such conversion) for purposes of this clause (3).


     Within 360 days after any Asset Sale, the Company (or the Restricted Subsidiary, as the case may be) will cause the Net Proceeds from such Asset Sale


         (1) to be used to permanently reduce Indebtedness of a Restricted Subsidiary or



         (2) to be invested or reinvested in Replacement Assets.

     Pending final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.


     Any Net Proceeds from any Asset Sale that are not used or reinvested as provided in the preceding sentence constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15 million, the Company will make an offer (an "Asset Sale Offer") to all holders of 11 1/2% notes and Other Qualified Notes to purchase the maximum principal amount of 11 1/2% notes and Other Qualified Notes (determined on a pro rata basis according to the accreted value or principal amount, as the case may be, of the Notes and the Other Qualified Notes that may be purchased out of the Excess Proceeds



         (1) with respect to the Other Qualified Notes, based on the terms set forth in the indenture related to each issue of the Other Qualified Notes and



         (2) with respect to the 11 1/2% notes, at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the 11 1/2% indenture.



     To the extent that the aggregate principal amount or accreted value, as the case may be, of 11 1/2% notes and Other Qualified Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds the Company may use such deficiency for general corporate purposes. If the aggregate principal amount or accreted value, as the case may be, of 11 1/2% notes and Other Qualified Notes surrendered by holders thereof exceeds the amount of Excess Proceeds then such remaining Excess Proceeds will be allocated pro rata according to accreted value or principal amount, as the case may be, to the 11 1/2% notes and each issue of the Other Qualified Notes, and the Trustee will select the 11 1/2% notes to be purchased from the amount allocated to the 11 1/2% notes on the basis set forth under "Selection and Notice" below. Upon completion of such offers to purchase each of the 11 1/2% notes and the Other Qualified Notes, the amount of Excess Proceeds will be reset at zero.


     Notwithstanding the foregoing, the Company and its Subsidiaries may


         (1) sell, lease, transfer, convey or otherwise dispose of assets or property acquired after October 14, 1993, by the Company or any Subsidiary in a sale-and-leaseback transaction so long as the proceeds of such sale are applied within five Business Days to permanently reduce Indebtedness of a Restricted Subsidiary or if there is no such Indebtedness or such proceeds exceed the amount of such Indebtedness then such proceeds or excess proceeds are reinvested in Replacement Assets within 360 days after such sale, lease, transfer, conveyance or disposition,



         (2) (x) swap or exchange assets or property with a Cable Controlled Subsidiary or

               (y) issue, sell, lease, transfer, convey or otherwise dispose of equity securities of any of the Company's Subsidiaries to a Cable Controlled Subsidiary, in each of cases (x) and (y) so long as

                    (A) the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company after such transaction is equal to or less than the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such transaction; provided, however, that if the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such transaction is 6:1 or less, then the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company may be 0.5 greater than such ratio immediately preceding such transaction and

                    (B) either

                         (I) the assets so contributed consist solely of a
                             license to operate a Cable Business and the Net Households covered by all of the licenses to operate cable and telephone systems held by the Company and its Restricted Subsidiaries immediately after and giving effect to such transaction equals or exceeds the number of Net Households covered by all of the licenses to operate cable and telephone systems held by the Company and its Restricted Subsidiaries immediately prior to such transaction or

                        (II) the assets so contributed consist solely of Cable
                             Assets and the value of the Capital Stock received, immediately after and giving effect to such transaction, as determined by an investment banking firm of recognized standing with knowledge of the Cable Business, equals or exceeds the value of the Cable Assets exchanged for such Capital Stock, or


         (3) issue, sell, lease, transfer, convey or otherwise dispose of Equity Interests of the Company (or any Capital Stock Sales Proceeds therefrom) to any Person (including Non-Restricted Subsidiaries).


SELECTION AND NOTICE


     If less than all of the 11 1/2% notes are to be redeemed at any time, selection of 11 1/2% notes for redemption will be made by the trustee in compliance with the requirements of any securities exchange on which the 11 1/2% notes are listed, or, in the absence of such requirements or if the 11 1/2% notes are not so listed, on a pro rata basis, provided that no 11 1/2% notes of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of 11 1/2% notes to be redeemed at its registered address. If any 11 1/2% note is to be redeemed in part only, the notice of redemption that relates to such 11 1/2% note shall state the portion of the principal amount thereof to be redeemed. A new 11 1/2% note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original 11 1/2% note. On and after the redemption date, interest ceases to accrue on 11 1/2% notes or portions of them called for redemption.



COVENANTS


   Restricted Payments


     The 11 1/2% indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:



         (1) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than


               (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or such Restricted Subsidiary or

               (y) dividends or distributions payable to the Company or any
                   Wholly Owned Subsidiary of the Company, or

               (z) pro rata dividends or pro rata distributions payable by a
                   Restricted Subsidiary);


         (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company);



         (3) voluntarily purchase, redeem or otherwise acquire or retire for value any Indebtedness that is subordinated to the 11 1/2% notes; or



         (4) make any Restricted Investment



             (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),


             unless, at the time of such Restricted Payment:

               (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and


               (b) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issuance Date (including Restricted Payments permitted by clauses (2) through (9) of the next succeeding paragraph), is less than the sum of


                   (x) the difference between Cumulative EBITDA and 1.5 times
                       Cumulative Interest Expense plus

                     (y) Capital Stock Sale Proceeds plus

                         (z) cash received by the Company or a Restricted
                             Subsidiary from a Non-Restricted Subsidiary (other than cash which is or is required to be repaid or returned to such Non-Restricted Subsidiary); provided, however, that to the extent that any Restricted Investment that was made after the date of the 11 1/2% indenture is sold for cash or otherwise liquidated or repaid for cash, the amount credited pursuant to this clause (z) shall be the lesser of


                       (A) the cash received with respect to such sale,
                           liquidation or repayment of such Restricted
                           Investment (less the cost of such sale, liquidation or repayment, if any) and

                       (B) the initial amount of such Restricted Investment, in
                           each case as determined in good faith by the Company's Board of Directors.

     The foregoing provisions will not prohibit


         (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the 11 1/2% indenture;



         (2) (x) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Restricted Subsidiary or


              (y) an Investment in any Person,


              in each case, in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Equity Interests (other than any Disqualified Stock) of the Company provided that the Company delivers to the trustee:


                    (1) with respect to any transaction involving in excess of
                        $1 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such transaction is approved by a majority of the directors on the Board of Directors; and

                    (2) with respect to any transaction involving in excess of
                        $25 million, an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing with high yield experience, together with an Officers' Certificate to the effect that such opinion complies with this clause (2), provided, that the amount of such proceeds from the sale of such Equity Interests shall be excluded in each case from Capital Stock Sale Proceeds for purposes of clause (b)(y), above;


         (3) Investments by the Company or any Restricted Subsidiary in a Non-Controlled Subsidiary which

               (A) has no Indebtedness on a consolidated basis other than
                   Indebtedness incurred to finance the purchase of equipment used in a Cable Business,

               (B) has no restrictions (other than restrictions imposed or permitted by the Indenture or the indentures governing the Other Qualified Notes or any other instrument governing unsecured indebtedness of the Company which is pari passu with the Notes) on its ability to pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries,

               (C) is or will be a Cable Business and

               (D) uses the proceeds of such Investment for constructing a Cable
                   Business or the working capital needs of a Cable Business;


         (4) the redemption, purchase, defeasance, acquisition or retirement of Indebtedness that is subordinated to the 11 1/2% notes (including premium, if any, and accrued and unpaid interest) made by exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of,


             (A) Equity Interests of the Company provided, that the amount of such proceeds from the sale of such Equity Interests shall be excluded in each case from Capital Stock Sale Proceeds for purposes of clause (b)(y), above or

             (B) Refinancing Indebtedness permitted to be incurred under the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;


         (5) Investments by the Company or any Restricted Subsidiary in a Non-Controlled Subsidiary which is or will be a Cable Business in an amount not to exceed $80 million in the aggregate plus the sum of


             (x) cash received by the Company or a Restricted Subsidiary from a Non-Restricted Subsidiary (other than cash which is or is required to be repaid or returned to such Non-Restricted Subsidiary) and

             (y) Capital Stock Sale Proceeds (excluding the aggregate net sale proceeds to be received upon conversion of the Convertible Subordinated Notes), provided, that the amount of such proceeds from the sale of such Equity Interests shall be excluded in each case from Capital Stock Sale Proceeds for purposes of clause
             (b)(y), above;


         (6) Investments by the Company or any Restricted Subsidiary in Permitted Non-Controlled Assets;



         (7) the extension by the Company or any Restricted Subsidiary of trade credit to a Non-Restricted Subsidiary extended on usual and customary terms in the ordinary course of business, provided that the aggregate amount of such trade credit shall not exceed $25 million at any one time;

         (8) the payment of cash dividends on the Preferred Stock accruing on or after February 15, 2004 or any mandatory redemption or repurchase of the Preferred Stock, in each case, in accordance with the Certificate of Designations therefor; and



         (9) the exchange of all of the outstanding shares of Preferred Stock for Subordinated Debentures in accordance with the Certificate of Designation for the Preferred Stock.


     Any Investment in a Subsidiary (other than the issuance, transfer or other conveyance of Equity Interests of the Company (or any Capital Stock Sales Proceeds therefrom)) that is designated by the Board of Directors as a Non-Restricted Subsidiary shall become a Restricted Payment made on the date of such designation in the amount of the greater of

         (x) the book value of such Subsidiary on the date such Subsidiary becomes a Non-Restricted Subsidiary and

         (y) the fair market value of such Subsidiary on such date as determined

               (A) in good faith by the Board of Directors of such Subsidiary if such fair market value is determined to be less than $25 million and

               (B) by an investment banking firm of national standing with high yield underwriting expertise if such fair market value is determined to be in excess of $25 million.


     Not later than the fifth Business Day after making any Restricted Payment (other than those referred to in sub-clause (7) of the second paragraph preceding this paragraph), the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements.


   Incurrence of Indebtedness and Issuance of Preferred Stock


     The 11 1/2% indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock that is Disqualified Stock; provided, however, that the Company may incur Indebtedness or issue shares of Disqualified Stock and any of its Restricted Subsidiaries may issue shares of preferred stock that is Disqualified Stock if after giving effect to such issuance or incurrence on a pro forma basis, the sum of


         (x) Indebtedness of the Company and its Restricted Subsidiaries, on a consolidated basis,

         (y) the liquidation value of outstanding preferred stock of Restricted Subsidiaries and

         (z) the aggregate amount payable by the Company and its Restricted Subsidiaries, on a consolidated basis, upon redemption of Disqualified Stock to the extent such amount is not included in the preceding clause (y) shall be less than the product of Annualized Pro Forma EBITDA for the latest fiscal quarter for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued multiplied by 7.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such quarter.

     The foregoing limitations will not apply to

          (a) the incurrence by the Company or any Restricted Subsidiary of Indebtedness pursuant to the Credit Facility,

          (b) the issuance by any Restricted Subsidiary of preferred stock (other than Disqualified Stock) to the Company, any Restricted Subsidiary of the Company or the holders of Equity Interests in any Restricted Subsidiary on a pro rata basis to such holders,

          (c) the incurrence of Indebtedness or the issuance of preferred stock by the Company or any of its Restricted Subsidiaries the proceeds of which are (or the credit support provided by any such Indebtedness is), in each case, used to finance the construction, capital expenditure and working capital needs of a Cable Business (including, without limitation, payments made pursuant to any License), the acquisition of Cable Assets or the Capital Stock of a Qualified Subsidiary,

          (d) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount not to exceed $50 million,

          (e) the incurrence by the Company or any Restricted Subsidiary of any Permitted Acquired Debt,


          (f) the incurrence by the Company or any Subsidiary of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, or refund the 11 1/2% notes, Existing Indebtedness or Indebtedness referred to in clauses (a),
              (b), (c), (d) or (e) above or Indebtedness incurred pursuant to the preceding paragraph (the "Refinancing Indebtedness"); provided, however, that


              (1) the principal amount of, and any premium payable in respect of, such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced or refunded (plus the amount of reasonable expenses incurred in connection therewith);

              (2) the Refinancing Indebtedness shall have

                  (A) a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, and

                  (B) a stated maturity no earlier than the stated maturity of,

               the Indebtedness being extended, refinanced, renewed, replaced or refunded; and


               (3) the Refinancing Indebtedness shall be subordinated in right of payment to the 11 1/2% notes as and to the extent of the Indebtedness being extended, refinanced, renewed, replaced or refunded,


          (g) the issuance of the Preferred Stock in lieu of payment of cash interest on the Subordinated Debentures or the incurrence by the Company of Indebtedness represented by the Subordinated Debentures upon the exchange of the Preferred Stock in accordance with the Certificate of Designations therefor,

          (h) Indebtedness under Exchange Rate Contracts, provided that such Exchange Rate Contracts are related to payment obligations under Existing Indebtedness or Indebtedness incurred under this paragraph or the preceding paragraph that are being hedged thereby, and not for speculation and that the aggregate notional amount under each such Exchange Rate Contract does not exceed the aggregate payment obligations under such Indebtedness,

          (i) Indebtedness under Interest Rate Agreements, provided that the obligations under such agreements are related to payment obligations on Existing Indebtedness or Indebtedness otherwise incurred pursuant to this paragraph or the preceding paragraph, and not for speculation,

          (j) the incurrence of Indebtedness between the Company and any Restricted Subsidiary, between or among Restricted Subsidiaries and between any Restricted Subsidiary and other holders of Equity Interests of such Restricted Subsidiary (or other Persons providing funding on their behalf) on a pro rata basis and on substantially identical principal financial terms, provided, however, that if any such Restricted Subsidiary that is the payee of any such Indebtedness ceases to be a Restricted Subsidiary or transfers such Indebtedness (other than to the Company or a Restricted Subsidiary of the Company), such events shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Company or by a Restricted Subsidiary, as the case may be, at the time of such event, and

          (k) Indebtedness of the Company and/or any Restricted Subsidiary in respect of performance bonds of the Company or any Subsidiary or surety bonds provided by the Company or any Restricted Subsidiary received in the ordinary course of business in connection with the construction or operation of a Cable Business.

     Any redesignation of a Non-Restricted Subsidiary as a Restricted Subsidiary shall be deemed for purposes of the foregoing covenant to be an incurrence of Indebtedness by the Company and its Restricted Subsidiaries of the Indebtedness of such Non-Restricted Subsidiary as of the time of such redesignation to the extent such Indebtedness does not already constitute Indebtedness of the Company or one of its Restricted Subsidiaries.

   Liens


     The 11 1/2% indenture provides that neither the Company nor any of its Restricted Subsidiaries may directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except:



         (1) Permitted Liens;



         (2) Liens securing Indebtedness and related obligations incurred under clauses (a), (b), (c), (d), (e), (h), (i) and (k) of the second paragraph of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;



         (3) Liens on the assets acquired or leased with the proceeds of Indebtedness permitted to be incurred under the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant; and



         (4) Liens securing Refinancing Indebtedness permitted to be incurred under the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant; provided that the Refinancing Indebtedness so issued and secured by such Lien shall not be secured by any property or assets of the Company or any of its Restricted Subsidiaries other than the property or assets subject to the Liens securing such Indebtedness being refinanced.


   Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries


     The 11 1/2% indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to



         (1) (a) pay dividends or make any other distributions to the Company or any of its Subsidiaries


                   (A) on its Capital Stock or


                   (B) with respect to any other interest or participation in, or measured by, its profits, or



              (b) pay any indebtedness owed to the Company or any of its Subsidiaries or



         (2) make loans or advances to the Company or any of its Subsidiaries or

         (3) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of



              (a) Existing Indebtedness as in effect on the Issuance Date,



              (b) the 11 1/2% indenture and the 11 1/2% notes,



              (c) any agreement covering or relating to Indebtedness permitted to be incurred under clause (a), (b), (c), (d), (e), (h) or
                  (i) (but only, in the case of clause (h) or (i), to the extent contemplated by the then-existing Credit Facility) of the second paragraph of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, provided that the provisions of such agreement permit any action referred to in clause (1) above in aggregate amounts sufficient to enable the payment of interest and principal and mandatory repurchases pursuant to the terms of the 11 1/2% indenture and the 11 1/2% notes but provided further that:



                      (x) any such agreement may nevertheless encumber, prohibit or restrict any action referred to in clause (1) above if an event of default under such agreement has occurred and is continuing or would occur as a result of any such action; and


                      (y) any such agreement may nevertheless contain

                           (I) restrictions limiting the payment of dividends or
                               the making of any other distributions to all or a portion of excess cash-flow (or any similar formulation thereof) and

                          (II) subordination provisions governing Indebtedness
                               owed to the Company or any Restricted Subsidiary,


              (4) applicable law,



              (5) any instrument governing Indebtedness or Capital Stock of a
                  Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that the EBITDA of such Person is not taken into account in determining whether such acquisition was permitted by the terms of the 11 1/2% indenture,



              (6) customary nonassignment provisions in leases entered into in the ordinary course of business and consistent with past practices,



              (7) provisions of joint venture or stockholder agreements, so long as such provisions are determined by a resolution of the Board of Directors to be, at the time of such determination, customary for such agreements,

              (8) with respect to clause (c) above, purchase money obligations for property acquired in the ordinary course of business or the provisions of any agreement with respect to any Asset Sale (or transaction which, but for its size, would be an Asset
                  Sale), solely with respect to the assets being sold, or



              (9) permitted Refinancing Indebtedness, provided that the
                  restrictions contained in the agreements governing such Refinancing Indebtedness are determined by a resolution of the Board of Directors to be no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.


   Merger, Consolidation or Sale of Assets


     The 11 1/2% indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless



         (1) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands or of the United States, any state thereof or the District of Columbia;



         (2) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the Obligations (including the due and punctual payment of Additional Amounts (as defined in the 11 1/2% Indenture) if the surviving corporation is a corporation organized or existing under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands) of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the 11 1/2% notes and the 11 1/2% indenture;



         (3) immediately after such transaction no Default or Event of Default exists;



         (4) the Company or any entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made will have a ratio of Indebtedness to Annualized Pro Forma EBITDA equal to or less than the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding the transaction provided, however, that if the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such transaction is 6:1 or less, then the ratio of

             Indebtedness to Annualized Pro Forma EBITDA of the Company may be
             0.5 greater than such ratio immediately preceding such transaction; and


         (5) such transaction would not result in the loss of any material authorization or Material License of the Company or its Subsidiaries.


   Additional Amounts; Optional Tax Redemption


     The 11 1/2% indenture provides that the "Payment of Additional Amounts" provision therein, relating to United Kingdom, Netherlands, Netherlands Antilles, Bermuda and Cayman Islands withholding and other United Kingdom, Netherlands, Netherlands Antilles, Bermuda and Cayman Islands taxes, and the "Optional Tax Redemption" provision therein, relating to the Company's option to redeem the 11 1/2% notes under certain circumstances if Additional Amounts are payable, apply to the 11 1/2% notes in certain circumstances. The provisions of the 11 1/2% indenture relating to the payment of Additional Amounts will only apply in the event that the Company becomes, or a successor to the Company is, a corporation organized or existing under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands. In such circumstances, all payments made by the Company on the 11 1/2% notes will be made without deduction or withholding, for or on account of, any and all present or future taxes, duties, assessments, or governmental charges of whatever nature unless the deduction or withholding of such taxes, duties, assessments or governmental charges is then required by law. If any deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands (or any political subdivision or taxing authority thereof or therein) shall at any time be required in respect of any amounts to be paid by the Company under the 11 1/2% notes, the Company will pay or cause to be paid such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts received by a holder of the 11 1/2% notes after such deduction or withholding shall be not less than the amounts specified in the 11 1/2% notes to which the holder of such 11 1/2% notes is entitled; provided, however, that the Company shall not be required to make any payment of Additional Amounts for or on account of:



         (1) any tax, assessment or other governmental charge to the extent such tax, assessment or other governmental charge would not have been imposed but for



               (a) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, nominee, trust, partnership or corporation), other than the holding of the 11 1/2% notes or the receipt of amounts payable in respect of the 11 1/2% notes and the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands or any political subdivision or taxing authority thereof or therein, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having had a permanent establishment therein or


              (b) the presentation of the 11 1/2% notes (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the holder would have been entitled to Additional Amounts had the 11 1/2% notes been presented on the last day of such period of 30 days;



         (2) any governmental charge that is imposed or withheld by reason of the failure to comply by the holder of the 11 1/2% notes or, if different, the beneficial owner of the interest payable on the 11 1/2% notes, with a timely request of the Company addressed to such holder or beneficial owner to provide information, documents or other evidence concerning the nationality, identity or connection with the taxing jurisdiction of such holder or beneficial owner which is required or imposed by a statute, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax assessment or governmental charge;



         (3) any estate, inheritance, gift, sales, transfer, personal property or similar tax assessment or other governmental charge;



         (4) any tax assessment or other governmental charge which is collectible otherwise than by withholding from payments of principal amount, redemption amount, Change of Control Payment or interest with respect to a 11 1/2% note or withholding from the proceeds of a sale or exchange of a 11 1/2% note;



         (5) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal amount, redemption amount, Change of Control Payment or interest with respect to a 11 1/2% note, if such payment can be made, and is in fact made, without such withholding by any other paying agent located inside the United States;



         (6) any tax, assessment or other governmental charge imposed on a holder that is not the beneficial owner of a 11 1/2% note to the extent that the beneficial owner would not have been entitled to the payment of any such Additional Amounts had the beneficial owner directly held the 11 1/2% note;



         (7) any combination of items (1), (2), (3), (4), (5) and (6) above;



nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on the 11 1/2% notes to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor would not have been entitled to any Additional Amounts had such beneficiary or settlor been the holder of the 11 1/2% notes.



     The 11 1/2% notes may be redeemed at the option of the Company, in whole but not in part, upon not less than 30 nor more than 60 days notice, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption if after the Issuance Date there has occurred any change in or amendment to the laws (or any regulations or official rulings promulgated thereunder) of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to the official application or interpretation of such laws, regulation or rulings (a "Change in Tax Law") which becomes effective after the Issuance Date, as a result of which the Company is or would be so required on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the 11 1/2% notes with respect to withholding taxes imposed by the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands, (or any political subdivision or taxing authority thereof or therein) (a "Withholding Tax") and such Withholding Tax is imposed at a rate that exceeds the rate (if any) at which Withholding Tax was imposed on the Issuance Date provided, that,



         (w) this paragraph shall not apply to the extent that, at the Relevant Date it was known or would have been known had professional advice of a nationally recognized accounting firm in the United Kingdom, Netherlands, Netherlands Antilles, Bermuda or the Cayman Islands, as the case may be, been sought, that a Change in Tax Law in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands, was to occur after the Issuance Date,



         (x) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of the 11 1/2% notes then due,



         (y) at the time such notice of redemption is given, such obligation to pay such Additional Amount remains in effect and



         (z) the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company.



     The 11 1/2% notes may also be redeemed, in whole but not in part, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption if the person formed after the Issuance Date by a consolidation, amalgamation, reorganization or reconstruction (or other similar arrangement) of the Company or the person into which the Company is merged after the Issuance Date or to which the Company conveys, transfers or leases its properties and assets after the Issuance substantially as an entirety (collectively, a "Subsequent Consolidation") is required, as a consequence of such Subsequent Consolidation and as a consequence of a Change in Tax Law in the United Kingdom, the Netherlands, the

Netherlands Antilles, Bermuda or the Cayman Islands occurring after the date of such Subsequent Consolidation to pay Additional Amounts with respect to Notes with respect to Withholding Tax and such Withholding Tax is imposed at a rate that exceeds the rate (if any) at which Withholding Tax was or would have been imposed on the date of such Subsequent Consolidation, provided, however, that this paragraph shall not apply to the extent that, at the date of such Subsequent Consolidation it was known or would have been known had professional advice of a nationally recognized accounting firm in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands, as the case may be, been sought, that a Change in Tax Law in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands, was to occur after such date.

     The Company will also pay, or make available for payment, to holders on the redemption date any Additional Amounts resulting from the payment of such redemption price.

   Transactions with Affiliates


     The 11 1/2% indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless



         (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and



         (2) the Company delivers to the Trustee



               (a) with respect to any Affiliate Transaction involving aggregate payments in excess of $1 million or any series of Affiliate Transactions with an Affiliate involving aggregate payments in excess of $1 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and such Affiliate Transaction is approved by a majority of the disinterested directors on the Board of Directors and



              (b) with respect to any Affiliate Transaction or any series of
                  Affiliate Transactions involving aggregate payments in excess of $25 million, an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing with high yield experience together with an Officers' Certificate to the effect that such opinion complies with this clause (ii);

provided, however, that notwithstanding the foregoing provisions, the following shall not be deemed to be Affiliate Transactions:


         (1) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or its predecessor or such Subsidiary;



         (2) transactions between or among the Company and/or its Restricted Subsidiaries;



         (3) transactions permitted by the provisions of the Indenture described above under the covenant "Restricted Payments;"



         (4) Liens permitted under the Liens covenant which are granted by the Company or any of its Subsidiaries to an unrelated Person for the benefit of the Company or any other Subsidiary of the Company;



         (5) any transaction pursuant to an agreement in effect on the Issuance Date;



         (6) the incurrence of Indebtedness by a Restricted Subsidiary where such Indebtedness is owed to the holders of the Equity Interests of such Restricted Subsidiary on a pro rata basis and on substantially identical principal financial terms;



         (7) management, operating, service or interconnect agreements entered into in the ordinary course of business with any Cable Business in which the Company or any Restricted Subsidiary has an Investment and which is not a Cable Controlled Subsidiary (and of which no Affiliate of the Company is an Affiliate other than as a result of such Investment); and



         (8) any tax sharing agreement.


   Reports


     Whether or not required by the rules and regulations of the Commission, so long as any 11 1/2% notes are outstanding, the Company will file with the Commission and furnish to the holders of 11 1/2% notes all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K (or the equivalent thereof under the Exchange Act for foreign private issuers in the event the Company becomes a corporation organized under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands), including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, in each case, as required by the rules and regulations of the Commission as in effect on the Issuance Date. If and as long as the 11 1/2% notes are listed on the Luxembourg Stock Exchange, copies of such reports will also be available at the specified office of the Luxembourg Agent. The Company does not publish unconsolidated financial reports.

EVENTS OF DEFAULT AND REMEDIES



     The 11 1/2% indenture provides that each of the following constitutes an Event of Default:



         (1) default for 30 days in the payment when due of interest (and Additional Amounts, if applicable) on the 11 1/2% notes;



         (2) default in payment when due of principal on the 11 1/2% notes;



         (3) failure by the Company to comply with the provisions described under the covenants "Change of Control," "Restricted Payments" or "Incurrence of Indebtedness and Issuance of Preferred Stock";



         (4) failure by the Company for 60 days after notice to comply with certain other covenants and agreements contained in the 11 1/2% indenture or the 11 1/2% notes;



         (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issuance Date, which default


               (a) is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or

               (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;


         (6) failure by the Company or any Restricted Subsidiary of the Company to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $5 million, which judgments are not stayed within 60 days after their entry;



         (7) certain events of bankruptcy or insolvency with respect to the Company or any of its Material Subsidiaries; and



         (8) the revocation of a Material License.



     If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of then outstanding 11 1/2% notes may declare all the 11 1/2% notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Material Subsidiary, all outstanding 11 1/2% notes will become due and payable without further action or notice. Holders of the 11 1/2% notes may not enforce the 11 1/2% indenture or the 11 1/2% notes except as provided in the 11 1/2% indenture. Subject to certain limitations, holders of a majority in principal amount of outstanding 11 1/2% notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the 11 1/2% notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.



     The holders of a majority in aggregate principal amount of each class of 11 1/2% notes then outstanding by notice to the Trustee may on behalf of the holders of all of the applicable class of 11 1/2% notes waive any existing Default or Event of Default and its consequences under the 11 1/2% indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the 11 1/2% notes.



     The Company is required to deliver to the Trustee annually a statement regarding compliance with the 11 1/2% indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.



NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS



     No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any Obligations of the Company under the 11 1/2% notes or the 11 1/2% indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each holder of the 11 1/2% notes by accepting a 11 1/2% note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 11 1/2% notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that a waiver of such liabilities is against public policy.



DEFEASANCE AND DISCHARGE OF THE INDENTURE AND THE NOTES



     If the Company irrevocably deposits, or causes to be deposited, in trust with the Trustee or the Paying Agent, at any time prior to the stated maturity of the 11 1/2% notes or the date of redemption of all the outstanding 11 1/2% notes, as trust funds in trust, money or direct noncallable obligations of or guaranteed by the United States of America in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, (without reinvestment thereof) to pay timely and discharge the entire principal of the then outstanding 11 1/2% notes and all interest due thereon to maturity or redemption, the 11 1/2% indenture shall cease to be of further effect as to all outstanding 11 1/2% notes ("Defeasance") except, among other things, as to



         (1) remaining rights of registration of transfer and substitution and exchange of the 11 1/2% notes,



         (2) rights of holders to receive payment of principal of and interest on the 11 1/2% notes, and



         (3) the rights, obligations and immunities of the Trustee.

     In order to exercise Defeasance:


         (1) the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that



               (a) the Company has received from, or there has been published by, the Internal Revenue Service, a ruling or



               (b) since the date of the 11 1/2% indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon, such Opinion of Counsel shall confirm that the holders of the outstanding 11 1/2% Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;



         (2) no Event of Default shall have occurred and be continuing on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;



         (3) such Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;



         (4) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;



         (5) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of 11 1/2% notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;



         (6) the deposit shall not result in the Company, the Trustee or the trust being subject to the Investment Company Act of 1940;



         (7) holders of the 11 1/2% notes will have a valid, perfected and unavoidable (under applicable bankruptcy or insolvency laws), subject to the passage of time referred to in clause (iv) above, first priority security interest in the trust funds; and



         (8) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Defeasance have been complied with.

UNCLAIMED MONEY, PRESCRIPTION



     If money deposited with the Trustee or Paying Agent for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, holders of 11 1/2% notes entitled to the money must look to the Company for payment unless an abandoned property law designates another person and all liability of the Trustee and such Paying Agent shall cease. Other than as set forth in this paragraph, the 11 1/2% indenture does not provide for any prescription period for the payment of interest and principal on the 11 1/2% notes.



TRANSFER AND EXCHANGE



     A holder may transfer or exchange interests in the 11 1/2% notes in accordance with procedures described in "Book-Entry; Delivery and Form." The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the 11 1/2% indenture. The Company is not required to transfer or exchange any 11 1/2% note selected for redemption. Also, the Company is not required to transfer or exchange any 11 1/2% note for a period of 15 days before a selection of 11 1/2% notes to be redeemed.



     The registered holder of a 11 1/2% note will be treated as the owner of it for all purposes.



AMENDMENT, SUPPLEMENT AND WAIVER



     Except as provided in the next succeeding paragraph, the 11 1/2% indenture or 11 1/2% notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the then outstanding 11 1/2% notes (including consents obtained in connection with a tender offer or exchange offer for such 11 1/2% notes), and any existing default or compliance with any provision of the 11 1/2% indenture or 11 1/2% notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding 11 1/2% notes (including consents obtained in connection with a tender offer or exchange offer for such 11 1/2% notes).



     Without the consent of each holder affected, an amendment or waiver may not (with respect to any 11 1/2% notes held by a non-consenting holder of 11 1/2% notes)



         (1) reduce the amount of 11 1/2% notes whose holders must consent to an amendment, supplement or waiver,



         (2) reduce the principal of or change the fixed maturity of any 11 1/2% note or alter the provisions with respect to the redemption of the 11 1/2% notes (except for repurchases of the 11 1/2% notes pursuant to the covenants described above under the captions "-- Asset Sales" and "-- Change of Control"),



         (3) reduce the rate of or change the time for payment of interest on any 11 1/2% note,

         (4) waive a default in the payment of principal of or interest on any 11 1/2% notes (except a rescission of acceleration of the 11 1/2% notes by the holders of at least a majority in aggregate principal amount of the 11 1/2% notes and a waiver of the payment default that resulted from such acceleration),



         (5) make any 11 1/2% note payable in money other than that stated in the 11 1/2% notes,



         (6) make any change in the provisions of the 11 1/2% indenture relating to waivers of past Defaults or the rights of holders of 11 1/2% notes to receive payments of principal of or interest on the 11 1/2% notes,



         (7) waive a redemption payment with respect to any 11 1/2% note, or



         (8) make any change in the foregoing amendment and waiver provisions.



     Notwithstanding the foregoing, without the consent of any holder of notes, the Company and the Trustee may amend or supplement the indenture or notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to holders of the notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the notes or that does not adversely affect the legal rights under the Indenture of any such holder, or to comply with requirements of the Commission in order to maintain the qualification of the 11 1/2% indenture under the Trust Indenture Act.



     Any notice or communication to a holder of 11 1/2% notes shall be mailed by first-class mail to such holder's address as shown in the register kept by the Registrar. If a notice or communication is mailed in the manner provided in the preceding sentence within the time period prescribed, it is duly given, whether or not the addressee receives it. In addition, if and as long as the 11 1/2% notes are listed on the Luxembourg Stock Exchange, all notices regarding the 11 1/2% notes shall be published in English in one leading newspaper with circulation in Luxembourg. It is expected that publication of notices will normally be made in the Luxembourger Wort in Luxembourg.



GOVERNING LAW



     The 11 1/2% notes and the 11 1/2% indenture will be governed exclusively by the laws of the State of New York.



CONCERNING THE TRUSTEE



     The 11 1/2% indenture contains limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The holders of a majority in principal amount of then outstanding 11 1/2% notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee under the 11 1/2% indenture, subject to certain exceptions. The 11 1/2% indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the 11 1/2% indenture at the request of any holder of 11 1/2% notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.


     The Chase Manhattan Bank is also the trustee for all of the Existing Notes and the Convertible Notes.

LISTING


     Application will be made to list the 11 1/2% new notes on the Luxembourg Stock Exchange. The legal notice relating to the issue of the 11 1/2% new notes and the Certificate of Incorporation and By-laws of the Company will be registered prior to the listing with the Registrar of the District Court in Luxembourg, where such documents are available for inspection and where copies thereof can be obtained upon request. In addition, if and as long as the 11 1/2% notes are listed on the Luxembourg Stock Exchange, an agent for making payments on, and transfers of, 11 1/2% notes will be maintained in Luxembourg. The Company has initially designated Chase Manhattan Bank Luxembourg S.A. as its agent for such purposes.



DEFINITIONS



     Set forth below are selected defined terms used in the 11 1/2% indenture. Reference is made to the indenture for a full definition of all terms, as well as any other capitalized terms used in this description of the 11 1/2% notes for which no definition is provided.


     "Acquired Debt"   means, with respect to any specified Person, Indebtedness
of any other Person (the "Acquired Person") existing at the time such Acquired Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such Acquired Person merging with or into or becoming a Subsidiary of such specified Person.

     "Acquired Person"   has the meaning specified in the definition of Acquired
Debt.

     "Adjusted Total Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (including the amount of any Investment in any Non-Restricted Subsidiary), except to the extent resulting from write-ups of assets (other than write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom


         (1) all current liabilities of the Company and its Restricted Subsidiaries, and

         (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as calculated in conformity with GAAP.


     For purposes of this Adjusted Total Assets definition,

              (a) assets shall be calculated less applicable accumulated depreciation, accumulated amortization and other valuation reserves, and

              (b) all calculations shall exclude all intercompany items.

     "Adjusted Total Controlled Assets" means the total amount of assets of the Company and its Cable Controlled Subsidiaries, except to the extent resulting from write-ups of assets (other than write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom


         (1) all current liabilities of the Company and such Cable Controlled Subsidiaries; and



         (2) all goodwill, trade names, trademarks, patients, unamortized debt discount and expense and other like intangibles of the Company and such Restricted Subsidiaries, all as calculated in conformity with GAAP;


provided that Adjusted Total Controlled Assets shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to the aggregate amount of all Investments of the Company or any such Cable Controlled Subsidiaries in any Person other than a Cable Controlled Subsidiary, except Cash Equivalents. For purposes of this Adjusted Total Controlled Assets definition,

              (a) assets shall be calculated less applicable accumulated depreciation, accumulated amortization and other valuation reserves, and

              (b) all calculations shall exclude all intercompany items.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Annualized Pro Forma EBITDA" means, with respect to any Person, such Person's Pro Forma EBITDA for the latest fiscal quarter multiplied by four.

     "Asset Sale" means


         (1) any sale, lease, transfer, conveyance or other disposition of any assets (including by way of a sale-and-leaseback) other than the sale or transfer of inventory or goods held for sale in the ordinary course of business

             (provided that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company shall be governed by the provisions of the Indenture described under the captions "Change of Control" or "Merger, Consolidation or Sale of Assets") or


         (2) any issuance, sale, lease, transfer, conveyance or other disposition of any Equity Interests of any of the Company's Restricted Subsidiaries to any Person;


        in either case other than


              (a) to



                  (A) the Company,



                  (B) any Wholly Owned Subsidiary, or



                  (C) any Subsidiary which is a Subsidiary of the Company on the
                      Issuance Date provided that at the time of and after giving effect to such issuance, sale, lease, transfer, conveyance or other disposition to such Subsidiary, the Company's ownership percentage in such Subsidiary is equal to or greater than such percentage on the Issuance Date or



              (b) the issuance, sale, transfer, conveyance or other disposition of Equity Interests of a Subsidiary in exchange for capital contributions made on a pro rata basis by the holders of the Equity Interests of such Subsidiary.


     "Cable Assets" means tangible or intangible assets, licenses (including, without limitation, Licenses) and computer software used in connection with a Cable Business.

     "Cable Business" means

          (i) any Person directly or indirectly operating, or owning a license to operate, a cable and/or television and/or telephone and/or telecommunications system or service principally within the United Kingdom and/or the Republic of Ireland and

         (ii) any Cable Related Business.

     "Cable Controlled Property" means a Cable Controlled Subsidiary or a Cable Asset held by a Cable Controlled Subsidiary.

     "Cable Controlled Subsidiary" means any Restricted Subsidiary which is primarily engaged, directly or indirectly, in one or more Cable Businesses.

     "Cable Related Business" means a Person which directly or indirectly owns or provides a service or product used in a Cable Business, including, without limitation, any television programming, production and/or licensing business or any programming guide or telephone directory business or content or software related thereto.

     "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests.

     "Capital Stock Sale Proceeds" means the aggregate net sale proceeds (including from the sale of any property received for the Capital Stock or the fair market value of such property, as determined by an independent appraisal firm) received by the Company or any Subsidiary of the Company from the issue or sale (other than to a Subsidiary) by the Company of any class of its Capital Stock after October 14, 1993 (including Capital Stock of the Company issued after October 14, 1993 upon conversion of or in exchange for other securities of the Company).

     "Cash Equivalents" means


         (1) Permitted Currency,



         (2) securities issued or directly and fully guaranteed or insured by the United States government, a European Union member government or any agency or instrumentality thereof having maturities of not more than six months and two days from the date of acquisition,



         (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank(s) domiciled in the United States, the United Kingdom, the Republic of Ireland or any other European Union member having capital and surplus in excess of $500 million,



         (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) entered into with any financial institution meeting the qualifications specified in clause (3) above,



         (5) commercial paper rated P-1 or the equivalent thereof by Moody's or A-1 or the equivalent thereof by S&P and in each case maturing within six months and two days after the date of acquisition and



         (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1)-(5) of this definition.


     "Change of Control" means


         (1) the sale, lease or transfer of all or substantially all of the assets of the Company to any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder),

         (2) the approval by the requisite stockholders of the Company of a plan of liquidation or dissolution of the Company,



         (3) any "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all classes of the voting stock of the Company and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, unless, as a result of such transaction, the ultimate direct or indirect ownership of the Company is substantially the same immediately after such transaction as it was immediately prior to such transaction, or



         (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office.


     "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Ratings Decline.

     "Consolidated Interest Expense" means, for any Person, for any period, the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, and non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Interest Rate Agreement, however denominated, with respect to such Indebtedness), the amount of Redeemable Dividends, Restricted Subsidiary Preferred Stock Dividends and the interest component of rentals in respect of any capital lease obligation paid, in each case whether accrued or scheduled to be paid or accrued by such Person and its Subsidiaries (other than Non-Restricted Subsidiaries) during such period to the extent such amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a capital lease obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such capital lease obligation in accordance with GAAP consistently applied.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries (other than Non-

Restricted Subsidiaries) for such period, on a consolidated basis, determined in accordance with GAAP; provided, that


         (1) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary,



         (2) the Net Income of any Person that is a Subsidiary (other than a Subsidiary of which at least 80% of the Capital Stock having ordinary voting power for the election of directors or other governing body of such Subsidiary is owned by the referent Person directly or indirectly through one or more Subsidiaries) shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary,



         (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and



         (4) the cumulative effect of a change in accounting principles shall be excluded.


     "Convertible Subordinated Notes" means the Company's 7% Convertible Subordinated Notes issued pursuant to an indenture dated as of June 12, 1996 also between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee.

     "Credit Facility" means the Facilities Agreement dated October 17, 1997 between NTL (UK) Group Inc., as principal guarantor, Chase Manhattan plc, as arranger, Chase Manhattan International Limited, as agent and security trustee and the Chase Manhattan Bank as issuer, as such Facilities Agreement may be supplemented, amended, restated, modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time in an aggregate outstanding principal amount not to exceed the greater of


         (1) L555 million and



         (2) the amount of the aggregate commitments thereunder as the same may be increased after March 13, 1998 as contemplated by the Facilities Agreement as amended or supplemented to March 13, 1998, but in no event greater than L875 million, less, in each case, the aggregate amount of all Net Proceeds of Asset Sales that have been applied to permanently reduce Indebtedness under the Credit Facility pursuant to the covenant described above under "-- Asset Sales."


Indebtedness that may otherwise be incurred under the Indenture may, but need not, be incurred under the Credit Facility without regard to the limit set forth in the preceding sentence. Indebtedness outstanding under the Credit Facility on the date of the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (a) of the second paragraph of the covenant described above under "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

     "Cumulative EBITDA" means the cumulative EBITDA of the Company from and after the Issuance Date to the end of the fiscal quarter immediately preceding the date of a proposed Restricted Payment, or, if such cumulative EBITDA for such period is negative, minus the amount by which such cumulative EBITDA is less than zero; provided, however, that EBITDA of Non-Restricted Subsidiaries shall not be included.

     "Cumulative Interest Expense" means the aggregate amount of Consolidated Interest Expense paid, accrued or scheduled to be paid or accrued by the Company from the Issuance Date to the end of the fiscal quarter immediately preceding a proposed Restricted Payment, determined on a consolidated basis in accordance with GAAP.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

     "EBITDA" means, for any Person, for any period, an amount equal to


         (1) the sum of



                 (a) Consolidated Net Income for such period (exclusive of any gain or loss realized in such period upon an Asset Sale), plus



                 (b) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus



                 (c) Consolidated Interest Expense for such period, plus



                 (d) depreciation for such period on a consolidated basis, plus



                 (e) amortization of intangibles for such period on a
                     consolidated basis, plus



                  (f) any other non-cash item reducing Consolidated Net Income for such period (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period), minus


         (2) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP consistently applied.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Indebtedness that is convertible into, or exchangeable for, Capital Stock).

     "European Union member" means any country that is or becomes a member of the European Union or any successor organization thereto.

     "Exchange Rate Contract" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or combination thereof, the principal purpose of which is to provide protection against fluctuations in currency exchange rates. An Exchange Rate Contract may also include an Interest Rate Agreement.

     "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries in existence on the Issuance Date, until such amounts are repaid, including, without limitation, the Existing Notes.

     "Existing Notes" means the Old Notes and the Convertible Subordinated
Notes.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect on the Issuance Date and are applied on a consistent basis.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases and sale-and-leaseback transactions) or representing any hedging obligations under an Exchange Rate Contract or an Interest Rate Agreement, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than obligations under an Exchange Rate Contract or an Interest Rate Agreement) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of items which would be included within this definition. The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness issued with original issue discount.

     "Interest Rate Agreement" means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement the principal purpose of which is to protect the party indicated therein against fluctuations in interest rates.

     "Investment Grade" means BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's. In the event that the Company shall be permitted to select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances and loans, joint property ownership and other arrangements, in each case, made to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Issuance Date" means the date on which the Notes are first authenticated and issued.

     "License" means any license issued or awarded pursuant to the Broadcasting Act 1990, the Cable and Broadcasting Act 1984, the Telecommunications Act 1984 or the Wireless Telegraphy Act 1948 (in each case, as such Acts may, from time to time be, amended, modified or re-enacted) (or equivalent statutes of any jurisdiction) to operate or own a Cable Business.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent or successor statutes) of any jurisdiction).

     "Material License" means a License held by the Company or any of its Subsidiaries which License at the time of determination covers a number of Net Households which equals or exceeds 5% of the aggregate number of Net Households covered by all of the Licenses held by the Company and its Subsidiaries at such time.

     "Material Subsidiary" means


         (1) NTL UK Group, Inc. (formerly known as OCOM Sub II, Inc.), NTLIH, NTL Group Limited, CableTel Surrey Limited, CableTel Cardiff Limited, CableTel Glasgow, CableTel Newport and CableTel Kirklees and



         (2) any other Subsidiary of the Company which is a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act of 1933 and the Exchange Act (as such Regulation is in effect on the date of the Indenture).

     "Monetize" means a strategy with respect to Equity Interests that generates an amount of cash equal to the fair value of such Equity Interests.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Households" means the product of


         (1) the number of households covered by a License in the United Kingdom and



         (2) the percentage of the entity holding such License which is owned directly or indirectly by the Company.


     "Net Income" means, with respect to any Person for a specific period, the net income (loss) of such Person during such period, determined in accordance with GAAP, excluding, however, any gain (but not loss) during such period, together with any related provision for taxes on such gain (but not loss), realized during such period in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale-and-leaseback transactions), and excluding any extraordinary gain (but not loss) during such period, together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

     "Non-Controlled Subsidiary" means an entity which is not a Cable Controlled Subsidiary.

     "Non-Recourse Debt" means Indebtedness or that portion of Indebtedness as to which none of the Company, nor any Restricted Subsidiary:


         (1) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness);



         (2) is directly or indirectly liable; or



         (3) constitutes the lender.


     "Non-Restricted Subsidiary" means


         (1) a Subsidiary that


              (a) at the time of its designation by the Board of Directors as a
                  Non-Restricted Subsidiary has not acquired any assets (other than as specifically permitted by clause (e) of "Permitted Investments" or by the "Restricted Payments" covenant), at any previous time, directly or indirectly from the Company or any of its Restricted Subsidiaries,

              (b) has no Indebtedness other than Non-Recourse Debt and

              (c) that at the time of such designation, after giving pro forma effect to such designation, the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company is equal to or less than the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such designation, provided, however, that if the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such designation is 6:1 or less, then the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company may be 0.5 greater than such ratio immediately preceding such designation;


         (2) any Subsidiary which


              (a) has been acquired or capitalized out of or by Equity Interests of the Company or Capital Stock Sales Proceeds therefrom,

              (b) has no Indebtedness other than Non-Recourse Debt and

              (c) is designated as a Non-Restricted Subsidiary by the Board of
                  Directors or is merged, amalgamated or consolidated with or into, or its assets or capital stock is to be transferred to, a Non-Restricted Subsidiary; or


         (3) any Subsidiary of a Non-Restricted Subsidiary.


     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Old Notes" means the 12 3/4% Notes, the 11 1/2% Deferred Coupon Notes, the 10 3/4% Notes, the 10% Notes, the 9 3/4% Notes and the 9 1/2% Notes.

     "Other Qualified Notes" means any outstanding senior indebtedness of the Company issued pursuant to an indenture having a provision substantially similar to the Asset Sale Offer provision contained in the Indenture (including, without limitation, the 12 3/4% Notes, the 11 1/2% Deferred Coupon Notes, the 10 3/4% Notes, the 10% Notes, the 9 3/4% Notes and the 9 1/2% Notes).

     "Permitted Acquired Debt" means, with respect to any Acquired Person (including, for this purpose, any Non-Restricted Subsidiary at the time such Non-Restricted Subsidiary becomes a Restricted Subsidiary), Acquired Debt of such Acquired Person and its Subsidiaries in an amount (determined on a consolidated basis) not exceeding the sum of


         (1) amount of the gross book value of property, plant and equipment of the Acquired Person and its Subsidiaries as set forth on the most recent consolidated balance sheet of the Acquired Person (which may be unaudited) prior to the date it becomes an Acquired Person and


         (2) the aggregate amount of any Cash Equivalents held by such Acquired Person at the time it becomes an Acquired Person.


     "Permitted Currency" means the lawful currency of the United States or a European Union member.

     "Permitted Designee" means


         (1) a spouse or a child of a Permitted Holder,



         (2) trusts for the benefit of a Permitted Holder or a spouse or child of a Permitted Holder,



         (3) in the event of the death or incompetence of a Permitted Holder, his estate, heirs, executor, administrator, committee or other personal representative or



         (4) any Person so long as a Permitted Holder owns at least 50% of the voting power of all classes of the voting stock of such Person.


     "Permitted Holders" means George S. Blumenthal, J. Barclay Knapp and their Permitted Designees.

     "Permitted Investments" means


         (1) any Investments in the Company or in a Cable Controlled Property or in a Qualified Subsidiary (including, without limitation,



              (a) Guarantees of Indebtedness of the Company, a Cable Controlled
                  Subsidiary or a Qualified Subsidiary,



              (b) Liens securing such Indebtedness or Guarantees or



              (c) the payment of any balance deferred and unpaid of the purchase price of any Qualified Subsidiary;



         (2) any Investments in Cash Equivalents;



         (3) Investments by the Company in Indebtedness of a counter-party to an Exchange Rate Contract for hedging a Permitted Currency exchange risk that are made, for purposes other than speculation, in connection with such contract to hedge not more than the aggregate principal amount of the Indebtedness being hedged (or, in the case of Indebtedness issued with original issue discount, based on the amounts payable after the amortization of such discount);



         (4) Investments by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment



              (a) such Person becomes a Cable Controlled Subsidiary or

              (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company; and



         (5) any issuance, transfer or other conveyance of Equity Interests in the Company (or any Capital Stock Sales Proceeds therefrom) to a Subsidiary of the Company.


     "Permitted Liens" means


         (1) Liens in favor of the Company;



         (2) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any of its Subsidiaries other than the property or assets subject to the Liens prior to such merger or consolidation;



         (3) liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or are being contested in good faith and by appropriate proceedings;



         (4) Liens existing on the Issuance Date;



         (5) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor and



         (6) easements, rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties or minor imperfections of title that, in the aggregate, are not material in amount, and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company or its Restricted Subsidiaries.


     "Permitted Non-Controlled Assets" means Equity Interests in any Person primarily engaged, directly or indirectly, in one or more Cable Businesses if such Equity Interests


         (1) were acquired by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale or any Investment otherwise permitted under the terms of the Indenture and



         (2) to the extent that, after giving pro forma effect to the acquisition thereof by the Company or any of its Restricted Subsidiaries, Adjusted Total Controlled Assets is greater than 80% of Adjusted Total Assets based on the most recent consolidated balance sheet of the Company.

     "Pro Forma EBITDA" means for any Person, for any period, the EBITDA of such Person as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP after giving effect to the following:


         (1) if, during or after such period, such Person or any of its Subsidiaries shall have made any Asset Sale, Pro Forma EBITDA of such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Pro Forma EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the Pro Forma EBITDA (if negative) directly attributable thereto for such period and



         (2) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person or whose assets are held directly by such Person or a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to the acquisition of such Person or business (without giving effect to clause (iii)of the definition of Consolidated Net Income);


           and provided further that, with respect to the Company, all of the foregoing references to "Subsidiary" or "Subsidiaries" shall be deemed to refer only to a "Restricted Subsidiary" or "Restricted Subsidiaries" of the Company.

     "Qualified Subsidiary" means a Wholly Owned Subsidiary, or an entity that will become a Wholly Owned Subsidiary after giving effect to the transaction being considered, that at the time of and after giving effect to the consummation of the transaction under consideration,


         (1) is a Cable Business or holds only Cable Assets,



         (2) has no Indebtedness (other than Indebtedness being incurred to consummate such transaction) and



         (3) has no encumbrances or restrictions (other than such encumbrances or restrictions imposed or permitted by the Indenture, the indentures governing the Old Notes or any other instrument governing unsecured indebtedness of the Company which is pari passu with the Notes) on its ability to pay dividends or make any other distributions to the Company or any of its Subsidiaries.


     "Rating Agencies" means


         (1) S&P,



         (2) Moody's and



         (3) if S&P or Moody's or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

     "Rating Category" means


         (1) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories),



         (2) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories) and



         (3) the equivalent of any such category of S&P or Moody's used by another Rating Agency.


In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and -- for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB to BB-, as well as from BB- to B+, will constitute a decrease of one gradation).

     "Rating Date" means that date which is 90 days prior to the earlier of


         (1) a Change of Control and



         (2) public notice of the occurrence of a Change of Control or of the intention by the Company or any Permitted Holder to effect a Change of Control.


     "Ratings Decline" means the occurrence of any of the following events on, or within six months after, the date of public notice of the occurrence of a Change of Control or of the intention of the Company or any Person to effect a Change of Control (which period shall be extended so long as the rating of any of the Company's debt securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies):


         (1) in the event that any of the Company's debt securities are rated by both of the Rating Agencies on the Rating Date as Investment Grade, the rating of such securities by either of the Rating Agencies shall be below Investment Grade,



         (2) in the event that any of the Company's debt securities are rated by either, but not both, of the Rating Agencies on the Rating Date as Investment Grade, the rating of such securities by both of the Rating Agencies shall be below Investment Grade, or



         (3) in the event any of the Company's debt securities are rated below Investment Grade by both of the Rating Agencies on the Rating Date, the rating of such securities by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).


     "Redeemable Dividend" means, for any dividend with regard to Disqualified Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Stock.

     "Replacement Assets" means


         (1) Cable Assets,



         (2) Equity Interests of any Person engaged, directly or indirectly, primarily in a Cable Business, which Person is or will become on the date of acquisition thereof a Restricted Subsidiary as a result of the Company's acquiring such Equity Interests,



         (3) Permitted Non-Controlled Assets or



         (4) any combination of the foregoing.


     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" means any Subsidiary of the Company which is not a Non-Restricted Subsidiary.

     "Restricted Subsidiary Preferred Stock Dividend" means, for any dividend with regard to preferred stock of a Restricted Subsidiary, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such preferred stock.

     "S&P" means Standard & Poor's Ratings Group and its successors.

     "Subordinated Debentures" means the debentures exchangeable by the Company for the Preferred Stock in accordance with the Certificate of Designation therefor.

     "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing


     (1) the sum of the products obtained by multiplying



         (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by



         (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by



     (2) the then outstanding principal amount of such Indebtedness.


     "Wholly Owned Subsidiary" means, at any time, a Restricted Subsidiary all of the Capital Stock of which (except directors' qualifying shares) is at the time owned directly or indirectly by the Company.

12 3/8% NEW NOTES


GENERAL


     The 12 3/8% new notes will be issued pursuant to an Indenture (the "12 3/8% indenture"), dated as of November 6, 1998, between NTL and The Chase Manhattan Bank, as trustee. The following summary of selected provisions of the 12 3/8% indenture is complete and is qualified in its entirety by reference to the 12 3/8% indenture, including the definitions in the 12 3/8% indenture of some of the terms used below. The definitions of some terms used in the following summary are set forth below under "-- Definitions." In this "Description of Notes," the term "Company" refers to NTL Incorporated and not any of its Subsidiaries.



     The 12 3/8% old notes are, and the 12 3/8% new notes will be, unsecured obligations of the Company, ranking pari passu in right of payment with all senior unsecured Indebtedness of the Company and senior in right of payment to all subordinated Indebtedness of the Company.



     The operations of the Company are conducted through its Subsidiaries and, therefore, the Company is dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the 12 3/8% notes. As a result, the 12 3/8% old notes are, and the 12 3/8% new notes will be, effectively subordinated to all existing and future indebtedness and other liabilities and commitments of such Subsidiaries with respect to the cash flow and assets of those Subsidiaries.



     Application will be made to list the 12 3/8% new notes on the Luxembourg Stock Exchange.



PRINCIPAL, MATURITY AND INTEREST



     The 12 3/8% new notes will be limited in aggregate principal amount at maturity to $450,000,000. The 12 3/8% new notes will be issued at a substantial discount from their principal amount at maturity. Until October 1, 2003, no interest will accrue on the 12 3/8% new notes, but the Accreted Value of the 12 3/8% new notes will increase (representing amortization of original issue discount) between the date of original issuance and October 1, 2003, on a semiannual bond equivalent basis using a 360-day year comprised of twelve 30-day months, such that the Accreted Value of the 12 3/8% new notes shall be equal to the full principal amount at maturity of the 12 3/8% new notes on October 1, 2003. From October 1, 2003, interest on the 12 3/8% new notes will accrue at the rate of 12 3/8% per annum and will be payable in cash, semiannually in arrears, on each April 1 and October 1, commencing April 1, 2004, to holders of record on the immediately preceding March 15 in respect of interest payable on the following April 1 and September 15 in respect of interest payable on the following October 1. Interest on overdue principal and (to the extent permitted by law) on overdue installments of interest will accrue at a rate equal to the rate borne by the 12 3/8% new notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. A reference to a payment of principal in respect of the 12 3/8% new notes includes a payment of premium, if any. A reference to a payment of interest in respect of the 12 3/8% new notes includes a payment of special interest, if any.



     The Accreted Value of each 12 3/8% note on each semi-annual accrual date will be as set forth below:


SEMI-ANNUAL ACCRUAL DATE                                 ACCRETED VALUE
------------------------                                 --------------
April 1, 1999..........................................    $  582.55
October 1, 1999........................................    $  618.60
April 1, 2000..........................................    $  656.88
October 1, 2000........................................    $  697.52
April 1, 2001..........................................    $  740.68
October 1, 2001........................................    $  786.51
April 1, 2002..........................................    $  835.17
October 1, 2002........................................    $  886.85
April 1, 2003..........................................    $  941.73
October 1, 2003........................................    $1,000.00


     The 12 3/8% notes will be payable both as to principal and interest on presentation of such notes if in certificated form at the offices or agencies of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the holders of the 12 3/8% new notes at their respective addresses set forth in the register of holders of 12 3/8% new notes or, if a holder so requests, by wire transfer of immediately available funds to an account previously specified in writing by such holder to the Company and the trustee. Until otherwise designated by the Company, the Company's office or agency in New York will be the offices of the trustee maintained for such purpose. The Company has designated Chase Manhattan Bank Luxembourg S.A. to act as paying agent in Luxembourg if the 12 3/8% new notes are approved for listing on the Luxembourg Stock Exchange. The 12 3/8% new notes will be payable on maturity on October 1, 2008 at 100% of their principal amount and will be issued in registered form, without coupons, and in denominations of $1,000 and integral multiples thereof.



OPTIONAL REDEMPTION



     Except as referred to herein under "-- Covenants -- Additional Amounts; Optional Tax Redemption," the 12 3/8% notes are not redeemable at the Company's option prior to October 1, 2003. Thereafter, the 12 3/8% notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:


YEAR                                                          PERCENTAGE
----                                                          ----------
2003........................................................   106.188%
2004........................................................   104.125%
2005........................................................   102.063%
2006 and thereafter.........................................   100.000%

     In the case of a redemption of any class of notes referred to herein under "-- Covenants -- Additional Amounts; Optional Tax Redemption," redemption of such Notes shall be made at the redemption prices specified in the Indenture plus accrued and unpaid interest, if any, to the applicable redemption date.



MANDATORY REDEMPTION AND REPURCHASE



     The Company is not required to make mandatory redemption or sinking fund payments with respect to the 12 3/8% notes. The Company is required to make a Change of Control Offer (as defined below) and an Asset Sale Offer (as defined below) with respect to a repurchase of the 12 3/8% notes under the circumstances described under the captions "Change of control" and "Asset sales," respectively.



CHANGE OF CONTROL



     Upon the occurrence of a Change of Control Triggering Event, each holder of 12 3/8% notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's
12 3/8% notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (or, in the case of repurchases of 12 3/8% notes prior to October 1, 2003, at a purchase price equal to 101% of the Accreted Value thereof as of the date of purchase) (the "Change of Control Payment"). Within 40 days following any Change of Control Triggering Event, the Company shall mail a notice to each holder, and, if and as long as the 12 3/8% notes are listed on the Luxembourg Stock Exchange, publish a notice in one leading newspaper with circulation in Luxembourg, stating:



         (1) that the Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" and that all 12 3/8% notes tendered will be accepted for payment;


         (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Change of Control Payment Date");


         (3) that any 12 3/8% Notes not tendered will continue to accrue interest (and, if applicable, the Accreted Value of any 12 3/8% notes not tendered will continue to increase as provided in such 12 3/8% notes);


         (4) that, unless the Company defaults in the payment of the Change of Control Payment, all 12 3/8% Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date (and, if applicable, the Accreted Value of any 12 3/8% Notes tendered will cease to increase as provided in such 12 3/8% Notes);


         (5) that holders electing to have any 12 3/8% notes purchased pursuant to a Change of Control Offer will be required to surrender the 12 3/8% notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the 12 3/8% notes completed, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;


         (6) that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of 12 3/8% notes delivered for purchase, and a statement that such holder is withdrawing his election to have such 12 3/8% notes purchased; and



         (7) that holders whose 12 3/8% notes are being purchased only in part will be issued new 12 3/8% notes equal in principal amount to the unpurchased portion of the 12 3/8% Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.



     The Company will comply with the requirements of Rules 13e-4 and 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the 12 3/8% Notes in connection with a Change of Control Triggering Event.


     On the Change of Control Payment Date, the Company will, to the extent lawful,


         (1) accept for payment 12 3/8% notes or portions thereof tendered pursuant to the Change of Control Offer,



         (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all 12 3/8% notes or portions thereof so tendered and



         (3) deliver or cause to be delivered to the Trustee the 12 3/8% notes so accepted together with an Officers' Certificate stating the 12 3/8% notes or portions thereof tendered to the Company. The paying agent shall promptly mail to each holder of 12 3/8% notes so accepted (or, if such a holder requests, wire transfer immediately available funds to an account previously specified in writing by such holder to the Company and the paying agent) payment in an amount equal to the purchase price for such 12 3/8% notes, and the Trustee shall promptly authenticate and mail to each holder a new 12 3/8% note equal in principal amount to any unpurchased portion of the 12 3/8% notes surrendered, if any; provided that each such new 12 3/8% note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.



     Except as described above with respect to a Change of Control Triggering Event, the 12 3/8% indenture does not contain any other provisions that permit the holders of the 12 3/8% notes to require that the Company repurchase or redeem the 12 3/8% notes in the event of a takeover, recapitalization or similar restructuring. The 12 3/8% indenture contains covenants which may afford holders of the 12 3/8% notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction, including the Change of Control provision described above and the provisions described under "-- Incurrence of Indebtedness and Issuance of Preferred Stock" and "-- Merger, Consolidation or Sale of Assets" below. Each such covenant is, however, subject to certain exceptions which may permit the Company to be involved in such a highly leveraged transaction that may adversely affect the holders of the 12 3/8% notes.



     The Change of Control Offer requirement of the 12 3/8% notes may in certain circumstances make more difficult or discourage a takeover of the Company, and, thus, the removal of incumbent management. The Change of Control Offer requirement, however, is not the result of management's knowledge of any specific effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the Change of Control Offer requirement is a result of negotiations between the Company and the initial purchasers. Management has not entered into any agreement or plan involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the 12 3/8% indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings.



     The indentures for our 11 1/2% notes, in an aggregate principal amount of $625,000,000, our 9 1/2% notes, in an aggregate principal amount L125,000,000 ($208,337,500), our 10 3/4% notes, in an aggregate principal amount at maturity of L300,000,000 ($500,010,000), our 9 3/4% notes, in an aggregate principal amount at maturity of $1,300,000,000, our 10% notes, in an aggregate principal amount at maturity of $400,000,000, our 12 3/4% notes, in an aggregate principal amount at maturity of $277,803,500, and our 11 1/2% deferred coupon notes, in an aggregate principal amount at maturity of $1,050,000,000, which rank pari passu with the 12 3/8% notes, also contain change of control provisions. The indentures for our convertible notes, which are subordinated to the 12 3/8% notes, also contain change of control provisions.



     The Company's ability to pay cash to the holders of 12 3/8% notes pursuant to a Change of Control Offer may be limited by the Company's then existing financial resources. See "Risk Factors -- Our substantial leverage could adversely affect the financial health of the company" and "-- We are a holding company that is dependent upon cash flow from our subsidiaries -- our ability to access that cash flow may be limited in some circumstances." The new credit facility does, and any future credit agreements or other agreements relating to indebtedness of the Company may, contain prohibitions or restrictions on the Company's ability to effect a Change of Control Payment. In the event a Change of Control Triggering Event occurs at a time when such prohibitions or restrictions are in effect, the Company could seek the consent of its lenders to the purchase of Notes and other Indebtedness containing change of control provisions or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will be effectively prohibited from purchasing 12 3/8% notes. In such case, the Company's failure to purchase tendered 12 3/8% notes would constitute an Event of Default under the 12 3/8% indenture. Moreover, the events that constitute a Change of Control or require an Asset Sale Offer under the 12 3/8% indenture constitute events of default under the Credit Facility and may also constitute events of default under future debt instruments or credit agreements of the Company or the Company's Subsidiaries. Such events of default may permit the lenders under such debt instruments or credit agreements to accelerate the debt and, if such debt is not paid or repurchased, to enforce their security interests in what may be all or substantially all of the assets of the Company's Subsidiaries. Any such enforcement may limit the Company's ability to raise cash to repay or repurchase the 12 3/8% notes.



     The Company will not be required to make a Change of Control Offer in the event the Company enters into a transaction with management or their affiliates who are Permitted Holders. The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the Company's assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of 12 3/8% notes to require the Company to repurchase such 12 3/8% notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries to another Person may be uncertain.


ASSET SALES


     The 12 3/8% indenture provides that the Company will not and will not permit any of its Restricted Subsidiaries to cause, make or suffer to exist any Asset Sale, unless



         (1) no Default exists or is continuing immediately prior to and after giving effect to such Asset Sale,



         (2) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced for purposes of this covenant by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of and



         (3) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of



              (a) Cash Equivalents,



              (b) Replacement Assets,



              (c) publicly traded Equity Interests of a Person who is, directly or indirectly, engaged primarily in one or more Cable Businesses; provided, however, that the Company or such Restricted Subsidiary shall Monetize such Equity Interests by sale to one or more Persons (other than to the Company or a Subsidiary thereof) at a price not less than the fair market value thereof within 180 days of the consummation of such Asset Sale, or


              (d) any combination of the foregoing clauses (a) through (c);


              provided, however, that the amount of

              (x) any liabilities (as shown on the Company's or such Restricted
                  Subsidiary's most recent balance sheet or in the notes thereto), of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and


              (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are within five Business Days converted by the Company or such Restricted Subsidiary into cash, shall be deemed to be Cash Equivalents (to the extent of the Cash Equivalents received in such conversion) for purposes of this clause (3).


     Within 360 days after any Asset Sale, the Company (or the Restricted Subsidiary, as the case may be) will cause the Net Proceeds from such Asset Sale


         (1) to be used to permanently reduce Indebtedness of a Restricted Subsidiary or



         (2) to be invested or reinvested in Replacement Assets. Pending final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the 12 3/8% Indenture.



     Any Net Proceeds from any Asset Sale that are not used or reinvested as provided in the preceding sentence constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15 million, the Company will make an offer (an "Asset Sale Offer") to all holders of 12 3/8% notes and Other Qualified Notes to purchase the maximum principal amount of 12 3/8% notes and Other Qualified Notes (determined on a pro rata basis according to the accreted value or principal amount, as the case may be, of the 12 3/8% Notes and the Other Qualified Notes that may be purchased out of the Excess Proceeds



         (1) with respect to the Other Qualified Notes, based on the terms set forth in the indenture related to each issue of the Other Qualified Notes and



         (2) with respect to the 12 3/8% notes, at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer (or, in the case of repurchases of 12 3/8% notes prior to October 1, 2003, at a purchase price equal to 100% of the Accreted Value thereof as of the date of repurchase), in accordance with the procedures set forth in the 12 3/8% indenture.



     To the extent that the aggregate principal amount or accreted value, as the case may be, of 12 3/8% notes and Other Qualified Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds the Company may use such deficiency for general corporate purposes. If the aggregate principal amount or accreted value, as the case may be, of 12 3/8% notes and Other Qualified Notes surrendered by holders thereof exceeds the amount of Excess Proceeds then such remaining Excess Proceeds will be allocated pro rata according to accreted value or principal amount, as the case may be, to the 12 3/8% notes and each issue of the Other Qualified Notes, and the Trustee will select the 12 3/8% notes to be purchased from the amount allocated to the 12 3/8% notes on the basis set forth under "Selection and Notice" below. Upon completion of such offers to purchase each of the 12 3/8% notes and the Other Qualified Notes, the amount of Excess Proceeds will be reset at zero.


     Notwithstanding the foregoing, the Company and its Subsidiaries may


         (1) sell, lease, transfer, convey or otherwise dispose of assets or property acquired after October 14, 1993, by the Company or any Subsidiary in a sale-and-leaseback transaction so long as the proceeds of such sale are applied within five Business Days to permanently reduce Indebtedness of a Restricted Subsidiary or if there is no such Indebtedness or such proceeds exceed the amount of such Indebtedness then such proceeds or excess proceeds are reinvested in Replacement Assets within 360 days after such sale, lease, transfer, conveyance or disposition,



         (2) (x) swap or exchange assets or property with a Cable Controlled Subsidiary or


              (y) issue, sell, lease, transfer, convey or otherwise dispose of equity securities of any of the Company's Subsidiaries to a Cable Controlled Subsidiary, in each of cases (x) and (y) so long as

                  (A) the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company after such transaction is equal to or less than the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such transaction; provided, however, that if the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such transaction is 6:1 or less, then the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company may be 0.5 greater than such ratio immediately preceding such transaction and

                  (B) either

                        (I) the assets so contributed consist solely of a
                            license to operate a Cable Business and the Net Households covered by all of the licenses to operate cable and telephone systems held by the Company and its Restricted Subsidiaries immediately after and giving effect to such transaction equals or exceeds the number of Net Households covered by all of the licenses to operate cable and telephone systems held by the Company and its Restricted Subsidiaries immediately prior to such transaction or

                       (II) the assets so contributed consist solely of Cable
                            Assets and the value of the Capital Stock received, immediately after and giving effect to such transaction, as determined by an investment banking firm of recognized standing with knowledge of the Cable Business, equals or exceeds the value of the Cable Assets exchanged for such Capital Stock, or


         (3) issue, sell, lease, transfer, convey or otherwise dispose of Equity Interests of the Company (or any Capital Stock Sales Proceeds therefrom) to any Person (including Non-Restricted Subsidiaries).


SELECTION AND NOTICE


     If less than all of the 12 3/8% notes are to be redeemed at any time, selection of 12 3/8% notes for redemption will be made by the Trustee in compliance with the requirements of any securities exchange on which the 12 3/8% notes are listed, or, in the absence of such requirements or if the 12 3/8% notes are not so listed, on a pro rata basis, provided that no 12 3/8% notes of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of 12 3/8% notes to be redeemed at its registered address. If any 12 3/8% note is to be redeemed in part only, the notice of redemption that relates to such 12 3/8% note shall state the portion of the principal amount thereof to be redeemed. A new 12 3/8% note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original 12 3/8% note. On and after the redemption date, interest ceases to accrue (and, if applicable, the Accreted Value of any 12 3/8% notes tendered will cease to increase as provided in such 12 3/8% notes) on 12 3/8% notes or portions of them called for redemption.



COVENANTS


   Restricted Payments


     The 12 3/8% indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:



         (1) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or such Restricted Subsidiary or (y) dividends or distributions payable to the Company or any Wholly

             Owned Subsidiary of the Company, or (z) pro rata dividends or pro rata distributions payable by a Restricted Subsidiary);


         (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company);



         (3) voluntarily purchase, redeem or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes; or



         (4) make any Restricted Investment



         (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),


         unless, at the time of such Restricted Payment:

              (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and


              (b) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issuance Date (including Restricted Payments permitted by clauses (2) through (9) of the next succeeding paragraph), is less than the sum of


                  (x) the difference between Cumulative EBITDA and 1.5 times
                      Cumulative Interest Expense plus

                  (y) Capital Stock Sale Proceeds plus

                  (z) cash received by the Company or a Restricted Subsidiary from a Non-Restricted Subsidiary (other than cash which is or is required to be repaid or returned to such Non-Restricted Subsidiary); provided, however, that to the extent that any Restricted Investment that was made after the date of the 12 3/8% Indenture is sold for cash or otherwise liquidated or repaid for cash, the amount credited pursuant to this clause (z) shall be the lesser of

                       (A) the cash received with respect to such sale,
                           liquidation or repayment of such Restricted
                           Investment (less the cost of such sale, liquidation or repayment, if any) and


                       (B) the initial amount of such Restricted Investment, in
                           each case as determined in good faith by the Company's Board of Directors.

The foregoing provisions will not prohibit:


         (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the 12 3/8% Indenture;



         (2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Restricted Subsidiary or



             (b) an Investment in any Person,



         in each case, in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Equity Interests (other than any Disqualified Stock) of the Company provided that the Company delivers to the trustee:



               (I) with respect to any transaction involving in excess of $1 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such transaction is approved by a majority of the directors on the Board of Directors; and



              (II) with respect to any transaction involving in excess of $25 million, an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing with high yield experience, together with an Officers' Certificate to the effect that such opinion complies with this clause (2), provided, that the amount of such proceeds from the sale of such Equity Interests shall be excluded in each case from Capital Stock Sale Proceeds for purposes of clause (2)(b), above;



         (3) Investments by the Company or any Restricted Subsidiary in a Non-Controlled Subsidiary which


               (A) has no Indebtedness on a consolidated basis other than
                   Indebtedness incurred to finance the purchase of equipment used in a Cable Business,

               (B) has no restrictions (other than restrictions imposed or permitted by the Indenture or the indentures governing the Other Qualified Notes or any other instrument governing unsecured indebtedness of the Company which is pari passu with the Notes) on its ability to pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries,

               (C) is or will be a Cable Business and

               (D) uses the proceeds of such Investment for constructing a Cable
                   Business or the working capital needs of a Cable Business;


         (4) the redemption, purchase, defeasance, acquisition or retirement of Indebtedness that is subordinated to the 12 3/8% Notes (including premium, if any, and accrued and unpaid interest) made by exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of,

               (A) Equity Interests of the Company provided, that the amount of such proceeds from the sale of such Equity Interests shall be excluded in each case from Capital Stock Sale Proceeds for purposes of clause (b)(y), above or

               (B) Refinancing Indebtedness permitted to be incurred under the
                   "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;


         (5) Investments by the Company or any Restricted Subsidiary in a Non-Controlled Subsidiary which is or will be a Cable Business in an amount not to exceed $80 million in the aggregate plus the sum of


               (x) cash received by the Company or a Restricted Subsidiary from a Non-Restricted Subsidiary (other than cash which is or is required to be repaid or returned to such Non-Restricted Subsidiary) and

               (y) Capital Stock Sale Proceeds (excluding the aggregate net sale proceeds to be received upon conversion of the Convertible Subordinated Notes), provided, that the amount of such proceeds from the sale of such Equity Interests shall be excluded in each case from Capital Stock Sale Proceeds for purposes of clause (b)(y), above;


         (6) Investments by the Company or any Restricted Subsidiary in Permitted Non-Controlled Assets;



         (7) the extension by the Company or any Restricted Subsidiary of trade credit to a Non-Restricted Subsidiary extended on usual and customary terms in the ordinary course of business, provided that the aggregate amount of such trade credit shall not exceed $25 million at any one time;



         (8) the payment of cash dividends on the Preferred Stock accruing on or after February 15, 2004 or any mandatory redemption or repurchase of the Preferred Stock, in each case, in accordance with the Certificate of Designations therefor; and



         (9) the exchange of all of the outstanding shares of Preferred Stock for Subordinated Debentures in accordance with the Certificate of Designation for the Preferred Stock.


     Any Investment in a Subsidiary (other than the issuance, transfer or other conveyance of Equity Interests of the Company (or any Capital Stock Sales Proceeds therefrom)) that is designated by the Board of Directors as a Non-Restricted Subsidiary shall become a Restricted Payment made on the date of such designation in the amount of the greater of

         (x) the book value of such Subsidiary on the date such Subsidiary becomes a Non-Restricted Subsidiary and

         (y) the fair market value of such Subsidiary on such date as determined

              (A) in good faith by the Board of Directors of such Subsidiary if such fair market value is determined to be less than $25 million and

              (B) by an investment banking firm of national standing with high yield underwriting expertise if such fair market value is determined to be in excess of $25 million.


     Not later than the fifth Business Day after making any Restricted Payment (other than those referred to in sub-clause (7) of the second paragraph preceding this paragraph), the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements.


   Incurrence of Indebtedness and Issuance of Preferred Stock


     The 12 3/8% indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock that is Disqualified Stock; provided, however, that the Company may incur Indebtedness or issue shares of Disqualified Stock and any of its Restricted Subsidiaries may issue shares of preferred stock that is Disqualified Stock if after giving effect to such issuance or incurrence on a pro forma basis, the sum of


         (x) Indebtedness of the Company and its Restricted Subsidiaries, on a consolidated basis,

         (y) the liquidation value of outstanding preferred stock of Restricted Subsidiaries and

         (z) the aggregate amount payable by the Company and its Restricted Subsidiaries, on a consolidated basis, upon redemption of Disqualified Stock to the extent such amount is not included in the preceding clause (y) shall be less than the product of Annualized Pro Forma EBITDA for the latest fiscal quarter for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued multiplied by 7.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such quarter.

     The foregoing limitations will not apply to:

         (a) the incurrence by the Company or any Restricted Subsidiary of Indebtedness pursuant to the Credit Facility,

         (b) the issuance by any Restricted Subsidiary of preferred stock (other than Disqualified Stock) to the Company, any Restricted Subsidiary of the Company or the holders of Equity Interests in any Restricted Subsidiary on a pro rata basis to such holders,

         (c) the incurrence of Indebtedness or the issuance of preferred stock by the Company or any of its Restricted Subsidiaries the proceeds of which are (or the credit support provided by any such Indebtedness is), in each case, used to finance the construction, capital expenditure and working capital needs of a Cable Business (including, without limitation, payments made pursuant to any License), the acquisition of Cable Assets or the Capital Stock of a Qualified Subsidiary,

         (d) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount not to exceed $50 million,

         (e) the incurrence by the Company or any Restricted Subsidiary of any Permitted Acquired Debt,

         (f) the incurrence by the Company or any Subsidiary of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, or refund the 12 3/8% Notes, Existing Indebtedness or Indebtedness referred to in clauses (a),
             (b), (c), (d) or (e) above or Indebtedness incurred pursuant to the preceding paragraph (the "Refinancing Indebtedness"); provided, however, that

              (1) the principal amount of, and any premium payable in respect of, such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced or refunded (plus the amount of reasonable expenses incurred in connection therewith);

              (2) the Refinancing Indebtedness shall have

                  (A) a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, and

                   (B) a stated maturity no earlier than the stated maturity of,

                   the Indebtedness being extended, refinanced, renewed, replaced or refunded; and


              (3) the Refinancing Indebtedness shall be subordinated in right of payment to the 12 3/8% notes as and to the extent of the Indebtedness being extended, refinanced, renewed, replaced or refunded,


         (g) the issuance of the Preferred Stock in lieu of payment of cash interest on the Subordinated Debentures or the incurrence by the Company of Indebtedness represented by the Subordinated Debentures upon the exchange of the Preferred Stock in accordance with the Certificate of Designations therefor,

         (h) Indebtedness under Exchange Rate Contracts, provided that such Exchange Rate Contracts are related to payment obligations under Existing Indebtedness or Indebtedness incurred under this paragraph or the preceding paragraph that are being hedged thereby, and not for speculation and that the aggregate notional amount under each such Exchange Rate Contract does not exceed the aggregate payment obligations under such Indebtedness,

         (i) Indebtedness under Interest Rate Agreements, provided that the obligations under such agreements are related to payment obligations on Existing Indebtedness or Indebtedness otherwise incurred pursuant to this paragraph or the preceding paragraph, and not for speculation,

         (j) the incurrence of Indebtedness between the Company and any Restricted Subsidiary, between or among Restricted Subsidiaries and between any Restricted Subsidiary and other holders of Equity Interests of such Restricted Subsidiary (or other Persons providing funding on their behalf) on a pro rata basis and on substantially identical principal financial terms, provided, however, that if any such Restricted Subsidiary that is the payee of any such Indebtedness ceases to be a Restricted Subsidiary or transfers such Indebtedness (other than to the Company or a Restricted Subsidiary of the Company), such events shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Company or by a Restricted Subsidiary, as the case may be, at the time of such event, and

         (k) Indebtedness of the Company and/or any Restricted Subsidiary in respect of performance bonds of the Company or any Subsidiary or surety bonds provided by the Company or any Restricted Subsidiary received in the ordinary course of business in connection with the construction or operation of a Cable Business.

     Any redesignation of a Non-Restricted Subsidiary as a Restricted Subsidiary shall be deemed for purposes of the foregoing covenant to be an incurrence of Indebtedness by the Company and its Restricted Subsidiaries of the Indebtedness of such Non-Restricted Subsidiary as of the time of such redesignation to the extent such Indebtedness does not already constitute Indebtedness of the Company or one of its Restricted Subsidiaries.

   Liens


     The 12 3/8% indenture provides that neither the Company nor any of its Restricted Subsidiaries may directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except:



         (1) Permitted Liens;

         (2) Liens securing Indebtedness and related obligations incurred under clauses (a), (b), (c), (d), (e), (h), (i) and (k) of the second paragraph of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;



         (3) Liens on the assets acquired or leased with the proceeds of Indebtedness permitted to be incurred under the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant; and



         (4) Liens securing Refinancing Indebtedness permitted to be incurred under the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant; provided that the Refinancing Indebtedness so issued and secured by such Lien shall not be secured by any property or assets of the Company or any of its Restricted Subsidiaries other than the property or assets subject to the Liens securing such Indebtedness being refinanced.


   Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries


     The 12 3/8% indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to



         (1) (a) pay dividends or make any other distributions to the Company or any of its Subsidiaries


                  (A) on its Capital Stock or

                  (B) with respect to any other interest or participation in, or measured by, its profits, or


             (b) pay any indebtedness owed to the Company or any of its Subsidiaries or



         (2) make loans or advances to the Company or any of its Subsidiaries or



         (3) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:



              (a) Existing Indebtedness as in effect on the Issuance Date,



              (b) the 12 3/8% indenture and the 12 3/8% notes,



              (c) any agreement covering or relating to Indebtedness permitted to be incurred under clause (a), (b), (c), (d), (e), (h) or
                  (i) (but only, in the case of clause (h) or (i), to the extent contemplated by the then-existing Credit Facility) of the second paragraph of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, provided that the provisions of such agreement permit any action referred to in clause (1) above in aggregate amounts sufficient to enable the payment of interest and principal and mandatory repurchases pursuant to the terms of the 12 3/8% Indenture and the 12 3/8% Notes but provided further that:


                  (x) any such agreement may nevertheless encumber, prohibit or restrict any action referred to in clause (1) above if an event of default under such agreement has occurred and is continuing or would occur as a result of any such action; and


                  (y) any such agreement may nevertheless contain

                        (I) restrictions limiting the payment of dividends or
                            the making of any other distributions to all or a portion of excess cash-flow (or any similar formulation thereof) and

                       (II) subordination provisions governing Indebtedness owed
                            to the Company or any Restricted Subsidiary,


         (4) applicable law,



         (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that the EBITDA of such Person is not taken into account in determining whether such acquisition was permitted by the terms of the 12 3/8% Indenture,



         (6) customary nonassignment provisions in leases entered into in the ordinary course of business and consistent with past practices,



         (7) provisions of joint venture or stockholder agreements, so long as such provisions are determined by a resolution of the Board of Directors to be, at the time of such determination, customary for such agreements,



         (8) with respect to clause (c) above, purchase money obligations for property acquired in the ordinary course of business or the provisions of any agreement with respect to any Asset Sale (or transaction which, but for its size, would be an Asset Sale), solely with respect to the assets being sold, or



         (9) permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are determined by a resolution of the Board of Directors to be no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

   Merger, Consolidation or Sale of Assets


     The 12 3/8% indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless



         (1) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands or of the United States, any state thereof or the District of Columbia;



         (2) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the Obligations (including the due and punctual payment of Additional Amounts (as defined in the 12 3/8% Indenture) if the surviving corporation is a corporation organized or existing under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands) of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the 12 3/8% notes and the 12 3/8% indenture;



         (3) immediately after such transaction no Default or Event of Default exists;



         (4) the Company or any entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made will have a ratio of Indebtedness to Annualized Pro Forma EBITDA equal to or less than the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding the transaction provided, however, that if the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such transaction is 6:1 or less, then the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company may be 0.5 greater than such ratio immediately preceding such transaction; and



         (5) such transaction would not result in the loss of any material authorization or Material License of the Company or its Subsidiaries.


   Additional Amounts; Optional Tax Redemption


     The 12 3/8% indenture provides that the "Payment of Additional Amounts" provision therein, relating to United Kingdom, Netherlands, Netherlands Antilles, Bermuda and Cayman Islands withholding and other United Kingdom, Netherlands, Netherlands Antilles, Bermuda and Cayman Islands taxes, and the "Optional Tax Redemption" provision therein, relating to the Company's option to redeem the 12 3/8% notes under certain circumstances if Additional Amounts are payable, apply to the 12 3/8% notes in certain circumstances. The provisions of the 12 3/8% indenture relating to the payment of Additional Amounts will only apply in the event that the Company becomes, or a successor to the Company is, a corporation organized or existing under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands. In such circumstances, all payments made by the Company on the 12 3/8% notes will be made without deduction or withholding, for or on account of, any and all present or future taxes, duties, assessments, or governmental charges of whatever nature unless the deduction or withholding of such taxes, duties, assessments or governmental charges is then required by law. If any deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands (or any political subdivision or taxing authority thereof or therein) shall at any time be required in respect of any amounts to be paid by the Company under the 12 3/8% notes, the Company will pay or cause to be paid such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts received by a holder of the 12 3/8% notes after such deduction or withholding shall be not less than the amounts specified in the 12 3/8% notes to which the holder of such 12 3/8% notes is entitled; provided, however, that the Company shall not be required to make any payment of Additional Amounts for or on account of:



         (1) any tax, assessment or other governmental charge to the extent such tax, assessment or other governmental charge would not have been imposed but for



               (a) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, nominee, trust, partnership or corporation), other than the holding of the 12 3/8% notes or the receipt of amounts payable in respect of the 12 3/8% notes and the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands or any political subdivision or taxing authority thereof or therein, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having had a permanent establishment therein or



               (b) the presentation of the 12 3/8% notes (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the holder would have been entitled to Additional Amounts had the 12 3/8% notes been presented on the last day of such period of 30 days;

         (2) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the holder of the 12 3/8% notes or, if different, the beneficial owner of the interest payable on the 12 3/8% notes, with a timely request of the Company addressed to such holder or beneficial owner to provide information, documents or other evidence concerning the nationality, identity or connection with the taxing jurisdiction of such holder or beneficial owner which is required or imposed by a statute, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax assessment or governmental charge;



         (3) any estate, inheritance, gift, sales, transfer, personal property or similar tax assessment or other governmental charge;



         (4) any tax assessment or other governmental charge which is collectible otherwise than by withholding from payments of principal amount, redemption amount, Change of Control Payment or interest with respect to a 12 3/8% note or withholding from the proceeds of a sale or exchange of a 12 3/8% note;



         (5) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal amount, redemption amount, Change of Control Payment or interest with respect to a 12 3/8% note, if such payment can be made, and is in fact made, without such withholding by any other paying agent located inside the United States;



         (6) any tax, assessment or other governmental charge imposed on a holder that is not the beneficial owner of a 12 3/8% note to the extent that the beneficial owner would not have been entitled to the payment of any such Additional Amounts had the beneficial owner directly held the 12 3/8% note;



         (7) any combination of items (1), (2), (3), (4), (5) and (6) above;



nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on the 12 3/8% notes to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor would not have been entitled to any Additional Amounts had such beneficiary or settlor been the holder of the 12 3/8% notes.



     The 12 3/8% notes may be redeemed at the option of the Company, in whole but not in part, upon not less than 30 nor more than 60 days notice, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption (or in the case of redemption of Notes prior to October 1, 2003, at a redemption price equal to 100% of the Accreted Value thereof as of the date of purchase) if after the Issuance Date there has occurred any change in or amendment to the laws (or any regulations or official rulings promulgated thereunder) of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to the official application or interpretation of such laws, regulation or rulings

(a "Change in Tax Law") which becomes effective after the Issuance Date, as a result of which the Company is or would be so required on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the 12 3/8% notes with respect to withholding taxes imposed by the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands, (or any political subdivision or taxing authority thereof or therein) (a "Withholding Tax") and such Withholding Tax is imposed at a rate that exceeds the rate (if any) at which Withholding Tax was imposed on the Issuance Date provided, that,



         (w) this paragraph shall not apply to the extent that, at the Relevant Date it was known or would have been known had professional advice of a nationally recognized accounting firm in the United Kingdom, Netherlands, Netherlands Antilles, Bermuda or the Cayman Islands, as the case may be, been sought, that a Change in Tax Law in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands, was to occur after the Issuance Date,



         (x) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of the 12 3/8% Notes then due,



         (y) at the time such notice of redemption is given, such obligation to pay such Additional Amount remains in effect and



         (z) the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company.



     The 12 3/8% notes may also be redeemed, in whole but not in part, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption if the person formed after the Issuance Date by a consolidation, amalgamation, reorganization or reconstruction (or other similar arrangement) of the Company or the person into which the Company is merged after the Issuance Date or to which the Company conveys, transfers or leases its properties and assets after the Issuance substantially as an entirety (collectively, a "Subsequent Consolidation") is required, as a consequence of such Subsequent Consolidation and as a consequence of a Change in Tax Law in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands occurring after the date of such Subsequent Consolidation to pay Additional Amounts with respect to Notes with respect to Withholding Tax and such Withholding Tax is imposed at a rate that exceeds the rate (if any) at which Withholding Tax was or would have been imposed on the date of such Subsequent Consolidation, provided, however, that this paragraph shall not apply to the extent that, at the date of such Subsequent Consolidation it was known or would have been known had professional advice of a nationally recognized accounting firm in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands, as the case may be, been sought, that a Change in Tax Law in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands, was to occur after such date.

     The Company will also pay, or make available for payment, to holders on the redemption date any Additional Amounts resulting from the payment of such redemption price.

   Transactions with Affiliates


     The 12 3/8% indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless



         (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and



         (2) the Company delivers to the Trustee



              (a) with respect to any Affiliate Transaction involving aggregate payments in excess of $1 million or any series of Affiliate Transactions with an Affiliate involving aggregate payments in excess of $1 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and such Affiliate Transaction is approved by a majority of the disinterested directors on the Board of Directors and



              (b) with respect to any Affiliate Transaction or any series of
                  Affiliate Transactions involving aggregate payments in excess of $25 million, an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing with high yield experience together with an Officers' Certificate to the effect that such opinion complies with this clause (ii);


provided, however, that notwithstanding the foregoing provisions, the following shall not be deemed to be Affiliate Transactions:


         (1) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or its predecessor or such Subsidiary;



         (2) transactions between or among the Company and/or its Restricted Subsidiaries;



         (3) transactions permitted by the provisions of the Indenture described above under the covenant "Restricted Payments;"



         (4) Liens permitted under the Liens covenant which are granted by the Company or any of its Subsidiaries to an unrelated Person for the benefit of the Company or any other Subsidiary of the Company;

         (5) any transaction pursuant to an agreement in effect on the Issuance Date;



         (6) the incurrence of Indebtedness by a Restricted Subsidiary where such Indebtedness is owed to the holders of the Equity Interests of such Restricted Subsidiary on a pro rata basis and on substantially identical principal financial terms;



         (7) management, operating, service or interconnect agreements entered into in the ordinary course of business with any Cable Business in which the Company or any Restricted Subsidiary has an Investment and which is not a Cable Controlled Subsidiary (and of which no Affiliate of the Company is an Affiliate other than as a result of such Investment); and



         (8) any tax sharing agreement.


   Reports


     Whether or not required by the rules and regulations of the Commission, so long as any 12 3/8% notes are outstanding, the Company will file with the Commission and furnish to the holders of 12 3/8% notes all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K (or the equivalent thereof under the Exchange Act for foreign private issuers in the event the Company becomes a corporation organized under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands), including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, in each case, as required by the rules and regulations of the Commission as in effect on the Issuance Date. If and as long as the 12 3/8% notes are listed on the Luxembourg Stock Exchange, copies of such reports will also be available at the specified office of the Luxembourg Agent. The Company does not publish unconsolidated financial reports.



EVENTS OF DEFAULT AND REMEDIES



     The 12 3/8% indenture provides that each of the following constitutes an Event of Default:



         (1) default for 30 days in the payment when due of interest (and Additional Amounts, if applicable) on the 12 3/8% notes;



         (2) default in payment when due of principal on the 12 3/8% notes;



         (3) failure by the Company to comply with the provisions described under the covenants "Change of Control," "Restricted Payments" or "Incurrence of Indebtedness and Issuance of Preferred Stock";



         (4) failure by the Company for 60 days after notice to comply with certain other covenants and agreements contained in the 12 3/8% indenture or the 12 3/8% notes;

         (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issuance Date, which default (a) is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;



         (6) failure by the Company or any Restricted Subsidiary of the Company to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $5 million, which judgments are not stayed within 60 days after their entry;



         (7) certain events of bankruptcy or insolvency with respect to the Company or any of its Material Subsidiaries; and



         (8) the revocation of a Material License.



     If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of then outstanding 12 3/8% notes may declare all the 12 3/8% notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Material Subsidiary, all outstanding 12 3/8% notes will become due and payable without further action or notice. Holders of the 12 3/8% notes may not enforce the 12 3/8% indenture or the 12 3/8% notes except as provided in the 12 3/8% indenture. Subject to certain limitations, holders of a majority in principal amount of outstanding 12 3/8% notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the 12 3/8% notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.



     The holders of a majority in aggregate principal amount of 12 3/8% notes then outstanding by notice to the Trustee may on behalf of the holders of all of the 12 3/8% notes waive any existing Default or Event of Default and its consequences under the 12 3/8% indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the 12 3/8% notes.



     The Company is required to deliver to the Trustee annually a statement regarding compliance with the 12 3/8% indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS



     No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any Obligations of the Company under the 12 3/8% notes or the 12 3/8% indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each holder of the 12 3/8% notes by accepting a 12 3/8% note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 12 3/8% notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that a waiver of such liabilities is against public policy.



DEFEASANCE AND DISCHARGE OF THE INDENTURE AND THE NOTES



     If the Company irrevocably deposits, or causes to be deposited, in trust with the Trustee or the Paying Agent, at any time prior to the stated maturity of the 12 3/8% notes or the date of redemption of all the outstanding 12 3/8% notes, as trust funds in trust, money or direct noncallable obligations of or guaranteed by the United States of America in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, (without reinvestment thereof) to pay timely and discharge the entire principal (or, if applicable, all amounts payable in respect of Accreted Value) of the then outstanding 12 3/8% notes and all interest due thereon to maturity or redemption, the 12 3/8% indenture shall cease to be of further effect as to all outstanding 12 3/8% notes ("Defeasance") except, among other things, as to



         (1) remaining rights of registration of transfer and substitution and exchange of the 12 3/8% notes,



         (2) rights of holders to receive payment of principal of (or, if applicable, payments in respect of Accreted Value) and interest on the 12 3/8% notes, and



         (3) the rights, obligations and immunities of the Trustee.


     In order to exercise Defeasance:


         (1) the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that



              (a) the Company has received from, or there has been published by, the Internal Revenue Service, a ruling or



              (b) since the date of the 12 3/8% indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon, such Opinion of Counsel shall confirm that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

         (2) no Event of Default shall have occurred and be continuing on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;



         (3) such Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;



         (4) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;



         (5) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of 12 3/8% notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;



         (6) the deposit shall not result in the Company, the Trustee or the trust being subject to the Investment Company Act of 1940;



         (7) holders of the 12 3/8% notes will have a valid, perfected and unavoidable (under applicable bankruptcy or insolvency laws), subject to the passage of time referred to in clause (iv) above, first priority security interest in the trust funds; and



         (8) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Defeasance have been complied with.



UNCLAIMED MONEY, PRESCRIPTION


     If money deposited with the Trustee or Paying Agent for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, holders of 12 3/8% Notes entitled to the money must look to the Company for payment unless an abandoned property law designates another person and all liability of the Trustee and such Paying Agent shall cease. Other than as set forth in this paragraph, the 12 3/8% Indenture does not provide for any prescription period for the payment of interest and principal on the 12 3/8% Notes.


TRANSFER AND EXCHANGE



     A holder may transfer or exchange interests in the 12 3/8% notes in accordance with procedures described in "Book-Entry; Delivery and Form." The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the 12 3/8% indenture. The Company is not required to transfer or exchange any 12 3/8% note selected for redemption. Also, the Company is not required to transfer or exchange any 12 3/8 note for a period of 15 days before a selection of 12 3/8% notes to be redeemed.



     The registered holder of a 12 3/8% note will be treated as the owner of it for all purposes.



AMENDMENT, SUPPLEMENT AND WAIVER



     Except as provided in the next succeeding paragraph, the 12 3/8% indenture or 12 3/8% notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the then outstanding 12 3/8% notes (including consents obtained in connection with a tender offer or exchange offer for such 12 3/8% notes), and any existing default or compliance with any provision of the 12 3/8% indenture or 12 3/8% notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding 12 3/8% notes (including consents obtained in connection with a tender offer or exchange offer for such 12 3/8% notes).



     Without the consent of each holder affected, an amendment or waiver may not (with respect to any 12 3/8% notes held by a non-consenting holder of 12 3/8% notes):



     (1) reduce the amount of 12 3/8% notes whose holders must consent to an amendment, supplement or waiver,



     (2) reduce the principal of or change the fixed maturity of any 12 3/8% note or alter the provisions with respect to the redemption of the 12 3/8% notes (except for repurchases of the 12 3/8% notes pursuant to the covenants described above under the captions "-- Asset Sales" and "-- Change of Control"),



     (3) reduce the rate of or change the time for payment of interest on any 12 3/8% note,



     (4) waive a default in the payment of principal of or interest on any 12 3/8% notes (except a rescission of acceleration of the 12 3/8% notes by the holders of at least a majority in aggregate principal amount of the 12 3/8% notes and a waiver of the payment default that resulted from such acceleration),



     (5) make any 12 3/8% note payable in money other than that stated in the 12 3/8% notes,



     (6) make any change in the provisions of the 12 3/8% indenture relating to waivers of past Defaults or the rights of holders of 12 3/8% notes to receive payments of principal of or interest on the 12 3/8% notes,



     (7) waive a redemption payment with respect to any 12 3/8% note or



     (8) make any change in the foregoing amendment and waiver provisions.



     Notwithstanding the foregoing, without the consent of any holder of 12 3/8% notes, the Company and the Trustee may amend or supplement the 12 3/8% indenture or 12 3/8%
notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated 12 3/8% notes in addition to or in place of certificated 12 3/8% notes, to provide for the assumption of the Company's obligations to holders of the 12 3/8% notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the 12 3/8% notes or that does not adversely affect the legal rights under the 12 3/8% indenture of any such holder, or to comply with requirements of the Commission in order to maintain the qualification of the 12 3/8% indenture under the Trust Indenture Act.



     Any notice or communication to a holder of 12 3/8% notes shall be mailed by first-class mail to such holder's address as shown in the register kept by the Registrar. If a notice or communication is mailed in the manner provided in the preceding sentence within the time period prescribed, it is duly given, whether or not the addressee receives it. In addition, if and as long as the 12 3/8% notes are listed on the Luxembourg Stock Exchange, all notices regarding the 12 3/8% notes shall be published in English in one leading newspaper with circulation in Luxembourg. It is expected that publication of notices will normally be made in the Luxembourger Wort in Luxembourg.


GOVERNING LAW


     The 12 3/8% notes and the 12 3/8% indenture will be governed exclusively by the laws of the State of New York.



CONCERNING THE TRUSTEE



     The 12 3/8% indenture contains limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.



     The holders of a majority in principal amount of then outstanding 12 3/8% notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee under the 12 3/8% indenture, subject to certain exceptions. The 12 3/8% indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the 12 3/8% indenture at the request of any holder of 12 3/8% notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.


     The Chase Manhattan Bank is also the trustee for all of the Existing Notes and the Convertible Notes.

LISTING


     Application will be made to list the 12 3/8% new notes on the Luxembourg Stock Exchange. The legal notice relating to the issue of the 12 3/8% new notes and the Certificate of Incorporation and By-laws of the Company will be registered prior to the listing with the Registrar of the District Court in Luxembourg, where such documents are available for inspection and where copies thereof can be obtained upon request. In addition, if and as long as the 12 3/8% notes are listed on the Luxembourg Stock Exchange, an agent for making payments on, and transfers of, 12 3/8% notes will be maintained in Luxembourg. The Company has initially designated Chase Manhattan Bank Luxembourg S.A. as its agent for such purposes.



DEFINITIONS



     Set forth below are selected defined terms used in the 12 3/8% indenture. Reference is made to the 12 3/8% Indenture for a full definition of all terms, as well as any other capitalized terms used in this description of the 12 3/8% notes for which no definition is provided.


     "Accreted Value"   means, as of any date of determination prior to October
1, 2003, with respect to any Note, the sum of

     (a) the initial offering price (which shall be calculated by discounting the aggregate principal amount at maturity of such Note, at a rate of 12 3/8% per annum, compounded semiannually on each April 1 and October 1, from October 1, 2003 to the date of issuance) of such Note, and

     (b) the portion of the excess of the principal amount of such Note over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at a rate of 12 3/8% per annum of the initial offering price of a Note compounded semiannually on each April 1 and October 1 from the date of issuance of the Note through the date of determination, computed on the basis of a 360-day year of twelve 30-day months.

     "Acquired Debt"   means, with respect to any specified Person, Indebtedness
of any other Person (the "Acquired Person") existing at the time such Acquired Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such Acquired Person merging with or into or becoming a Subsidiary of such specified Person.

     "Acquired Person"   has the meaning specified in the definition of Acquired
Debt.

     "Adjusted Total Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (including the amount of any Investment in any Non-Restricted Subsidiary), except to the extent resulting from write-ups of assets (other than write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom


     (1) all current liabilities of the Company and its Restricted Subsidiaries, and

     (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as calculated in conformity with GAAP.


For purposes of this Adjusted Total Assets definition,

         (a) assets shall be calculated less applicable accumulated depreciation, accumulated amortization and other valuation reserves, and

         (b) all calculations shall exclude all intercompany items.

     "Adjusted Total Controlled Assets" means the total amount of assets of the Company and its Cable Controlled Subsidiaries, except to the extent resulting from write-ups of assets (other than write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom


     (1) all current liabilities of the Company and such Cable Controlled Subsidiaries; and



     (2) all goodwill, trade names, trademarks, patients, unamortized debt discount and expense and other like intangibles of the Company and such Restricted Subsidiaries, all as calculated in conformity with GAAP;


provided that Adjusted Total Controlled Assets shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to the aggregate amount of all Investments of the Company or any such Cable Controlled Subsidiaries in any Person other than a Cable Controlled Subsidiary, except Cash Equivalents. For purposes of this Adjusted Total Controlled Assets definition,

     (a) assets shall be calculated less applicable accumulated depreciation, accumulated amortization and other valuation reserves, and

     (b) all calculations shall exclude all intercompany items.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Annualized Pro Forma EBITDA" means, with respect to any Person, such Person's Pro Forma EBITDA for the latest fiscal quarter multiplied by four.

     "Asset Sale" means


         (1) any sale, lease, transfer, conveyance or other disposition of any assets (including by way of a sale-and-leaseback) other than the sale or transfer of inventory or goods held for sale in the ordinary course of business (provided that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company shall be governed by the provisions of the Indenture described under the captions "Change of Control" or "Merger, Consolidation or Sale of Assets") or


         (2) any issuance, sale, lease, transfer, conveyance or other disposition of any Equity Interests of any of the Company's Restricted Subsidiaries to any Person; in either case other than



              (a) to



                  (A) the Company,



                  (B) any Wholly Owned Subsidiary, or



                  (C) any Subsidiary which is a Subsidiary of the Company on the
                      Issuance Date provided that at the time of and after giving effect to such issuance, sale, lease, transfer, conveyance or other disposition to such Subsidiary, the Company's ownership percentage in such Subsidiary is equal to or greater than such percentage on the Issuance Date or



              (b) the issuance, sale, transfer, conveyance or other disposition of Equity Interests of a Subsidiary in exchange for capital contributions made on a pro rata basis by the holders of the Equity Interests of such Subsidiary.


     "Cable Assets" means tangible or intangible assets, licenses (including, without limitation, Licenses) and computer software used in connection with a Cable Business.

     "Cable Business" means

          (i) any Person directly or indirectly operating, or owning a license to operate, a cable and/or television and/or telephone and/or telecommunications system or service principally within the United Kingdom and/or the Republic of Ireland and

         (ii) any Cable Related Business.

     "Cable Controlled Property" means a Cable Controlled Subsidiary or a Cable Asset held by a Cable Controlled Subsidiary.

     "Cable Controlled Subsidiary" means any Restricted Subsidiary which is primarily engaged, directly or indirectly, in one or more Cable Businesses.

     "Cable Related Business" means a Person which directly or indirectly owns or provides a service or product used in a Cable Business, including, without limitation, any television programming, production and/or licensing business or any programming guide or telephone directory business or content or software related thereto.

     "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests.

     "Capital Stock Sale Proceeds" means the aggregate net sale proceeds (including from the sale of any property received for the Capital Stock or the fair market value of such property, as determined by an independent appraisal firm) received by the Company or any Subsidiary of the Company from the issue or sale (other than to a Subsidiary) by the Company of any class of its Capital Stock after October 14, 1993 (including Capital Stock of the Company issued after October 14, 1993 upon conversion of or in exchange for other securities of the Company).

     "Cash Equivalents" means


         (1) Permitted Currency,



         (2) securities issued or directly and fully guaranteed or insured by the United States government, a European Union member government or any agency or instrumentality thereof having maturities of not more than six months and two days from the date of acquisition,



         (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank(s) domiciled in the United States, the United Kingdom, the Republic of Ireland or any other European Union member having capital and surplus in excess of $500 million,



         (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) entered into with any financial institution meeting the qualifications specified in clause (3) above,



         (5) commercial paper rated P-1 or the equivalent thereof by Moody's or A-1 or the equivalent thereof by S&P and in each case maturing within six months and two days after the date of acquisition and



         (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1)-(5) of this definition.


     "Change of Control" means


         (1) the sale, lease or transfer of all or substantially all of the assets of the Company to any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder),



         (2) the approval by the requisite stockholders of the Company of a plan of liquidation or dissolution of the Company,



         (3) any "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all classes of the voting stock of the Company and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, unless, as a result of such transaction, the ultimate direct or indirect ownership of the Company is substantially the same immediately after such transaction as it was immediately prior to such transaction, or


         (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office.


     "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Ratings Decline.

     "Consolidated Interest Expense" means, for any Person, for any period, the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, and non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Interest Rate Agreement, however denominated, with respect to such Indebtedness), the amount of Redeemable Dividends, Restricted Subsidiary Preferred Stock Dividends and the interest component of rentals in respect of any capital lease obligation paid, in each case whether accrued or scheduled to be paid or accrued by such Person and its Subsidiaries (other than Non-Restricted Subsidiaries) during such period to the extent such amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a capital lease obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such capital lease obligation in accordance with GAAP consistently applied.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries (other than Non-Restricted Subsidiaries) for such period, on a consolidated basis, determined in accordance with GAAP; provided, that


         (1) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary,

         (2) the Net Income of any Person that is a Subsidiary (other than a Subsidiary of which at least 80% of the Capital Stock having ordinary voting power for the election of directors or other governing body of such Subsidiary is owned by the referent Person directly or indirectly through one or more Subsidiaries) shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary,



         (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and



         (4) the cumulative effect of a change in accounting principles shall be excluded.


     "Convertible Subordinated Notes" means the Company's 7% Convertible Subordinated Notes issued pursuant to an indenture dated as of June 12, 1996 also between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee.

     "Credit Facility" means the Facilities Agreement dated October 17, 1997 between NTL (UK) Group Inc., as principal guarantor, Chase Manhattan plc, as arranger, Chase Manhattan International Limited, as agent and security trustee and the Chase Manhattan Bank as issuer, as such Facilities Agreement may be supplemented, amended, restated, modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time in an aggregate outstanding principal amount not to exceed the greater of


     (1) L555 million and



     (2) the amount of the aggregate commitments thereunder as the same may be increased after March 13, 1998 as contemplated by the Facilities Agreement as amended or supplemented to March 13, 1998, but in no event greater than L875 million, less, in each case, the aggregate amount of all Net Proceeds of Asset Sales that have been applied to permanently reduce Indebtedness under the Credit Facility pursuant to the covenant described above under "-- Asset Sales."


Indebtedness that may otherwise be incurred under the Indenture may, but need not, be incurred under the Credit Facility without regard to the limit set forth in the preceding sentence. Indebtedness outstanding under the Credit Facility on the date of the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (a) of the second paragraph of the covenant described above under "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

     "Cumulative EBITDA" means the cumulative EBITDA of the Company from and after the Issuance Date to the end of the fiscal quarter immediately preceding the date of a proposed Restricted Payment, or, if such cumulative EBITDA for such period is negative, minus the amount by which such cumulative EBITDA is less than zero; provided, however, that EBITDA of Non-Restricted Subsidiaries shall not be included.

     "Cumulative Interest Expense" means the aggregate amount of Consolidated Interest Expense paid, accrued or scheduled to be paid or accrued by the Company from the Issuance Date to the end of the fiscal quarter immediately preceding a proposed Restricted Payment, determined on a consolidated basis in accordance with GAAP.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

     "EBITDA" means, for any Person, for any period, an amount equal to


         (1) the sum of



              (a) Consolidated Net Income for such period (exclusive of any gain or loss realized in such period upon an Asset Sale), plus



              (b) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) whereof, plus



              (c) Consolidated Interest Expense for such period, plus



              (d) depreciation for such period on a consolidated basis, plus



              (e) amortization of intangibles for such period on a consolidated basis, plus



              (f) any other non-cash item reducing Consolidated Net Income for such period (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period), minus


         (2) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP consistently applied.


     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Indebtedness that is convertible into, or exchangeable for, Capital Stock).

     "European Union member" means any country that is or becomes a member of the European Union or any successor organization thereto.

     "Exchange Rate Contract" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or combination thereof, the principal purpose of which is to provide protection against fluctuations in currency exchange rates. An Exchange Rate Contract may also include an Interest Rate Agreement.

     "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries in existence on the Issuance Date, until such amounts are repaid, including, without limitation, the Existing Notes.

     "Existing Notes" means the Old Notes and the Convertible Subordinated
Notes.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect on the Issuance Date and are applied on a consistent basis.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases and sale-and-leaseback transactions) or representing any hedging obligations under an Exchange Rate Contract or an Interest Rate Agreement, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than obligations under an Exchange Rate Contract or an Interest Rate Agreement) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of items which would be included within this definition. The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness issued with original issue discount.

     "Interest Rate Agreement" means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement the principal purpose of which is to protect the party indicated therein against fluctuations in interest rates.

     "Investment Grade" means BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's. In the event that the Company shall be permitted to select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances and loans, joint property ownership and other arrangements, in each case, made to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Issuance Date" means the date on which the Notes are first authenticated and issued.

     "License" means any license issued or awarded pursuant to the Broadcasting Act 1990, the Cable and Broadcasting Act 1984, the Telecommunications Act 1984 or the Wireless Telegraphy Act 1948 (in each case, as such Acts may, from time to time be, amended, modified or re-enacted) (or equivalent statutes of any jurisdiction) to operate or own a Cable Business.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent or successor statutes) of any jurisdiction).

     "Material License" means a License held by the Company or any of its Subsidiaries which License at the time of determination covers a number of Net Households which equals or exceeds 5% of the aggregate number of Net Households covered by all of the Licenses held by the Company and its Subsidiaries at such time.

     "Material Subsidiary" means


         (1) NTL UK Group, Inc. (formerly known as OCOM Sub II, Inc.), NTLIH, NTL Group Limited, CableTel Surrey Limited, CableTel Cardiff Limited, CableTel Glasgow, CableTel Newport and CableTel Kirklees and



         (2) any other Subsidiary of the Company which is a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act of 1933 and the Exchange Act (as such Regulation is in effect on the date of the Indenture).


     "Monetize" means a strategy with respect to Equity Interests that generates an amount of cash equal to the fair value of such Equity Interests.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Households" means the product of


         (1) the number of households covered by a License in the United Kingdom and



         (2) the percentage of the entity holding such License which is owned directly or indirectly by the Company.


     "Net Income" means, with respect to any Person for a specific period, the net income (loss) of such Person during such period, determined in accordance with GAAP, excluding, however, any gain (but not loss) during such period, together with any related provision for taxes on such gain (but not loss), realized during such period in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale-and-leaseback transactions), and excluding any extraordinary gain (but not loss) during such period, together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

     "Non-Controlled Subsidiary" means an entity which is not a Cable Controlled Subsidiary.

     "Non-Recourse Debt" means Indebtedness or that portion of Indebtedness as to which none of the Company, nor any Restricted Subsidiary:


         (1) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness);



         (2) is directly or indirectly liable; or



         (3) constitutes the lender.


     "Non-Restricted Subsidiary" means


         (1) a Subsidiary that


              (a) at the time of its designation by the Board of Directors as a
                  Non-Restricted Subsidiary has not acquired any assets (other than as specifically permitted by clause (e) of "Permitted Investments" or by the "Restricted Payments" covenant), at any previous time, directly or indirectly from the Company or any of its Restricted Subsidiaries,

              (b) has no Indebtedness other than Non-Recourse Debt and

              (c) that at the time of such designation, after giving pro forma effect to such designation, the ratio of Indebtedness to Annualized Pro Forma

                  EBITDA of the Company is equal to or less than the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such designation, provided, however, that if the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such designation is 6:1 or less, then the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company may be 0.5 greater than such ratio immediately preceding such designation;


         (2) any Subsidiary which


              (a) has been acquired or capitalized out of or by Equity Interests of the Company or Capital Stock Sales Proceeds therefrom,

              (b) has no Indebtedness other than Non-Recourse Debt and

              (c) is designated as a Non-Restricted Subsidiary by the Board of
                  Directors or is merged, amalgamated or consolidated with or into, or its assets or capital stock is to be transferred to, a Non-Restricted Subsidiary; or


         (3) any Subsidiary of a Non-Restricted Subsidiary.


     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Old Notes" means the 12 3/4% Notes, the 11 1/2% Deferred Coupon Notes, the 10 3/4% Notes, the 10% Notes, the 9 3/4% Notes, the 9 1/2% Notes and the 11 1/2% Notes.

     "Other Qualified Notes" means any outstanding senior indebtedness of the Company issued pursuant to an indenture having a provision substantially similar to the Asset Sale Offer provision contained in the Indenture (including, without limitation, the 12 3/4% Notes, the 11 1/2% Deferred Coupon Notes, the 10 3/4% Notes, the 10% Notes, the 9 3/4% Notes, the 9 1/2% Notes and the 11 1/2% Notes).

     "Permitted Acquired Debt" means, with respect to any Acquired Person (including, for this purpose, any Non-Restricted Subsidiary at the time such Non-Restricted Subsidiary becomes a Restricted Subsidiary), Acquired Debt of such Acquired Person and its Subsidiaries in an amount (determined on a consolidated basis) not exceeding the sum of


         (1) amount of the gross book value of property, plant and equipment of the Acquired Person and its Subsidiaries as set forth on the most recent consolidated balance sheet of the Acquired Person (which may be unaudited) prior to the date it becomes an Acquired Person and



         (2) the aggregate amount of any Cash Equivalents held by such Acquired Person at the time it becomes an Acquired Person.


     "Permitted Currency" means the lawful currency of the United States or a European Union member.

     "Permitted Designee" means


         (1) a spouse or a child of a Permitted Holder,



         (2) trusts for the benefit of a Permitted Holder or a spouse or child of a Permitted Holder,



         (3) in the event of the death or incompetence of a Permitted Holder, his estate, heirs, executor, administrator, committee or other personal representative or



         (4) any Person so long as a Permitted Holder owns at least 50% of the voting power of all classes of the voting stock of such Person.


     "Permitted Holders" means George S. Blumenthal, J. Barclay Knapp and their Permitted Designees.

     "Permitted Investments" means


         (1) any Investments in the Company or in a Cable Controlled Property or in a Qualified Subsidiary (including, without limitation,



              (a) Guarantees of Indebtedness of the Company, a Cable Controlled
                  Subsidiary or a Qualified Subsidiary,



              (b) Liens securing such Indebtedness or Guarantees or



              (c) the payment of any balance deferred and unpaid of the purchase price of any Qualified Subsidiary;



         (2) any Investments in Cash Equivalents;



         (3) Investments by the Company in Indebtedness of a counter-party to an Exchange Rate Contract for hedging a Permitted Currency exchange risk that are made, for purposes other than speculation, in connection with such contract to hedge not more than the aggregate principal amount of the Indebtedness being hedged (or, in the case of Indebtedness issued with original issue discount, based on the amounts payable after the amortization of such discount);



         (4) Investments by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment



              (a) such Person becomes a Cable Controlled Subsidiary or



              (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company; and



         (5) any issuance, transfer or other conveyance of Equity Interests in the Company (or any Capital Stock Sales Proceeds therefrom) to a Subsidiary of the Company.

     "Permitted Liens" means


         (1) Liens in favor of the Company;



         (2) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any of its Subsidiaries other than the property or assets subject to the Liens prior to such merger or consolidation;



         (3) liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or are being contested in good faith and by appropriate proceedings;



         (4) Liens existing on the Issuance Date;



         (5) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor and



         (6) easements, rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties or minor imperfections of title that, in the aggregate, are not material in amount, and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company or its Restricted Subsidiaries.


     "Permitted Non-Controlled Assets" means Equity Interests in any Person primarily engaged, directly or indirectly, in one or more Cable Businesses if such Equity Interests


         (1) were acquired by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale or any Investment otherwise permitted under the terms of the Indenture and



         (2) to the extent that, after giving pro forma effect to the acquisition thereof by the Company or any of its Restricted Subsidiaries, Adjusted Total Controlled Assets is greater than 80% of Adjusted Total Assets based on the most recent consolidated balance sheet of the Company.


     "Pro Forma EBITDA" means for any Person, for any period, the EBITDA of such Person as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP after giving effect to the following:


         (1) if, during or after such period, such Person or any of its Subsidiaries shall have made any Asset Sale, Pro Forma EBITDA of such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Pro Forma EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the Pro Forma EBITDA (if negative) directly attributable thereto for such period and


         (2) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person or whose assets are held directly by such Person or a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to the acquisition of such Person or business (without giving effect to clause (iii) of the definition of Consolidated Net Income); and provided further that, with respect to the Company, all of the foregoing references to "Subsidiary" or "Subsidiaries" shall be deemed to refer only to a "Restricted Subsidiary" or "Restricted Subsidiaries" of the Company.


     "Qualified Subsidiary" means a Wholly Owned Subsidiary, or an entity that will become a Wholly Owned Subsidiary after giving effect to the transaction being considered, that at the time of and after giving effect to the consummation of the transaction under consideration,


         (1) is a Cable Business or holds only Cable Assets,



         (2) has no Indebtedness (other than Indebtedness being incurred to consummate such transaction) and



         (3) has no encumbrances or restrictions (other than such encumbrances or restrictions imposed or permitted by the Indenture, the indentures governing the Old Notes or any other instrument governing unsecured indebtedness of the Company which is pari passu with the Notes) on its ability to pay dividends or make any other distributions to the Company or any of its Subsidiaries.


     "Rating Agencies" means


         (1) S&P,



         (2) Moody's and



         (3) if S&P or Moody's or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.


     "Rating Category" means


         (1) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories),



         (2) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories) and

         (3) the equivalent of any such category of S&P or Moody's used by another Rating Agency.


In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and -- for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB to BB-, as well as from BB- to B+, will constitute a decrease of one gradation).

     "Rating Date" means that date which is 90 days prior to the earlier of


         (1) a Change of Control and



         (2) public notice of the occurrence of a Change of Control or of the intention by the Company or any Permitted Holder to effect a Change of Control.


     "Ratings Decline" means the occurrence of any of the following events on, or within six months after, the date of public notice of the occurrence of a Change of Control or of the intention of the Company or any Person to effect a Change of Control (which period shall be extended so long as the rating of any of the Company's debt securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies):


         (1) in the event that any of the Company's debt securities are rated by both of the Rating Agencies on the Rating Date as Investment Grade, the rating of such securities by either of the Rating Agencies shall be below Investment Grade,



         (2) in the event that any of the Company's debt securities are rated by either, but not both, of the Rating Agencies on the Rating Date as Investment Grade, the rating of such securities by both of the Rating Agencies shall be below Investment Grade, or



         (3) in the event any of the Company's debt securities are rated below Investment Grade by both of the Rating Agencies on the Rating Date, the rating of such securities by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).


     "Redeemable Dividend" means, for any dividend with regard to Disqualified Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Stock.

     "Replacement Assets" means


         (1) Cable Assets,



         (2) Equity Interests of any Person engaged, directly or indirectly, primarily in a Cable Business, which Person is or will become on the date of acquisition thereof a Restricted Subsidiary as a result of the Company's acquiring such Equity Interests,

         (3) Permitted Non-Controlled Assets or



         (4) any combination of the foregoing.


     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" means any Subsidiary of the Company which is not a Non-Restricted Subsidiary.

     "Restricted Subsidiary Preferred Stock Dividend" means, for any dividend with regard to preferred stock of a Restricted Subsidiary, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such preferred stock.

     "S&P" means Standard & Poor's Ratings Group and its successors.

     "Subordinated Debentures" means the debentures exchangeable by the Company for the Preferred Stock in accordance with the Certificate of Designation therefor.

     "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing


     (1) the sum of the products obtained by multiplying,



         (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by



         (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by



     (2) the then outstanding principal amount of such Indebtedness.


     "Wholly Owned Subsidiary" means, at any time, a Restricted Subsidiary all of the Capital Stock of which (except directors' qualifying shares) is at the time owned directly or indirectly by the Company.

                              REGISTRATION RIGHTS


     The following summary of the registration rights provided in the registration rights agreements and the old notes is not complete. You should refer to the registration rights agreements and the old notes for a full description of the registration rights that apply to the old notes.



     Holders of new notes are not generally entitled to any registration rights with respect to such new notes. Pursuant to the registration rights agreements, holders of old notes are entitled to some registration rights. Pursuant to the registration rights agreements, we agreed to file with the Commission a registration statement, including a prospectus, on the appropriate form under the Securities Act with respect to an offer to exchange each class of the old notes for new notes registered under the Securities Act with terms substantially identical to those of each class of the old notes. Upon the effectiveness of the exchange offer registration statement, we will offer to the holders of transfer restricted securities pursuant to the exchange offer, who are able to make certain representations with respect to the applicable class of old notes, the opportunity to exchange their transfer restricted securities for new notes of the applicable class. If



     (1) with respect to any class of the old notes we are not required to file the exchange offer registration statement or permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or Commission policy or



     (2) any holder of transfer restricted notes notifies us within the specified time period that



         (A) it is prohibited by law or Commission policy from participating in the exchange offer or



         (B) that it may not resell the exchange securities acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales or



         (C) that it is a broker-dealer and owns old notes acquired directly from us or an affiliate of NTL, we will file with the Commission a shelf registration statement to cover resales of the applicable old notes by the holders who satisfy some conditions relating to the provision of information in connection with the shelf registration statement. We will use our best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.



     For purposes of the foregoing, "transfer restricted notes" means each old note until



     (1) the date on which such note has been exchanged by a person other than a broker-dealer for a new note in the exchange offer,



     (2) following the exchange by a broker-dealer in the exchange offer of an old note for a new note, the date on which such new note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer registration statement,



     (3) the date on which such old note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement,



     (4) the date on which such old note is distributed to the public pursuant to Rule 144 under the Securities Act or any similar provision then in effect or is saleable pursuant to Rule 144(k) under the Securities Act or



     (5) the date upon which such old note ceases to be outstanding.



     The registration rights agreements provide that



     (1) we will file an exchange offer registration statement with the Commission on or prior to January 31, 1999 with respect to the 11 1/2% new notes, and on or prior to February 4, 1999 with respect to the 12 3/8% new notes,



     (2) we will use our best efforts to have the exchange offer registration statement declared effective by the Commission on or prior to May 1, 1999 with respect to the 11 1/2% new notes, and on or prior to May 5, 1999 with respect to the 12 3/8% new notes,



     (3) unless the exchange offer would not be permitted by applicable law or Commission policy, we will commence the exchange offer and use our best efforts to issue on or prior to June 10, 1999, 11 1/2% new notes in exchange for all 11 1/2% old notes tendered prior thereto in the exchange offer and to issue on or prior to June 14, 1999, 12 3/8% new notes in exchange for all 12 3/8% old notes tendered prior thereto in the exchange offer and



     (4) if obligated to file the shelf registration statement, we will use our best efforts to file the shelf registration statement with the Commission as promptly as practicable after such filing obligation arises and to cause the shelf registration to be declared effective by the Commission on or prior to June 10, 1999 with respect to the 11 1/2% new notes, and on or prior to June 14, 1999 with respect to the 12 3/8% new notes.



If, with respect to any class of the notes



     (1) we fail to file the exchange offer registration statement on or before the date specified for such filing,



     (2) the exchange offer registration statement is not declared effective on or prior to May 1, 1999 with respect to the 11 1/2% new notes, and on or prior to May 5, 1999 with respect to the 12 3/8% new notes or



     (3) we fail to consummate the exchange offer, or a shelf registration statement is not declared effective, within the specified time frames (each such event referred to in clauses (1) through (3) above a "registration default"), then we will pay special interest pursuant to provisions of the old notes to each holder of the applicable old notes. Special interest will accrue from and including

         (1) February 1, 1999 with respect to the 11 1/2% notes and February 5, 1999 with respect to the 12 3/8% notes, in the case of clause (1) above,



         (2) May 2, 1999 with respect to the 11 1/2% notes and May 6, 1999 with respect to the 12 3/8% notes, in the case of clause (2) above,



         (3) June 11, 1999 with respect to the 11 1/2% notes and June 15, 1999 with respect to the 12 3/8% notes, in the case of clause (3) above or



         (4) June 11, 1999 with respect to the 11 1/2% notes and June 15, 1999 with respect to the 12 3/8% notes, in the case of clause (4) above (each such period referred to in clauses (1)-(4) above an "Accrual Period"), at a rate per annum equal to 0.50% of the principal amount of the 11 1/2% old notes or the accreted value of the 12 3/8% old notes, as applicable (determined daily).



     The amount of the special interest will increase by an additional 0.50% of the principal amount of the 11 1/2% old notes or the accreted value of the 12 3/8% old notes, as applicable with respect to each subsequent applicable accrual period until all registration defaults have been cured, up to a maximum amount of special interest of 1.50% per annum of the principal amount of the 11 1/2% old notes or the accreted value of the 12 3/8% old notes, as applicable (determined daily). All accrued special interest will be paid by us on each Interest Payment Date to the applicable Global Note holder by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of special interest will cease.



     In the event that a shelf registration statement is declared effective pursuant to the terms of a registration rights agreement, if we fail to keep such registration statement continuously effective for the period required by the registration rights agreement, then from such time as the shelf registration statement is no longer effective until the earlier of



     (1) the date that the shelf registration statement is again deemed effective,



     (2) November 2, 2000 with respect to the 11 1/2% old notes or November 6, 2000 with respect to the 12 3/8% old notes or



     (3) the date as of which all of the transfer restricted notes are sold pursuant to the shelf registration statement,



special interest pursuant to provisions of the notes shall accrue at a rate per annum equal to 0.50% of the principal amount of the 11 1/2% old notes or the Accreted Value of the 12 3/8% old notes, as applicable (determined daily) (1.00% thereof if the shelf registration statement is no longer effective for 30 days or more) and shall be payable in cash semiannually in arrears on each April 1 and October 1 of each year, to the holders of record on the immediately preceding March 15 and September 15, respectively. We will be permitted to suspend use of the prospectus that is part of any shelf registration statement during certain periods of time and in certain circumstances relating to pending corporate developments and public filings with Commission and similar events.



     Special interest on the old notes, if any, will be computed on the basis of a 360-day year comprised of twelve 30-day months.



     Holders of old notes will be required to make certain representations to us as described in the registration rights agreement in order to participate in the exchange offer and will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their notes included in the shelf registration statement and benefit from the provisions regarding special interest pursuant to provisions of the old notes, as set forth above.

                       FEDERAL INCOME TAX CONSIDERATIONS



     The following is a discussion of the material U.S. federal income tax consequences of an exchange of old notes for the new notes and the ownership of the new notes. It deals only with notes held as capital assets by initial holders of old notes, and does not deal with special situations, such as those of dealers in securities, financial institutions, insurance companies and holders whose "functional currency" is not the U.S. dollar, or special rules with respect to straddle or "hedging" transactions. The discussion below is based upon the Internal Revenue Code of 1986, as amended and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (including retroactively) so as to result in federal income tax consequences different from those discussed below.



     You are urged to consult your tax advisor regarding the tax consequences that may be specific to you of the exchange of old notes for new notes and the ownership of the new notes, as well as any tax consequences arising under any state, local or foreign laws.



     As used herein, the term "U.S. holder" means a beneficial owner of a note that is for United States federal income tax purposes



     (1) a citizen or resident of the United States,



     (2) a corporation, partnership or other entity created or organized under the laws of the United States or any political subdivision thereof or therein,



     (3) an estate or trust described in Section 7701(a)(30) of the Internal Revenue Code, or



     (4) a person whose worldwide income or gain is otherwise subject to U.S. federal income taxation on a net income basis.



As used herein, the term "Non-U.S. holder" means a holder of a note that is not a U.S. holder.



EXCHANGE OF NOTES



     There will be no federal income tax consequences to holders exchanging old notes for new notes pursuant to the exchange offer since the exchange offer will be by operation of the original terms of the old notes, pursuant to a unilateral act by us, and will not result in any material alteration in the terms of the old notes. Each exchanging holder will have the same adjusted tax basis and holding period in the new notes as it had in the old notes immediately before the exchange.



TAXATION OF NOTES -- U.S. HOLDERS



     Payments of Interest.   Payments of interest on the 11 1/2% notes generally
will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or received (in accordance with the U.S. holder's method of accounting for federal income tax purposes).

     If NTL meets the Foreign Active Business Requirement discussed below, interest, including OID as defined below, paid on the notes may be treated as foreign source income. Due to the factual nature of the issue, however, it is not certain that NTL will meet such requirement.



     Original Issue Discount.   Because the 12 3/8% old notes were issued with
original issue discount ("OID"), the 12 3/8% new notes issued in exchange for the 12 3/8% old notes will also bear OID that each U.S. holder of a 12 3/8% new note generally will be required to include in income as it accrues on a yield-to-maturity basis over the term of the 12 3/8% new note in advance of cash payments attributable to such income (regardless of whether the holder is a cash or accrual basis taxpayer). The amount of OID with respect to a 12 3/8% new note will equal the excess of the stated redemption price at maturity of such 12 3/8% new note over its issue price. The stated redemption price at maturity will include all payments required to be made on the 12 3/8% new note, whether denominated as principal or interest (other than payments subject to remote or incidental contingencies). The issue price of the 12 3/8% new notes equals the issue price of the 12 3/8% old notes, which was $55.505 per $1,000 principal amount at maturity.



     A U.S. holder of a debt instrument that bears OID is required to include in gross income an amount equal to the sum of the daily portions of OID for each day during the taxable year in which such holder holds the debt instrument. The daily portions of OID are determined by allocating to each day in an accrual period the pro rata portion of the OID that is allocable to the accrual period. The amount of OID that is allocable to an accrual period with respect to 12 3/8% new notes generally will be equal to the product of the adjusted issue price of such notes at the beginning of the accrual period (the issue price of the 12 3/8% new notes determined as described above, generally increased by all prior accruals of OID and decreased by the amount of payments made on such 12 3/8% new notes) and the 12 3/8% new notes' yield-to-maturity (the discount rate, which, when applied to all payments under the 12 3/8% new notes and 12 3/8% old notes, results in a present value equal to the issue price of such 12 3/8% new notes). In the case of the final accrual period, the allocable OID generally is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the accrual period. All payments on a 12 3/8% Note generally will be viewed first as a payment of previously accrued OID (to the extent thereof), with payments considered made from the earliest accrual period, and then as a payment of principal.



     NTL will furnish annually to the Internal Revenue Service and to U.S. holders (other than with respect to certain exempt holders, including, in particular, corporations) information with respect to the OID accruing while the 12 3/8% notes were held by the U.S. Holders.



     Under certain circumstances described above, the Company will be required to pay special interest on the 12 3/8% notes if it fails to comply with certain of its obligations under the registration rights agreement. Although not free from doubt, such additional amount should be taxable to a U.S. holder as ordinary income at the time it accrues or is received in accordance with such holder's regular method of accounting. It is possible, however, that the IRS may take a different position, in which case the timing and the amount of income on the 12 3/8% notes may be different.



     Disposition of Notes.   A U.S. holder will generally recognize gain or loss
upon the sale, exchange, retirement or other disposition of new notes equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued but unpaid interest) and the U.S. holder's adjusted tax basis in the new notes. A U.S. holder's adjusted tax basis in a new note will generally be the cost of the old note, (and, in the case of 12 3/8% new notes) increased by any OID previously included in income by such holder and decreased by any amount received on the note that is not treated as ordinary interest income. Such gain or loss generally would be capital gain or loss. In the case of a U.S. holder who is an individual, such capital gain will be subject to tax at a maximum 20% rate if the holding period for the new note (which includes the holding period of the old note) is more than one year.



TAXATION OF NOTES -- NON-U.S. HOLDERS



     The following discussion is limited to the U.S. federal income tax consequences relevant to a holder of a new note that is a Non-U.S. holder.



     Subject to the discussion of backup withholding below, payments of interest (including OID) on a new note to any Non-U.S. holder will generally not be subject to U.S. federal income or withholding tax, provided that:


     (1) the holder is not


         (a) a direct or indirect owner of 10% or more of the total voting power of all voting stock of NTL,



         (b) a controlled foreign corporation related to NTL through stock ownership or



         (c) a foreign tax-exempt organization or a foreign private foundation for U.S. federal income tax purposes,



     (2) such interest payments are not effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States and



     (3) NTL or its paying agent receives



         (a) from the Non-U.S. holder, a properly completed Form W-8 (or substitute Form W-8) under penalties of perjury which provides the Non-U.S. holder's name and address and certifies that the Non-U.S. holder of the note is a Non-U.S. holder or



         (b) from a security clearing organization, bank or other financial institution that holds the notes in the ordinary course of its trade or business (a "financial institution") on behalf of the Non-U.S. holder, certification under penalties of perjury that such a Form W-8 (or substitute Form W-8) has been received by it, or by another such financial institution, from the Non-U.S. holder, and a copy of the Form W-8 (or substitute Form W-8) is furnished to the payor.

     A Non-U.S. holder that does not qualify for exemption from withholding under the preceding paragraph generally will be subject to withholding of U.S. federal income tax at the rate of 30% (or lower applicable treaty rate) on payments of interest (including OID) on the new notes unless the foreign active business requirement is met, as described below.



     If the payments of interest (including OID) on a new note are effectively connected with the conduct by a Non-U.S. holder of a trade or business in the United States, such payments will be subject to U.S. federal income tax on a net basis at the rates applicable to United States persons generally (and, with respect to corporate holders, may also be subject to a 30% branch profits tax). If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding sentence, such payments will not be subject to United States withholding tax so long as the holder provides NTL or its paying agent with a properly executed Form 4224.



     In addition, if NTL can show to the satisfaction of the IRS that at least 80% of the gross income from all sources for the 3-year period ending with the close of NTL's taxable year preceding the interest payment (or such period as may be applicable) is "active foreign business income" (the "foreign active business requirement"), then such interest would be treated as foreign source income that is not subject to U.S. withholding. Active foreign business income is generally gross income of a corporation derived from sources outside the U.S., or is attributable to income so derived by a subsidiary of the corporation, which is attributable to the active conduct of a trade or business in the foreign jurisdiction by the corporation (or subsidiary). It is uncertain whether NTL would meet this test for treating interest income as non-U.S. source.



     Non-U.S. holders should consult any applicable income tax treaties, which may provide for a lower rate of withholding tax exemption from or reduction of branch profits tax, or other rules different from those described above.



     Sale, Exchange or Redemption of Notes.   Subject to the discussion
concerning backup withholding, any gain realized by a Non-U.S. holder on the sale, exchange, retirement or other disposition of a new note generally will not be subject to a U.S. federal income tax, unless



     (1) such gain is effectively connected with the conduct by such Non-U.S. holder of a trade or business within the United States,



     (2) the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied, or



     (3) the Non-U.S. holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates.



     Federal Estate Tax.   New notes held (or treated as held) by an individual
who is a Non-U.S. holder at the time of his or her death will not be subject to U.S. federal estate tax provided that

     (1) the individual does not actually or constructively own 10% or more of the total voting power of all voting stock of NTL and



     (2) income on the notes was not effectively connected with the conduct by such Non-U.S. holder of a trade or business within the United States.



INFORMATION REPORTING AND BACKUP WITHHOLDING



     Payments, including OID, with respect to the new notes and the proceeds upon the sale or other disposition of the new notes may be subject to the information reporting and possible U.S. backup withholding at a 31% rate. Backup withholding will not apply to U.S. holders who furnish a correct taxpayer identification number and provide other certification or who are otherwise exempt from backup withholding. Copies of those information returns may also be made available, under the provisions of a specific treaty or agreement, to the tax authorities of the country in which the Non-U.S. holder resides.



     The regulations provide that backup withholding, which generally is a withholding tax imposed at the rate of 31% on payments to persons that fail to furnish certain required information, and information reporting will not apply to payments made in respect to the new notes by NTL to a Non-U.S. holder, if the holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that neither the Company nor its paying agent has actual knowledge that the holder is a U.S. person or that the condition of any other exemption are not, if fact, satisfied.



     The payment of the proceeds from the disposition of new notes to or through the United States office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, if fact, satisfied. The payment of the proceeds from the disposition of a new note to or through a non-U.S. office of a non-U.S. broker that is not a U.S. related person will not be subject to information reporting or backup withholding. For this purpose, a "U.S. related person" is



         (1) a "controlled foreign corporation" for U.S. federal income tax purposes or

         (2) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business.



     In the case of the payment of proceeds from the disposition of new notes to or through a non-U.S. office of a broker that is a U.S. related person, the regulations require information reporting on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. holder and the broker has no knowledge to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is a U.S. person or a U.S. related person, absent actual knowledge that the payee is a U.S. person.



     Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. holder will be allowed as a refund or a credit against such Non-U.S. holder's federal income tax liability, provided that the requisite procedures are followed.



     The Treasury Department recently promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. The final regulations are generally effective for payments made after December 31, 1999, subject to certain transition rules. Non-U.S. holders should consult their own tax advisors with respect to the impact, if any, of the final regulations.

                              PLAN OF DISTRIBUTION


     If you are a broker-dealer and hold old notes for your own account as a result of market-making activities or other trading activities and you receive new notes in exchange for old notes in the exchange offer, you may be a statutory underwriter and must acknowledge that you will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We acknowledge and, unless you are a broker-dealer, you must acknowledge that you are not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in a distribution of new notes. We have agreed that starting on the expiration date of the exchange offer and ending on the close of business on the 180th day following the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.



     We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal state that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.



     For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal.



     We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes, including any broker-dealers, against various liabilities, including liabilities under the Securities Act.

                         BOOK-ENTRY; DELIVERY AND FORM


THE EXCHANGE



     New notes exchanged for old notes through DTC may be represented by one or more global notes. The global new notes will be deposited on the date of the closing of the exchange offer with the trustee as custodian of DTC and pursuant to a FAST Balance Certificate Agreement between the trustee or the registrar, as the case may be, and DTC and registered in the name of Cede & Co., as nominee of DTC. Such nominee is referred to as the "global security holder".



     New notes exchanged for old notes which are in the form of registered definitive certificates will be issued in the form of certificated notes. Such certificated notes may, unless the global new notes have previously been exchanged for certificated notes, be exchanged for an interest in the global new notes representing the principal amount at maturity of new notes being transferred.



DEPOSITORY PROCEDURES



     DTC has advised us that DTC is a limited-purpose trust company created to hold notes for its participating organizations (collectively, the "participants") and to facilitate the clearance and settlement of transactions in those securities between the participants through electronic book-entry changes in accounts of the participants. The participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the "indirect participants"). Persons who are not participants may beneficially own notes held by or on behalf of DTC only through the participants or the indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each note held by or on behalf of DTC are recorded on the records of the participants and the indirect participants.



     Euroclear and CEDEL hold securities for participating organizations and facilitate the clearance and settlement of securities transactions between their respective Participants through electronic book-entry changes in accounts of such participants. Euroclear and CEDEL provide to their participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and CEDEL interface with domestic securities markets. Euroclear and CEDEL Participants and financial institutions such as initial purchasers, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear or CEDEL is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Euroclear or CEDEL participant, either directly or indirectly.



     DTC has also advised us that pursuant to procedures established by it,



         (1) upon deposit of the global new notes, DTC will credit the accounts of participants with portions of the principal amount of the global new notes representing the new notes and

         (2) ownership of such interests in the global new notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC with respect to the participants, or by the participants and the indirect participants with respect to other owners of beneficial interests in the global new notes.



     Investors in a global new note may hold their interests therein directly through DTC, if they are participants in such system, or indirectly through organizations including Euroclear and CEDEL which are participants in such system. Euroclear and CEDEL will hold interests in a global new note on behalf of their participants through their respective depositories, which in turn will hold such interests in the global new note customers' securities accounts in their respective names on the books of DTC. The Morgan Guaranty Trust Company, Brussels office, will initially act as depository for Euroclear, and Citibank, N.A., will initially act as depository for CEDEL. All interests in a global new note, including those held through Euroclear or CEDEL, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or CEDEL may also be subject to the procedures and requirements of such system.



     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global new note to such persons may be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the indirect participants and certain banks, the ability of a person having beneficial interests in a global new note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.



     Except as described below, owners of interests in the global new notes will not have new notes registered in their names, will not receive physical delivery of new notes in certificated form and will not be considered the registered owners or holders of new notes under the indentures for any purpose.



     Payments in respect of the principal of and premium, if any and interest on a global new note will be made through one or more paying agents appointed under the indentures (which will initially include the trustee) and will be payable to DTC or its nominee in its capacity as the registered holder under the applicable indenture. Under the terms of the indentures, NTL and the trustee will treat the persons in whose names the new notes, including the global new notes representing the new notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of NTL, the trustee, any transfer agent or any agent of NTL, the trustee or any transfer agent has or will have any responsibility or liability for



     (1) any aspect or accuracy of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global new notes, or

     (2) any other matter relating to the actions and practices of DTC or any of the participants or the indirect participants.



     DTC has advised us that its current practice, upon receipt of any payment in respect of notes such as the new notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of new notes will be governed by standing instructions and customary practices and will not be the responsibility of any of DTC, the trustee, the registrar, the transfer agent or NTL. None of NTL, the registrar, the transfer agent or the trustee will be liable for any delay by DTC or any of the participants in identifying the beneficial owners of the notes, and NTL, the registrar, the transfer agent and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the global notes for all purposes.



     Except for trades involving only Euroclear and CEDEL participants, interests in the global notes will trade in DTC's same-day funds settlement system and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and the participants.



     Transfers between participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between accountholders in Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.



     Cross-market transfers between the account holders in DTC, on the one hand, and account holders in Euroclear or CEDEL, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and CEDEL account holders may not deliver instructions directly to the depositories for Euroclear or CEDEL.



     Because of time zone differences, the securities account of a Euroclear or CEDEL account holder purchasing an interest in a global note from an account holder in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear or CEDEL) immediately following the settlement date of DTC. Cash received in Euroclear or CEDEL as a result of sales of interests in a global new note by or through a Euroclear or CEDEL account holder to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following DTC's settlement date.


     DTC has advised us that it will take any action permitted to be taken by a holder of new notes only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if any of the events described under "-- Exchange of book entry notes for certificated notes" occurs, DTC reserves the right to exchange the global new notes for notes in certificated form and to distribute such new notes to its participants.



     The information in this section concerning DTC, Euroclear and CEDEL and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.



     Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interests in the global new notes among account holders in DTC and account holders of Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of NTL, the registrar, the transfer agent or the trustee nor any agent of NTL, the registrar, the transfer agent or the trustee will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective participants, indirect participants or account holders of their respective obligations under the rules and procedures governing their operations.



   Exchange of book-entry notes for certificated notes



     A global new note is exchangeable for definitive new notes in registered certificated form if



     (1) DTC



         (x) notifies us that it is unwilling or unable to continue as depository for the global new note and we then fail to appoint a successor depository within 90 days or


         (y) has ceased to be a clearing agency registered under the Exchange
             Act,


     (2) we, at our option, notify the trustee in writing that we elect to cause the issuance of the new notes in certificated form or



     (3) there shall have occurred and be continuing a Default or an Event of Default with respect to the new notes.



In all cases, certificated notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with its customary procedures).



     If certificated new notes are issued and a holder of a certificated new note claims that the note has been lost, destroyed or wrongfully taken or if such new note is mutilated and is surrendered to the trustee (or, as long as the new notes are listed on the Luxembourg Stock Exchange, at the specified office of the transfer agent in Luxembourg), we shall issue and the trustee shall authenticate a replacement new note if the trustee's and our requirements are met. If required by the trustee or us, an indemnity bond must be sufficient in the judgment of both to protect NTL, the trustee, any agent or any authenticating agent from any loss which any of them may suffer if a new note is replaced. We may charge for our expenses in replacing a new note.



     In case any such mutilated, destroyed, lost or stolen new note has become or is about to become due and payable, or is about to be purchased by us pursuant to the provisions of the indenture, NTL in its discretion may, instead of issuing a new new note, pay or purchase such new note, as the case may be.


                                 LEGAL MATTERS

     The validity of the issuance of the New Notes will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, special counsel for the Company.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, as set forth in their report, which is included in this prospectus. Our consolidated financial statements are included in reliance on their report, given on their authority as experts in accounting and auditing.

     The consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 of Comcast UK Cable Partners Limited and subsidiaries included herein have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is also included herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 of Birmingham Cable Corporation Limited and Cable London PLC included herein have been audited by Deloitte & Touche, independent auditors, as stated in their reports, which are also included herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The combined financial statements of ComTel UK Finance, B.V. and its subsidiaries as of and for the year ended December 31, 1997, and the combined financial statements of Telecential as of and for the 16 months ended December 31, 1996, included herein have been audited by Deloitte & Touche, independent auditors, as stated in their reports, which are also included herein.

     The combined financial statements as of and for the year ended December 31, 1996 of ComTel UK Finance B.V. included herein have been included in reliance on the report of Coopers & Lybrand, independent Chartered Accountants.

     The consolidated financial statements of Diamond Cable Communications Plc as of December 31, 1996 and 1997 and for each of the years in the three-year period ended December 31, 1997 incorporated by reference herein have been audited by KPMG, independent auditors, to the extent and for the periods indicated in their reports thereon. Such financial statements have been included in reliance upon the reports of KPMG given on their authority as experts in accounting and auditing.


                      ENFORCEABILITY OF CIVIL LIABILITIES


     A substantial majority of our assets are located outside the United States. As a result, it may not be possible for you to realize in the United States upon judgments of courts of the United States predicated upon the civil liability under the federal securities laws of the United States. The United States and England do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, a final judgment for the payment of a fixed debt or sum of money rendered by any United States court based on civil liability, whether or not predicated solely upon the United States federal securities laws, would not automatically be enforceable in England. In order to enforce in England a United States judgment, proceedings must be initiated by way of common law action before a court of competent jurisdiction in England. An English court will, subject to what is said below, normally order summary judgment on the basis that there is no defense to the claim for payment and will not reinvestigate the merits of the original dispute. In such an action, an English court will treat the United States judgment as creating a valid debt upon which the judgment creditor could bring an action for payment, as long as



     (1) the United States court had jurisdiction over the original proceeding,



     (2) the judgment is final and conclusive on the merits,



     (3) the judgment does not contravene English public policy,



     (4) the judgment must not be for a tax, penalty or a judgment arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained and



     (5) the judgment has not been obtained by fraud or in breach of the principles of natural justice.



Based on the foregoing, there can be no assurance that you will be able to enforce in England judgments in civil and commercial matters obtained in any United States court. There is doubt as to whether an English court would impose civil liability in an original action predicated solely upon the United States federal securities laws brought in a court of competent jurisdiction in England.

                              GENERAL INFORMATION

CLEARING SYSTEMS


     The International Security Identification Number ("ISIN") for the 11 1/2%
new notes is             and the common code is             . The ISIN for the
12 3/8% new notes is                   and the common code is             .


AUTHORIZATION


     The issue of the 11 1/2% new notes was authorized by a resolution of the board of directors of NTL on October 26, 1998. The issue of the 12 3/8% new notes was authorized by a resolution of the board of directors of NTL on October 30, 1998.



AVAILABLE DOCUMENTS, FINANCIAL REPORTS AND INFORMATION



     Copies of the indentures and the registration rights agreements referred to in this prospectus will, so long as the notes are listed on the Luxemburg Stock Exchange, be available for inspection during normal business hours at the office of our Luxembourg agent specified on the inside back cover of this prospectus.



     A copy of the Certificate of Incorporation and By-laws of NTL will be available for inspection during normal business hours at the office of the Luxembourg Agent.



     Whether or not required by the rules and regulations of the Commission, so long as the notes are outstanding, we will file with the Commission and furnish to holders of notes all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K (or the equivalent thereof under the Exchange Act for foreign private issuers in the event we become a corporation organized under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands), including a "Management's Discussion and Analysis or Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by our certified independent public accountants, in each case, as required by the rules and regulations of the Commission as in effect on November 6, 1998.



     In compliance with Forms 10-Q and 10-K, we currently publish audited annual consolidated financial reports and unaudited quarterly consolidated financial reports. As long as the notes are listed on the Luxembourg Stock Exchange, copies of such reports or any other reports we are required to furnish to holders of the notes in accordance with the preceding paragraph, will be available at the specified office of the listing, paying and transfer agent in Luxembourg. We do not publish unconsolidated financial reports.



     Copies of reports, proxy statements and other information concerning NTL filed by NTL with the Commission will, as long as the notes are listed on the Luxembourg Stock Exchange, be available at the specified office of the listing, paying and transfer agent in Luxembourg.



MATERIAL ADVERSE CHANGE



     Except as disclosed in this prospectus, there has been no material adverse change in the financial position of NTL since September 30, 1998.

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
NTL INCORPORATED AND SUBSIDIARIES
Report of Independent Auditors..............................    F-4
Consolidated Balance Sheets as of December 31, 1997 and
  December 31, 1996.........................................    F-5
Consolidated Statements of Operations for the Years Ended
  December 31, 1997, December 31, 1996 and December 31,
  1995......................................................    F-6
Consolidated Statement of Shareholders' Equity (Deficiency)
  for the Years Ended December 31, 1997, December 31, 1996
  and December 31, 1995.....................................    F-7
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1997, December 31, 1996 and December 31,
  1995......................................................    F-8
Notes to Consolidated Financial Statements..................    F-9
Condensed Consolidated Balance Sheet as of September 30,
  1998 (Unaudited)..........................................   F-29
Condensed Consolidated Statements of Operations for the Nine
  Months Ended September 30, 1998 and 1997 (Unaudited)......   F-30
Condensed Consolidated Statement of Shareholders'
  (Deficiency) for the Nine Months Ended September 30, 1998
  (Unaudited)...............................................   F-31
Condensed Consolidated Statements of Cash Flows for the Nine
  Months Ended September 30, 1998 and 1997 (Unaudited)......   F-32
Notes to Condensed Consolidated Financial Statements
  (Unaudited)...............................................   F-33

COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES
Independent Auditors' Report................................   F-41
Consolidated Balance Sheet as of December 31, 1997 and
  December 31, 1996.........................................   F-42
Consolidated Statement of Operations for the Years Ended
  December 31, 1997, December 31, 1996 and December 31,
  1995......................................................   F-43
Consolidated Statement of Cash Flows for the Years Ended
  December 31, 1997, December 31, 1996 and December 31,
  1995......................................................   F-44
Consolidated Statement of Shareholders' Equity for the Years
  Ended December 31, 1997, December 31, 1996 and December
  31, 1995..................................................   F-45
Notes to Consolidated Financial Statements..................   F-46

NTL (BERMUDA) LIMITED (FORMERLY COMCAST UK CABLE PARTNERS
  LIMITED) AND SUBSIDIARIES
Condensed Consolidated Balance Sheet as of September 30,
  1998 (Unaudited)..........................................   F-60
Condensed Consolidated Statement of Operations and
  Accumulated Deficit for the Nine Months Ended September
  30, 1998 and 1997 (Unaudited).............................   F-61
Condensed Consolidated Statement of Cash Flows for the Nine
  Months Ended September 30, 1998 and 1997 (Unaudited)......   F-62
Notes to Condensed Consolidated Financial Statements
  (Unaudited)...............................................   F-63

BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES
Independent Auditors' Report................................   F-69
Consolidated Balance Sheet as of December 31, 1997 and
  December 31, 1996.........................................   F-70

                                                              PAGE
                                                              ----
Consolidated Statement of Operations for the Years Ended
  December 31, 1997, December 31, 1996 and December 31,
  1995......................................................   F-71
Consolidated Statement of Cash Flows for the Years Ended
  December 31, 1997, December 31, 1996 and December 31,
  1995......................................................   F-72
Consolidated Statement of Shareholders' Equity for the Years
  Ended December 31, 1997, December 31, 1996 and December
  31, 1995..................................................   F-73
Notes to Consolidated Financial Statements..................   F-74

CABLE LONDON PLC AND SUBSIDIARIES
Independent Auditors' Report................................   F-81
Consolidated Balance Sheet as of December 31, 1997 and
  December 31, 1996.........................................   F-82
Consolidated Statement of Operations for the Years Ended
  December 31, 1997, December 31, 1996 and December 31,
  1995......................................................   F-83
Consolidated Statement of Cash Flows for the Years Ended
  December 31, 1997, December 31, 1996 and December 31,
  1995......................................................   F-84
Consolidated Statement of Shareholders' (Deficiency) Equity
  for the Years Ended December 31, 1997, December 31, 1996
  and December 31, 1995.....................................   F-85
Notes to Consolidated Financial Statements..................   F-86

COMTEL UK FINANCE B.V.
  AUDITED COMBINED FINANCIAL STATEMENTS
Independent Auditors' Report................................   F-93
Report of Independent Accountants...........................   F-94
Combined Statements of Operations for each of the years in
  the two year period ended December 31, 1997...............   F-95
Combined Balance Sheets as of December 31, 1996 and 1997....   F-96
Combined Statements of Shareholders' Equity for each of the
  years in the two year period ended December 31, 1997......   F-97
Combined Statements of Cash Flows for each of the years in
  the two year period ended December 31, 1997...............   F-98
Notes to the Combined Financial Statements..................   F-99
  COMBINED FINANCIAL STATEMENTS
Combined Statements of Operations for each of the six month
  periods ended June 30, 1997 and June 30, 1998.............  F-106
Combined Balance Sheets as of June 30, 1998.................  F-107
Combined Statement of Shareholders' Equity for the six month period ended June 30, 1998................................  F-108
Combined Statements of Cash Flows for each of the six month
  periods ended June 30, 1997 and June 30, 1998.............  F-109
Notes to the Unaudited Combined Financial Statements........  F-110

                                                              PAGE
                                                              ----
TELECENTIAL COMMUNICATIONS (CANADA) LIMITED
TELECENTIAL COMMUNICATIONS (UK) LIMITED
  AUDITED COMBINED FINANCIAL STATEMENTS
Independent Auditors' Report................................  F-112
Combined Statement of Operations for the sixteen month
  period ended December 31, 1996............................  F-113
Combined Balance Sheet as of December 31, 1996..............  F-114
Combined Statement of Shareholders' Equity for the sixteen
  month period ended December 31, 1996......................  F-115
Combined Statement of Cash Flows for the sixteen month
  period ended December 31, 1996............................  F-116
Notes to the Combined Financial Statements..................  F-117

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
NTL Incorporated

     We have audited the consolidated balance sheets of NTL Incorporated and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity (deficiency) and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of NTL Incorporated and Subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

New York, New York
March 20, 1998

                       NTL INCORPORATED AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                        DECEMBER 31
                                                              --------------------------------
                                                                   1997              1996
                                                              --------------    --------------
                                            ASSETS
Current assets:
  Cash and cash equivalents.................................  $   98,902,000    $  445,884,000
  Marketable securities.....................................       4,998,000                --
  Accounts receivable -- trade, less allowance for doubtful
     accounts of $8,056,000 (1997) and $3,870,000 (1996)....      66,022,000        28,340,000
  Other.....................................................      67,232,000        66,817,000
                                                              --------------    --------------
     Total current assets...................................     237,154,000       541,041,000
Fixed assets, net...........................................   1,756,985,000     1,459,528,000
Intangible assets, net......................................     364,479,000       392,933,000
Other assets, net of accumulated amortization of $25,889,000
  (1997) and $21,789,000 (1996).............................      63,021,000        61,109,000
                                                              --------------    --------------
     Total assets...........................................  $2,421,639,000    $2,454,611,000
                                                              ==============    ==============

                      LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
  Accounts payable..........................................  $   45,475,000    $   57,960,000
  Accrued expenses and other................................     181,605,000       101,228,000
  Accrued construction costs................................      26,930,000        62,723,000
  Deferred revenue..........................................      35,060,000        16,491,000
  Deferred purchase price...................................              --        60,537,000
                                                              --------------    --------------
     Total current liabilities..............................     289,070,000       298,939,000
Long-term debt..............................................   2,015,057,000     1,732,168,000
Other.......................................................         428,000           459,000
Commitments and contingent liabilities
Deferred income taxes.......................................      70,218,000        94,931,000
Senior redeemable exchangeable preferred stock, $.01 par
  value, plus accreted dividends; liquidation preference
  $107,000,000; less unamortized discount of $3,444,000
  (1997); issued and outstanding 110,000 shares (1997) and
  none (1996)...............................................     108,534,000                --
Shareholders' equity (deficiency):
  Series preferred stock -- $.01 par value; authorized
     2,500,000 shares; liquidation preference $78,000,000;
     issued and outstanding 780 shares (1997 and 1996)......              --                --
  Common stock -- $.01 par value; authorized 100,000,000
     shares; issued and outstanding 32,210,000 (1997) and
     32,066,000 (1996) shares...............................         322,000           321,000
  Additional paid-in capital................................     538,054,000       548,647,000
  Cumulative translation adjustment.........................     117,008,000       163,141,000
  (Deficit).................................................    (717,052,000)     (383,995,000)
                                                              --------------    --------------
                                                                 (61,668,000)      328,114,000
                                                              --------------    --------------
     Total liabilities and shareholders' equity
       (deficiency).........................................  $2,421,639,000    $2,454,611,000
                                                              ==============    ==============

                            See accompanying notes.

                       NTL INCORPORATED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                            YEAR ENDED DECEMBER 31
                                                -----------------------------------------------
                                                    1997             1996             1995
                                                -------------    -------------    -------------
Revenues
  Local telecommunications and television.....  $ 189,407,000    $  89,209,000    $  24,804,000
  National and international
     telecommunications.......................    162,738,000       45,430,000               --
  Broadcast transmission and other............    130,799,000       83,618,000               --
  Other telecommunications....................      8,831,000       10,086,000        8,937,000
                                                -------------    -------------    -------------
                                                  491,775,000      228,343,000       33,741,000
Costs and expenses
  Operating expenses..........................    301,644,000      144,315,000       24,415,000
  Selling, general and administrative
     expenses.................................    169,133,000      114,992,000       57,932,000
  Franchise fees..............................     23,587,000       13,117,000               --
  Corporate expenses..........................     18,324,000       14,899,000       14,697,000
  Nonrecurring charges........................     20,642,000               --               --
  Depreciation and amortization...............    150,509,000       98,653,000       29,823,000
                                                -------------    -------------    -------------
                                                  683,839,000      385,976,000      126,867,000
                                                -------------    -------------    -------------
     Operating (loss).........................   (192,064,000)    (157,633,000)     (93,126,000)
Other income (expense)
  Interest and other income...................     28,415,000       33,634,000       21,185,000
  Interest expense............................   (202,570,000)    (137,032,000)     (28,379,000)
  Other gains.................................     21,497,000               --               --
  Foreign currency transaction gains..........        574,000        2,408,000           84,000
                                                -------------    -------------    -------------
  (Loss) before income taxes, minority
     interests and extraordinary item.........   (344,148,000)    (258,623,000)    (100,236,000)
  Income tax benefit (provision)..............     15,591,000       (7,653,000)       2,477,000
                                                -------------    -------------    -------------
  (Loss) before minority interests and
     extraordinary item.......................   (328,557,000)    (266,276,000)     (97,759,000)
  Minority interests..........................             --       11,822,000        6,974,000
                                                -------------    -------------    -------------
  (Loss) before extraordinary item............   (328,557,000)    (254,454,000)     (90,785,000)
  Loss from early extinguishment of debt......     (4,500,000)              --               --
                                                -------------    -------------    -------------
     Net (loss)...............................  $(333,057,000)   $(254,454,000)   $ (90,785,000)
                                                =============    =============    =============
Basic and diluted net (loss) per common share:
  (Loss) before extraordinary item............  $      (10.60)   $       (8.20)   $       (3.01)
  Extraordinary item..........................           (.14)              --               --
                                                -------------    -------------    -------------
     Net (loss) per common share..............  $      (10.74)   $       (8.20)   $       (3.01)
                                                =============    =============    =============

                            See accompanying notes.

                       NTL INCORPORATED AND SUBSIDIARIES

          CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIENCY)

                                            SERIES           COMMON STOCK --
                                        PREFERRED STOCK      $.01 PAR VALUE        ADDITIONAL     CUMULATIVE
                                        ---------------   ---------------------     PAID-IN      TRANSLATION
                                        SHARES     PAR      SHARES       PAR        CAPITAL       ADJUSTMENT      (DEFICIT)
                                        -------   -----   ----------   --------   ------------   ------------   -------------
Balance, December 31, 1994............                    22,635,000   $226,000   $462,197,000   $ 12,867,000   $ (38,756,000)
Exercise of stock options.............                        20,000      1,000        101,000
Stock split...........................                     7,547,000     75,000        (75,000)
Net loss for the year ended December
  31, 1995............................                                                                            (90,785,000)
Currency translation adjustment.......                                                             (6,594,000)
                                                          ----------   --------   ------------   ------------   -------------
Balance, December 31, 1995............                    30,202,000    302,000    462,223,000      6,273,000    (129,541,000)
Exercise of stock options.............                       396,000      4,000      1,362,000
Exercise of warrants..................                        53,000      1,000        298,000
Issuance of warrants in connection
  with consent solicitations..........                                               1,641,000
Shares issued for acquisitions........    780     $ --     1,415,000     14,000     83,123,000
Net loss for the year ended December
  31, 1996............................                                                                           (254,454,000)
Currency translation adjustment.......                                                            156,868,000
                                          ---     ----    ----------   --------   ------------   ------------   -------------
Balance, December 31, 1996............    780       --    32,066,000    321,000    548,647,000    163,141,000    (383,995,000)
Exercise of stock options.............                       119,000      1,000      1,532,000
Exercise of warrants..................                        25,000                   138,000
Accreted dividends on senior
  redeemable exchangeable preferred
  stock...............................                                             (11,978,000)
Accretion of discount on senior
  redeemable exchangeable preferred
  stock...............................                                                (285,000)
Net loss for the year ended December
  31, 1997............................                                                                           (333,057,000)
Currency translation adjustment.......                                                            (46,133,000)
                                          ---     ----    ----------   --------   ------------   ------------   -------------
Balance, December 31, 1997............    780     $ --    32,210,000   $322,000   $538,054,000   $117,008,000   $(717,052,000)
                                          ===     ====    ==========   ========   ============   ============   =============

                            See accompanying notes.

                       NTL INCORPORATED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                           YEAR ENDED DECEMBER 31
                                                              ------------------------------------------------
                                                                  1997              1996             1995
                                                              -------------    --------------    -------------
Operating activities
  Net loss..................................................  $(333,057,000)   $ (254,454,000)   $ (90,785,000)
  Adjustment to reconcile net loss to net cash (used in)
    operating activities:
    Depreciation and amortization...........................    150,509,000        98,653,000       29,823,000
    Loss from early extinguishment of debt..................      4,500,000                --               --
    Amortization of noncompetition agreements...............      1,852,000         2,906,000        3,256,000
    Provision for losses on accounts receivable.............      6,891,000         2,597,000          709,000
    Minority interests......................................             --       (11,822,000)      (6,974,000)
    Deferred income taxes...................................    (16,852,000)        5,063,000               --
    Amortization of original issue discount.................    122,639,000       104,264,000       29,379,000
    Other...................................................     (8,148,000)        8,578,000        6,229,000
    Changes in operating assets and liabilities, net of
      effect from business acquisitions:
      Accounts receivable...................................    (30,430,000)       10,050,000       (6,496,000)
      Other current assets..................................     (6,563,000)      (20,316,000)      (6,749,000)
      Other assets..........................................      2,303,000           (24,000)        (123,000)
      Accounts payable......................................     (4,615,000)       (2,869,000)      20,583,000
      Accrued expenses and other............................     74,706,000        35,691,000        9,926,000
      Deferred revenue......................................     18,994,000           278,000        1,075,000
                                                              -------------    --------------    -------------
         Net cash (used in) operating activities............    (17,271,000)      (21,405,000)     (10,147,000)
Investing activities
  Purchase of fixed assets..................................   (503,656,000)     (505,664,000)    (445,550,000)
  Payment of deferred purchase price........................    (57,330,000)               --               --
  Increase in other assets..................................     (4,322,000)       (6,013,000)      (3,361,000)
  Acquisitions of subsidiaries and minority interests, net
    of cash acquired........................................             --      (332,693,000)     (12,412,000)
  Purchase of marketable securities.........................   (145,939,000)               --               --
  Proceeds from sales of marketable securities..............    142,596,000                --               --
                                                              -------------    --------------    -------------
         Net cash (used in) investing activities............   (568,651,000)     (844,370,000)    (461,323,000)
Financing activities
  Proceeds from borrowings and sale of preferred stock, net
    of financing costs......................................    490,302,000     1,146,190,000      326,166,000
  Principal payments........................................   (242,424,000)      (95,283,000)      (9,963,000)
  Cash released from escrow.................................             --         1,600,000        2,810,000
  Capital contribution from minority partner................             --                --       12,626,000
  Proceeds from borrowings from minority partner............             --        31,232,000       19,065,000
  Proceeds from exercise of stock options and warrants......      1,671,000         1,665,000          102,000
                                                              -------------    --------------    -------------
         Net cash provided by financing activities..........    249,549,000     1,085,404,000      350,806,000
Effect of exchange rate changes on cash.....................    (10,609,000)       50,972,000        1,345,000
                                                              -------------    --------------    -------------
Increase (decrease) in cash and cash equivalents............   (346,982,000)      270,601,000     (119,319,000)
Cash and cash equivalents at beginning of year..............    445,884,000       175,283,000      294,602,000
                                                              -------------    --------------    -------------
Cash and cash equivalents at end of year....................  $  98,902,000    $  445,884,000    $ 175,283,000
                                                              =============    ==============    =============
Supplemental disclosure of cash flow information
  Cash paid during the period for interest exclusive of
    amounts capitalized.....................................  $  72,047,000    $   27,595,000    $   1,735,000
  Income taxes paid.........................................      1,107,000           367,000        1,695,000
Supplemental schedule of noncash financing activities
  Accretion of dividends and discount on senior redeemable
    exchangeable preferred stock............................  $  12,263,000    $           --    $          --
  Warrants issued in connection with consent
    solicitations...........................................             --         1,641,000               --
  Common stock issued for acquisition.......................             --        34,137,000               --
  Preferred stock issued for acquisition of minority
    interest, including notes payable to minority partner...             --        49,000,000               --
  Liabilities incurred in connection with acquisitions......             --        81,906,000               --

                            See accompanying notes.

                       NTL INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION

     NTL Incorporated (the "Company"), through its subsidiaries and joint ventures, owns and operates television and radio broadcasting, cable television, telephone and telecommunications systems in the United Kingdom and provides long-distance telephone service in the United States. Based on revenues and identifiable assets, the Company's predominant lines of business are television and radio broadcasting, cable television, telephone and telecommunications services in the United Kingdom.

2.  SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries and entities where the Company's interest is greater than 50%. Significant intercompany accounts and transactions have been eliminated in consolidation.

  Foreign Currency Translation

     The financial statements of the Company's foreign subsidiaries have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation." All balance sheet accounts have been translated using the current exchange rates at the respective balance sheet dates. Statement of operations amounts have been translated using the average exchange rates for the respective years. The gains or losses resulting from the change in exchange rates have been reported separately as a component of shareholders' equity (deficiency).

  Cash Equivalents

     Cash equivalents are short-term highly liquid investments purchased with a maturity of three months or less. Cash equivalents were $55,894,000 and $339,249,000 at December 31, 1997 and 1996, respectively, which consisted primarily of repurchase agreements and corporate commercial paper. At December 31, 1997 and 1996, none and $238,862,000, respectively, of such cash equivalents were denominated in British pounds sterling.

  Marketable Securities

     Marketable securities are classified as available-for-sale, which are carried at fair value. Unrealized holding gains and losses on securities, net of tax, are carried as a separate component of shareholders' equity (deficiency). The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in interest income. Realized gains and losses and declines in value judged to be other than temporary will be included in interest income. The cost of securities sold or matured is based on the specific identification method. Interest on securities is included in interest income.

     Marketable securities at December 31, 1997 consist of federal agency notes. During the year ended December 31, 1997, there were no realized gains or losses on sales of securities. All of the marketable securities as of December 31, 1997 had a contractual maturity of less than one year.

                       NTL INCORPORATED AND SUBSIDIARIES

  Fixed Assets

     Fixed assets are stated at cost, which includes amounts capitalized for labor and overhead expended in connection with the design and installation of operating equipment. Depreciation is computed by the straight- line method over the estimated useful lives of the assets. Estimated useful lives are as follows: operating equipment -- 5 to 40 years and other equipment -- 3 to 22.5 years.

     Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and the carrying value of the asset.

  Intangible Assets

     Intangible assets include goodwill and license acquisition costs. Goodwill is the excess of the purchase price over the fair value of net assets acquired in business combinations accounted for as purchases. Goodwill is amortized on a straight-line basis over the periods benefited, principally 30 years. License acquisition costs represent the portion of purchase price allocated to the cable television and telecommunications licenses acquired in business combinations. License acquisition costs are amortized on a straight-line basis over the remaining life of the license as follows: cable television license -- 7 to 12 years and telecommunications license -- 23 years. The Company continually reviews the recoverability of the carrying value of these assets using the same methodology that it uses for the evaluation of its other long-lived assets.

  Other Assets

     Other assets consist primarily of noncompetition agreements obtained in exchange for the issuance of warrants to purchase an aggregate of 899,000 shares of common stock and deferred financing costs. The noncompetition agreements were valued at the difference between the fair market value of the common stock on the date of grant and the exercise price of the warrants. The noncompetition agreements are being expensed on a straight-line basis over the noncompetition period of primarily five years. Deferred financing costs were incurred in connection with the issuance of debt and are amortized over the term of the related debt.

  Capitalized Interest

     Interest is capitalized as a component of the cost of fixed assets constructed. In 1997, 1996 and 1995, interest of $6,770,000, $10,294,000 and
$12,183,000, respectively, was capitalized.

  Revenue Recognition

     Revenues are recognized at the time the service is provided to the customer.

  Cable Television System Costs, Expenses and Revenues

     The Company accounts for costs, expenses and revenues applicable to the construction and operation of its cable television, telephone and telecommunications systems in accordance with SFAS No. 51, "Financial Reporting by Cable Television Companies."

  Advertising Expense

     The Company expenses the cost of advertising as incurred. Advertising costs were $31,003,000, $22,727,000 and $10,370,000 in 1997, 1996 and 1995,
respectively.

                       NTL INCORPORATED AND SUBSIDIARIES

  Net (Loss) Per Share

     In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share". SFAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. The Company adopted SFAS No. 128 for each of the three years in the period ended December 31, 1997.

  Stock-Based Compensation

     The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock option plans.

  Reclassifications

     Certain prior year amounts have been reclassified to conform to the 1997 presentation.

3.  RECENT ACCOUNTING PRONOUNCEMENTS

  Comprehensive Income

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. The Company will adopt SFAS No. 130 in the first interim period for its fiscal year ending December 31, 1998.

  Segment Reporting

     In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The Company will adopt SFAS No. 131 for its fiscal year ending December 31, 1998. The Company is currently evaluating the effect that the adoption will have on its financial statements.

4.  CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES

  Need for Additional Financing

     The Company will require additional financing in the future. There can be no assurance that the required financing will be obtainable on acceptable terms.

  Requirements to Meet Build Milestones

     The telecommunications license for each United Kingdom franchise contains specific construction milestones. Based on current network construction scheduling, the Company believes it will be able to satisfy its milestones in the future, but there can be no assurance that such milestones will be met. If the

                       NTL INCORPORATED AND SUBSIDIARIES

Company is unable to meet the construction milestones required by any of its licenses and is unable to obtain modifications to the milestones, the relevant licenses could be revoked.

  Concentrations

     The Company's television and radio broadcasting business is substantially dependent upon contracts with a small group of companies for the right to broadcast their programming, and upon a site sharing agreement for a large number of its transmission sites. The loss of any one of these contracts or the site sharing agreement could have a material adverse effect on the business of the Company.

  Limited Access to Programming

     The Company's ability to make a competitive offering of cable television services is dependent on the Company's ability to obtain access to programming at a reasonable cost. There can be no assurance that the Company's current programming will continue to be available on acceptable commercial terms or at all.

  Currency Risk

     To the extent that the Company obtains financing in United States dollars and incurs construction and operating costs in British pounds sterling, it will encounter currency exchange rate risks. In addition, the Company's revenues are generated primarily in British pounds sterling while its interest and principal obligations with respect to most of the Company's existing indebtedness are payable in United States dollars. The Company has entered into an option agreement to hedge some of the risk of exchange rate fluctuations related to interest payments on United States dollar denominated debt.

5.  FIXED ASSETS

     Fixed assets consists of:

                                                                 DECEMBER 31
                                                       --------------------------------
                                                            1997              1996
                                                       --------------    --------------
Operating equipment..................................  $1,612,440,000    $1,080,135,000
Other equipment......................................     225,514,000       197,368,000
Construction-in-progress.............................     134,795,000       305,372,000
                                                       --------------    --------------
                                                        1,972,749,000     1,582,875,000
Accumulated depreciation.............................    (215,764,000)     (123,347,000)
                                                       --------------    --------------
                                                       $1,756,985,000    $1,459,528,000
                                                       ==============    ==============

6.  INTANGIBLE ASSETS

     Intangible assets consists of:

                                                                  DECEMBER 31
                                                          ----------------------------
                                                              1997            1996
                                                          ------------    ------------
License acquisition costs, net of accumulated
  amortization of $46,620,000 (1997) and $34,894,000
  (1996)................................................  $123,116,000    $134,909,000
Goodwill, net of accumulated amortization of $13,449,000
  (1997) and $5,986,000 (1996)..........................   241,363,000     258,024,000
                                                          ------------    ------------
                                                          $364,479,000    $392,933,000
                                                          ============    ============

                       NTL INCORPORATED AND SUBSIDIARIES

     In October 1996, the Company acquired the remaining 40% interest it did not already own in CableTel Newport in exchange for 780 shares of the Company's Series A Preferred Stock. CableTel Newport owns and operates cable television, telephone and telecommunications franchises in South Wales. The Series A Preferred Stock was valued at $49,000,000, based on an appraisal as of the date of issuance. The fair value of the net tangible assets acquired of $67,710,000 exceeded the aggregate purchase price of $49,062,000 (including costs incurred of $62,000) by $18,648,000, which is classified as a reduction to license acquisition costs.

     In September 1996, the Company acquired the remaining 30% minority interest of English Cable Enterprises, Inc. ("ECE") that the Company did not own, in exchange for 1,415,000 shares of its common stock. ECE, through its subsidiaries, owns four cable television, telephone and telecommunications licenses in the northern suburbs of London. The value of the shares, based on the market price on the date of issuance, of $34,137,000 plus costs incurred of $204,000 exceeded the fair value of the net tangible assets acquired by $28,649,000, which is classified as license acquisition costs.

     In May 1996, an indirect wholly-owned subsidiary of the Company, NTL Investment Holdings Limited ("NTLIH"), acquired NTL Group Limited for payments of approximately L204,000,000 at closing, L17,100,000 in October 1996 and L35,000,000 in May 1997. NTL Group Limited provides television and radio transmission services and a range of other services in the broadcasting and telecommunications industries. This acquisition has been accounted for as a purchase, and, accordingly, the net assets and results of operations of NTL Group Limited have been included in the consolidated financial statements from the date of acquisition. The aggregate purchase price of L256,100,000 ($439,000,000) plus costs incurred of $3,700,000 exceeded the fair value of the net tangible assets acquired by $263,000,000, which is classified as goodwill.

     The pro forma unaudited consolidated results of operations for the year ended December 31, 1996 assuming consummation of the above mentioned transactions as of January 1, 1996 is as follows:

Total revenue.................................  $ 289,638,000
Net loss......................................   (265,180,000)
Basic and diluted net loss per share..........          (8.31)

     In October 1995, CableTel South Wales Limited, a wholly-owned subsidiary of CableTel Newport, acquired the cable television business of Metro Cable TV Limited in South Wales ("Metro Wales"), and CableTel Central Hertfordshire Limited, a wholly-owned subsidiary of ECE, acquired the cable television business of Metro Cable TV Limited in Hertfordshire ("Metro Herts"), for an aggregate consideration of $12,125,000. These acquisitions have been accounted for as purchases, and, accordingly, the net assets and results of operations of Metro Wales and Metro Herts have been included in the consolidated financial statements from the date of acquisition. The aggregate purchase price exceeded the fair value of the net tangible assets acquired by $10,167,000, which is classified as license acquisition costs. In 1996, the Metro Wales license acquisition costs were reduced by $565,000.

                       NTL INCORPORATED AND SUBSIDIARIES

7.  LONG-TERM DEBT

     Long-term debt consists of:

                                                                 DECEMBER 31
                                                       --------------------------------
                                                            1997              1996
                                                       --------------    --------------
10 7/8% Senior Deferred Coupon Notes ("10 7/8%
  Notes")(a).........................................  $  194,959,000    $  175,368,000
12 3/4% Series A Senior Deferred Coupon Notes
  ("12 3/4% Notes")(b)...............................     209,387,000       185,043,000
11 1/2% Series B Senior Deferred Coupon Notes
  ("11 1/2% Notes")(c)...............................     743,961,000       665,257,000
10% Series B Senior Notes ("10% Notes")(d)...........     400,000,000                --
7 1/4% Convertible Subordinated Notes ("7 1/4%
  Convertible Notes")(e).............................     191,750,000       191,750,000
7% Convertible Subordinated Notes ("7% Convertible
  Notes")(f).........................................     275,000,000       275,000,000
Term Loan and Revolving Facility(g)..................              --       239,750,000
                                                       --------------    --------------
                                                       $2,015,057,000    $1,732,168,000
                                                       ==============    ==============

---------------
(a) In October 1993, the Company issued $212,000,000 aggregate principal amount of 10 7/8% Senior Deferred Coupon Notes due 2003. The 10 7/8% Notes were issued at a price to the public of 58.873% or $124,811,000. The Company incurred $5,019,000 in fees and expenses which is included in deferred financing costs. The original issue discount on the 10 7/8% Notes accretes at a rate of 10 7/8%, compounded semiannually, to an aggregate principal amount of $212,000,000 by October 15, 1998. Interest will thereafter accrue at 10 7/8% per annum, payable semiannually beginning on April 15, 1999. During 1997, 1996 and 1995, the Company recognized $19,591,000, $17,620,000 and $15,851,000, respectively, of the original issue discount as interest expense.

    The 10 7/8% Notes are effectively subordinated to all existing and future indebtedness and other liabilities and commitments of the Company's subsidiaries. The 10 7/8% Notes may be redeemed at the Company's option, in whole or in part, at any time on or after October 15, 1998 at 103.107% the first year, 101.554% the second year and 100% thereafter, plus accrued and unpaid interest to the date of redemption. The indenture governing the 10 7/8% Notes contains restrictions relating to, among other things: (i) incurrence of additional indebtedness and issuance of preferred stock; (ii) dividend and other payment restrictions; and (iii) mergers, consolidations and sales of assets.

(b) In April 1995, the Company issued $277,803,500 aggregate principal amount of 12 3/4% Senior Deferred Coupon Notes due 2005. The 12 3/4% Notes were issued at a price to the public of 53.995% or $150,000,000. The Company incurred $6,192,000 in fees and expenses in connection with the issuance of 12 3/4% Notes which is included in deferred financing costs. The original issue discount accretes at a rate of 12 3/4%, compounded semiannually, to an aggregate principal amount of $277,803,500 by April 15, 2000. Interest will thereafter accrue at 12 3/4% per annum, payable semiannually beginning on October 15, 2000. During 1997, 1996 and 1995, the Company recognized $24,344,000, $21,515,000 and $13,528,000, respectively, of original issue discount as interest expense.

    The 12 3/4% Notes are effectively subordinated to all existing and future indebtedness and other liabilities and commitments of the Company's subsidiaries, rank pari passu in right of payment with all senior unsecured indebtedness and rank senior in right of payment to all subordinated indebtedness of the Company. The 12 3/4% Notes may be redeemed at the Company's option, in whole or in part, at any time on or after April 15, 2000 at 103.64% the first year, 101.82% the second year and 100% thereafter, plus accrued and unpaid interest to the date of redemption. The indenture governing the

                       NTL INCORPORATED AND SUBSIDIARIES

    12 3/4% Notes contains restrictions relating to, among other things: (i) incurrence of additional indebtedness and issuance of preferred stock, (ii) dividend and other payment restrictions and (iii) mergers, consolidations and sales of assets.

(c) In January 1996, the Company issued $1,050,000,000 aggregate principal amount of 11 1/2% Series B Senior Deferred Coupon Notes due 2006. The
    11 1/2% Notes were issued at a price to investors of 57.155% of the aggregate principal amount at maturity or $600,127,500. The Company incurred $19,273,000 in fees and expenses in connection with the issuance of the 11 1/2% Notes which is included in deferred financing costs. The original issue discount accretes at a rate of 11 1/2%, compounded semiannually, to an aggregate principal amount of $1,050,000,000 by February 1, 2001. Interest will thereafter accrue at 11 1/2% per annum, payable semiannually beginning on August 1, 2001. During 1997 and 1996, the Company recognized $78,704,000 and $65,129,000 of original issue discount as interest expense.

    The 11 1/2% Notes are effectively subordinated to all existing and future indebtedness and other liabilities and commitments of the Company's subsidiaries, rank pari passu in right of payment with all senior unsecured indebtedness and rank senior in right of payment to all subordinated indebtedness of the Company. The 11 1/2% Notes may be redeemed at the Company's option, in whole or in part, at any time on or after February 1, 2001 at 105.75% the first year, 102.875% the second year and 100% thereafter, plus accrued and unpaid interest to the date of redemption. The indenture governing the 11 1/2% Notes contains restrictions relating to, among other things: (i) incurrence of additional indebtedness and issuance of preferred stock; (ii) dividend and other payment restrictions and (iii) mergers, consolidations and sales of assets.

(d) In February 1997, the Company issued $400,000,000 aggregate principal amount of 10% Senior Notes due 2007. The Company received net proceeds of $389,000,000 after discounts and commissions from the issuance of the 10% Notes. Discounts, commissions and other fees incurred of $11,885,000 are included in deferred financing costs. The 10% Notes accrue interest at 10% per annum, payable semiannually as of August 15, 1997.

    The 10% Notes are effectively subordinated to all existing and future indebtedness and other liabilities and commitments of the Company's subsidiaries. The 10% Notes may be redeemed at the Company's option, in whole or in part, at any time on or after February 15, 2002 at a redemption price of 105% that declines annually to 100% in 2005, in each case together with accrued and unpaid interest to the date of redemption. The indenture governing the 10% Notes contains restrictions relating to, among other things: (i) incurrence of additional indebtedness and the issuance of preferred stock, (ii) dividend and other payment restrictions and (iii) mergers, consolidations and sales of assets.

(e) In April and May 1995, the Company issued $191,750,000 principal amount of
    7 1/4% Convertible Subordinated Notes due 2005. Interest payments began on October 15, 1995 and interest is payable every six months thereafter. The
    7 1/4% Convertible Notes will mature on April 15, 2005. The 7 1/4% Convertible Notes are unsecured obligations convertible into shares of common stock prior to maturity at a conversion price of $27.56 per share, subject to adjustment. There are approximately 6,958,000 shares of common stock reserved for issuance upon the conversion of the 7 1/4% Convertible Notes. The 7 1/4% Convertible Notes are redeemable, in whole or in part, at the option of the Company at any time on or after April 15, 1998, at a redemption price of 105.08% that declines annually to 100.73% in 2004, in each case together with accrued interest to the redemption date. The Company incurred $6,822,000 in fees and expenses in connection with the issuance of the 7 1/4% Convertible Notes, which is included in deferred financing costs.

    In March 1998, the Company announced that it was calling for redemption all of the 7 1/4% Convertible Notes. The redemption date is April 20, 1998 and the redemption price is 105.08% of the principal amount, plus accrued and unpaid interest through the date of redemption.

                       NTL INCORPORATED AND SUBSIDIARIES

(f) In June 1996, the Company issued $275,000,000 aggregate principal amount of 7% Convertible Subordinated Notes due 2008. Interest payments began on December 15, 1996 and interest is payable every six months thereafter. The 7% Convertible Notes mature on June 15, 2008. The 7% Convertible Notes are unsecured obligations convertible into shares of common stock prior to maturity at a conversion price of $37.875 per share, subject to adjustment. There are approximately 7,261,000 shares of common stock reserved for issuance upon conversion of the 7% Convertible Notes. The 7% Convertible Notes are redeemable, in whole or in part, at the option of the Company at any time on or after June 15, 1999, at a redemption price of 104.9% that declines annually to 100% in 2006, in each case together with accrued and unpaid interest to the redemption date. The Company incurred $8,616,000 in fees and expenses in connection with the issuance of the 7% Convertible Notes, which is included in deferred financing costs.

(g) To finance a substantial portion of the purchase price for NTL Group Limited, NTLIH obtained from a syndicate of lenders senior secured loan facilities (the "NTLIH Facility") of a maximum principal amount of L165,000,000 comprised of: (i) a long-term loan facility of L140,000,000 and
    (ii) a revolving credit facility of L25,000,000. One of the Lenders also made available to NTLIH a secured loan facility of L60,000,000 (the "Bridge Facility") to finance the remainder of the payment due at closing and acquisition costs and expenses due at closing. Loans under the NTLIH Facility incurred interest at an annual rate equal to LIBOR plus a margin that varied from 0.75% per annum to 1.75% per annum, based on certain financial ratios of NTLIH and certain of its subsidiaries. Interest was payable either monthly, quarterly or semiannually, at the option of NTLIH. The effective interest rate on the NTLIH Facility at December 31, 1996 was 7.972%. The Bridge Facility was repaid in full in August 1996. In October 1997, the principal and accrued interest outstanding under the NTLIH Facility of L140,138,000 ($231,466,000) was repaid using cash on hand.

     In 1997, NTL (UK) Group, Inc., a wholly-owned subsidiary of the Company, which is the holding company for the United Kingdom operations and the parent company of NTLIH, and NTLIH entered into an agreement with The Chase Manhattan Bank pursuant to which Chase has agreed to fully underwrite a L555,000,000, eight-year term loan facility with an initial four-year revolving period. By April 14, 1999, Chase's commitment will be reduced to no less than L480,000,000 or such greater amount as is necessary to ensure that the Company's United Kingdom operations remain fully funded by reference to an agreed business plan. The facility will be used to finance capital expenditures and working capital for the Company's United Kingdom operations, including its local broadband, national telecommunications and national digital television networks. A portion of the facility (L75,000,000) is conditional upon the execution of contracts to provide digital television transmission services to certain third parties. Chase has provided a portion of the L555,000,000 facility in the form of a L350,000,000 facility to the Company on the same terms as to restrictions, covenants, guarantees and security as the L555,000,000 facility. As of March 20, 1998, L10,000,000 ($16,517,000) is outstanding under the L350,000,000 facility.
The principal amount outstanding under the L350,000,000 facility is required to be repaid on December 31, 2005. Interest is payable either monthly, quarterly or semi-annually, at the option of NTLIH, at LIBOR plus, at a maximum, 2.25% per annum. The commitment fee is .375% per annum on the unutilized portion of the L350,000,000 facility and is payable quarterly in arrears. The facility is secured by first fixed and floating charges over all present and future assets and undertakings of the United Kingdom group. The facility contains customary financial covenants, and certain restrictions relating to, among other things:
(i) incurrence of additional indebtedness or guarantees, (ii) investments, acquisitions and mergers and (iii) dividend and other payment restrictions. In the absence of a default, the facility generally permits payments to the Company to pay interest and principal of existing indebtedness of the Company. At December 31, 1997, restricted net assets were approximately $1,861,000,000.

     In March 1998, the Company issued 125,000,000 pounds sterling aggregate principal amount of 9 1/2% Senior Notes due 2008 (the "Sterling Senior Notes"), 300,000,000 pounds sterling aggregate principal

                       NTL INCORPORATED AND SUBSIDIARIES
amount of 10 3/4% Senior Deferred Coupon Notes due 2008 (the "Sterling Deferred Coupon Notes") and $1,300,000,000 aggregate principal amount of 9 3/4% Senior Deferred Coupon Notes due 2008 (the "Dollar Deferred Coupon Notes") (together the "New Notes"). The Sterling Senior Notes, Sterling Deferred Coupon Notes and the Dollar Deferred Coupon Notes were issued at a price to the public of 99.67% or 124,588,000 pounds sterling, 58.62% or 175,860,000 pounds sterling and 61.724% or $802,412,000, respectively. The Company received net proceeds of 121,161,000 pounds sterling, 170,584,000 pounds sterling and $778,340,000, after discounts and commissions, from the issuance of the Sterling Senior Notes, the Sterling Deferred Coupon Notes and the Dollar Deferred Coupon Notes, respectively.

     The original issue discount of the Sterling Deferred Coupon Notes accretes at a rate of 10 3/4%, compounded semiannually, to an aggregate principal amount of L300,000,000 by April 1, 2003. The original issue discount of the Dollar Deferred Coupon Notes accretes at a rate of 9 3/4%, compounded semiannually, to an aggregate principal amount of $1,300,000,000 by April 1, 2003. Interest on each of the Sterling Deferred Coupon Notes and the Dollar Deferred Coupon Notes will thereafter accrue at 10 3/4% per annum and 9 3/4% per annum, respectively, payable semiannually, beginning on October 1, 2003. The Sterling Senior Notes accrue interest at 9 1/2% per annum, payable semiannually, beginning on October 1, 1998.

     The New Notes are effectively subordinated to all existing and future indebtedness and other liabilities and commitments of the Company's subsidiaries, rank pari passu in right of payment with each other and with all senior unsecured indebtedness of the Company and rank senior in right of payment to all subordinated indebtedness of the Company.

     The New Notes may be redeemed at the Company's option, in whole or in part, at any time on or after April 1, 2003, at a redemption price of 104 3/4% to 105 3/8% that declines annually to 100% in 2006, in each case together with accrued and unpaid interest to the date of redemption.

     The indentures governing the New Notes contain restrictions relating to, among other things: (i) incurrence of additional indebtedness and the issuance of preferred stock, (ii) dividend and other payment restrictions and (iii) mergers, consolidations and sales of assets.

8.  REDEEMABLE PREFERRED STOCK

     In February 1997, the Company issued $100,000,000 of its 13% Senior Redeemable Exchangeable Preferred Stock (the "Redeemable Preferred Stock"). The Company received net proceeds of $96,625,000 after discounts and commissions from the issuance of the Redeemable Preferred Stock. Discounts, commissions and other fees incurred of $3,729,000 were recorded as unamortized discount at issuance.

     Of the 2,500,000 authorized shares of Series Preferred Stock, 100,000 shares of Redeemable Preferred Stock were issued. Dividends accrue at 13% per annum ($130 per share) and are payable quarterly in arrears as of May 15, 1997. Dividends, whether or not earned or declared, will accrue without interest until declared and paid, which declaration may be for all or part of the accrued dividends. Dividends accruing on or prior to February 15, 2004 may, at the option of the Company, be paid in cash, by the issuance of additional Redeemable Preferred Stock or in any combination of the foregoing. As of December 31, 1997, the Company has accrued $11,978,000 for dividends and has issued approximately 10,000 shares for $10,187,000 of such accrued dividends. The Redeemable Preferred Stock may be redeemed, at the Company's option, in whole or in part, at any time on or after February 15, 2002 at a redemption price of 106.5% of the liquidation preference of $1,000 per share that declines annually to 100% in 2005, in each case together with accrued and unpaid dividends to the redemption date. The Redeemable Preferred Stock is subject to mandatory redemption on February 15, 2009. On any scheduled dividend payment date, the Company may, at its option, exchange all of the shares of Redeemable Preferred Stock then outstanding for the Company's 13% Subordinated Exchange Debentures due 2009 (the "Subordinated Debentures").

                       NTL INCORPORATED AND SUBSIDIARIES

     The Subordinated Debentures, if issued, will bear interest at a rate of 13% per annum, payable semiannually in arrears on February 15 and August 15 of each year commencing with the first such date to occur after the date of exchange. Interest accruing on or prior to February 15, 2004 may, at the option of the Company, be paid in cash, by the issuance of additional Subordinated Debentures or in any combination of the foregoing. The Subordinated Debentures will be redeemable, at the Company's option, in whole or in part, on or after February 15, 2002 at a redemption price of 106.5% that declines annually to 100% in 2005, in each case together with accrued and unpaid interest to the redemption date.

9.  NONRECURRING CHARGES INCLUDING RESTRUCTURING CHARGES

     Nonrecurring charges of $20,642,000 in 1997 include deferred costs written-off of $5,013,000 and restructuring costs of $15,629,000. The deferred costs written-off relate to the Company's unsuccessful bid for United Kingdom digital terrestrial television multiplex licenses. Restructuring costs relate to the Company's announcement in September 1997 of a reorganization of certain of its operations. The Company is consolidating the Customer Operations departments that serve its three franchise areas in England into one department, and is consolidating certain operations and management groups within the Broadcast Services division, as well as certain other consolidations or cessations of activities. This charge consisted of employee severance and related costs of $6,726,000 for approximately 280 employees to be terminated, lease exit costs of $6,539,000 and penalties of $2,364,000 associated with the cancellation of contractual obligations. As of December 31, 1997, $5,441,000 of the provision has been used, including $2,916,000 for severance and related costs, $324,000 for lease exit costs and $2,201,000 for penalties associated with the cancellation of contractual obligations, and 118 employees had been terminated. There was no other adjustment to the liability.

10.  OTHER GAINS

     Other gains of $21,497,000 in 1997 include a legal settlement of $10,000,000 and a gain on the sale of fixed assets of $11,497,000. In October 1997, following the U.S. District Court's decision to dismiss the Company's complaint against LeGroupe Videotron Ltee and its subsidiary, the Company entered into a Settlement Agreement dismissing the Company's complaint in exchange for a payment of $10,000,000. In December 1997, a U.S. subsidiary of the Company sold its fixed and other assets utilized in its microwave transmission service business and recognized a gain of $11,497,000.

                       NTL INCORPORATED AND SUBSIDIARIES

11.  INCOME TAXES

     The provision (benefit) for income taxes consists of the following:

                                                       YEAR ENDED DECEMBER 31
                                              -----------------------------------------
                                                  1997           1996          1995
                                              ------------    ----------    -----------
Current:
  Federal...................................  $         --    $       --    $  (181,000)
  State and local...........................     1,261,000       344,000        167,000
  Foreign...................................            --     2,246,000     (2,463,000)
                                              ------------    ----------    -----------
          Total current.....................     1,261,000     2,590,000     (2,477,000)
                                              ------------    ----------    -----------
Deferred:
  Federal...................................            --            --             --
  State and local...........................            --            --             --
  Foreign...................................   (16,852,000)    5,063,000             --
                                              ------------    ----------    -----------
          Total deferred....................   (16,852,000)    5,063,000             --
                                              ------------    ----------    -----------
                                              $(15,591,000)   $7,653,000    $(2,477,000)
                                              ============    ==========    ===========

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the deferred tax liabilities and assets are as follows:

                                                                 DECEMBER 31
                                                        ------------------------------
                                                            1997             1996
                                                        -------------    -------------
Deferred tax liabilities:
  Fixed assets........................................  $  68,380,000    $  78,433,000
  Depreciation and amortization.......................             --       30,623,000
  Other...............................................      4,894,000        6,018,000
                                                        -------------    -------------
          Total deferred tax liabilities..............     73,274,000      115,074,000
Deferred tax assets:
  Net operating losses................................    107,208,000       99,227,000
  Net deferred interest expense.......................     94,689,000       51,770,000
  Depreciation and amortization.......................     16,935,000               --
  Other...............................................     18,164,000       10,396,000
                                                        -------------    -------------
          Total deferred tax assets...................    236,996,000      161,393,000
Valuation allowance for deferred tax assets...........   (233,940,000)    (141,250,000)
                                                        -------------    -------------
Net deferred tax assets...............................      3,056,000       20,143,000
                                                        -------------    -------------
Net deferred tax liabilities..........................  $  70,218,000    $  94,931,000
                                                        =============    =============

     At December 31, 1997, the Company had net operating loss carryforwards of approximately $56,000,000 for U.S. federal income tax purposes that expire as follows: $500,000 in 2008, $1,100,000 in 2009, $21,000,000 in 2010, $27,700,000
in 2011 and $5,700,000 in 2012. The Company also has United Kingdom net operating loss carryforwards of approximately $290,000,000 which have no expiration date. Pursuant to United Kingdom law, these losses are only available to offset income of the separate entity that generated the loss.

                       NTL INCORPORATED AND SUBSIDIARIES

     The reconciliation of income taxes computed at U.S. federal statutory rates to income tax expense is as follows:

                                                     YEAR ENDED DECEMBER 31
                                          ---------------------------------------------
                                              1997             1996            1995
                                          -------------    ------------    ------------
Provision (benefit) at federal statutory
  rate (35%)............................  $(120,452,000)   $(90,518,000)   $(35,083,000)
Add (deduct):
  State and local income tax, net of
     federal benefit....................        820,000         224,000         109,000
  Foreign losses with no benefit........     59,804,000      44,610,000       6,699,000
  Amortization of goodwill and license
     acquisition costs..................      3,925,000       4,031,000       3,696,000
  U.S. losses with no benefit...........     40,312,000      49,184,000      22,507,000
  Other.................................             --         122,000        (405,000)
                                          -------------    ------------    ------------
                                          $ (15,591,000)   $  7,653,000    $ (2,477,000)
                                          =============    ============    ============

12.  FAIR VALUES OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

     Cash and cash equivalents: The carrying amounts reported in the consolidated balance sheets approximate fair value.

     Long-term debt: The fair values of the 10 7/8% Notes, the 12 3/4% Notes, the 11 1/2% Notes, the 10% Notes, the 7 1/4% Convertible Notes and the 7% Convertible Notes are based on the quoted market price. The fair value of the Term Loan and Revolving Facility is estimated using discounted cash flow analysis, based on the Company's incremental borrowing rate for similar types of borrowing arrangements.

     Redeemable Preferred Stock: The fair value is based on the quoted market price.

     The carrying amounts and fair values of the Company's financial instruments are as follows:

                                             DECEMBER 31, 1997              DECEMBER 31, 1996
                                        ---------------------------    ---------------------------
                                          CARRYING                       CARRYING
                                           AMOUNT       FAIR VALUE        AMOUNT       FAIR VALUE
                                        ------------   ------------    ------------   ------------
Cash and cash equivalents.............  $ 98,902,000   $ 98,902,000    $445,884,000   $445,884,000
Long-term debt:
  10 7/8% Notes.......................   194,959,000    199,810,000     175,368,000    179,140,000
  12 3/4% Notes.......................   209,387,000    230,577,000     185,043,000    202,797,000
  11 1/2% Notes.......................   743,961,000    819,000,000     665,257,000    714,000,000
  10% Notes...........................   400,000,000    422,000,000              --             --
  7 1/4% Convertible Notes............   191,750,000    212,843,000     191,750,000    206,611,000
  7% Convertible Notes................   275,000,000    264,688,000     275,000,000    251,625,000
  Term Loan and Revolving Facility....            --             --     239,750,000    239,750,000
  Redeemable Preferred Stock..........   108,534,000    121,846,000              --             --

13.  RELATED PARTY TRANSACTIONS

     On July 25, 1990, Cellular Communications, Inc. ("CCI") and AirTouch Communications, Inc. ("AirTouch") entered into a Merger and Joint Venture Agreement, as amended as of December 14, 1990.

                       NTL INCORPORATED AND SUBSIDIARIES

In connection with this agreement, on July 31, 1991, CCI distributed to its shareholders the stock of the Company.

     Through August 1996, CCI provided management, financial and legal services to the Company. Amounts charged to the Company included direct costs where identifiable, and indirect costs allocated utilizing direct labor hours as reported by the common officers and employees of CCI and the Company. For the years ended December 31, 1996 and 1995, CCI charged $1,194,000, and $1,644,000, respectively, which is included in corporate expenses. In August 1996, upon the merger of CCI with AirTouch, the Company commenced providing management, financial, legal and technical services to Cellular Communications International, Inc. ("CCII") and CoreComm Incorporated ("CoreComm"). In 1996, the Company charged CCII and CoreComm $351,000 and $200,000, respectively, which included direct costs where identifiable and allocated corporate overhead based upon the amount of time incurred on CCII and CoreComm business by the common officers and employees of the Company, CCII and CoreComm. These charges reduced corporate expenses in 1996.

     In January 1997, the Company, CoreComm and CCII agreed to a change in the Company's fee for the provision of services. In 1997, the Company charged CoreComm and CCII $1,492,000 and $871,000, respectively, for direct costs where identifiable and a fixed percentage of its corporate overhead. These charges reduced corporate expenses. In the opinion of management of the Company, the allocation methods are reasonable.

     As of December 31, 1997 and 1996, the Company had receivables of $69,000 and $586,000 from CCII and $71,000 and $102,000 from CoreComm, respectively.

     In 1993, the Company entered into a consulting agreement with Insight Communications Company, L.P. ("Insight U.S."), under which Insight U.S. provided advice and assistance to the Company with respect to its cable television, telephone and telecommunications operations in the United Kingdom. Two members of the Company's Board of Directors are partners in Insight U.S. Pursuant to the consulting agreement, which had a term of three years, the Company paid Insight U.S. a fee of $50,000 per month for the first year, $40,000 per month for the second year and $30,000 per month for the third year. The fees for the years ended December 31, 1996 and 1995 of $270,000 and $450,000, respectively, are included in corporate expenses.

                       NTL INCORPORATED AND SUBSIDIARIES

14.  NET LOSS PER COMMON SHARE

     The following table sets forth the computation of basic and diluted net loss per share:

                                                     YEAR ENDED DECEMBER 31
                                         ----------------------------------------------
                                             1997             1996             1995
                                         -------------    -------------    ------------
Numerator:
  Loss before extraordinary item.......  $(328,557,000)   $(254,454,000)   $(90,785,000)
  Preferred stock dividend.............    (11,978,000)              --              --
                                         -------------    -------------    ------------
                                          (340,535,000)    (254,454,000)    (90,785,000)
Extraordinary item.....................     (4,500,000)              --              --
                                         -------------    -------------    ------------
Loss available to common
  shareholders.........................  $(345,035,000)   $(254,454,000)   $(90,785,000)
Denominator for basic net loss per
  common share.........................     32,117,000       31,041,000      30,190,000
     Effect of dilutive securities.....             --               --              --
                                         -------------    -------------    ------------
Denominator for diluted net loss per
  common share.........................     32,117,000       31,041,000      30,190,000
                                         -------------    -------------    ------------
Basic and diluted net loss per common
  share:
  Loss before extraordinary item.......  $      (10.60)   $       (8.20)   $      (3.01)
  Extraordinary item...................           (.14)              --              --
                                         -------------    -------------    ------------
     Net (loss)........................  $      (10.74)   $       (8.20)   $      (3.01)
                                         =============    =============    ============

     Stock options, warrants and convertible securities are excluded from the calculation of net loss per common share as their effect would be antidilutive.

15.  SHAREHOLDERS' EQUITY (DEFICIENCY)

  Stock Split

     On July 25, 1995, the Company declared a 4-for-3 stock split by way of stock dividend, which was paid on August 11, 1995. All common stock data in the Consolidated Financial Statements give effect to the stock split.

  Series Preferred Stock

     In October 1996, the Board of Directors created and authorized for issuance 2,000 shares of 5% Non-Voting Convertible Preferred Stock, Series A ("Series A Preferred Stock"), of which 780 shares were issued in connection with the CableTel Newport acquisition. Each share of Series A Preferred Stock has a stated value of $100,000, subject to certain exceptions. The holders of Series A Preferred Stock are entitled to receive cumulative dividends beginning in October 2001 at the rate of 5% of the stated value, payable semi-annually in arrears, subject to certain exceptions. Dividends may be paid, in the sole discretion of the Board of Directors, in cash, in common stock or in additional shares of Series A Preferred Stock. The Company has the right, exercisable at any time, to redeem all or some of the Series A Preferred Stock at a price equal to the aggregate stated value of the shares to be redeemed, together with all accrued and unpaid dividends, in cash or in shares of common stock (based on the average market price of the common stock, as defined). The holder of Series A Preferred Stock has the right to convert shares of Series A Preferred Stock into common stock equal to the aggregate stated value of Series A Preferred Stock divided by the greater of (a) $40.00 or (b) the average market price of the

                       NTL INCORPORATED AND SUBSIDIARIES
common stock, as defined. The Series A Preferred Stock has a liquidation preference equal to the stated value per share plus accrued and unpaid dividends.

  Warrants

     In 1993, the Company issued warrants to purchase an aggregate of approximately 899,000 shares of common stock at an initial exercise price of $8.35 per share in connection with certain noncompetition agreements. The exercise price decreased to $6.96 per share in the second year after the grant and to $5.57 per share thereafter. The warrants were valued at $13,193,000, the difference between the fair market value of the common stock on the date of grant and $5.57 per share. The warrants expire in 2000.

     In 1996, pursuant to the terms of the consent solicitations to the holders of the 10 7/8% Notes and to the holders of the 12 3/4% Notes to gain consent to modify certain indenture provisions, the Company paid an aggregate of $3,592,000 in consent payments and issued warrants to purchase 164,000 shares of common stock at an exercise price of $23.78 per share in lieu of additional consent payments of $1,641,000. The warrants expire in 2006.

  Shareholder Rights Plan

     The Rights Agreement provides that one Right will be issued with each share of common stock issued on or after October 13, 1993. The Rights are exercisable upon the occurrence of certain potential takeover events and will expire in October 2003 unless previously redeemed by the Company. When exercisable, each Right entitles the owner to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock ("Rights Preferred Stock") at a purchase price of $100.

     The Rights Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $.01 per share and will be entitled to an aggregate dividend of 100 times the dividend, if any, declared per share of common stock. In the event of liquidation, the holders of Rights Preferred Stock will be entitled to a minimum preferential liquidation payment of $1 per share and will be entitled to an aggregate payment of 100 times the payment made per share of common stock. Each share of Rights Preferred Stock will have 100 votes and will vote together with the common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are changed or exchanged, each share of Rights Preferred Stock will be entitled to receive 100 times the amount received per share of common stock. These rights are protected by customary antidilution provisions.

     There are 2,500,000 authorized shares of Series Preferred Stock of which 1,000,000 shares are designated Rights Preferred Stock.

  Stock Options

     There are 2,164,000 shares of common stock reserved for issuance under the OCOM Corporation (a wholly-owned subsidiary of the Company) 1991 Stock Option Plan. The plan provides that incentive stock options ("ISOs") be granted at the fair market value of OCOM's common stock on the date of grant, and nonqualified stock options ("NQSOs") be granted at not less than 85% of the fair market value of OCOM's common stock on the date of grant. Options are exercisable as to 20% of the shares subject thereto on the date of grant and become exercisable as to an additional 20% of the shares subject thereto on each January 1 thereafter, while the optionee remains an employee of the Company. Options will expire ten years after the date of the grant.

     There are 6,653,000 shares of common stock reserved for issuance under the NTL Incorporated 1993 Stock Option Plan. The exercise price of an ISO may not be less than 100% of the fair market value of the Company's common stock on the date of grant, and the exercise price of a NQSO may not be less than 85% of the fair market value of the Company's common stock on the date of grant. Options are

                       NTL INCORPORATED AND SUBSIDIARIES
exercisable as to 20% of the shares subject thereto on the date of grant and become exercisable as to an additional 20% of the shares subject thereto on each January 1 thereafter, while the optionee remains an employee of the Company. Options will expire ten years after the date of the grant.

     There are 100,000 shares of common stock reserved for issuance under the OCOM Corporation Non-Employee Director Stock Option Plan. The plan provides that all options be granted at the fair market value of OCOM's common stock on the date of grant, and options will expire ten years after the date of the grant. Options are exercisable as to 20% of the shares subject thereto on the date of grant and become exercisable as to an additional 20% of the shares subject thereto on each subsequent anniversary of the grant date, while the optionee remains a director of the Company. Options will expire ten years after the date of the grant.

     There are 320,000 shares of common stock reserved for issuance under the NTL Incorporated 1993 Non-Employee Director Stock Option Plan. Under the terms of this plan, options will be granted to members of the Board of Directors who are not employees of the Company or any of its affiliates. The plan provides that all options be granted at the fair market value of the Company's common stock on the date of grant, and options will expire ten years after the date of the grant. Options are exercisable as to 20% of the shares subject thereto on the date of grant and become exercisable as to an additional 20% of the shares subject thereto on each subsequent anniversary of the grant date while the optionee remains a director of the Company. Options will expire ten years after the date of the grant.

     Pro forma information regarding net loss and net loss per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for 1997, 1996 and 1995: risk-free interest rates of 5.89%, 6.56% and 6.61%, respectively, dividend yield of 0%, volatility factor of the expected market price of the Company's common stock of .276, .255 and .255, respectively, and a weighted-average expected life of the option of 10 years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Following is the Company's pro forma information:

                                                     YEAR ENDED DECEMBER 31
                                         ----------------------------------------------
                                             1997             1996             1995
                                         -------------    -------------    ------------
Pro forma net (loss)...................  $(343,850,000)   $(261,245,000)   $(93,688,000)
Basic and diluted pro forma net (loss)
  per share............................  $      (11.08)   $       (8.42)   $      (3.10)

                       NTL INCORPORATED AND SUBSIDIARIES

     A summary of the Company's stock option activity and related information for the years ended December 31, follows:

                                        1997                    1996                    1995
                                ---------------------   ---------------------   ---------------------
                                            WEIGHTED-               WEIGHTED-               WEIGHTED-
                                             AVERAGE                 AVERAGE                 AVERAGE
                                NUMBER OF   EXERCISE    NUMBER OF   EXERCISE    NUMBER OF   EXERCISE
                                 OPTIONS      PRICE      OPTIONS      PRICE      OPTIONS      PRICE
                                ---------   ---------   ---------   ---------   ---------   ---------
Outstanding-beginning of
  year........................  6,738,000    $14.10     5,934,000    $11.04     4,795,000    $ 8.09
Granted.......................  1,571,000     23.97     1,390,000     25.94     1,164,000     23.07
Exercised.....................   (119,000)    12.85      (396,000)     3.44       (21,000)     4.78
Forfeited.....................    (33,000)    23.78      (190,000)    27.39        (4,000)    17.50
                                ---------               ---------               ---------
Outstanding-end of year.......  8,157,000    $15.98     6,738,000    $14.10     5,934,000    $11.04
                                =========               =========               =========
Exercisable at end of year....  5,663,000    $12.39     4,258,000    $10.71     3,410,000    $ 8.22
                                =========               =========               =========

     Weighted-average fair value of options, calculated using the Black-Scholes option pricing model, granted during 1997, 1996 and 1995 is $12.74, $13.98 and $12.47, respectively.

     The following table summarizes the status of the stock options outstanding and exercisable at December 31, 1997:

                                   STOCK OPTIONS OUTSTANDING           STOCK OPTIONS EXERCISABLE
                             --------------------------------------    -------------------------
                                            WEIGHTED-     WEIGHTED-                   WEIGHTED-
                                            REMAINING      AVERAGE                     AVERAGE
                               NUMBER      CONTRACTUAL    EXERCISE       NUMBER        EXERCISE
RANGE OF EXERCISE PRICES     OF OPTIONS       LIFE          PRICE      OF OPTIONS       PRICE
------------------------     ----------    -----------    ---------    -----------    ----------
$0.19 to $0.56...........       77,000      3.6 Years      $ 0.245         77,000      $ 0.245
$0.73 to $1.12...........      150,000      3.6 Years      $ 0.745        150,000      $ 0.745
$1.53 to $2.69...........      356,000      3.6 Years      $ 2.157        356,000      $ 2.157
$3.09 to $4.50...........       75,000      4.4 Years      $ 3.230         75,000      $ 3.230
$8.81 to $14.63..........    3,312,000      5.4 Years      $ 8.873      3,305,000      $ 8.861
$15.19 to $22.88.........    1,498,000      7.4 Years      $21.685        882,000      $21.659
$23.06 to $32.38.........    2,689,000      8.9 Years      $25.038        818,000      $25.213
                             ---------                                  ---------
     Total...............    8,157,000                                  5,663,000
                             =========                                  =========

     The Company has 25,309,000 shares of its common stock reserved for issuance upon the exercise of warrants and stock options and the conversion of debt and preferred stock.

16.  EMPLOYEE BENEFIT PLANS

     Certain subsidiaries of NTL Group Limited operate a defined benefit pension plan in the United Kingdom. The assets of the Plan are held separately from those of NTL Group Limited and are invested in specialized portfolios under the management of an investment group. The pension cost is calculated using the attained age method. The Company's policy is to fund amounts to the defined benefit plan necessary to comply with the funding requirements as prescribed by the laws and regulations in the United Kingdom. The change in the projected benefit obligation in 1997 is due to the change in actuarial assumptions used.

                       NTL INCORPORATED AND SUBSIDIARIES

     The components of net pension costs are as follows:

                                                             YEAR ENDED DECEMBER 31
                                                          ----------------------------
                                                              1997            1996
                                                          ------------    ------------
Service cost............................................  $ 10,693,000    $  7,997,000
Interest cost...........................................    12,765,000      11,679,000
Actual return on plan assets............................   (30,852,000)    (16,103,000)
Net amortization and deferral...........................    17,327,000       4,241,000
                                                          ------------    ------------
                                                          $  9,933,000    $  7,814,000
                                                          ============    ============

     The funded status (assets exceed accumulated benefits) of the plan is as follows:

                                                                  DECEMBER 31
                                                          ----------------------------
                                                              1997            1996
                                                          ------------    ------------
Accumulated benefit obligation:
  Vested................................................  $178,828,000    $148,809,000
  Nonvested.............................................            --
                                                                                    --
                                                          ------------    ------------
                                                          $178,828,000    $148,809,000
                                                          ============    ============
Fair value of plan assets, principally U.K. equity        $195,226,000    $166,195,000
  securities............................................
Projected benefit obligation............................   204,340,000     170,795,000
                                                          ------------    ------------
     Excess of projected benefit obligation over            (9,114,000)     (4,600,000)
       assets...........................................
Unrecognized net transition obligation..................    10,203,000      11,541,000
Unrecognized net gain...................................    (1,065,000)     (5,098,000)
                                                          ------------    ------------
     Prepaid pension cost...............................  $     24,000    $  1,843,000
                                                          ============    ============
Actuarial assumptions:
  Weighted average discount rate........................          7.25%           8.25%
  Weighted average rate of compensation increase........          8.00%           8.00%
  Expected long-term rate of return on plan assets......          9.00%           9.50%

17.  LEASES

     Leases for buildings, office space and equipment extend through 2031. Total rental expense for the years ended December 31, 1997, 1996 and 1995 under operating leases was $20,674,000, $14,886,000 and $2,607,000, respectively.

     Future minimum lease payments under noncancellable operating leases as of December 31, 1997 are as follows:

            YEAR ENDED DECEMBER 31:
            -----------------------
     1998......................................  $ 21,169,000
     1999......................................    20,933,000
     2000......................................    20,572,000
     2001......................................    20,235,000
     2002......................................    16,352,000
     Thereafter................................    82,420,000
                                                 ------------
                                                 $181,681,000
                                                 ============

                       NTL INCORPORATED AND SUBSIDIARIES

18.  COMMITMENTS AND CONTINGENT LIABILITIES

     As of December 31, 1997, the Company was committed to pay approximately $78,000,000 for equipment and services.

     The Company has licenses issued by the United Kingdom Department of Trade and Industry ("DTI") and the United Kingdom Independent Television Commission ("ITC") for its cable television, telephone and telecommunications business. The initial terms of the Company's licenses was 23 years for the DTI licenses and 15 years for the ITC licenses. The Company's licenses expire in 2008 to 2016 for the DTI licenses and 1999 to 2005 for the ITC licenses. The DTI requires a fixed annual renewal fee of L2,500 ($4,200) per license. The ITC requires an annual license fee ranging from L1,300 ($2,200) to L7,900 ($13,100) per license based on the number of homes in the licensed area, which is subject to adjustment annually. The Company's license fees in 1997 were $316,000.

     In addition, the Company was awarded certain newly issued licenses by the ITC in 1995. Pursuant to the terms of the local delivery license ("LDL") for Northern Ireland granted to a wholly-owned subsidiary of the Company, the Company is required to make annual cash payments to the ITC for fifteen years commencing in January 1997 in the amount of approximately L14,400,000 ($23,800,000) (subject to adjustments for inflation). Such payments are in addition to the percentages of qualifying revenue already set by the ITC of 0% for the first ten years and 2% for the last five years of the fifteen year license. The Company paid $23,587,000 in 1997.

     Pursuant to the terms of the LDL for Glamorgan and Gwent, Wales granted to a wholly-owned subsidiary of the Company, the Company is required to make annual cash payments to the ITC for fifteen years, commencing in the first full calendar year after the start of operations, in the amount of L104,188 ($172,000). Such payments are in addition to the percentages of qualifying revenue already set by the ITC of 0% for the first five years, 2% for the second five years and 4% for the last five years of the fifteen-year license.

     A significant portion of NTL Group Limited's revenues is attributable to the provision of television and radio transmission and distribution services and the provision of telecommunications services. In the United Kingdom, the provision of such services is governed by the Telecommunications Act and The Wireless Telegraphy Act 1949. NTL Group Limited holds five licenses under the Telecommunications Act. The initial terms of these licenses were 10 or 25 years. These licenses expire in 2002 to 2021. NTL Group Limited holds a number of Wireless Telegraphy Act licenses which continue in force primarily from year to year unless revoked or unless any of the license fees are not paid. The Company paid $3,447,000 in 1997 in connection with these licenses.

     The Company is involved in, or has been involved in, certain disputes and litigation arising in the ordinary course of its business, including claims involving contractual disputes and claims for damages to property and personal injury resulting from the construction of the Company's networks and the maintenance and servicing of the Company's transmission masts. None of these matters are expected to have a material adverse effect on the Company's financial position, results of operations or cash flows.

19.  INDUSTRY SEGMENTS AND GEOGRAPHIC AREAS

     The Company operates its long distance telephone and microwave transmission business in the United States and its television and radio broadcasting, cable television, telephone and telecommunications businesses in the United Kingdom. The Company acquired its national and international telecom segment and its broadcast transmission and other segment in 1996. Identifiable corporate assets consist primarily of

                       NTL INCORPORATED AND SUBSIDIARIES
cash and cash equivalents. The industry segments and geographic area information as of and for the years ended December 31, 1997, 1996 and 1995 are as follows:

                                  LONG
                                DISTANCE
                               TELEPHONE       LOCAL        NATIONAL       BROADCAST
                                  AND         TELECOM          AND        TRANSMISSION
                               MICROWAVE        AND       INTERNATIONAL       AND
                              TRANSMISSION   TELEVISION      TELECOM         OTHER       CORPORATE   CONSOLIDATED
                              ------------   ----------   -------------   ------------   ---------   ------------
                                                                (IN THOUSANDS)
Year ended December 31, 1997
  Total revenues............    $ 8,831      $  189,407     $162,738        $130,799     $     --     $  491,775
  Operating income (loss)...     (1,207)       (208,815)      (5,327)         42,652      (19,367)      (192,064)
  Depreciation and
     amortization...........      2,368         103,704       17,454          20,328        6,655        150,509
  Identifiable assets.......     27,623       1,579,044      350,704         358,302      105,966      2,421,639
  Fixed asset additions.....      1,541         333,037      101,088          38,984          156        474,806
Year ended December 31, 1996
  Total revenues............    $10,086      $   89,209     $ 45,430        $ 83,618     $     --     $  228,343
  Operating income (loss)...        773        (164,108)      (7,774)         26,376      (12,900)      (157,633)
  Depreciation and
     amortization...........      2,744          69,200        8,601          13,152        4,956         98,653
  Identifiable assets.......     15,660       1,655,759      220,764         412,989      149,439      2,454,611
  Fixed asset additions.....        552         478,761       38,812          26,056        1,894        546,075
Year ended December 31, 1995
  Total revenues............    $ 8,937      $   24,804     $     --        $     --     $     --     $   33,741
  Operating (loss)..........     (4,531)        (76,161)          --              --      (12,434)       (93,126)
  Depreciation and
     amortization...........      2,729          25,650           --              --        1,444         29,823
  Identifiable assets.......     15,774         892,935           --              --      101,960      1,010,669
  Fixed asset additions.....      1,557         473,795           --              --           --        475,352

20.  SUBSEQUENT EVENT

     In February 1998, the Company entered into an agreement and plan of amalgamation (the "Agreement") with Comcast UK Cable Partners Limited ("Partners"). Under the Agreement, Partners' shareholders will receive 0.3745 shares of the Company's Common Stock for each share of Partners Common Stock. Based on the closing price of the Company's Common Stock on the date of the Agreement, the transaction is valued at approximately $600,000,000. The Agreement contains provisions such that if the purchase price per Partners share falls below $10.00, Partners has the right to terminate the transaction, subject to the Company's right to adjust the exchange ratio such that Partners' shareholders would receive $10.00 for each Partners share. Under certain circumstances, the consideration payable to Partners' shareholders may be adjusted based on the proceeds of the potential exercise of certain rights of first refusal with respect to Partners' interests in the London and Birmingham franchises. Completion of the transaction is subject to a number of closing conditions including regulatory approvals, shareholder approvals and consents from the holders of the Company's and Partners' debt.

                       NTL INCORPORATED AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                                                SEPTEMBER 30,
                                                                     1998
                                                                --------------
                                    ASSETS
Current assets:
  Cash and cash equivalents.................................    $  459,443,000
  Marketable securities.....................................       138,326,000
  Accounts receivable -- trade, less allowance for doubtful
     accounts of $22,193,000................................       130,958,000
  Cash held in escrow.......................................       156,403,000
  Other.....................................................        34,651,000
                                                                --------------
Total current assets........................................       919,781,000
Fixed assets, net...........................................     3,134,655,000
Intangible assets, net......................................       456,304,000
Other assets, net of accumulated amortization of
  $32,957,000...............................................       111,498,000
                                                                --------------
Total assets................................................    $4,622,238,000
                                                                ==============
                  LIABILITIES AND SHAREHOLDERS' (DEFICIENCY)
Current liabilities:
  Accounts payable..........................................    $  125,293,000
  Accrued expenses and other................................       169,127,000
  Interest payable..........................................        10,615,000
  Accrued construction costs................................        62,008,000
  Deferred revenue..........................................        53,079,000
  Current portion of long-term debt.........................       148,781,000
                                                                --------------
Total current liabilities...................................       568,903,000
Long-term debt..............................................     3,885,489,000
Commitments and contingent liabilities
Deferred income taxes.......................................        72,061,000
Senior redeemable exchangeable preferred stock -- $0.01 par
  value, plus accreted dividends; liquidation preference
  $121,000,000; less unamortized discount of $3,211,000;
  issued and outstanding 121,000 shares.....................       120,044,000
Shareholders' (deficiency):
  Series preferred stock -- $0.01 par value; authorized
     10,000,000 shares:
  Series A -- liquidation preference $125,590,00; issued and outstanding 125,000 shares...          1,000
  Common stock -- $0.01 par value; authorized 400,000,000
    shares; issued and outstanding 41,392,000 shares........           414,000
  Additional paid-in capital................................       844,368,000
  Accumulated other comprehensive income....................       184,115,000
  (Deficit).................................................    (1,053,157,000)
                                                                --------------
                                                                   (24,259,000)
                                                                --------------
Total liabilities and shareholders' (deficiency)............    $4,622,238,000
                                                                ==============

                            See accompanying notes.

                       NTL INCORPORATED AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                              NINE MONTHS ENDED SEPTEMBER 30,
                                                              --------------------------------
                                                                   1998              1997
                                                              --------------    --------------
REVENUES
Local telecommunications and television.....................  $ 214,545,000     $ 114,593,000
National and international telecommunications...............    166,845,000       130,217,000
Broadcast transmission and other............................    100,825,000        96,818,000
Other telecommunications....................................      2,375,000         6,745,000
                                                              -------------     -------------
                                                                484,590,000       348,373,000
COSTS AND EXPENSES
Operating expenses..........................................    243,476,000       217,087,000
Selling, general and administrative expenses................    192,070,000       122,934,000
Franchise fees..............................................     18,729,000        17,608,000
Corporate expenses..........................................     11,797,000        13,394,000
Nonrecurring charges........................................             --        20,537,000
Depreciation and amortization...............................    156,785,000       108,254,000
                                                              -------------     -------------
                                                                622,857,000       499,814,000
                                                              -------------     -------------
Operating (loss)............................................   (138,267,000)     (151,441,000)
OTHER INCOME (EXPENSE)
Interest and other income...................................     39,796,000        23,347,000
Interest expense............................................   (226,422,000)     (152,095,000)
Foreign currency transaction (losses) gains.................     (6,973,000)          912,000
                                                              -------------     -------------
(Loss) before income taxes and extraordinary item...........   (331,866,000)     (278,277,000)
Income tax benefit..........................................             --        21,485,000
                                                              -------------     -------------
(Loss) before extraordinary item............................   (331,866,000)     (256,792,000)
(Loss) from early extinguishment of debt....................     (4,239,000)               --
                                                              -------------     -------------
Net (loss)..................................................  $(336,105,000)    $(256,792,000)
                                                              =============     =============
Basic and diluted net (loss) per common share:
  (Loss) before extraordinary item..........................  $       (9.17)    $       (8.26)
  Extraordinary item........................................           (.12)               --
                                                              -------------     -------------
  Net (loss)................................................  $       (9.29)    $      (18.26)
                                                              =============     =============

                            See accompanying notes.

                       NTL INCORPORATED AND SUBSIDIARIES

         CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS' (DEFICIENCY)
                                  (UNAUDITED)

                                                          SERIES                     SERIES                  COMMON STOCK --
                                                      PREFERRED STOCK           PREFERRED STOCK              $0.01 PAR VALUE
                                                    -------------------     ------------------------     ------------------------
                                                    SHARES       PAR          SHARES          PAR          SHARES          PAR
                                                    ------     --------     -----------     --------     -----------     --------
Balance, December 31, 1997........................    780      $     --                                   32,210,000     $322,000
Exercise of stock options.........................                                                           221,000        2,000
Exercise of warrants..............................                                                            53,000
Accreted dividends on
  preferred stock.................................
Accretion of discount on
  preferred stock.................................
Conversion of 7 1/4% Convertible
  Subordinated Notes..............................                                                         6,958,000       70,000
Conversion of Series Preferred
  Stock...........................................   (780)                                                 1,950,000       20,000
Preferred Stock issued for
  acquisition.....................................                              125,000     $  1,000
Comprehensive income..............................
Net loss for the nine months
  ended September 30, 1998........................
Currency translation adjustment...................
        Total.....................................
                                                     ----      --------     -----------     --------     -----------     --------
Balance, September 30, 1998.......................     --      $     --         125,000     $  1,000      41,392,000     $414,000
                                                     ====      ========     ===========     ========     ===========     ========

                                                                                    ACCUMULATED
                                               ADDITIONAL                              OTHER
                                                 PAID-IN        COMPREHENSIVE      COMPREHENSIVE
                                                 CAPITAL           INCOME             INCOME                   (DEFICIT)
                                               ----------       -------------      -------------               ---------
Balance, December 31, 1997...................  $538,054,000                         $117,008,000      $              (717,052,000)
Exercise of stock options....................    4,526,000
Exercise of warrants.........................      410,000
Accreted dividends on
  preferred stock............................  (11,587,000)
Accretion of discount on
  preferred stock............................     (233,000)
Conversion of 7 1/4% Convertible
  Subordinated Notes.........................  186,942,000
Conversion of Series Preferred
  Stock......................................      (20,000)
Preferred Stock issued for
  acquisition................................  126,276,000
Comprehensive income.........................
Net loss for the nine months ended September
  30, 1998...................................                   $(336,105,000)                                       (336,105,000)
Currency translation adjustment..............                     67,107,000         67,107,000
                                                                ------------
        Total................................                   $(268,998,000)
                                               -----------      ============        -----------       ---------------------------
Balance, September 30, 1998..................  $844,368,000                         $184,115,000      $            (1,053,157,000)
                                               ===========                          ===========       ===========================

                            See accompanying notes.

                       NTL INCORPORATED AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                     NINE MONTHS ENDED
                                                                       SEPTEMBER 30,
                                                              -------------------------------
                                                                   1998             1997
                                                              --------------    -------------
Net cash (used in) operating activities.....................  $  (27,656,000)   $ (62,899,000)
INVESTING ACTIVITIES
Acquisition of subsidiary, net of cash acquired.............    (829,698,000)              --
Purchase of fixed assets....................................    (464,944,000)    (354,919,000)
Payment of deferred purchase price..........................              --      (57,064,000)
Increase in other assets....................................     (10,397,000)      (2,073,000)
Proceeds from sale of assets................................       1,312,000               --
Purchase of marketable securities...........................    (297,918,000)    (459,504,000)
Proceeds from sales of marketable securities................     168,650,000      423,410,000
                                                              --------------    -------------
Net cash (used in) investing activities.....................  (1,432,995,000)    (450,150,000)
FINANCING ACTIVITIES
Proceeds from borrowings and sale of preferred stock, net of
  financing costs...........................................   2,093,602,000      490,556,000
Principal payments..........................................     (66,040,000)     (13,043,000)
Cash placed in escrow.......................................    (221,427,000)              --
Proceeds from exercise of stock options and warrants........       4,938,000        1,264,000
                                                              --------------    -------------
Net cash provided by financing activities...................   1,811,073,000      478,777,000
Effect of exchange rate changes on cash.....................      10,119,000      (21,212,000)
                                                              --------------    -------------
Increase in cash and cash equivalents.......................     360,541,000      (55,484,000)
Cash and cash equivalents at beginning of period............      98,902,000      445,884,000
                                                              --------------    -------------
Cash and cash equivalents at end of period..................  $  459,443,000    $ 390,400,000
                                                              ==============    =============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest exclusive of
  amounts capitalized.......................................  $   79,112,000    $  47,808,000
Income taxes paid...........................................         335,000           31,000
SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITIES
Accretion of dividends and discount on senior redeemable
  exchangeable preferred stock..............................  $   11,820,000    $   8,660,000
Conversion of Convertible Notes, net of unamortized deferred
  financing costs of $4,738,000.............................     187,012,000               --
Preferred stock issued for acquisition......................     126,277,000               --

                            See accompanying notes.

                       NTL INCORPORATED AND SUBSIDIARIES

                        NOTES TO CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

NOTE A -- BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

     In March 1998, the Company issued debt denominated in British pounds sterling. Interest expense has been translated using the average exchange rate for the period and the debt balance has been translated using the current exchange rate at the balance sheet date. Foreign currency gains and losses arising from exchange rate fluctuations are included in the results of operations.

     The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." Comprehensive loss for the three months ended September 30, 1998 and 1997 was $(81,135,000) and $(131,354,000), respectively. Comprehensive loss for the nine months ended September 30, 1998 and 1997 was $(268,998,000) and $(341,547,000), respectively.

     In June 1997, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The Company is assessing whether changes in reporting will be required in adopting this new standard. The Company will adopt SFAS No. 131 for fiscal year ending December 31, 1998.

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is required to be adopted in years beginning after June 15, 1999. Management does not anticipate that the adoption of SFAS No. 133 will have a significant effect on earnings or the financial position of the Company.

     Certain prior year amounts have been reclassified to conform to the 1998 presentation.

NOTE B -- COMTEL ACQUISITION

     Pursuant to an acquisition agreement (the "ComTel Agreement") with Vision Networks III B.V., a wholly-owned subsidiary of Royal PTT Nederland NV (KPN), the Company acquired the operations of ComTel Limited and Telecential Communications (collectively, "ComTel") for a total of 550 million pounds sterling completed in two stages. In the first stage, in June 1998, the Company acquired certain of the ComTel properties for 275 million pounds sterling in cash. In the second stage, in September 1998, the Company acquired the remaining ComTel properties for 200 million pounds sterling in cash and 75 million pounds sterling in preferred stock. The Company financed the cash portion of the transaction through a bank loan, completed through an amendment to the Company's existing bank facility with The Chase Manhattan Bank.

                       NTL INCORPORATED AND SUBSIDIARIES

                        NOTES TO CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

NOTE B -- COMTEL ACQUISITION (CONTINUED)
     The ComTel acquisition has been accounted for as a purchase, and, accordingly, the net assets and results of operations of the acquired businesses have been included in the consolidated financial statements from the dates of acquisition. The purchase price of 550 million pounds sterling plus the return of cash acquired of 31 million pounds sterling and costs incurred of 3 million pounds sterling (an aggregate of 584 million pounds sterling ($993 million)) exceeded the estimated fair value of the net tangible assets acquired by 64 million pounds sterling ($109 million), which is classified as license acquisition costs. The assets acquired and liabilities assumed have been recorded at their estimated fair values, which are subject to further adjustment based upon appraisals and other analyses.

     The pro forma unaudited consolidated results of operations for the nine months ended September 30, 1998 and 1997 assuming consummation of the ComTel acquisition as of January 1, 1997 are as follows:

                                                      NINE MONTHS ENDED
                                                        SEPTEMBER 30,
                                                ------------------------------
                                                    1998             1997
                                                -------------    -------------
Total revenue.................................  $ 581,454,000    $ 433,924,000
(Loss) before extraordinary item..............   (379,296,000)    (316,572,000)
Net (loss)....................................   (383,535,000)    (316,572,000)
Basic and diluted net (loss) per common share:
  (Loss) before extraordinary item............         (10.44)          (10.13)
  Net (loss)..................................         (10.55)          (10.13)

NOTE C -- AMALGAMATION WITH COMCAST UK CABLE PARTNERS LIMITED

     Effective October 29, 1998, the Company, NTL (Bermuda) Limited, a wholly owned subsidiary of the Company, and Comcast UK Cable Partners Limited ("Partners") consummated a transaction pursuant to the Agreement of Plan of Amalgamation, dated February 4, 1998, as amended, whereby NTL (Bermuda) Limited (the "Amalgamated Company") acquired all of the outstanding common stock of Partners. Shareholders of Partners received 0.3745 shares of common stock of the Company in consideration for each of their shares of common stock of Partners (an aggregate of approximately 18,700,000 shares of the Company's common stock). The Amalgamated Company has executed a First Supplemental Indenture relating to Partners' 11.20% Senior Discount Debentures due 2007, which provides for the assumption by the Amalgamated Company of the Debentures. As of September 30, 1998, Partners had 241 million pounds sterling ($409 million) of Debentures outstanding.

     Pursuant to existing arrangements between Partners and Telewest Communications plc ("Telewest"), a co-owner of interests in Cable London PLC ("Cable London") and Birmingham Cable Corporation Limited ("Birmingham Cable"), Telewest had certain rights to acquire either or both of Partners' interests in these systems as a result of the Amalgamation. On August 14, 1998, Partners and the Company entered into an agreement with Telewest, pursuant to which, Partners sold its 27.5% ownership interest in Birmingham Cable to Telewest for 125 million pounds sterling, plus 5 million pounds sterling for certain subordinated debt and fees. In addition, Partners and Telewest agreed within a certain time period to rationalize their joint ownership of Cable London pursuant to an agreed procedure (the "Shoot-out"). Between April 29 and July 29, 1999, the Amalgamated Company can notify Telewest of the price at which it is willing to sell its 50% ownership interest in Cable London to Telewest. Following such notification, Telewest at its option will be required at that price to either purchase the Amalgamated Company's 50% ownership interest in Cable London or sell its 50% ownership interest in Cable London to

                       NTL INCORPORATED AND SUBSIDIARIES

                        NOTES TO CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

NOTE C -- AMALGAMATION WITH COMCAST UK CABLE PARTNERS LIMITED (CONTINUED) the Amalgamated Company. If the Amalgamated Company fails to give notice to Telewest by July 29, 1999, it will be deemed to have delivered an offer notice for 100 million pounds sterling. The sale or purchase by the Company as per the Cable London Shoot-out is expected to be completed by November 1999.

     The Company required consents from holders of some of its Notes to modify certain indenture provisions in order to proceed with the Amalgamation. In October 1998, the Company paid $11,333,000 in consent payments and issued warrants to purchase 766,000 shares of common stock at an exercise price of $43.39 per share in lieu of additional consent payments of $10,080,000. The warrants expire in 2008.

NOTE D -- PROPOSED DIAMOND ACQUISITION

     In June 1998, the Company entered into an acquisition agreement (the "Diamond Agreement") with Diamond Cable Communications, plc ("Diamond"). Pursuant to the Diamond Agreement, Diamond shareholders will receive 0.25 shares of the Company's common stock for each Diamond ordinary share. Diamond has approximately 60.7 million fully diluted shares outstanding, and the total consideration for the transaction will be approximately 15.2 million shares, subject to adjustment. Based on the closing price of the Company's common stock on the date of the Diamond Agreement, the purchase price implies a total Diamond equity value of approximately $630 million. The closing of the Diamond Agreement is subject to shareholder approval, bond consents and customary closing conditions.

NOTE E -- FIXED ASSETS

     Fixed assets consist of:

                                                                    SEPTEMBER 30,
                                                                        1998
                                                                    -------------
                                                                     (UNAUDITED)
Operating equipment.........................................  $           2,667,113,000
Other equipment.............................................                282,678,000
Construction-in-progress....................................                530,850,000
                                                              -------------------------
                                                                          3,480,641,000
Accumulated depreciation....................................               (345,986,000)
                                                              -------------------------
                                                              $           3,134,655,000
                                                              =========================

NOTE F -- INTANGIBLE ASSETS

     Intangible assets consist of:

                                                              SEPTEMBER 30,
                                                                  1998
                                                              -------------
                                                              (UNAUDITED)
License acquisition costs, net of accumulated amortization
  of $60,048,000 (1998).....................................   $219,112,000
Goodwill, net of accumulated amortization of $27,324,000
  (1998)....................................................   237,192,000
                                                               -----------
                                                               $456,304,000
                                                               ===========

                       NTL INCORPORATED AND SUBSIDIARIES

                        NOTES TO CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

NOTE G -- LONG-TERM DEBT

     Long-term debt consists of:

                                                                    SEPTEMBER 30,
                                                                        1998
                                                                    -------------
                                                                     (UNAUDITED)
10 7/8% Senior Deferred Coupon Notes........................  $             148,781,000
12 3/4% Series A Senior Deferred Coupon Notes...............                229,652,000
11 1/2% Series B Senior Deferred Coupon Notes...............                809,150,000
10% Series B Senior Notes...................................                400,000,000
9 1/2% Senior Sterling Notes, less unamortized discount of
  $669,000..................................................                211,693,000
10 3/4% Senior Deferred Coupon Sterling Notes...............                316,445,000
9 3/4% Senior Deferred Coupon Notes.........................                845,172,000
7% Convertible Subordinated Notes...........................                275,000,000
Subsidiary bank loan........................................                798,377,000
                                                              -------------------------
                                                                          4,034,270,000
Less current portion........................................                148,781,000
                                                              -------------------------
                                                              $           3,885,489,000
                                                              =========================

     10 7/8% NOTES REDEMPTION: In June 1998, the Company provided to the Trustee of its 10 7/8% Senior Deferred Coupon Notes due 2003 a notice that it would redeem the 10 7/8% Notes on October 15, 1998. Pending such redemption, the Company deposited in trust with the Trustee $218.6 million to pay the redemption price (including principal) on the 10 7/8% Notes. In July 1998, the Company purchased a portion of the 10 7/8% Notes with an accreted value of $62.3 million for cash of $65 million. The Company recorded an extraordinary loss from the early extinguishment of this portion of the 10 7/8% Notes of $4,239,000. In October 1998, the Company redeemed the remainder of the 10 7/8% Notes with an accreted value of $148,781,000 at September 30, 1998 using cash held in escrow of $152.6 million. The Company recorded an extraordinary loss from the early extinguishment of the 10 7/8% Notes of approximately $7.9 million in the fourth quarter of 1998.

     ISSUANCE OF NEW NOTES: In March 1998, the Company issued 125 million pounds sterling aggregate principal amount of 9 1/2% Senior Notes due 2008 (the "Sterling Senior Notes"), 300 million pounds sterling aggregate principal amount of 10 3/4% Senior Deferred Coupon Notes due 2008 (the "Sterling Deferred Coupon Notes") and $1.3 billion aggregate principal amount of 9 3/4% Senior Deferred Coupon Notes due 2008 (the "Dollar Deferred Coupon Notes") (together the "New Notes"). The Sterling Senior Notes, Sterling Deferred Coupon Notes and the Dollar Deferred Coupon Notes were issued at 99.67% or 124.6 million pounds sterling, 58.62% or 175.9 million pounds sterling and 61.724% or $802.4 million, respectively. The Company received net proceeds of 121.2 million pounds sterling, 170.6 million pounds sterling and $778.3 million, after discounts and commissions, from the issuance of the Sterling Senior Notes, the Sterling Deferred Coupon Notes and the Dollar Deferred Coupon Notes, respectively. The aggregate of the discounts, commissions and other fees incurred of $39.5 million is included in deferred financing costs.

     The original issue discount of the Sterling Deferred Coupon Notes accretes at a rate of 10 3/4%, compounded semiannually, to an aggregate principal amount of 300 million pounds sterling by April 1, 2003. The original issue discount of the Dollar Deferred Coupon Notes accretes at a rate of 9 3/4%, compounded semiannually, to an aggregate principal amount of $1.3 billion by April 1, 2003. Interest on each of the Sterling Deferred Coupon Notes and the Dollar Deferred Coupon Notes will thereafter accrue at 10 3/4% per annum and 9 3/4% per annum, respectively, payable semiannually, beginning on October 1,

                       NTL INCORPORATED AND SUBSIDIARIES

                        NOTES TO CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

NOTE G -- LONG-TERM DEBT (CONTINUED)
2003. The Sterling Senior Notes accrue interest at 9 1/2% per annum, payable on October 1, 1998 and semiannually thereafter.

     The New Notes are effectively subordinated to all existing and future indebtedness and other liabilities and commitments of the Company's subsidiaries, rank pari passu in right of payment with each other and with all senior unsecured indebtedness of the Company and rank senior in right of payment to all subordinated indebtedness of the Company.

     The New Notes may be redeemed at the Company's option, in whole or in part, at any time on or after April 1, 2003, at a redemption price of 104 3/4% to 105 3/8% that declines annually to 100% in 2006, in each case together with accrued and unpaid interest to the date of redemption.

     The indentures governing the New Notes contain restrictions relating to, among other things: (i) incurrence of additional indebtedness and the issuance of preferred stock, (ii) dividend and other payment restrictions and (iii) mergers, consolidations and sales of assets.

     BANK LOAN PAYABLE AND REFINANCING: In connection with the ComTel acquisition, the Company borrowed an aggregate of 475 million pounds sterling ($798 million) under its credit facility from The Chase Manhattan Bank. The effective interest rate on the amounts borrowed at September 30, 1998 was 9.776%. The bank loan was due on January 31, 1999, subject to extension to June 30, 1999.

     In November 1998, the Company issued $625,000,000 aggregate principal amount of 11 1/2% Senior Notes due 2008 (the "11 1/2% Notes") and $450,000,000 aggregate principal amount at maturity of 12 3/8% Senior Deferred Coupon Notes due 2008 (the "12 3/8% Notes"). The 11 1/2% Notes and the 12 3/8% Notes were issued at 100% or $625,000,000 and 55.505% or $249,773,000, respectively. The
Company received net proceeds of $607,031,000 and $241,967,000 after discounts and commissions, from the issuance of the 11 1/2% Notes and the 12 3/8% Notes, respectively. The proceeds from these notes were used to repay the bank loan and the remaining $50,000,000 was added to short term investments. The Company recorded an extraordinary loss from the early extinguishment of debt of approximately $19.5 million in the fourth quarter of 1998 as a result of the repayment.

     The 11 1/2% Notes accrue interest at 11 1/2% per annum, payable semiannually beginning on April 1, 1999. The 11 1/2% Notes may be redeemed, at the Company's option, in whole or in part, at any time on or after October 1, 2003 at a redemption price of 105.75% that declines annually to 100% in 2006, in each case together with accrued and unpaid interest to the date of redemption.

     The original issue discount on the 12 3/8% Notes accretes at a rate of 12 3/8%, compounded semiannually, to an aggregate principal amount of $450,000,000 by October 1, 2003. Interest will thereafter accrue at 12 3/8% per annum, payable semiannually beginning on April 1, 2004. The 12 3/8% Notes may be redeemed, at the Company's option, in whole or in part, at any time on or after October 1, 2003 at a redemption price of 106.188% that declines annually to 100% in 2006, in each case together with accrued and unpaid interest to the date of redemption.

NOTE H -- SERIES PREFERRED STOCK

     In May 1998, the 780 outstanding shares of 5% Non-Voting Convertible Preferred Stock, Series A were converted into 1,950,000 shares of Common Stock.

     On September 21, 1998, the Company issued 125,280 shares of 9.9% Non-voting Mandatorily Redeemable Preferred Stock, Series A (the "PIK Preferred Stock") in connection with the ComTel acquisition. The PIK Preferred Stock was valued at 75,000,000 pounds sterling ($126,277,000), the fair

                       NTL INCORPORATED AND SUBSIDIARIES

                        NOTES TO CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

NOTE H -- SERIES PREFERRED STOCK (CONTINUED) market value on the date of issuance. Each share of PIK Preferred Stock has a stated value of $1,000. Cumulative dividends accrue at 9.9% of the stated value per share. Dividends are payable when and if declared by the Board of Directors and may be paid, in the sole discretion of the Board, in cash, in shares of common stock, in shares of Convertible Preferred Stock or through any combination of the foregoing. As of September 30, 1998, accrued and unpaid dividends were $310,000. On December 22, 1999, all outstanding shares of the PIK Preferred Stock shall be redeemed for $1,000 per share together with accrued and unpaid dividends, at the Company's option, in cash, in shares of common stock, in shares of Convertible Preferred Stock or through any combination of the foregoing.

NOTE I -- GRANT OF STOCK OPTIONS

     In March 1998, options to purchase approximately 7,800,000 shares of Common Stock were granted to officers, non-employee directors and employees at an exercise price of $36.50 per share. Officers and senior management employees were granted options to purchase 3,260,000 shares and 2,765,000 shares, respectively. These employees will not be granted any further options in 1998 to 2001 inclusive. These options will vest beginning January 1, 1999 through January 1, 2004. The non-employee directors were granted options to purchase an aggregate of 450,000 shares which vest on the same schedule. Supervisory employees were granted options to purchase an aggregate of approximately 1,000,000 shares which are exercisable as to 20% of the shares subject thereto on the date of grant and an additional 20% each January 1 thereafter, while the optionee remains an employee of the Company. Finally, each employee who is not included in the groups described above and who had at least one year of service as of March 1, 1998 was granted an option to purchase 100 shares which are exercisable on a 20% per year schedule.

     Beginning in March 1998 and in each year thereafter, each employee who is not otherwise granted options and has completed at least one year of employment will be granted an option to purchase 100 shares of the Company's Common Stock each year. The exercise price for these options will be at the fair market value of the Company's Common Stock on the date of issuance, and these options will vest on a 20% per year schedule. It is anticipated that approximately 1,850,000 options will be granted each year in 1999, 2000 and 2001 to supervisory and other employees.

NOTE J -- RESTRUCTURING CHARGES

     In September 1997, the Company announced a reorganization of certain of its operations. Restructuring costs of $15,811,000 were recorded in September 1997 consisting of employee severance and related costs of $6,688,000 for approximately 280 employees to be terminated, lease exit costs of $6,509,000 and penalties of $2,614,000 associated with the cancellation of contractual obligations. As of September 30, 1998, $8,029,000 of the provision has been used, including $4,493,000 for severance and related costs, $1,400,000 for lease exit costs and $2,136,000 for penalties associated with the cancellation of contractual obligations. As of September 30, 1998, 137 employees had been terminated. There was no other adjustment to the liability through September 30, 1998.

                       NTL INCORPORATED AND SUBSIDIARIES

                        NOTES TO CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

NOTE K -- NET LOSS PER COMMON SHARE

     The following table sets forth the computation of basic and diluted net loss per common share:

                                                                NINE MONTHS ENDED SEPTEMBER 30,
                                                                --------------------------------
                                                                     1998              1997
                                                                --------------    --------------
Numerator:
Loss before extraordinary item..............................    $(331,866,000)    $(256,792,000)
Preferred stock dividend....................................      (11,587,000)       (8,453,000)
                                                                -------------     -------------
                                                                 (343,453,000)     (265,245,000)
Extraordinary item..........................................       (4,239,000)               --
                                                                -------------     -------------
Loss available to common shareholders.......................    $(347,692,000)    $(265,245,000)
                                                                -------------     -------------
Denominator for basic net loss per common share.............       37,436,000        32,101,000
Effect of dilutive securities...............................               --                --
                                                                -------------     -------------
Denominator for diluted net loss per common share...........       37,436,000        32,101,000
                                                                -------------     -------------
Basic and diluted net loss per common share:
  Loss before extraordinary item............................    $       (9.17)    $       (8.26)
  Extraordinary item........................................             (.12)               --
                                                                -------------     -------------
  Net loss..................................................    $       (9.29)    $       (8.26)
                                                                =============     =============

     The shares issuable upon the exercise of stock options and warrants and upon the conversion of convertible securities are excluded from the calculation of net loss per common share as their effect would be antidilutive.

NOTE L -- COMMITMENTS AND CONTINGENT LIABILITIES

     As of September 30, 1998, the Company was committed to pay approximately $176,300,000 for equipment and services.

     The Company has licenses issued by the United Kingdom Department of Trade and Industry ("DTI") and the United Kingdom Independent Television Commission ("ITC") for its cable television ("CATV"), telephone and telecommunications business. The initial terms of the Company's licenses was 15 or 23 years for the DTI licenses and 15 years for the ITC licenses. The Company's licenses expire in 2005 to 2016 for the DTI licenses and 1999 to 2005 for the ITC licenses. The DTI requires a fixed annual renewal fee of 2,500 pounds sterling ($4,200) per license. The ITC requires an annual license fee ranging from 1,300 pounds sterling ($2,200) to 7,900 pounds sterling ($13,400) per license based on the number of homes in the licensed area, which is subject to adjustment annually. The provision of the Company's transmission and distribution services is governed by the Telecommunications Act and the Wireless Telegraphy Act 1949. The Company holds five licenses under the Telecommunications Act. The initial terms of these licenses were 10 or 25 years. These licenses expire in 2002 to 2021. The Company holds a number of Wireless Telegraphy Act licenses which continue in force primarily from year to year unless revoked or unless any of the license fees are not paid. The Company's license fees paid in the nine months ended September 30, 1998 were $1,628,000.

     In addition, the Company was awarded certain newly issued licenses by the ITC in 1995. Pursuant to the terms of the local delivery license ("LDL") for Northern Ireland granted to a wholly-owned subsidiary of the Company, the Company is required to make annual cash payments to the ITC for fifteen years commencing in January 1997 in the amount of approximately 14,400,000 pounds sterling ($24,500,000)

                       NTL INCORPORATED AND SUBSIDIARIES

                        NOTES TO CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

NOTE L -- COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)
(subject to adjustments for inflation). The fee for 1998 is 14,951,661 pounds sterling. Such payments are in addition to the percentages of qualifying revenue already set by the ITC of 0% for the first ten years and 2% for the last five years of the fifteen year license. The Company paid approximately $18,600,000 in license fees in the nine months ended September 30, 1998.

     Pursuant to the terms of the LDL for Glamorgan and Gwent, Wales granted to a wholly-owned subsidiary of the Company, the Company is required to make annual cash payments to the ITC for fifteen years, commencing in January 1998, in the amount of 104,188 pounds sterling ($177,000). Such payments are in addition to the percentages of qualifying revenue already set by the ITC of 0% for the first five years, 2% for the second five years and 4% for the last five years of the fifteen year license. The Company paid $129,000 in the nine months ended September 30, 1998.

     The Company is involved in, or has been involved in, certain disputes and litigation arising in the ordinary course of its business, including claims involving contractual disputes and claims for damages to property and personal injury resulting from construction of the Company's networks and the maintenance and servicing of the Company's transmission masts. None of these matters are expected to have a material adverse effect on the Company's financial position, results of operations or cash flows.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Comcast UK Cable Partners Limited

     We have audited the accompanying consolidated balance sheet of Comcast UK Cable Partners Limited (a company incorporated in Bermuda) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity and of cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Comcast UK Cable Partners Limited and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
February 27, 1998

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                         (IN L000'S, EXCEPT SHARE DATA)

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                1997        1996
                                                              ---------   ---------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................  L  37,372   L  63,314
  Short-term investments....................................                 61,466
  Accounts receivable, less allowance for doubtful accounts
     of L2,598 and L1,338...................................      4,255       2,922
  Other current assets......................................      5,419       5,359
                                                              ---------   ---------
     Total current assets...................................     47,046     133,061
                                                              ---------   ---------
INVESTMENTS IN AFFILIATES...................................     61,363      69,472
                                                              ---------   ---------
PROPERTY AND EQUIPMENT......................................    315,702     232,112
  Accumulated depreciation..................................    (33,000)    (13,765)
                                                              ---------   ---------
  Property and equipment, net...............................    282,702     218,347
                                                              ---------   ---------
DEFERRED CHARGES............................................     60,770      60,867
  Accumulated amortization..................................    (13,985)     (8,379)
                                                              ---------   ---------
  Deferred charges, net.....................................     46,785      52,488
                                                              ---------   ---------
FOREIGN EXCHANGE PUT OPTIONS AND OTHER, net.................      7,958      11,002
                                                              ---------   ---------
                                                              L 445,854   L 484,370
                                                              =========   =========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses.....................  L  23,605   L  23,086
  Current portion of long-term debt.........................      1,683       1,463
  Foreign exchange call options.............................                  4,086
  Due to affiliates.........................................        920         676
                                                              ---------   ---------
     Total current liabilities..............................     26,208      29,311
                                                              ---------   ---------
LONG-TERM DEBT, less current portion........................    234,010     202,626
                                                              ---------   ---------
FOREIGN EXCHANGE CALL OPTIONS...............................      2,688       3,079
                                                              ---------   ---------
LONG-TERM DEBT, due to shareholder..........................     11,272      10,322
                                                              ---------   ---------
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
  Preferred shares, L.01 par value -- authorized, 10,000,000 shares; issued none....................................
  Class A common shares, L.01 par value -- authorized,
     50,000,000 shares; issued, 37,231,997..................        372         372
  Class B common shares, L.01 par value -- authorized,
     50,000,000 shares; issued, 12,872,605..................        129         129
  Additional capital........................................    358,548     358,548
  Accumulated deficit.......................................   (187,373)   (120,017)
                                                              ---------   ---------
     Total shareholders' equity.............................    171,676     239,032
                                                              ---------   ---------
                                                              L 445,854   L 484,370
                                                              =========   =========

                See notes to consolidated financial statements.

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                   (AMOUNTS IN L000'S, EXCEPT PER SHARE DATA)

                                                                  YEAR ENDED DECEMBER 31
                                                             --------------------------------
                                                               1997        1996        1995
                                                             --------    --------    --------
REVENUES
  Service income...........................................  L 55,603    L 31,358    L  1,530
  Consulting fee income....................................     1,059       1,070       1,313
                                                             --------    --------    --------
                                                               56,662      32,428       2,843
                                                             --------    --------    --------
COSTS AND EXPENSES
  Operating................................................    19,624      12,211         683
  Selling, general and administrative......................    30,850      25,073       7,815
  Management fees..........................................     3,204       2,997       3,105
  Depreciation and amortization............................    25,588      16,700       3,049
                                                             --------    --------    --------
                                                               79,266      56,981      14,652
                                                             --------    --------    --------
OPERATING LOSS.............................................   (22,604)    (24,553)    (11,809)
OTHER (INCOME) EXPENSE
  Interest expense.........................................    25,243      23,627       3,539
  Investment income........................................    (7,259)    (12,555)    (11,758)
  Equity in net losses of affiliates.......................    21,359      18,432      23,677
  Exchange losses (gains) and other........................     5,409     (13,482)      1,695
                                                             --------    --------    --------
                                                               44,752      16,022      17,153
                                                             --------    --------    --------
NET LOSS...................................................  (L67,356)   (L40,575)   (L28,962)
                                                             ========    ========    ========
NET LOSS PER SHARE.........................................  (L  1.34)   (L   .84)   (L   .70)
                                                             ========    ========    ========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING.......    50,105      48,216      41,245
                                                             ========    ========    ========

                See notes to consolidated financial statements.

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (IN L000'S)

                                                                  YEAR ENDED DECEMBER 31
                                                              -------------------------------
                                                                1997       1996       1995
                                                              --------   --------   ---------
OPERATING ACTIVITIES
  Net loss..................................................  (L67,356)  (L40,575)   (L28,962)
  Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
     Depreciation and amortization..........................    25,588     16,700       3,049
     Amortization on foreign exchange contracts.............     2,770      2,752         (75)
     Non-cash interest expense..............................    24,684     23,209       3,539
     Non-cash investment income.............................    (2,521)    (2,854)     (5,016)
     Exchange losses (gains)................................     2,852    (18,857)        944
     Equity in net losses of affiliates.....................    21,359     18,432      23,677
     Other..................................................       991       (199)        619
     Increase in accounts receivable, other current assets
       and other............................................    (3,447)    (1,154)     (2,658)
     Increase in accounts payable and accrued expenses......       519      1,045      10,002
     Increase (decrease) in due to affiliates...............       244     (1,548)     (4,628)
                                                              --------   --------   ---------
       Net cash provided by (used in) operating
          activities........................................     5,683     (3,049)        491
                                                              --------   --------   ---------
FINANCING ACTIVITIES
     Proceeds from borrowings...............................                          192,542
     Repayments of debt.....................................    (1,633)    (1,711)
     Debt acquisition costs.................................                           (6,089)
     Purchase of foreign exchange put options...............                          (13,855)
     Proceeds from sales of foreign exchange call options...                2,125       3,415
     Other..................................................                              (53)
                                                              --------   --------   ---------
       Net cash (used in) provided by financing
          activities........................................    (1,633)       414     175,960
                                                              --------   --------   ---------
INVESTING ACTIVITIES
     Acquisition, net of cash acquired......................              (10,373)
     Proceeds from sales (purchases) of short-term
       investments, net.....................................    61,466     (4,226)    (43,141)
     Capital contributions and loans to affiliates..........    (8,713)   (10,667)    (25,829)
     Capital expenditures...................................   (82,125)   (70,624)    (45,308)
     Additions to deferred charges..........................      (620)      (392)        (59)
                                                              --------   --------   ---------
          Net cash used in investing activities.............   (29,992)   (96,282)   (114,337)
                                                              --------   --------   ---------
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS............   (25,942)   (98,917)     62,114
CASH AND CASH EQUIVALENTS, beginning of year................    63,314    162,231     100,117
                                                              ========   ========   =========
CASH AND CASH EQUIVALENTS, end of year......................  L 37,372   L 63,314   L 162,231
                                                              ========   ========   =========

                See notes to consolidated financial statements.

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                        A COMMON          B COMMON
                                     ---------------   ---------------   ADDITIONAL   ACCUMULATED
                                     SHARES   AMOUNT   SHARES   AMOUNT    CAPITAL       DEFICIT      TOTAL
                                     ------   ------   ------   ------   ----------   -----------   --------
BALANCE, JANUARY 1, 1995...........  28,372    L284    12,873    L129     L287,450     (L 50,480)   L237,383
     Net loss......................                                                      (28,962)    (28,962)
     Other.........................                                            (53)                      (53)
                                     ------    ----    ------    ----     --------     ---------    --------
BALANCE, DECEMBER 31, 1995.........  28,372     284    12,873     129      287,397       (79,442)    208,368
     Net loss......................                                                      (40,575)    (40,575)
     Shares issued in connection
       with SingTel Transaction....   8,860      88                         71,151                    71,239
                                     ------    ----    ------    ----     --------     ---------    --------
BALANCE, DECEMBER 31, 1996.........  37,232     372    12,873     129      358,548      (120,017)    239,032
     Net loss......................                                                      (67,356)    (67,356)
                                     ------    ----    ------    ----     --------     ---------    --------
BALANCE, DECEMBER 31, 1997.........  37,232    L372    12,873    L129     L358,548     (L187,373)   L171,676
                                     ======    ====    ======    ====     ========     =========    ========

                See notes to consolidated financial statements.

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1.  BUSINESS

     Comcast UK Cable Partners Limited and subsidiaries (the "Company"), a Bermuda company incorporated in 1992, was formed to develop, construct, manage and operate the interests of Comcast Corporation ("Comcast") in the United Kingdom ("UK") cable and telecommunications industry. The Company is a controlled subsidiary of Comcast U.K. Holdings, Inc. ("Holdings"), a Delaware corporation indirectly wholly owned by Comcast. As of December 31, 1997, the Company has interests in four operations (the "Partners Operating Companies"):
Birmingham Cable Corporation Limited ("Birmingham Cable"), in which the Company owns a 27.5% interest, Cable London PLC ("Cable London"), in which the Company owns a 50.0% interest, Cambridge Holding Company Limited ("Cambridge Cable"), in which the Company owns a 100% interest and two companies holding the franchises for Darlington and Teesside, England ("Teesside"), in which the Company owns a 100% interest. The Company also owns a 100% interest in Comcast UK Holdings Limited ("UK Holdings"), a company incorporated in Bermuda in December 1997.

     On February 4, 1998, the Company entered into a definitive agreement to amalgamate (the "NTL Transaction") with a wholly owned Bermuda subsidiary of NTL Incorporated ("NTL"). NTL is an alternative telecommunications company in the UK and is listed on Nasdaq. The NTL Transaction is expected to close in 1998, subject to, among other things, the receipt of required Bermuda and UK regulatory approvals, the approval of the Company's and NTL's shareholders, the consent of the Company's and NTL's bondholders, the consent of certain NTL bank lenders and other customary closing matters. Comcast, through Holdings, is the sole holder of the multiple-voting Class B Common Shares of the Company and has agreed to vote for the transaction, assuring its approval by the Company's shareholders. Upon consummation of the NTL Transaction, the Company would become a wholly owned subsidiary of NTL.

     Except in the circumstances described below, the Company's shareholders will receive 0.3745 shares of NTL common stock for each of the Company's Class A Common Shares or Class B Common Shares. If the average closing price of the NTL common stock for a specified period of time prior to the Company's shareholders meeting to approve the NTL Transaction (the "Average Price") is less than $26.70, the Company will have the option to terminate the NTL Transaction, subject to the right of NTL to adjust the exchange ratio such that one share of the Company's Class A Common Shares or Class B Common Shares will be exchanged for a number of shares of NTL common stock equal to $10.00 (based on the Average Price).

     Pursuant to existing arrangements between the Company and Telewest Communications plc ("Telewest"), a co-owner of interests in Cable London and Birmingham Cable, Telewest has certain rights (the "Telewest Rights") to acquire either or both of the Company's interests in these systems as a result of the NTL Transaction. However, as described in the following paragraphs, the consummation of the NTL Transaction is not dependent on the resolution of the Telewest Rights.

     If the Telewest Rights have been exercised prior to the closing of the NTL Transaction, the Company's shareholders may receive (at the option of NTL), in lieu of a portion of the consideration allocable to the interest subject to the exercised Telewest Rights, the per share proceeds from the sale of the interest to Telewest (net of taxes on gain on sale), payable in cash or shares of NTL common stock valued at the greater of $30.00 per share or the Average Price at closing (the "Exercise Consideration").

     Similarly, if at closing either of the Telewest Rights have not been exercised and have not been waived or otherwise expired, the Company's shareholders may receive (at the option of NTL), shares of a new class of NTL preferred stock equal to a portion of the consideration allocable to the interest subject to the unexercised Telewest Rights. Any shares of NTL preferred stock would have the same voting and

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

dividend rights as shares of NTL common stock, would be subject to redemption as described below, and would be expected to be listed for trading on Nasdaq. If following closing the Telewest Rights are exercised, the NTL preferred stock will be redeemed for the Exercise Consideration (based on the Average Price at the time of exercise). If the Telewest Rights are resolved without being exercised, the NTL preferred stock will be redeemed for NTL common stock on a one-for-one basis.

     Of the consideration to be received by the Company's shareholders in the NTL Transaction, the parties have allocated 31% to the Company's interest in Cable London and 17% to the Company's interest in Birmingham Cable. However, if either or both of the Telewest Rights are exercised, the actual consideration to be received by the Company's shareholders may be materially different from the portion of the consideration (the "allocable portion") which has been allocated by the parties to the Company's respective interests in Cable London and Birmingham Cable, depending on, among other things, the value of these interests, as finally determined, whether NTL exercises its option to deliver the Exercise Consideration in lieu of the allocable portion and, the amount of any taxes payable by the Company on the sale of these interests.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Accounting

     Subsidiaries of the Company maintain their books and records in accordance with accounting principles generally accepted in the UK. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles as practiced in the United States ("US") and are stated in UK pounds sterling ("UK Pound"). There were no significant differences between accounting principles followed for UK purposes and generally accepted accounting principles practiced in the US. The UK Pound exchange rate as of December 31, 1997 and 1996 was US $1.65 and US $1.71, respectively.

  Basis of Consolidation

     The consolidated financial statements include the accounts of the Company and all wholly owned subsidiaries. All significant intercompany accounts and transactions among the consolidated entities have been eliminated.

  Management's Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Values

     The estimated fair value amounts presented in these notes to consolidated financial statements have been determined by the Company using available market information and appropriate methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. The estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Such fair value estimates are based on pertinent information available to management as of December 31, 1997 and 1996, and have not been comprehensively revalued for purposes of these consolidated financial statements since such dates.

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

The carrying value of the amounts due to affiliates and long-term debt due to shareholder approximates fair value as of December 31, 1997 and 1996.

  Cash Equivalents and Short-term Investments

     Cash equivalents consist principally of commercial paper, time deposits and money market funds with maturities of three months or less when purchased. Short-term investments as of December 31, 1996 consist principally of commercial paper and corporate floating rate notes with maturities greater than three months when purchased. The carrying amounts of the Company's cash equivalents and short-term investments, classified as available for sale securities, approximate their fair values.

  Investments in Affiliates

     Investments in entities in which the Company has the ability to exercise significant influence over the operating and financial policies of the investee are accounted for under the equity method. Equity method investments are recorded at original cost and adjusted periodically to recognize the Company's proportionate share of the investees' net income or losses after the date of investment, additional contributions made and dividends received. The differences between the Company's recorded investments and its proportionate interests in the book value of the investees' net assets are being amortized to equity in net losses of affiliates over the remaining original lives of the related franchises of eight years.

  Prematurity Period

     The Company accounts for costs, expenses and revenues applicable to the construction and operation of its cable telecommunications systems in Teesside and Cambridge Cable under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 51, "Financial Reporting by Cable Television Companies."

     Under SFAS No. 51, during the period while the systems are partially under construction and partially in service (the "Prematurity Period"), costs of cable telecommunications plant, including materials, direct labor and construction overhead are capitalized. Subscriber-related costs and general and administrative costs are expensed as incurred. Costs incurred in anticipation of servicing a fully operating system that will not vary regardless of the number of subscribers are partially expensed and partially capitalized, based upon the percentage of average actual or estimated subscribers, whichever is greater, to the total number of subscribers expected at the end of the Prematurity Period (the "Fraction").

     During the Prematurity Period, depreciation and amortization of system assets is determined by multiplying the depreciation and amortization of the total capitalized system assets expected at the end of the Prematurity Period by the Fraction. At the end of the Prematurity Period, depreciation and amortization of system assets is based on the remaining undepreciated cost at that date.

     As of December 31, 1997, two of the Company's five franchise areas which are under construction have completed their Prematurity Period. The remaining Prematurity Periods are expected to terminate at various dates in 1998 and 1999.

  Property and Equipment

     Property and equipment, which consists principally of system assets, is shown at historical cost less accumulated depreciation. Improvements that extend asset lives are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation applicable to assets sold or retired are removed from the accounts and the gain or loss on disposition is recognized as a component of depreciation expense.

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

  System assets

     Prior to the Prematurity Period, no depreciation is provided on system assets. During the Prematurity Period, depreciation is provided in accordance with SFAS No. 51.

     Depreciation of system assets is provided by the straight-line method over estimated useful lives as follows:

Plant.......................................................  15-40 years
Network.....................................................     15 years
Subscriber equipment........................................   6-10 years
Switch......................................................     10 years
Computers...................................................      4 years

  Non-system assets

     Depreciation of non-system assets is provided by the straight-line method over estimated useful lives as follows:

Buildings...................................................  40 years
Fixtures, fittings and equipment............................   5 years
Vehicles....................................................   4 years
Computers...................................................   4 years

  Leased Assets

     Assets held under capital leases are treated as if they had been purchased outright and the corresponding liability is included in long-term debt. Capital lease payments include principal and interest, with the interest portion being expensed. Payments on operating leases are expensed on a straight-line basis over the lease term.

  Deferred Charges

     Deferred charges consist primarily of franchise acquisition costs attributable to obtaining, developing and maintaining the franchise licenses of Teesside and Cambridge Cable, debt acquisition costs relating to the sale of approximately $517.3 million principal amount at maturity of the Company's 11.20% Senior Discount Debentures Due 2007 (the "2007 Discount
Debentures" -- see Note 7) and goodwill arising from the SingTel Transaction (see Note 4). Franchise acquisition costs are being amortized on a straight-line basis over the remaining original lives of the related franchises of 12 to 15 years. Debt acquisition costs are being amortized on a straight-line basis over the term of the 2007 Discount Debentures of 12 years. Goodwill is being amortized on a straight-line basis over the remaining original lives of the related franchises of 11 years.

  Valuation of Long-Lived Assets

     The Company periodically evaluates the recoverability of its long-lived assets, including property and equipment and deferred charges, using objective methodologies. Such methodologies include evaluations based on the cash flows generated by the underlying assets or other determinants of fair value.

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

  Revenue Recognition

     Service income is recognized as service is provided. Credit risk is managed by disconnecting services to subscribers who are delinquent.

  Stock-Based Compensation

     Effective January 1, 1996, the Company adopted the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," which encourages, but does not require, companies to record compensation cost for stock-based compensation plans at fair value. The Company has elected to continue to account for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, as permitted by SFAS No. 123. Compensation expense for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. Compensation expense for stock appreciation rights is recorded annually based on changes in quoted market prices of the Company's stock or other determinants of fair value at the end of the year (see Note 8).

  Income Taxes

     The Company is exempt from US federal, state and local income taxes. At the present time, no income, profit, capital or capital gains taxes are levied in Bermuda and, accordingly, no provision for such taxes has been recorded by the Company. In the event that such taxes are levied, the Company has received an undertaking from the Bermuda Government exempting it from all such taxes until March 2016.

     The Company's wholly owned subsidiaries recognize deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of their assets and liabilities and expected benefits of utilizing net operating loss carryforwards. The impact on deferred taxes of changes in tax rates and laws, if any, applied to the years during which temporary differences are expected to be settled, are reflected in the financial statements in the period of enactment.

  Derivative Financial Instruments

     The Company uses derivative financial instruments, principally foreign exchange option contracts ("FX Options"), to manage its exposure to fluctuations in foreign currency exchange rates. Written FX Options are marked-to-market on a current basis in the Company's consolidated statement of operations (see Note
6).

     Those instruments that have been entered into by the Company to hedge exposure to foreign currency exchange rate risks are periodically examined by the Company to ensure that the instruments are matched with underlying liabilities, reduce the Company's risks relating to foreign currency exchange rates, and, through market value and sensitivity analysis, maintain a high correlation to the underlying value of the hedged item. For those instruments that do not meet the above criteria, variations in their fair value are marked-to-market on a current basis in the Company's consolidated statement of operations.

     The Company does not hold or issue any derivative financial instruments for trading purposes and is not a party to leveraged instruments (see Notes 6 and 7). The credit risks associated with the Company's derivative financial instruments are controlled through the evaluation and monitoring of the creditworthiness of the counterparties. Although the Company may be exposed to losses in the event of nonperformance by the counterparties, the Company does not expect such losses, if any, to be significant.

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

  Net Loss Per Share

     In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings per Share," which was adopted by the Company effective for the year ended December 31, 1997, as required by the statement. For the years ended December 31, 1997, 1996 and 1995, the Company's potential common shares have an antidilutive effect on the loss per share and, therefore, have not been used in determining the total weighted average number of common shares outstanding. Diluted loss per share for 1997, 1996 and 1995 is antidilutive and, therefore, has not been presented.

  Reclassifications

     Certain reclassifications have been made to the prior years' consolidated financial statements to conform to those classifications used in 1997.

3.  TEESSIDE ACQUISITION

     In June 1994, the Company acquired all of the outstanding shares of two companies that owned Teesside, which comprise an area containing approximately 254,000 homes. The construction of Teesside's cable telecommunications network commenced in the third quarter of 1994. Teesside added its initial cable and telephony subscribers in June 1995.

4.  SINGTEL TRANSACTION

     In March 1996, the Company completed the acquisition (the "SingTel Transaction") of Singapore Telecom International Pte. Limited's ("Singapore Telecom") 50% interest in Cambridge Cable, pursuant to the terms of a Share Exchange Agreement executed by the parties in December 1995. In exchange for Singapore Telecom's 50% interest in Cambridge Cable and certain loans made to Cambridge Cable, with accrued interest thereon, the Company issued approximately
8.9 million of its Class A Common Shares and paid approximately L11.8 million to Singapore Telecom. The Company accounted for the SingTel Transaction under the purchase method. As a result of the SingTel Transaction, the Company owns 100% of Cambridge Cable and Cambridge Cable was consolidated with the Company effective March 31, 1996.

     The following unaudited pro forma information for the years ended December 31, 1996 and 1995 has been presented as if the SingTel Transaction had occurred on January 1, 1995. This unaudited pro forma information is based on historical results of operations adjusted for acquisition costs and, in the opinion of management, is not necessarily indicative of what results would have been had the Company owned 100% of Cambridge Cable since January 1, 1995 (in thousands, except per share data).

                                                                   YEAR ENDED
                                                                  DECEMBER 31
                                                              --------------------
                                                                1996        1995
                                                              --------    --------
Revenues....................................................  L 38,651    L 22,859
Net loss....................................................   (42,300)    (37,616)
Net loss per share..........................................      (.84)       (.75)

5.  INVESTMENTS IN AFFILIATES

     The Company has historically invested in three affiliates (the "Equity Investees," which term excludes Cambridge Cable as of, and subsequent to March 31, 1996 -- see Note 4): Birmingham Cable, Cable London and Cambridge Cable. The Equity Investees operate integrated cable communications, residential telephony and business telecommunications systems in their respective major metropolitan areas

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

under exclusive cable television licenses and non-exclusive telecommunications licenses. As of December 31, 1997, the Company's ownership interest in the Equity Investees is as follows:

Birmingham Cable............................................  27.5%
Cable London................................................  50.0%

     The Company also has a 16.4% interest in Cable Programme Partners-1 Limited Partnership ("CPP-1") which previously developed and distributed cable programming in the UK. During 1995, CPP-1 sold its only channel and has wound down its operations to a minimal level of activity. The carrying value of the Company's investment in CPP-1 has been reduced to zero and the Company has no future funding commitments to CPP-1.

     Included in investments in affiliates as of December 31, 1997 and 1996, are loans to Cable London of L28.5 million and L22.5 million and accrued interest of L6.0 million and L3.6 million, respectively. The loans accrue interest at a rate of 2% above the published base lending rate of Barclays Bank PLC (9.25% effective rate as of December 31, 1997) and are subordinate to Cable London's revolving bank credit facility. Of these loans, L21.0 million as of December 31, 1997 and 1996 are convertible into ordinary shares of Cable London at a per share conversion price of L2.00. Also included in investments in affiliates as of December 31, 1997 are loans to Birmingham Cable of L1.9 million and accrued interest of L133,000. The Birmingham Cable loans accrue interest at a fixed rate of 7.80% and are subordinate to Birmingham Cable's credit facility. Loans to Cambridge Cable and related accrued interest have been eliminated in consolidation subsequent to the SingTel Transaction (see Note 4).

     In February 1995, a subsidiary of Birmingham Cable issued 175,000 cumulative L1.00 redeemable five year term preference shares for a paid up value of L175.0 million. Also in February 1995, Birmingham Cable entered into a L175.0 million five year revolving credit facility (the "Birmingham Facility") which provided for conversion into a five year term loan on March 31, 2000. In March 1997, the terms of the Birmingham Facility were amended to extend the maturity of the term loan to December 31, 2005 and to amend the required cash flow levels (as defined) and certain other terms. Interest rates on the Birmingham Facility are at the London Interbank Offered Rate ("LIBOR") plus 5/8% to 2 1/4%.

     In July 1997, the preference shareholder exercised its option to require Birmingham Cable to purchase its shareholding. Birmingham Cable funded the redemption of the preference shares with the proceeds from the Birmingham Facility and restricted cash and settled its five year L175.0 million interest rate exchange agreement with Barclays Bank PLC. The balance of the Birmingham Facility will be used, subject to certain restrictions, for capital expenditures and working capital requirements relating to the build-out of its systems. The preference shares had an effective dividend rate, including Advanced Corporation Tax ("ACT"), of 8.00%.

     The Birmingham Facility contains restrictive covenants which limit Birmingham Cable's ability to enter into arrangements for the acquisition and sale of property and equipment, investments, mergers and the incurrence of additional debt. Certain of these covenants require that certain minimum build requirements, financial ratios and cash flow levels be maintained and contain restrictions on dividend payments. Birmingham Cable's three principal shareholders' (including the Company) right to receive consulting fee payments from Birmingham Cable has been subordinated to the banks under the Birmingham Facility. The payment of consulting fees is restricted until Birmingham Cable meets certain financial ratio tests under the Birmingham Facility. Birmingham Cable has pledged the shares of its material subsidiaries to secure the Birmingham Facility. Upon a change of control, all amounts due under the Birmingham Facility become immediately due and payable. The consummation of the NTL Transaction will not result in a change of control as defined in the Birmingham Facility.

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

     In May 1997, Cable London entered into a L170.0 million revolving credit facility (the "London Revolver") with various banks, which converts into a five year term loan on June 30, 2001. Interest rates on the London Revolver are at LIBOR plus 1/2% to 2 3/8%. In May 1997, Cable London repaid all amounts outstanding under its existing credit facility with proceeds from borrowings under the London Revolver. The balance of the London Revolver will be used, subject to certain restrictions, for capital expenditures and working capital requirements relating to the build-out of its systems.

     The London Revolver contains restrictive covenants which limit Cable London's ability to enter into arrangements for the acquisition and sale of property and equipment, investments, mergers and the incurrence of additional debt. Certain of these covenants require that certain financial ratios and cash flow levels be maintained and contain certain restrictions on dividend payments. The Company's right to receive consulting fee payments from Cable London has been subordinated to the banks under the London Revolver. The payment of consulting fees is restricted until Cable London meets certain financial ratio tests under the London Revolver. In addition, the Company's shares in Cable London have been pledged to secure the London Revolver. Upon a change of control, all amounts due under the London Revolver become immediately due and payable. The consummation of the NTL Transaction will not result in a change of control as defined in the London Revolver.

     Although the Company is not contractually committed to make any additional capital contributions or advances to any of the Equity Investees, it currently intends to fund its share of the amounts necessary for capital expenditures and to finance operating deficits. Failure to do so could dilute the Company's ownership interests in the Equity Investees.

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

     Summarized financial information for affiliates accounted for under the equity method for 1997, 1996 and 1995, is as follows:

                                             BIRMINGHAM    CABLE     CAMBRIDGE
                                               CABLE       LONDON    CABLE(1)    CPP-1(2)   COMBINED
                                             ----------   --------   ---------   --------   ---------
                                                L000        L000       L000        L000       L000
YEAR ENDED DECEMBER 31, 1997
Results of operations
  Service income...........................   L 67,166    L 52,816   L           L          L 119,982
  Operating, selling, general and
     administrative expenses...............    (56,564)    (45,787)                          (102,351)
  Depreciation and amortization............    (26,427)    (19,740)                           (46,167)
  Operating loss...........................    (15,825)    (12,711)                           (28,536)
  Net loss.................................    (30,826)    (25,168)                           (55,994)
  Company's equity in net loss.............     (8,616)    (12,743)                           (21,359)
AT DECEMBER 31, 1997
Financial position
  Current assets...........................     11,424      10,340                             21,764
  Noncurrent assets........................    248,611     185,353                            433,964
  Current liabilities......................     22,293      22,902                             45,195
  Noncurrent liabilities...................    165,413     173,038                            338,451
YEAR ENDED DECEMBER 31, 1996
Results of operations
  Service income...........................     52,472      40,091      6,401                  98,964
  Operating, selling, general and
     administrative expenses...............    (44,476)    (39,135)    (6,366)                (89,977)
  Depreciation and amortization............    (19,690)    (14,862)    (2,168)                (36,720)
  Operating loss...........................    (11,694)    (13,906)    (2,133)                (27,733)
  Net loss.................................    (20,378)    (21,241)    (4,419)                (46,038)
  Company's equity in net loss.............     (5,671)    (10,551)    (2,210)                (18,432)
AT DECEMBER 31, 1996
Financial position
  Current assets...........................     70,531      10,217                             80,748
  Noncurrent assets........................    255,115     159,906                            415,021
  Current liabilities......................     33,628      85,183                            118,811
  Noncurrent liabilities...................    188,863      60,831                            249,694
YEAR ENDED DECEMBER 31, 1995
Results of operations
  Service income...........................     39,004      30,277     20,585      1,088       90,954
  Operating, selling, general and
     administrative expenses...............    (35,894)    (33,238)   (26,273)    (5,673)    (101,078)
  Depreciation and amortization............    (14,455)    (10,847)    (7,150)       (34)     (32,486)
  Operating loss...........................    (11,345)    (13,808)   (12,838)    (4,619)     (42,610)
  Net loss.................................    (14,279)    (17,675)   (20,398)    (5,388)     (57,740)
  Company's equity in net loss.............     (3,922)     (8,657)   (10,200)      (898)     (23,677)

---------------
(1) 1996 results of operations information for Cambridge Cable is for the three months ended March 31, 1996 (see Note 4).

(2) 1995 results of operations information for CPP-1 is for the six months ended June 30, 1995.

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

6.  FOREIGN CURRENCY RISK MANAGEMENT

     The Company is exposed to market risk including changes in foreign currency exchange rates. To manage the volatility relating to this exposure, the Company enters into various derivative transactions pursuant to the Company's policies in areas such as counterparty exposure and hedging practices. Positions are monitored using techniques including market value and sensitivity analyses.

     The Company has entered into certain FX Options as a normal part of its foreign currency risk management efforts. During 1995, the Company entered into certain foreign exchange put option contracts ("FX Puts") which may be settled only on November 16, 2000. These FX Puts are used to limit the Company's exposure to the risk that the eventual cash outflows related to net monetary liabilities denominated in currencies other than its functional currency (the UK Pound) (principally the 2007 Discount Debentures -- see Note 7) are adversely affected by changes in exchange rates. As of December 31, 1997 and 1996, the Company had L250.0 million notional amount of FX Puts to purchase US dollars at an exchange rate of $1.35 per L1.00 (the "Ratio"). The FX Puts provide a hedge, to the extent the exchange rate falls below the Ratio, against the Company's net monetary liabilities denominated in US dollars since gains and losses realized on the FX Puts are offset against foreign exchange gains or losses realized on the underlying net liabilities. Premiums paid for the FX Puts of L13.9 million are included in foreign exchange put options and other in the Company's consolidated balance sheet, net of related amortization. These premiums are being amortized over the terms of the related contracts of five years. As of December 31, 1997 and 1996, the FX Puts had carrying values of L8.0 million and L10.7 million, respectively. The estimated fair value of the FX Puts was L3.2 million as of both December 31, 1997 and 1996. The difference between the carrying amount and the estimated fair value of the FX Puts was not significant as of December 31, 1995.

     In 1995, in order to reduce hedging costs, the Company sold foreign exchange call option contracts ("FX Calls") to exchange L250.0 million notional amount and received L3.4 million. These contracts may only be settled on their expiration dates. Of these contracts, L200.0 million notional amount, with an exchange ratio of $1.70 per L1.00, expired unexercised in November 1996 while the remaining contract, with a L50.0 million notional amount and an exchange ratio of $1.62 per L1.00, has a settlement date in November 2000. In the fourth quarter of 1996, in order to continue to reduce hedging costs, the Company sold additional FX Calls for L2.1 million, to exchange L200.0 million notional amount at an average exchange ratio of $1.75 per L1.00. These contracts expired unexercised in the fourth quarter of 1997. The FX Calls are marked-to-market on a current basis in the Company's consolidated statement of operations.

     As of December 31, 1997 and 1996, the estimated fair value of the liabilities related to the FX Calls, as recorded in the Company's consolidated balance sheet, was L2.7 million and L7.2 million, respectively. Changes in fair value between measurement dates relating to the FX Calls resulted in exchange gains of L4.5 million during the year ended December 31, 1997 and exchange losses of L1.3 million during the year ended December 31, 1996 in the Company's consolidated statement of operations. There were not significant exchange gains or losses relating to these contracts for the year ended December 31, 1995.

7.  LONG-TERM DEBT

2007 Discount Debentures

     In November 1995, the Company received net proceeds of approximately $291.1 million (L186.9 million) from the sale of its 2007 Discount Debentures in a public offering ($517.3 million principal at maturity). Interest accretes on the 2007 Discount Debentures at 11.20% per annum compounded semi-annually from November 15, 1995 to November 15, 2000, after which date interest will be paid in cash on

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

each May 15 and November 15 through November 15, 2007. The accreted value of the 2007 Discount Debentures was L229.2 million and L198.1 million as of December 31, 1997 and 1996, respectively.

     The 2007 Discount Debentures contain restrictive covenants which limit the Company's ability to enter into arrangements for the sale of assets, mergers, the incurrence of additional debt and the payment of dividends. The Company was in compliance with such restrictive covenants as of December 31, 1997. Consummation of the NTL Transaction (see Note 1) is subject to consent of the Company's bondholders.

  UK Holdings Credit Facility

     On December 23, 1997, UK Holdings entered into a loan agreement (the "UK Holdings Agreement") with a consortium of banks to provide financing under a credit facility (the "UK Holdings Credit Facility") up to a maximum of L200.0 million. Under the terms of the UK Holdings Agreement, borrowings under the UK Holdings Credit Facility are guaranteed by Teesside and Cambridge Cable.

     On January 14, 1998, UK Holdings borrowed L75.0 million under Tranche A of the UK Holdings Credit Facility. Of this initial borrowing, L50.4 million was paid to the Company as a dividend and L17.8 million was used to fund capital expenditures and working capital requirements at Cambridge Cable and Teesside. Amounts available under the UK Holdings Credit Facility will be reduced each quarter in varying amounts beginning March 31, 2000 and continuing through December 31, 2000. The UK Holdings Credit Facility bears interest at a rate per annum equal to LIBOR plus 1/2% to 2 1/4%.

     The UK Holdings Credit Facility contains restrictive covenants which limit UK Holdings' ability to enter into arrangements for the acquisition and sale of property and equipment, investments, mergers and the incurrence of additional debt. Certain of these covenants require that certain financial ratios and cash flow levels be maintained and contain certain restrictions on dividend payments. The Company's right to receive consulting fee payments from Cambridge Cable and Teesside has been subordinated to the banks under the UK Holdings Credit Facility. In addition, the Company's shares in UK Holdings have been pledged to secure the UK Holdings Credit Facility.

     The consummation of the NTL Transaction will result in a change in control, as defined in the UK Holdings Credit Facility. Upon a change in control, all amounts outstanding under the UK Holdings Credit Facility will become immediately due and payable.

  Other

     As of December 31, 1997 and 1996, Cambridge Cable has two outstanding bank loans totaling L505,000 and L533,000, respectively, which are included in long-term debt. These bank loans are secured by Cambridge Cable's land and buildings in Cambridge and Bishop Stortford and are payable in quarterly installments through April 2000 and bear interest at a weighted average fixed rate of 9.35%. Also included in long-term debt are capital lease obligations of Cambridge Cable and Teesside (see Note 12).

     Maturities of long-term debt outstanding, including long-term debt, due to shareholder (see Note 9), as of December 31, 1997 for the four years after 1998 are as follows (in L000's):

1999........................................................  L12,658
2000........................................................      665
2001........................................................      528
2002........................................................      498

     The Company's long-term debt, excluding long-term debt due to shareholder, had estimated fair values of L259.6 million and L219.7 million as of December 31, 1997 and 1996, respectively. The

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

estimated fair value of the Company's publicly traded debt is based on quoted market prices for that debt. Interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities are used to estimate fair value for debt issues for which quoted market prices are not available.

8.  STOCK OPTION/SAR PLANS

     The Company implemented a Stock Appreciation Rights ("SARs") plan during 1995 for certain outside directors under which the terms of the SARs granted are determined by the Compensation Committee of the Board of Directors (the "SAR Plan"). Under the SAR Plan, eligible participants are entitled to receive a cash payment from the Company equal to 100% of the excess, if any, of the fair market value of a share of the Company's Class A Common Shares at the time of exercise over the fair market value of such a share at the grant date. Under the SAR Plan, a total of 50,000 SARs may be granted. The SARs have a term of ten years from the date of grant and are immediately exercisable. No SARs were granted in 1997. A total of 6,000 and 15,000 SARs were granted in 1996 and 1995, respectively and 14,000 SARs were outstanding at December 31, 1997, all exercisable. The fair value of the Company's Class A Common Stock at the grant date of the SARs was $12.63 and $16.25 for 1996 and 1995 grants, respectively. Compensation expense recorded during the year ended December 31, 1996 was not significant. No compensation expense was recognized during the years ended December 31, 1997 and December 31, 1995 as the exercise price of the SARs was not less then the fair value of a share of the Company's Class A Common Shares.

     The Company implemented a qualified stock option plan during 1995 for certain employees, officers and directors, under which the option prices and other terms are determined by the Compensation Committee of the Board of Directors (the "Option Plan"). Under the Option Plan, not more than 250,000 of the Company's Class A Common Shares may be issued pursuant to the plan upon exercise of qualified stock options. All options must be granted within ten years from the date of adoption of the Option Plan, with options becoming exercisable over four years from the date of grant. A total of 20,250 options, with an exercise price of $12.63, were granted in 1996 and are outstanding (none exercisable) at December 31, 1997. No options were granted in 1997 or 1995. No compensation expense has been recognized under the Option Plan as the exercise price of the grants was not less than the fair market value of the shares at the grant date. The fair value of the options granted in 1996 was not significant.

9.  RELATED PARTY TRANSACTIONS

     Comcast U.K. Consulting, Inc. ("UK Consulting"), a wholly owned subsidiary of the Company, earns consulting fee income under consulting agreements with the Equity Investees. The consulting fee income is generally based on a percentage of gross revenues or a fixed amount per dwelling unit in the Equity Investees' franchise areas.

     The Company's right to receive consulting fee payments from Birmingham Cable and Cable London has been subordinated to the banks under their credit facilities. Accordingly, a portion of these fees have been classified as long-term receivables and are included in investments in affiliates in the Company's consolidated balance sheet. In addition, the Company's shares in Cable London have been pledged to secure amounts outstanding under the London Revolver.

     Management fee expense is incurred under agreements between the Company on the one hand, and Comcast, the Company's controlling shareholder, and Comcast UK Cable Partners Consulting, Inc. ("Comcast Consulting"), an indirect wholly owned subsidiary of Comcast, on the other, whereby Comcast and Comcast Consulting provide consulting services to the Equity Investees on behalf of the Company and management services to the Company. Such management fees are based on Comcast's and Comcast

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

Consulting's cost of providing such services. As of December 31, 1997 and 1996, due to affiliates consists primarily of this management fee and operating expenses paid by Comcast and its affiliates on behalf of the Company.

     Investment income includes L2.5 million, L2.9 million and L5.0 million of interest income in 1997, 1996 and 1995, respectively, relating to the loans to Birmingham Cable, Cable London and Cambridge Cable described in Note 5.

     Long-term debt, due to shareholder consists of 9% Subordinated Notes payable to Holdings (the "Notes") which are due in 1999. During the years ended December 31, 1997, 1996 and 1995, interest expense on the Notes was L950,000, L870,000 and L800,000, respectively.

     In management's opinion, the foregoing transactions were entered into on terms no more or less favorable than those with non-affiliated parties.

10.  INCOME TAXES

     The Company's wholly owned subsidiaries have a deferred tax asset arising from the carryforward of net operating losses and the differences between the book and tax basis of property. However, a valuation allowance has been recorded to fully reserve the deferred tax asset as its realization is uncertain.

     Significant components of deferred income taxes are as follows (in L000's):

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
Net operating loss carryforwards (carried forward
  indefinitely).............................................  L 14,382    L 13,485
Differences between book and tax basis of property..........     7,959       1,024
Other.......................................................       321         170
Less: Valuation allowance...................................   (22,662)    (14,679)
                                                              --------    --------
                                                              L     --    L     --
                                                              ========    ========

11.  STATEMENT OF CASH FLOWS -- SUPPLEMENTAL INFORMATION

     The Company made cash payments for interest of approximately L559,000 and L418,000 during the years ended December 31, 1997 and 1996, respectively. There were no cash interest payments made during the year ended December 31, 1995.

     The Company's wholly owned subsidiaries incurred capital lease obligations of L2.1 million, L1.2 million and L490,000 during the years ended December 31, 1997, 1996 and 1995, respectively.

12.  COMMITMENTS AND CONTINGENCIES

     Certain of the Company's facilities and equipment are held under operating or capital leases which expire through 2008.

     A summary of assets held under capital lease are as follows (in L000's):

                                                                DECEMBER 31,
                                                              -----------------
                                                               1997       1996
                                                              -------    ------
Land, buildings and equipment...............................  L10,735    L8,605
Less: Accumulated depreciation..............................   (3,165)     (834)
                                                              -------    ------
                                                              L 7,570    L7,771
                                                              =======    ======

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONCLUDED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

     Future minimum rental payments under lease commitments with an initial or remaining term of more than one year of December 31, 1997 are as follows (in L000's):

                                                              OPERATING     CAPITAL
                                                               LEASES       LEASES
                                                              ---------    ---------
1998........................................................   L 2,191      L 1,580
1999........................................................     1,753          969
2000........................................................       902          283
2001........................................................       706           63
2002........................................................       629           63
Thereafter..................................................     1,731           36
                                                               -------      -------
Total minimum rental commitments............................   L 7,912      L 2,994
                                                                            =======
Less: Amount representing interest..........................    (1,874)
                                                               -------
Present value of minimum rental commitments.................     6,038
Less: Current portion of capital lease obligations..........    (1,660)
                                                               -------
Long-term portion of capital lease obligations..............   L 4,378
                                                               =======

     Operating lease expense for the years ended December 31, 1997, 1996 and 1995 was L1.7 million, L1.5 million and L328,000, respectively.

     The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position, results of operations or liquidity of the Company.

13.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                       FIRST        SECOND       THIRD        FOURTH       TOTAL
                                      QUARTER     QUARTER(1)    QUARTER     QUARTER(2)      YEAR
                                      --------    ----------    --------    ----------    --------
                                                     (L000, EXCEPT PER SHARE DATA)
1997
Revenues............................  L 12,351     L 13,350     L 14,241     L 16,720     L 56,662
Operating loss......................    (6,543)      (6,364)      (5,679)      (4,018)     (22,604)
Equity in net losses of
  affiliates........................    (5,152)      (5,162)      (5,195)      (5,850)     (21,359)
Net loss............................   (20,540)     (13,108)     (20,682)     (13,026)     (67,356)
Net loss per share..................      (.41)        (.26)        (.41)        (.26)       (1.34)
1996
Revenues............................  L  2,334     L  9,452     L 10,090     L 10,552     L 32,428
Operating loss......................    (3,765)      (6,128)      (7,398)      (7,262)     (24,553)
Equity in net losses of
  affiliates........................    (5,698)      (3,942)      (4,166)      (4,626)     (18,432)
Net loss............................   (11,987)     (11,292)     (14,571)      (2,725)     (40,575)
Net loss per share..................      (.28)        (.22)        (.30)        (.04)        (.84)

---------------
(1) The Company began consolidating Cambridge Cable effective March 31, 1996.

(2) The fourth quarter of 1996 net loss includes L12.9 million of foreign currency exchange rate gains resulting from fluctuations in the foreign currency exchange rate.

                   NTL (BERMUDA) LIMITED (FORMERLY COMCAST UK
                    CABLE PARTNERS LIMITED) AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                                  SEPTEMBER 30,
                                                                       1998
                                                                  -------------
                                                                   (UNAUDITED)
                                                                   (IN L000'S,
                                                                EXCEPT SHARE DATA)
CURRENT ASSETS
  Cash and cash equivalents.................................        L  86,363
  Accounts receivable, less allowance for doubtful accounts
     of L3,204..............................................            4,075
  Other current assets......................................            5,932
                                                                    ---------
          Total current assets..............................           96,370
                                                                    ---------
INVESTMENTS IN AFFILIATES...................................           50,307
                                                                    ---------
PROPERTY AND EQUIPMENT......................................          364,693
  Accumulated depreciation..................................          (51,205)
                                                                    ---------
  Property and equipment, net...............................          313,488
                                                                    ---------
DEFERRED CHARGES............................................           58,785
  Accumulated amortization..................................          (14,587)
                                                                    ---------
  Deferred charges, net.....................................           44,198
                                                                    ---------
FOREIGN EXCHANGE PUT OPTIONS, net...........................            5,886
                                                                    ---------
                                                                    L 510,249
                                                                    =========
            LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses.....................        L  25,783
  Accrued interest..........................................              271
  Current portion of long-term debt.........................           94,941
  Notes payable to Comcast U.K. Holdings, Inc. .............           12,037
  Other.....................................................              809
                                                                    ---------
          Total current liabilities.........................          133,841
                                                                    ---------
LONG-TERM DEBT, less current portion........................          246,677
                                                                    ---------
FOREIGN EXCHANGE CALL OPTION................................            2,562
                                                                    ---------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
  Preferred shares, L0.1 par value -- authorized 10,000,000
     shares; issued, none...................................               --
  Class A common shares, L.01 par value -- authorized
     50,000,000 shares; issued, 37,231,997..................              372
  Class B common shares, L.01 par value -- authorized
     50,000,000 shares; issued, 12,872,605..................              129
  Additional capital........................................          358,548
  Accumulated deficit.......................................         (231,880)
                                                                    ---------
          Total shareholders' equity........................          127,169
                                                                    ---------
                                                                    L 510,249
                                                                    =========

           See notes to condensed consolidated financial statements.

                   NTL (BERMUDA) LIMITED (FORMERLY COMCAST UK
                    CABLE PARTNERS LIMITED) AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            AND ACCUMULATED DEFICIT
                                  (UNAUDITED)

                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              --------------------------
                                                                1998             1997
                                                              ---------        ---------
                                                                (IN L000'S, EXCEPT PER
                                                                     SHARE DATA)
REVENUES
  Service income............................................  L  55,692        L  39,166
  Consulting fee income.....................................        840              776
                                                              ---------        ---------
                                                                 56,532           39,942
                                                              ---------        ---------
COSTS AND EXPENSES
  Operating.................................................     18,147           14,484
  Selling, general and administrative.......................     26,089           22,720
  Management fees...........................................      2,174            2,494
  Depreciation and amortization.............................     22,952           18,830
                                                              ---------        ---------
                                                                 69,362           58,528
                                                              ---------        ---------
OPERATING LOSS..............................................    (12,830)         (18,586)
OTHER (INCOME) EXPENSE
  Interest expense..........................................     26,751           18,706
  Investment income.........................................     (6,752)          (5,807)
  Equity in net losses of affiliates........................     15,916           15,509
  Exchange (gains) losses and other.........................     (4,238)           7,336
                                                              ---------        ---------
                                                                 31,677           35,744
                                                              ---------        ---------
NET LOSS....................................................    (44,507)         (54,330)
ACCUMULATED DEFICIT
     Beginning of period....................................   (187,373)        (120,017)
                                                              ---------        ---------
     End of period..........................................  L(231,880)       L(174,347)
                                                              =========        =========
NET LOSS PER SHARE..........................................  L    (.89)       L   (1.08)
                                                              =========        =========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING DURING
  THE PERIOD................................................     50,105           50,105
                                                              =========        =========

           See notes to condensed consolidated financial statements.

                   NTL (BERMUDA) LIMITED (FORMERLY COMCAST UK
                    CABLE PARTNERS LIMITED) AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              --------------------
                                                                1998        1997
                                                              --------    --------
                                                                L000        L000
OPERATING ACTIVITIES
  Net loss..................................................  (L44,507)   (L54,330)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................    22,952      18,830
     Amortization on foreign exchange contracts.............     2,072       2,072
     Non-cash interest expense..............................    20,168      18,300
     Non-cash investment income.............................    (2,181)     (1,825)
     Exchange (gains) losses................................    (7,211)      7,116
     Equity in net losses of affiliates.....................    15,916      15,509
     (Increase) decrease in account receivable and other
      current assets........................................      (333)        150
     Increase in accounts payable and accrued expenses and
      accrued interest......................................     2,449       3,177
                                                              --------    --------
          Net cash provided by operating activities.........     9,325       8,999
                                                              --------    --------
FINANCING ACTIVITIES
  Repayments of debt........................................    (1,567)     (1,111)
  Proceeds from borrowings..................................    93,000
  Deferred financing costs..................................    (1,634)
  Net transactions with affiliates..........................    (1,020)     (1,517)
                                                              --------    --------
          Net cash provided by (used in) financing
            activities......................................    88,779      (2,628)
                                                              --------    --------
INVESTING ACTIVITIES
  Proceeds from sales of short-term investments, net........                45,805
  Capital contributions and loans to affiliates.............    (1,768)     (8,670)
  Capital expenditures......................................   (47,012)    (59,709)
  Deferred charges..........................................      (333)       (687)
                                                              --------    --------
          Net cash used in investing activities.............   (49,113)    (23,261)
                                                              --------    --------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS............    48,991     (16,890)
CASH AND CASH EQUIVALENTS, beginning of period..............    37,372      63,314
                                                              --------    --------
CASH AND CASH EQUIVALENTS, end of period....................  L 86,363    L 46,424
                                                              ========    ========

           See notes to condensed consolidated financial statements.

                   NTL (BERMUDA) LIMITED (FORMERLY COMCAST UK
                    CABLE PARTNERS LIMITED) AND SUBSIDIARIES
                        NOTES TO CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  Basis of Presentation

     The condensed consolidated balance sheet as of December 31, 1997 has been condensed from the audited consolidated balance sheet as of that date. The condensed consolidated balance sheet as of September 30, 1998, the condensed consolidated statement of operations and accumulated deficit for the nine months ended September 30, 1998 and 1997, and the condensed consolidated statement of cash flows for the nine months ended September 30, 1998 and 1997 have been prepared by NTL (Bermuda) Limited (formerly Comcast UK Cable Partners Limited) (the "Company") and have not been audited by the Company's independent auditors. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows as of September 30, 1998 and for all periods presented have been made.

     Certain information and note disclosures normally included in the Company's annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1997 Annual Report on Form 10-K filed with the Securities and Exchange Commission. The results of operations for the periods ended September 30, 1998 are not necessarily indicative of operating results for the full year.

  Reclassifications

     Certain reclassifications have been made to the prior year condensed consolidated financial statements to conform to those classifications used in 1998.

2.  RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. The Company has adopted SFAS No. 130, which had no effect on the consolidated financial statements.

     In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The Company is assessing whether changes in reporting will be required upon the adoption of this new standard. The Company will adopt SFAS No. 131 for fiscal year ending December 31, 1998.

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement, which establishes accounting and reporting standards for derivatives and hedging activities, is effective for fiscal years beginning after June 15, 1999. Upon the adoption of SFAS No. 133, all derivatives are required to be recognized in the statement of financial position as either assets

                   NTL (BERMUDA) LIMITED (FORMERLY COMCAST UK
                    CABLE PARTNERS LIMITED) AND SUBSIDIARIES
                        NOTES TO CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

2. RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED) or liabilities and measured at fair value. The Company is currently evaluating the impact the adoption of SFAS No. 133 will have on its financial position and results of operations.

3.  AMALGAMATION WITH NTL

     Effective October 29, 1998, NTL Incorporated ("NTL"), NTL (Bermuda) Limited, a wholly owned subsidiary of NTL, and Comcast UK Cable Partners Limited ("Partners") consummated a transaction (the "Amalgamation") pursuant to the Agreement and Plan of Amalgamation, dated February 4, 1998, as amended, among the same (the "Amalgamation Agreement"), whereby NTL (Bermuda) Limited amalgamated with Partners, such that the separate existence of NTL (Bermuda) Limited and Partners continued in the form of the company that resulted from the Amalgamation and which is a wholly owned subsidiary of NTL (the "Amalgamated Company"). Under the terms of the Amalgamation Agreement, shareholders of Partners received 0.3745 shares of common stock of NTL in consideration for each of their shares of common stock of Partners. Accordingly, as a result of the Amalgamation, shareholders of Partners received a total of approximately 18,700,000 shares of NTL common stock, representing approximately 31.2% of the shares of NTL common stock outstanding after giving effect to the consummation of the Amalgamation.

     The Amalgamated Company shall operate under the name "NTL (Bermuda) Limited". Effective as of the Amalgamation, (i) the memorandum of association of NTL (Bermuda) Limited shall be the memorandum of the Amalgamated Company until thereafter changed or amended as provided therein or by applicable law, (ii) the bye-laws of NTL (Bermuda) Limited, as in effect immediately prior to the Amalgamation, shall be the bye-laws of the Amalgamated Company until thereafter changed or amended as provided therein or by applicable law and (iii) the persons serving as directors and officers of NTL (Bermuda) Limited immediately prior to the Amalgamation shall be the directors and officers, respectively, of the Amalgamated Company until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal.

     Immediately following the Amalgamation, the Amalgamated Company and Bank of Montreal Trust Company, as trustee, executed a First Supplemental Indenture (the "First Supplemental Indenture") relating to Partner's 11.20% Senior Discount Debentures due 2007 (the "Debentures"), which provides for the assumption by the Amalgamated Company of the liabilities and the obligations of Partners under the Indenture, dated as of November 15, 1995, governing the Debentures (together with the First Supplemental Indenture, the "Indenture") and the Debentures issued pursuant thereto. The First Supplemental Indenture likewise provides that the Amalgamated Company shall succeed to, and be substituted for, and may exercise every right and power of, Partners under the Indenture and the Debentures.

     Pursuant to existing arrangements between Partners and Telewest Communications plc ("Telewest"), a co-owner of interests in Cable London PLC ("Cable London") and Birmingham Cable Corporation Limited ("Birmingham Cable"), Telewest had certain rights to acquire either or both of Partner's interests in these systems (see Note 4) as a result of the Amalgamation. On August 14, 1998, Partners and NTL entered into an agreement (the "Telewest Agreement") with Telewest relating to Partner's ownership interests in Birmingham Cable, Partner's and Telewest's respective ownership interests in Cable London and certain other related matters. Pursuant to the Telewest Agreement, Partners sold its 27.5% ownership interest in Birmingham Cable to Telewest for L125 million, plus L5 million for certain subordinated debt

                   NTL (BERMUDA) LIMITED (FORMERLY COMCAST UK
                    CABLE PARTNERS LIMITED) AND SUBSIDIARIES
                        NOTES TO CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

3.  AMALGAMATION WITH NTL (CONTINUED)
and fees. Partners and Telewest have also agreed within a certain time period to rationalize their joint ownership of Cable London pursuant to an agreed procedure (the "Shoot-out"). Between April 29 and July 29, 1999, the Amalgamated Company can notify Telewest of the price at which it is willing to sell its 50% ownership interest in Cable London to Telewest. Following such notification, Telewest at its option will be required at that price to either purchase the Amalgamated Company's 50% ownership interest in Cable London or sell its 50% ownership interest in Cable London to the Amalgamated Company. If the Amalgamated Company fails to give notice to Telewest during the Shoot-out period, it will be deemed to have given a notice to Telewest offering to sell its Cable London interest for L100 million. The sale or purchase by the Company as per the Cable London Shoot-out is expected to be completed by November 1999.

4.  INVESTMENTS IN AFFILIATES

     The Company has invested in two affiliates: Birmingham Cable and Cable London (together, the "Equity Investees"). The Equity Investees operate integrated cable communications, residential telephony and business telecommunications systems in their respective major metropolitan areas under exclusive cable television licenses and non-exclusive telecommunications licenses. As of September 30, 1998, the Company's ownership interest in the Equity Investees is as follows:

Birmingham Cable............................................  27.5%
Cable London................................................  50.0%

     Included in investments in affiliates as of September 30, 1998 and December 31, 1997, are loans to Cable London of L28.5 million and accrued interest of L8.0 million and L6.0 million, respectively. The loans accrue interest at a rate of 2% above the published base lending rate of Barclays Bank plc (9.5% effective rate as of September 30, 1998) and are subordinate to Cable London's credit facility. Of these loans, L21.0 million as of September 30, 1998 and December 31, 1997, are convertible into ordinary shares of Cable London at a per share conversion price of L2.00. Also included in investments in affiliates as of September 30, 1998 and December 31, 1997, are loans to Birmingham Cable of L3.7 million and L1.9 million and accrued interest of (UK Pound) 320,000 and L133,000, respectively. The Birmingham Cable loans accrue interest at a fixed rate of 7.8% and are subordinate to Birmingham Cable's credit facility.

     As described in Note 3, the Company sold its interest in Birmingham Cable in October 1998 for L125 million, plus L5 million for certain subordinated debt and fees. The Company will record a gain on the sale of Birmingham Cable of approximately L110 million in the fourth quarter of 1998. Also, the Company and Telewest have agreed to the Cable London Shoot-out pursuant to which the Company will either sell its interest in Cable London to Telewest or Telewest will sell its interest in Cable London to the Company. The sale or purchase by the Company as per the Cable London Shoot-out is expected to be completed by November 1999.

     Although the Company is not contractually committed to make any additional capital contributions or advances to Cable London, it currently intends to fund its share of the amounts necessary for capital expenditures and to finance operating deficits. Failure to do so could dilute the Company's ownership interest in Cable London.

                   NTL (BERMUDA) LIMITED (FORMERLY COMCAST UK
                    CABLE PARTNERS LIMITED) AND SUBSIDIARIES
                        NOTES TO CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

4.  INVESTMENTS IN AFFILIATES (CONTINUED)
     Summarized financial information for affiliates accounted for under the equity method is as follows:

                                                    BIRMINGHAM     CABLE
                                                      CABLE        LONDON     COMBINED
                                                    ----------    --------    --------
                                                       L000         L000        L000
NINE MONTHS ENDED SEPTEMBER 30, 1998
Results of operations
  Service income..................................   L 57,385     L 48,926    L106,311
  Operating, selling, general and administrative
     expenses.....................................    (43,690)     (38,244)    (81,934)
  Depreciation and amortization...................    (20,717)     (16,611)    (37,328)
  Operating loss..................................     (7,022)      (5,929)    (12,951)
  Net loss........................................    (25,067)     (17,523)    (42,590)
  Company's equity in net loss....................     (7,010)      (8,906)    (15,916)
AT SEPTEMBER 30, 1998
Financial position
  Current assets..................................     14,858        8,774      23,632
  Noncurrent assets...............................    244,384      190,803     435,187
  Current liabilities.............................     26,570       19,899      46,469
  Noncurrent liabilities..........................    185,410      197,448     382,858
NINE MONTHS ENDED SEPTEMBER 30, 1997
Results of operations
  Service income..................................     49,146       38,162      87,308
  Operating, selling, general and administrative
     expenses.....................................    (42,411)     (34,007)    (76,418)
  Depreciation and amortization...................    (18,031)     (13,930)    (31,961)
  Operating loss..................................    (11,296)      (9,775)    (21,071)
  Net loss........................................    (21,715)     (18,625)    (40,340)
  Company's equity in net loss....................     (6,077)      (9,432)    (15,509)

5.  LONG-TERM DEBT

     UK Holdings Credit Facility In December 1997, Comcast UK Holdings Limited ("UK Holdings"), a wholly owned subsidiary of the Company, entered into a loan agreement (the "UK Holdings Agreement") with a consortium of banks to provide financing under a credit facility (the "UK Holdings Credit Facility") up to a maximum of L200.0 million. Under the terms of the UK Holdings Agreement, borrowings under the UK Holdings Credit Facility are guaranteed by Cambridge Holding Company Limited ("Cambridge Cable") and two companies holding the franchises for Darlington and Teesside, England ("Teesside"). Cambridge Cable and Teesside are wholly owned subsidiaries of the Company.

     Final maturity of the UK Holdings Credit Facility is January 31, 2001. The UK Holdings Credit Facility bears interest at a rate per annum equal to the London Interbank Offered Rate ("LIBOR") plus 1/2% to 2 1/4%. As of September 30, 1998 the Company's effective weighted average interest rate on the UK Holdings Credit Facility was 9.33%.

     The consummation of the Amalgamation resulted in a change in control, as defined in the UK Holdings Credit Facility, and all amounts outstanding thereunder became immediately due and payable. The Company repaid the approximately L100 million outstanding on October 29, 1998 using proceeds from

                   NTL (BERMUDA) LIMITED (FORMERLY COMCAST UK
                    CABLE PARTNERS LIMITED) AND SUBSIDIARIES
                        NOTES TO CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

5.  LONG-TERM DEBT (CONTINUED)
the sale of the Birmingham Cable interest. The banks have agreed to suspend the UK Holdings Credit Facility for 90 days pending the renegotiation of the facility. The amount outstanding under the UK Holdings Credit Facility of L93 million as of September 30, 1998 is classified as current on the Company's condensed consolidated balance sheet as of that date.

6.  RELATED PARTY TRANSACTIONS

     Comcast U.K. Consulting, Inc., a wholly owned subsidiary of the Company, earned consulting fee income under consulting agreements with the Equity Investees. The consulting fee income was generally based on a percentage of gross revenues or a fixed amount per dwelling unit in the Equity Investees' franchise areas. The consulting agreements were terminated pursuant to the Telewest Agreement.

     The Company's right to receive consulting fee payments from the Equity Investees was subordinated to the banks under their credit facilities. Accordingly, these fees have been classified as long-term receivables and are included in investments in affiliates in the Company's condensed consolidated balance sheet. In addition, the Company's shares in Cable London have been pledged to secure amounts outstanding under Cable London's revolving credit facility.

     Management fee expense was incurred under agreements between the Company on the one hand, and Comcast Corporation ("Comcast"), the Company's former controlling shareholder, and Comcast UK Cable Partners Consulting, Inc. ("Comcast Consulting"), an indirect wholly owned subsidiary of Comcast, on the other, whereby Comcast and Comcast Consulting provided consulting services to the Equity Investees on behalf of the Company and management services to the Company. Such management fees were based on Comcast's and Comcast Consulting's cost of providing such services. As of September 30, 1998 and December 31, 1997, other current liabilities consists primarily of this management fee and operating expenses paid by Comcast and its affiliates on behalf of the Company. For the nine and three months ended September 30, 1998 and 1997, investment income includes L2.2 million, L1.8 million, L754,000 and L676,000 of interest income, respectively, relating to the loans to the Equity Investees.

     For the nine and three months ended September 30, 1998 and 1997, investment income includes L2.2 million, L1.8 million, (UK Pound)754,000 and L676,000 of interest income, respectively, relating to the loans to the Equity Investees.

     Long-term debt due to shareholder consists of 9% Subordinated Notes payable to Comcast U.K. Holdings, Inc. which are due in September 1999. For the nine and three months ended September 30, 1998 and 1997, the Company recorded L765,000, L700,000, L262,000 and L239,000, respectively, of interest expense relating to such notes.

     In management's opinion, the foregoing transactions were entered into on terms no more or less favorable than those with non-affiliated parties.

7.  CONTINGENCIES

     The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position, results of operations or liquidity of the Company.

                   NTL (BERMUDA) LIMITED (FORMERLY COMCAST UK
                    CABLE PARTNERS LIMITED) AND SUBSIDIARIES
                        NOTES TO CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

8.  STATEMENT OF CASH FLOWS -- SUPPLEMENTAL INFORMATION

     The Company made cash payments for interest of L6.3 million, L406,000, L2.5 million and L136,000 during the nine and three months ended September 30, 1998 and 1997, respectively.

     The Company's wholly owned subsidiaries incurred capital lease obligations of L2.2 million, L1.5 million, L486,000 and L852,000 during the nine and three months ended September 30, 1998 and 1997, respectively.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Birmingham Cable Corporation Limited

     We have audited the accompanying consolidated balance sheet of Birmingham Cable Corporation Limited (a company incorporated in the United Kingdom) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity and of cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Birmingham Cable Corporation Limited and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE

Birmingham, England
February 27, 1998 (March 16, 1998 as to Note 3)

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                         (IN L000'S, EXCEPT SHARE DATA)

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................  L  2,254    L  7,689
  Restricted cash...........................................                53,000
  Accounts receivable, less allowance for doubtful accounts
     of L4,834 and L2,360...................................     6,326       4,809
  Interest receivable.......................................                 2,016
  Other current assets......................................     2,844       3,017
                                                              --------    --------
     Total current assets...................................    11,424      70,531
                                                              --------    --------
RESTRICTED CASH.............................................                22,000
                                                              --------    --------
PROPERTY AND EQUIPMENT......................................   310,111     269,665
  Accumulated depreciation..................................   (74,214)    (49,961)
                                                              --------    --------
  Property and equipment, net...............................   235,897     219,704
                                                              --------    --------
DEFERRED CHARGES............................................    18,112      16,890
  Accumulated amortization..................................    (5,398)     (3,479)
                                                              --------    --------
  Deferred charges, net.....................................    12,714      13,411
                                                              --------    --------
                                                              L260,035    L325,646
                                                              ========    ========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses.....................  L 18,997    L 24,381
  Accrued interest..........................................     1,611       7,398
  Current portion of capital lease obligations..............     1,685       1,849
                                                              --------    --------
     Total current liabilities..............................    22,293      33,628
                                                              --------    --------
LONG-TERM DEBT..............................................   140,000
                                                              --------    --------
CAPITAL LEASE OBLIGATIONS, less current portion.............    13,539      11,625
                                                              --------    --------
LONG-TERM DEBT, due to shareholders.........................     7,492
                                                              --------    --------
OTHER LIABILITIES...........................................     4,382       2,238
                                                              --------    --------
COMMITMENTS AND CONTINGENCIES
PREFERENCE SHARES...........................................               175,000
                                                              --------    --------
SHAREHOLDERS' EQUITY
  Ordinary shares, L1.00 par value -- authorized, 60,000,000
     shares; issued, 51,073,486.............................    51,073      51,073
  Additional capital........................................   112,399     112,399
  Accumulated deficit.......................................   (91,143)    (60,317)
                                                              --------    --------
     Total shareholders' equity.............................    72,329     103,155
                                                              --------    --------
                                                              L260,035    L325,646
                                                              ========    ========

                See notes to consolidated financial statements.

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                                  (IN L000'S)

                                                                  YEAR ENDED DECEMBER 31,
                                                              -------------------------------
                                                                1997        1996       1995
                                                              --------    --------   --------
SERVICE INCOME..............................................  L 67,166    L 52,472   L 39,004
                                                              --------    --------   --------
COSTS AND EXPENSES
  Operating.................................................    28,942      20,912     16,358
  Selling, general and administrative.......................    27,622      23,564     19,536
  Depreciation and amortization.............................    26,427      19,690     14,455
                                                              --------    --------   --------
                                                                82,991      64,166     50,349
                                                              --------    --------   --------
OPERATING LOSS..............................................   (15,825)    (11,694)   (11,345)
INTEREST EXPENSE............................................    17,500      17,202     13,993
INVESTMENT INCOME...........................................    (2,499)     (8,518)   (11,059)
                                                              --------    --------   --------
NET LOSS....................................................  L(30,826)   L(20,378)  L(14,279)
                                                              ========    ========   ========

                See notes to consolidated financial statements.

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (IN L000'S)

                                                                YEAR ENDED DECEMBER 31,
                                                           ----------------------------------
                                                             1997         1996        1995
                                                           ---------    --------    ---------
OPERATING ACTIVITIES
  Net loss...............................................  L (30,826)   L(20,378)   L (14,279)
  Adjustments to reconcile net loss to net cash (used in)
     provided by operating activities:
     Depreciation and amortization.......................     26,427      19,690       14,455
     Non-cash interest expense...........................        492
     Decrease (increase) in accounts receivable, interest
       receivable and other current assets...............        672       4,939       (7,438)
     (Decrease) increase in accounts payable and accrued
       expenses, accrued interest and other
       liabilities.......................................     (9,027)     10,559        6,469
                                                           ---------    --------    ---------
       Net cash (used in) provided by operating
          activities.....................................    (12,262)     14,810         (793)
                                                           ---------    --------    ---------
FINANCING ACTIVITIES
  Proceeds from borrowings...............................    140,000                  175,000
  Loans from shareholders................................      7,000
  Debt acquisition costs.................................                              (2,977)
  Redemption of preference shares........................   (175,000)
  Repayment of capital leases............................     (2,316)     (1,161)        (220)
                                                           ---------    --------    ---------
     Net cash (used in) provided by financing
       activities........................................    (30,316)     (1,161)     171,803
                                                           ---------    --------    ---------
INVESTING ACTIVITIES
  Restricted cash........................................     75,000      39,000     (114,000)
  Capital expenditures...................................    (36,635)    (56,492)     (47,999)
  Deferred charges.......................................     (1,222)       (991)        (601)
                                                           ---------    --------    ---------
       Net cash provided by (used in) investing
          activities.....................................     37,143     (18,483)    (162,600)
                                                           ---------    --------    ---------
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS.........     (5,435)     (4,834)       8,410
CASH AND CASH EQUIVALENTS, beginning of year.............      7,689      12,523        4,113
                                                           ---------    --------    ---------
CASH AND CASH EQUIVALENTS, end of year...................  L   2,254    L  7,689    L  12,523
                                                           =========    ========    =========

                See notes to consolidated financial statements.

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                  (IN L000'S)

                                                 ORDINARY    ADDITIONAL    ACCUMULATED
                                                  SHARES      CAPITAL        DEFICIT       TOTAL
                                                 --------    ----------    -----------    --------
BALANCE, JANUARY 1, 1995.......................  L51,073      L112,399      L(25,660)     L137,812
  Net loss.....................................                              (14,279)      (14,279)
                                                 -------      --------      --------      --------
BALANCE, DECEMBER 31, 1995.....................   51,073       112,399       (39,939)      123,533
  Net loss.....................................                              (20,378)      (20,378)
                                                 -------      --------      --------      --------
BALANCE, DECEMBER 31, 1996.....................   51,073       112,399       (60,317)      103,155
  Net loss.....................................                              (30,826)      (30,826)
                                                 -------      --------      --------      --------
BALANCE, DECEMBER 31, 1997.....................  L51,073      L112,399      L(91,143)     L 72,329
                                                 =======      ========      ========      ========

                See notes to consolidated financial statements.

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1.  BUSINESS

     Birmingham Cable Corporation Limited, a company incorporated in the United Kingdom ("UK"), and subsidiaries (the "Company") is principally engaged in the development, construction, management and operation of cable telecommunications systems. The Company holds two franchises in Birmingham/Solihull and Wythall, England.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Accounting

     The Company maintains its books and records in accordance with accounting principles generally accepted in the UK. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles as practiced in the United States ("US") and are stated in UK pounds sterling ("UK Pound"). There were no significant differences between accounting principles followed for UK purposes and generally accepted accounting principles practiced in the US. The UK Pound exchange rate as of December 31, 1997 and 1996 was US $1.65 and US $1.71, respectively.

  Basis of Consolidation

     The consolidated financial statements include the accounts of the Company and all wholly owned subsidiaries. All significant intercompany accounts and transactions among the consolidated entities have been eliminated.

  Management's Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Values

     The estimated fair value amounts presented in these notes to consolidated financial statements have been determined by the Company using available market information and appropriate methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. The estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Such fair value estimates are based on pertinent information available to management as of December 31, 1997 and 1996, and have not been comprehensively revalued for purposes of these consolidated financial statements since such dates.

  Cash, Cash Equivalents and Restricted Cash

     Cash, cash equivalents and restricted cash as of December 31, 1996 included cash held on deposit as part of a L175.0 million financing arrangement entered into by the Company in 1995. In July 1997 this arrangement was restructured and the restricted cash was used, together with proceeds from the Birmingham Facility, to redeem the preference shares (see Note 3).

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

  Prematurity Period

     The Company accounts for costs, expenses and revenues applicable to the construction and operation of its cable telecommunications systems under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 51, "Financial Reporting by Cable Television Companies."

     Under SFAS No. 51, during the period while the systems are partially under construction and partially in service (the "Prematurity Period"), costs of cable telecommunications plant, including materials, direct labor and construction overhead are capitalized. Subscriber-related costs and general and administrative costs are expensed as incurred. Costs incurred in anticipation of servicing a fully operating system that will not vary regardless of the number of subscribers are partially expensed and partially capitalized, based upon the percentage of average actual or estimated subscribers, whichever is greater, to the total number of subscribers expected at the end of the Prematurity Period (the "Fraction").

     During the Prematurity Period, depreciation and amortization of system assets is determined by multiplying the depreciation and amortization of the total capitalized system assets expected at the end of the Prematurity Period by the Fraction. At the end of the Prematurity Period, depreciation and amortization of system assets is based on the remaining undepreciated cost at that date.

     As of December 31, 1997, all of the Company's seven discrete build areas have completed their Prematurity Period.

  Property and Equipment

     Property and equipment, which consists principally of system assets, is shown at historical cost less accumulated depreciation. Improvements that extend asset lives are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation applicable to assets sold or retired are removed from the accounts and the gain or loss on disposition is recognized as a component of depreciation expense.

  System assets

     Prior to the Prematurity Period, no depreciation is provided on system assets. During the Prematurity Period, depreciation is provided in accordance with SFAS No. 51.

     Depreciation of system assets is provided by the straight-line method over estimated useful lives as follows:

Plant.......................................................  15-40 years
Network.....................................................     15 years
Subscriber equipment........................................   6-10 years
Switch......................................................     10 years
Computers...................................................      4 years

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

  Non-system assets

     Depreciation of non-system assets is provided by the straight-line method over estimated useful lives as follows:

Buildings...................................................       40 years
Leasehold buildings.........................................  term of lease
Fixtures, fittings and equipment............................        5 years
Computers...................................................        4 years
Vehicles....................................................        4 years

  Leased Assets

     Assets held under capital leases are treated as if they had been purchased outright and the corresponding liability is included in capital lease obligations. Capital lease payments include principal and interest, with the interest portion being expensed. Payments on operating leases are expensed on a straight-line basis over the lease term.

  Deferred Charges

     Deferred charges consist primarily of franchise acquisition and development costs directly attributable to obtaining, developing and maintaining the franchise licenses. Franchise acquisition and development costs have been allocated evenly between each build area and are amortized, by build area, on a straight-line basis, over the lives of the franchises of 15 to 23 years.

  Valuation of Long-Lived Assets

     The Company periodically evaluates the recoverability of its long-lived assets, including property and equipment and deferred charges, using objective methodologies. Such methodologies include evaluations based on the cash flows generated by the underlying assets or other determinants of fair value.

  Revenue Recognition

     Service income is recognized as service is provided. Credit risk is managed by disconnecting services to subscribers who are delinquent.

  Income Taxes

     The Company recognizes deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities and expected benefits of utilizing net operating loss carryforwards. The impact on deferred taxes of changes in tax rates and laws, if any, applied to the years during which temporary differences are expected to be settled, are reflected in the financial statements in the period of enactment.

  Derivative Financial Instruments

     The Company uses interest rate exchange agreements ("Swaps"), to manage its exposure to fluctuations in interest rates. Swaps are matched with either fixed or variable rate debt and periodic cash payments are accrued on a settlement basis as an adjustment to interest expense.

     Those instruments that have been entered into by the Company to hedge exposure to interest rate risks are periodically examined by the Company to ensure that the instruments are matched with

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

underlying liabilities, reduce the Company's risks relating to interest rates and, through market value and sensitivity analysis, maintain a high correlation to the interest expense or underlying value of the hedged item.

     The Company does not hold or issue any derivative financial instruments for trading purposes and is not a party to any leveraged instruments (see Note 3). The credit risks associated with the Company's derivative financial instruments are controlled through the evaluation and monitoring of the creditworthiness of the counterparties. Although the Company may be exposed to losses in the event of nonperformance by the counterparties, the Company does not expect such losses, if any, to be significant.

  Reclassifications

     Certain reclassifications have been made to the prior years' consolidated financial statements to conform to those classifications used in 1997.

3.  LONG-TERM DEBT AND PREFERENCE SHARES

     In February 1995, a subsidiary of the Company issued 175,000 cumulative L1.00 redeemable five year term preference shares for a paid up value of L175.0 million. Also in February 1995, the Company entered into a L175.0 million five year revolving credit facility (the "Birmingham Facility") which provided for conversion into a five year term loan on March 31, 2000. In March 1997, the terms of the Birmingham Facility were amended to extend the maturity of the term loan to December 31, 2005 and to amend the required cash flow levels (as defined) and certain other terms. Interest rates on the Birmingham Facility are at the London Interbank Offered Rate ("LIBOR") plus 5/8% to 2 1/4%.

     In July 1997, the preference shareholder exercised its option to require the Company to purchase its shareholding. The Company funded the redemption of the preference shares with the proceeds from the Birmingham Facility and restricted cash and settled its five year L175.0 million interest rate exchange agreement with Barclays Bank PLC. The balance of the Birmingham Facility will be used, subject to certain restrictions, for capital expenditures and working capital requirements relating to the build-out of its systems. The preference shares had an effective dividend rate, including Advanced Corporation Tax ("ACT"), of 8.00%.

     The Birmingham Facility contains restrictive covenants which limit the Company's ability to enter into arrangements for the acquisition and sale of property and equipment, investments, mergers and the incurrence of additional debt. Certain of these covenants require that certain minimum build requirements, financial ratios and cash flow levels be maintained and contain restrictions on dividend payments. The Company's three principal shareholders' right to receive consulting fee payments from the Company has been subordinated to the banks under the Birmingham Facility. The payment of consulting fees is restricted until the Company meets certain financial ratio tests under the Birmingham Facility. The Company has pledged the shares of its material subsidiaries to secure the Birmingham Facility. Upon a change of control, all amounts due under the Birmingham Facility become immediately due and payable. On February 4, 1998, Comcast UK Cable Partners Limited ("Comcast UK"), one the Company's principal shareholders, entered into a definitive agreement to amalgamate (the "NTL Transaction") with a wholly owned subsidiary of NTL Incorporated. The consummation of the NTL Transaction will not result in a change of control as defined in the Birmingham Facility.

     The Company enters into Swaps as a normal part of its risk management efforts to limit its exposure to adverse fluctuations in interest rates. Using Swaps, the Company agrees to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed upon notional amount. In conjunction with the Birmingham Facility, a subsidiary of the Company and

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

Barclays Bank PLC entered into a five year L175.0 million Swap, whereby the subsidiary receives fixed interest at a rate of 8.83% and pays floating rate interest at the six month LIBOR. The L175.0 million Swap was settled in July 1997 along with the redemption of the preference shares (see above). In addition, a subsidiary of the Company entered into a second series of five year Swaps with three banks. Under the agreements, the subsidiary pays fixed rate interest at 9.20% and receives floating rate interest at six month LIBOR, based upon the outstanding notional amount of the Swaps. As of December 31, 1997 and 1996, the notional amount outstanding on the second series of Swaps was L149.0 million and L106.0 million, respectively, and increased to L160.0 million on January 2, 1998. The notional amounts of interest rate agreements are used to measure interest to be paid or received and do not represent the amount of exposure to credit loss. While Swaps represent an integral part of the Company's interest rate risk management program, their incremental effect on interest expense for the years ended December 31, 1997, 1996 and 1995 was not significant. The estimated amount to settle the Company's Swaps was a liability of L7.5 million and a receivable of L168,000 as of December 31, 1997 and 1996, respectively.

     On March 16, 1998, the Company's shareholders loaned L7.0 million to the Company in the form of Junior Subordinated Debt, as defined in the Birmingham Facility. The proceeds from this borrowing were used to settle the Swaps described above. Additionally, on March 16, 1998 a subsidiary of the Company entered into a L160.0 million notional amount two year Swap with three banks. Under the terms of this Swap, the subsidiary pays fixed rate interest at 7.23% and receives floating rate interest at six month LIBOR, based upon the notional amount.

     Maturities of long-term debt outstanding as of December 31, 1997 for the four years after 1998 are as follows (L000's):

1999...............................................  L
2000...............................................    7,000
2001...............................................   14,000
2002...............................................   21,000

     The differences between the carrying amounts and estimated fair value of the Company's long-term debt was not significant as of December 31, 1997 and 1996. Interest rates that are currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value for debt issues for which quoted market prices are not available.

4.  LONG-TERM DEBT, DUE TO SHAREHOLDERS

     As of December 31, 1997, the Company had outstanding loans from shareholders of L7.0 million and accrued interest thereon of L492,000. The loans from shareholders bear interest at a fixed rate of 7.8% and are payable on demand. Under the terms of the Birmingham Facility, however, principal and interest on the loans from shareholders cannot be paid until the Birmingham Facility is repaid. Thus, the loans from shareholders and accrued interest thereon have been classified as long-term in the Company's consolidated balance sheet. The carrying value of the loans from shareholders approximates fair value as of December 31, 1997 and 1996.

5.  RELATED PARTY TRANSACTIONS

     The Company has consulting agreements with Comcast U.K. Consulting, Inc. ("Comcast Consulting") and Telewest Communications Group Ltd., subsidiaries of two of the Company's principal shareholders, Comcast UK and Telewest Communications plc ("Telewest"), respectively. The Company also has a consulting agreement with General Cable, the Company's other principal shareholder. The Company pays a fee to Telewest each year as a contribution to the operating expenses and capital

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

expenditures of Telewest's Network Service Center, which provides telephony support to the Company. The Company has a telephony interconnect agreement with Telewest, whereby certain telephony traffic is routed via Telewest. These interconnect costs are included in "other" below.

     A summary of related party charges included in the Company's consolidated financial statements is as follows (in L000's):

                                                             YEAR ENDED DECEMBER 31
                                                           --------------------------
                                                            1996      1995      1997
                                                           ------    ------    ------
Consulting fees..........................................  L1,511    L1,326    L1,070
Network Service Center fees..............................     711       814       680
Other....................................................   1,151       109         6
                                                           ------    ------    ------
                                                           L3,373    L2,249    L1,756
                                                           ======    ======    ======

     As of December 31, 1997 and 1996, accounts payable and accrued expenses include L1.4 million and L2.3 million, respectively, payable to the Company's three principal shareholders, principally for consulting fees and normal operating expenses paid by the shareholders and their affiliates on behalf of the Company. As of December 31, 1997 and 1996, other long-term liabilities includes L3.9 million and L1.3 million, respectively, of consulting fees payable to the Company's three principal shareholders as payment is restricted under the Birmingham Facility.

     In management's opinion, the foregoing transactions were entered into on terms no more or less favorable than those with non-affiliated third parties.

6.  INCOME TAXES

     The Company has a deferred tax asset arising from the carryforward of net operating losses and the differences between the book and tax basis of property. However, a valuation allowance has been recorded to fully reserve the deferred tax asset as its realization is uncertain.

     Significant components of the Company's deferred income taxes are as follows (in L000's):

                                                                  DECEMBER 31
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
Net operating loss carryforwards (carried forward
  indefinitely).............................................  L  3,253    L  3,218
Differences between book and tax basis of property..........     7,880       6,916
Less: Valuation allowance...................................   (11,133)    (10,134)
                                                              --------    --------
                                                              L           L
                                                              ========    ========

     In connection with the Birmingham Facility and the related preference share arrangement (see Note 3), the Company is obligated to pay ACT on all preference share dividends. Related ACT for 1997, 1996 and 1995 was L1.4 million, L2.8 million and L2.5 million, respectively, and has been classified as a component of interest expense in the Company's consolidated statement of operations. ACT may be carried forward indefinitely to offset potential future tax liabilities of the Company.

7.  STATEMENT OF CASH FLOWS -- SUPPLEMENTAL INFORMATION

     The Company made cash payments for interest and preferred stock dividends of approximately L43.0 million, L31.2 million and L11.3 million during the years ended December 31, 1997, 1996 and 1995, respectively.

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONCLUDED
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

     The Company incurred capital lease obligations of L4.1 million, L5.0 million and L4.6 million during the years ended December 31, 1997, 1996 and 1995, respectively.

8.  COMMITMENTS AND CONTINGENCIES

     Certain of the Company's facilities and equipment are held under operating or capital leases which expire through 2007.

     A summary of assets held under capital leases are as follows (in L000's):

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1997       1996
                                                              -------    -------
System, fixtures, fittings, equipment and vehicles..........  L18,991    L14,925
Less: Accumulated depreciation..............................   (5,779)    (3,556)
                                                              -------    -------
                                                              L13,212    L11,369
                                                              =======    =======

     Future minimum rental payments under lease commitments with an initial or remaining term of more than one year as of December 31, 1997 are as follows (in L000's):

                                                              CAPITAL     OPERATING
                                                               LEASES      LEASES
                                                              --------    ---------
1998........................................................  L  2,699     L   156
1999........................................................     2,801         156
2000........................................................     2,778         156
2001........................................................     2,300         157
2002........................................................     1,719         154
Thereafter..................................................     7,710       1,805
                                                              --------     -------
Total minimum rental commitments............................    20,007     L 2,584
                                                                           =======
Less: Amount representing interest..........................    (4,783)
                                                              --------
Present value of minimum rental commitments.................    15,224
Less: Current portion of capital lease obligations..........    (1,685)
                                                              --------
Long-term portion of capital lease obligations..............  L 13,539
                                                              ========

     Operating lease expense for the years ended December 31, 1997, 1996 and 1995 was L169,000, L428,000 and L947,000, respectively.

     Included within accounts payable and accrued expenses and other long-term liabilities as of December 31, 1997 and 1996 is L570,000 and L665,000, respectively, which represents the obligation incurred by the Company in connection with the termination of a contractual obligation under an agreement with the local authority to service and maintain the Company's satellite master antenna television installations in the franchise area. This liability is noninterest bearing and will be discharged by the payment of L95,000 annually through 2003. The effect of discounting the liability is not significant to the Company's financial position or results of operations.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Cable London PLC

     We have audited the accompanying consolidated balance sheet of Cable London PLC (a company incorporated in the United Kingdom) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' (deficiency) equity and of cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Cable London PLC and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE

London, England
February 27, 1998

                       CABLE LONDON PLC AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                         (IN L000'S, EXCEPT SHARE DATA)

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                1997         1996
                                                              ---------    --------
ASSETS
CURRENT ASSETS
  Cash......................................................  L   2,718    L  3,213
  Accounts receivable, less allowance for doubtful accounts
     of L1,762 and L1,465...................................      4,792       3,670
  Other current assets......................................      2,830       3,334
                                                              ---------    --------
          Total current assets..............................     10,340      10,217
                                                              ---------    --------
PROPERTY AND EQUIPMENT......................................    235,786     192,630
  Accumulated depreciation..................................    (55,292)    (36,480)
                                                              ---------    --------
  Property and equipment, net...............................    180,494     156,150
                                                              ---------    --------
DEFERRED CHARGES............................................      8,073       6,986
  Accumulated amortization..................................     (3,214)     (3,230)
                                                              ---------    --------
  Deferred charges, net.....................................      4,859       3,756
                                                              ---------    --------
                                                              L 195,693    L170,123
                                                              =========    ========
LIABILITIES AND SHAREHOLDERS' (DEFICIENCY) EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses.....................  L  19,972    L 21,705
  Other current liabilities.................................      2,172       3,117
  Current portion of long-term debt and capital lease
     obligations............................................        758      60,361
                                                              ---------    --------
          Total current liabilities.........................     22,902      85,183
                                                              ---------    --------
LONG-TERM DEBT, less current portion........................     89,727         718
                                                              ---------    --------
CAPITAL LEASE OBLIGATIONS, less current portion.............     11,751       7,869
                                                              ---------    --------
CONVERTIBLE DEBT AND LOANS FROM SHAREHOLDERS................     69,017      52,244
                                                              ---------    --------
OTHER LIABILITIES...........................................      2,543
                                                              ---------    --------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' (DEFICIENCY) EQUITY
  Ordinary shares, L.10 par value--authorized, 100,000,000
     shares; issued, 55,572,916 and 55,125,690..............      5,557       5,513
  Additional capital........................................     97,254      96,486
  Accumulated deficit.......................................   (103,058)    (77,890)
                                                              ---------    --------
     Total shareholders' (deficiency) equity................       (247)     24,109
                                                              ---------    --------
                                                              L 195,693    L170,123
                                                              =========    ========

                See notes to consolidated financial statements.

                       CABLE LONDON PLC AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                                  (IN L000'S)

                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               1997        1996        1995
                                                             --------    --------    --------
SERVICE INCOME.............................................  L 52,816    L 40,091    L 30,277
                                                             --------    --------    --------
COSTS AND EXPENSES
  Operating................................................    22,084      17,978      14,622
  Selling, general and administrative......................    23,703      21,157      18,616
  Depreciation and amortization............................    19,740      14,862      10,847
                                                             --------    --------    --------
                                                               65,527      53,997      44,085
                                                             --------    --------    --------
OPERATING LOSS.............................................   (12,711)    (13,906)    (13,808)
INTEREST EXPENSE...........................................    12,692       7,556       4,133
INVESTMENT INCOME..........................................      (235)       (221)       (266)
                                                             --------    --------    --------
NET LOSS...................................................  L(25,168)   L(21,241)   L(17,675)
                                                             ========    ========    ========

                See notes to consolidated financial statements.

                       CABLE LONDON PLC AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (IN L000'S)

                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               1997        1996        1995
                                                             --------    --------    --------
OPERATING ACTIVITIES
  Net loss.................................................  L(25,168)   L(21,241)   L(17,675)
  Adjustments to reconcile net loss to net cash (used in)
     provided by operating activities:
     Depreciation and amortization.........................    19,740      14,862      10,847
     Non-cash interest expense.............................     4,773       3,355       3,311
     Increase in accounts receivable and other current
       assets..............................................      (618)     (2,428)       (214)
     (Decrease) increase in accounts payable and accrued
       expenses, other current liabilities and other
       liabilities.........................................      (135)      7,508       3,992
                                                             --------    --------    --------
       Net cash (used in) provided by operating
          activities.......................................    (1,408)      2,056         261
                                                             --------    --------    --------
FINANCING ACTIVITIES
  Proceeds from borrowings.................................    94,029      40,000      38,000
  Debt acquisition costs...................................    (1,704)                   (493)
  Loans from shareholders..................................    12,000       3,000
  Repayments of debt.......................................   (65,031)        (33)        (30)
  Repayment of capital leases..............................      (537)        (21)
  Issuances of shares......................................       812
                                                             --------    --------    --------
       Net cash provided by financing activities...........    39,569      42,946      37,477
                                                             --------    --------    --------
INVESTING ACTIVITIES
  Capital expenditures.....................................   (38,656)    (46,082)    (36,780)
  Deferred charges and other...............................                              (834)
                                                             --------    --------    --------
       Net cash used in investing activities...............   (38,656)    (46,082)    (37,614)
                                                             --------    --------    --------
(DECREASE) INCREASE IN CASH................................      (495)     (1,080)        124
CASH, beginning of year....................................     3,213       4,293       4,169
                                                             --------    --------    --------
CASH, end of year..........................................  L  2,718    L  3,213    L  4,293
                                                             ========    ========    ========

                See notes to consolidated financial statements.

                       CABLE LONDON PLC AND SUBSIDIARIES

          CONSOLIDATED STATEMENT OF SHAREHOLDERS' (DEFICIENCY) EQUITY
                                  (IN L000'S)

                                                  ORDINARY    ADDITIONAL    ACCUMULATED
                                                   SHARES      CAPITAL        DEFICIT       TOTAL
                                                  --------    ----------    -----------    --------
BALANCE, JANUARY 1, 1995........................   L5,513      L96,486       L (38,974)    L 63,025
  Net loss......................................                               (17,675)     (17,675)
                                                   ------      -------       ---------     --------
BALANCE, DECEMBER 31, 1995......................    5,513       96,486         (56,649)      45,350
  Net loss......................................                               (21,241)     (21,241)
                                                   ------      -------       ---------     --------
BALANCE, DECEMBER 31, 1996......................    5,513       96,486         (77,890)      24,109
  Shares issued.................................       44          768                          812
  Net loss......................................                               (25,168)     (25,168)
                                                   ------      -------       ---------     --------
BALANCE, DECEMBER 31, 1997......................   L5,557      L97,254       L(103,058)    L   (247)
                                                   ======      =======       =========     ========

                See notes to consolidated financial statements.

                       CABLE LONDON PLC AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1.  BUSINESS

     Cable London PLC, a company incorporated in the United Kingdom ("UK"), and subsidiaries (the "Company") is principally engaged in the development, construction, management and operation of cable telecommunications systems. The Company holds four franchises covering Camden, Haringey, Hackney/ Islington and Enfield, England.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Accounting

     The Company maintains its books and records in accordance with accounting principles generally accepted in the UK. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles as practiced in the United States ("US") and are stated in UK pounds sterling ("UK Pound"). There were no significant differences between accounting principles followed for UK purposes and generally accepted accounting principles practiced in the US. The UK Pound exchange rate as of December 31, 1997 and 1996 was US $1.65 and US $1.71, respectively.

  Basis of Consolidation

     The consolidated financial statements include the accounts of the Company and all wholly owned subsidiaries. All significant intercompany accounts and transactions among the consolidated entities have been eliminated.

  Management's Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Values

     The estimated fair value amounts presented in these notes to consolidated financial statements have been determined by the Company using available market information and appropriate methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. The estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Such fair value estimates are based on pertinent information available to management as of December 31, 1997 and 1996, and have not been comprehensively revalued for purposes of these consolidated financial statements since such dates.

  Prematurity Period

     The Company accounts for costs, expenses and revenues applicable to the construction and operation of its cable telecommunications systems under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 51, "Financial Reporting by Cable Television Companies."

     Under SFAS No. 51, during the period while the systems are partially under construction and partially in service (the "Prematurity Period"), costs of cable telecommunications plant, including materials, direct labor and construction overhead are capitalized. Subscriber-related costs and general and

                       CABLE LONDON PLC AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

administrative costs are expensed as incurred. Costs incurred in anticipation of servicing a fully operating system that will not vary regardless of the number of subscribers are partially expensed and partially capitalized, based on the percentage of average actual or estimated subscribers, whichever is greater, to the total number of subscribers expected at the end of the Prematurity Period (the "Fraction").

     During the Prematurity Period, depreciation and amortization of system assets is determined by multiplying the depreciation and amortization of the total capitalized system assets expected at the end of the Prematurity Period by the Fraction. At the end of the Prematurity Period, depreciation and amortization of system assets is based on the remaining undepreciated cost at that date.

     As of December 31, 1997, three of the Company's four franchise areas have completed their Prematurity Period. The remaining Prematurity Period is expected to terminate in 1998.

  Property and Equipment

     Property and equipment, which consists principally of system assets, is shown at historical cost less accumulated depreciation. Improvements that extend asset lives are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation applicable to assets sold or retired are removed from the accounts and the gain or loss on disposition is recognized as a component of depreciation expense.

  System assets
--------------

     Prior to the Prematurity Period, no depreciation is provided on system assets. During the Prematurity Period, depreciation is provided in accordance with SFAS No. 51.

     Depreciation of system assets is provided by the straight-line method over estimated useful lives as follows:

Plant.......................................................   40 years
Network.....................................................   15 years
Subscriber equipment........................................  6-8 years
Switch......................................................   10 years
Computers...................................................    4 years

  Non-system assets
-------------------

     Depreciation of non-system assets is provided by the straight-line method over estimated useful lives as follows:

Leased buildings............................................  40 years
Fixtures, fittings and equipment............................   5 years
Computers...................................................   4 years
Vehicles....................................................   3 years

  Leased Assets

     Assets held under capital leases are treated as if they had been purchased outright and the corresponding liability is included in capital lease obligations. Capital lease payments include principal and interest, with the interest portion being expensed. Payments on operating leases are expensed on a straight-line basis over the lease term.

                       CABLE LONDON PLC AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

  Deferred Charges

     Deferred charges consist primarily of franchise acquisition and development costs directly attributable to obtaining, developing and maintaining the franchise licenses and debt acquisition costs incurred by the Company in entering into the London Revolver (see Note 3). Franchise acquisition and development costs are being amortized on a straight-line basis over periods from two to fifteen years. Debt acquisition costs are being amortized on a straight-line basis over the term of the London Revolver of nine years.

  Valuation of Long-Lived Assets

     The Company periodically evaluates the recoverability of its long-lived assets, including property and equipment and deferred charges, using objective methodologies. Such methodologies include evaluations based on the cash flows generated by the underlying assets or other determinants of fair value.

  Revenue Recognition

     Service income is recognized as service is provided. Credit risk is managed by disconnecting services to subscribers who are delinquent.

  Income Taxes

     The Company recognizes deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities and expected benefits of utilizing net operating loss carryforwards. The impact on deferred taxes of changes in tax rates and laws, if any, applied to the years during which temporary differences are expected to be settled, are reflected in the financial statements in the period of enactment.

  Derivative Financial Instruments

     The Company uses derivative financial instruments, including interest rate exchange agreements ("Swaps") and interest rate collar agreements ("Collars"), to manage its exposure to fluctuations in interest rates.

     Swaps and Collars are matched with either fixed or variable rate debt and periodic cash payments are accrued on a settlement basis as an adjustment to interest expense.

     Those instruments that have been entered into by the Company to hedge exposure to interest rate risks are periodically examined by the Company to ensure that the instruments are matched with underlying liabilities, reduce the Company's risks relating to interest rates and, through market value and sensitivity analysis, maintain a high correlation to the interest expense or underlying value of the hedged item.

     The Company does not hold or issue any derivative financial instruments for trading purposes and is not a party to leveraged instruments (see Note 3). The credit risks associated with the Company's derivative financial instruments are controlled through the evaluation and monitoring of the creditworthiness of the counterparties. Although the Company may be exposed to losses in the event of nonperformance by the counterparties, the Company does not expect such losses, if any, to be significant.

  Reclassifications

     Certain reclassifications have been made to the prior years' consolidated financial statements to conform to those classifications used in 1997.

                       CABLE LONDON PLC AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

3.  LONG-TERM DEBT

     In June 1995, the Company entered into a L60.0 million revolving credit facility (the "London Facility") with various banks. The London Facility had a two year term and an interest rate at the London Interbank Offered Rate ("LIBOR") plus 2 1/2%. In April 1997, the amount available under the London Facility was increased to L65.0 million.

     In May 1997, the Company entered into a L170.0 million revolving credit facility (the "London Revolver") with various banks, which converts into a five year term loan on June 30, 2001. Interest rates on the London Revolver are at LIBOR plus 1/2% to 2 3/8%. In May 1997, the Company repaid all amounts outstanding under the London Facility with proceeds from borrowings under the London Revolver. The balance of the London Revolver will be used, subject to certain restrictions, for capital expenditures and working capital requirements relating to the build-out of its systems.

     The London Revolver contains restrictive covenants which limit the Company's ability to enter into arrangements for the acquisition and sale of property and equipment, investments, mergers and the incurrence of additional debt. Certain of these covenants require that certain financial ratios and cash flow levels be maintained and contain certain restrictions on dividend payments. The Company's two principal shareholders' rights to receive consulting fee payments from the Company has been subordinated to the banks under the London Revolver. The payment of consulting fees is restricted until the Company meets certain financial ratio tests under the London Revolver. In addition, the Company's two principal shareholders' shares in the Company have been pledged to secure the London Revolver. Upon a change of control, all amounts due under the London Revolver become immediately due and payable. On February 4, 1998, Comcast UK Cable Partners Limited ("Comcast UK"), one the Company's principal shareholders, entered into a definitive agreement to amalgamate (the "NTL Transaction") with a wholly owned subsidiary of NTL Incorporated. The consummation of the NTL Transaction will not result in a change of control as defined in the London Revolver.

     The Company enters into Swaps and Collars as a normal part of its risk management efforts to limit its exposure to adverse fluctuations in interest rates. Using Swaps, the Company agrees to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed upon notional amount. Collars limit the Company's exposure to and benefits from interest rate fluctuations on variable rate debt to within a certain range of interest rates. In June 1997, the Company entered into a series of four year interest Swaps with three banks. Under the agreements, the Company pays fixed rate interest at 7.34% and receives floating rate interest at three month LIBOR, based upon the outstanding notional amount of the Swaps. As of December 31, 1997, the notional amount outstanding on the Swaps was L44.5 million and increased to L49.5 million on January 7, 1998. Also in June 1997, the Company entered into a Collar which limits the interest rate on the notional amount to between 6% and 9%. As of December 31, 1997, the notional amount outstanding on the Collar was L22.3 million and increased to L24.8 million on January 7, 1998. The notional amounts of interest rate agreements and interest rate collar agreements are used to measure interest to be paid or received and do not represent the amount of exposure to credit loss. While Swaps and Collars represent an integral part of the Company's interest rate risk management program, their incremental effect on interest expense for the year ended December 31, 1997 was not significant. The estimated amount to settle the Company's Swaps and Collar was L1.5 million as of December 31, 1997.

     Also included in long-term debt is a mortgage note payable with an outstanding balance of L753,000 and L755,000 as of December 31, 1997 and 1996, respectively, payable in monthly installments through 2002 which is secured by property of the Company. The mortgage note bears interest at a fixed rate of 9.79%.

                       CABLE LONDON PLC AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

     Maturities of long-term debt outstanding as of December 31, 1997 for the four years after 1998 are as follows (L000's):

1999................................................  L
2000................................................
2001................................................   2,225
2002................................................   8,900

     The differences between the carrying amounts and estimated fair value of the Company's long-term debt was not significant as of December 31, 1997 and 1996. Interest rates that are currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value for debt issues for which quoted market prices are not available.

4.  CONVERTIBLE DEBT AND LOANS FROM SHAREHOLDERS

     As of December 31, 1997 and 1996, the Company had outstanding convertible debt due to shareholders of L42.0 million and outstanding loans from shareholders of L15.0 million and L3.0 million, respectively. The convertible debt and loans from shareholders bear interest at 2% above the base lending rate of Barclays Bank PLC (9.25% effective rate as of December 31, 1997) and are payable on demand. Accrued interest on the convertible debt and loans from shareholders is L12.0 million and L7.2 million as of December 31, 1997 and 1996, respectively. Under the terms of the London Revolver, principal and interest on the convertible debt and loans from shareholders cannot be paid until the London Revolver is repaid. Accordingly, the convertible debt, loans from shareholders and accrued interest thereon has been classified as long-term convertible debt and other in the Company's consolidated balance sheet. The convertible debt, along with accrued interest thereon, is convertible into the Company's ordinary shares at L2.00 per share. Interest expense on the convertible debt and loans from shareholders was L4.8 million, L3.3 million and L3.2 million during the years ended December 31, 1997, 1996 and 1995, respectively. The carrying value of the convertible debt and loans from shareholders approximates fair value as of December 31, 1997 and 1996.

5.  RELATED PARTY TRANSACTIONS

     The Company has consulting agreements with Comcast U.K. Consulting, Inc. ("Comcast Consulting") and Telewest Communications Group Ltd., subsidiaries of the Company's two principal shareholders, Comcast UK and Telewest Communications plc ("Telewest"), respectively. The Company pays a fee to Telewest each year as a contribution to the operating expenses and capital expenditures of Telewest's Network Service Center, which provides telephony support to the Company.

     A summary of related party charges included in the Company's consolidated financial statements is as follows (in L000's):

                                                             YEAR ENDED DECEMBER 31
                                                           --------------------------
                                                            1997      1996      1995
                                                           ------    ------    ------
Consulting fees..........................................  L1,077    L  790    L  962
Network Service Center fees..............................     521       639       503
Other....................................................     355       125        33
                                                           ------    ------    ------
                                                           L1,953    L1,554    L1,498
                                                           ======    ======    ======

     As of December 31, 1997 and 1996, accounts payable and accrued expenses include L176,000 million and L1.6 million, respectively, payable to the Company's two principal shareholders, principally for consulting fees and normal operating expenses paid by the shareholders and their affiliates on behalf of the

                       CABLE LONDON PLC AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

Company. As of December 31, 1997 other long-term liabilities includes L2.5 million of consulting fees and interest payable to the Company's two principal shareholders as payment is restricted under the London Revolver.

     In management's opinion, the foregoing transactions were entered into on terms no more or less favorable than those with non-affiliated third parties.

6.  INCOME TAXES

     The Company has a deferred tax asset arising from the carryforward of net operating losses and the differences between the book and tax basis of property. However, a valuation allowance has been recorded to fully reserve the deferred tax asset as its realization is uncertain.

     Significant components of the Company's deferred income taxes are as follows (in L000's):

                                                                  DECEMBER 31
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
Net operating loss carryforwards (carried forward
  indefinitely).............................................  L 17,692    L 15,852
Differences between book and tax basis of property..........    10,426       7,329
Other.......................................................      (459)       (756)
Less: Valuation allowance...................................   (27,659)    (22,425)
                                                              --------    --------
                                                              L           L
                                                              ========    ========

7.  STATEMENT OF CASH FLOWS -- SUPPLEMENTAL INFORMATION

     The Company made cash payments for interest of approximately L7.4 million, L3.7 million and L691,000 during the years ended December 31, 1997, 1996 and 1995, respectively.

     The Company incurred capital lease obligations of L4.8 million, L1.5 million and L3.9 million during the years ended December 31, 1997, 1996 and 1995, respectively.

8.  COMMITMENTS AND CONTINGENCIES

     Certain of the Company's facilities and equipment are held under operating or capital leases which expire through 2007.

     A summary of assets held under capital leases are as follows (in L000's):

                                                                 DECEMBER 31
                                                              ------------------
                                                               1997       1996
                                                              -------    -------
System, fixtures, fittings, equipment and vehicles..........  L13,040    L 8,219
Less: Accumulated depreciation..............................   (2,836)    (1,523)
                                                              -------    -------
                                                              L10,204    L 6,696
                                                              =======    =======

                       CABLE LONDON PLC AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONCLUDED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

     Future minimum rental payments under lease commitments with an initial or remaining term of more than one year as of December 31, 1997 are as follows (in L000's):

                                                              CAPITAL    OPERATING
                                                              LEASES      LEASES
                                                              -------    ---------
1998........................................................  L 1,550     L  902
1999........................................................    2,036        496
2000........................................................    2,078        181
2001........................................................    2,313        148
2002........................................................    1,457        146
Thereafter..................................................    7,727        955
                                                              -------     ------
Total minimum rental commitments............................   17,161     L2,828
                                                                          ======
Less: Amount representing interest..........................   (4,678)
                                                              -------
Present value of minimum rental commitments.................   12,483
Less: Current portion of capital lease obligations..........     (732)
                                                              -------
Long-term portion of capital lease obligations..............  L11,751
                                                              =======

     Operating lease expense for the years ended December 31, 1997, 1996 and 1995 was L919,000, L1.2 million and L1.1 million, respectively.

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders of
ComTel UK Finance B.V.

     We have audited the accompanying combined balance sheet of ComTel UK Finance B.V. and its subsidiaries ("the Company") as of December 31, 1997 and the related combined statement of operations, shareholders' equity and cash flows for the year ended December 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United Kingdom which are similar to those in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Company as of December 31, 1997 and the combined results of its operations and its combined cash flows for the year ended December 31, 1997 in conformity with generally accepted accounting principles in the United States of America.

DELOITTE & TOUCHE
Chartered Accountants
Bracknell, England

June 5, 1998
(July 16, 1998 as to Note 10)

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of
ComTel UK Finance B.V.

     We have audited the combined balance sheet of ComTel UK Finance B.V. and its subsidiaries ("the Company") as of December 31, 1996 and the related combined statement of operations, shareholders' equity and cash flows for the year ended December 31, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit. We did not audit the combined financial statements of Telecential Communications (UK) Limited and Telecential Communications (Canada) Limited, both 50% owned entities (collectively "Telecential"). Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Telecential, is based solely on the report of the other auditors.

     We conducted our audit in accordance with United Kingdom generally accepted auditing standards which do not differ in any material respect from auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, based on our audit and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Company as of December 31, 1996 and the combined results of its operations and its combined cash flows for the year ended December 31, 1996 in conformity with generally accepted accounting principles in the United States of America.

Coopers & Lybrand
Chartered Accountants
London, England

June 5, 1998, except as to Note 10, as to which the date is July 16, 1998

                             COMTEL UK FINANCE B.V.

                       COMBINED STATEMENTS OF OPERATIONS

                                                                  YEAR ENDED
                                                                 DECEMBER 31
                                                              ------------------
                                                               1996       1997
                                                                 L          L
                                                              -------    -------
                                                                (IN THOUSANDS)
REVENUE

Cable television............................................    5,680     27,192
Residential telephone.......................................    3,247     23,203
Business telecommunications.................................      214        893
                                                              -------    -------
                                                                9,141     51,288
                                                              -------    -------
OPERATING COSTS AND EXPENSES

Telephone...................................................    1,247      4,461
Programming.................................................    3,659     17,730
Selling, general and administrative.........................   11,501     33,911
Depreciation and amortisation...............................   11,211     32,604
                                                              -------    -------
                                                               27,618     88,706
                                                              -------    -------
OPERATING LOSS..............................................  (18,477)   (37,418)

Interest income.............................................    1,859      2,041
Interest expense............................................  (10,485)   (27,044)
Loss from equity investment.................................  (15,224)    (6,125)
Foreign exchange gain (note 7)..............................    7,456      6,549
                                                              -------    -------
LOSS BEFORE INCOME TAX EXPENSE..............................  (34,871)   (61,997)

Income tax expense (note 3).................................       --       (100)
                                                              -------    -------
NET LOSS....................................................  (34,871)   (62,097)
                                                              =======    =======

    The accompanying notes are an integral part of these combined financial statements.

                             COMTEL UK FINANCE B.V.

                            COMBINED BALANCE SHEETS

                                                                 DECEMBER 31
                                                              ------------------
                                                               1996       1997
                                                                 L          L
                                                              -------    -------
                                                                (IN THOUSANDS)
                                     ASSETS
Cash and cash equivalents...................................    9,977     10,119
Trade receivables (net of allowance for doubtful accounts of
  L883 and L4,263 at December 31, 1996 and 1997
  respectively).............................................    1,754      5,895
Other assets................................................    1,290     12,541
Advance to Telecential......................................   46,563         --
Property, plant and equipment, net (note 4).................   89,339    425,936
Equity investment in Telecential (note 5)...................   37,338         --
Intangible assets, net (note 6).............................  120,962    210,573
                                                              -------    -------
          Total assets......................................  307,223    665,064
                                                              =======    =======

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                 L          L
                                                              -------    -------
                                                                (IN THOUSANDS)
Accounts payable............................................    5,321     20,036
Other liabilities...........................................   13,445     49,532
Debt and capital lease obligations (note 7).................  182,757    487,749
Loan from Parent (note 7)...................................   51,129     69,141
Shareholders' equity (note 8)...............................   54,571     38,606
                                                              -------    -------
          Total liabilities and shareholders' equity........  307,223    665,064
                                                              =======    =======

    The accompanying notes are an integral part of these combined financial statements.

                             COMTEL UK FINANCE B.V.

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                              FOR THE YEARS ENDED
                                                               DECEMBER 31, 1996
                                                                   AND 1997
                                                                       L
                                                              -------------------
                                                                (IN THOUSANDS)
BALANCE AT DECEMBER 31, 1995................................         (3,570)
Net loss....................................................        (34,871)
Capital contributions from shareholders.....................         93,012
                                                                    -------
BALANCE AT DECEMBER 31, 1996................................         54,571
Net loss....................................................        (62,097)
Capital contributions from shareholders.....................         46,132
                                                                    -------
BALANCE AT DECEMBER 31, 1997................................         38,606
                                                                    =======

    The accompanying notes are an integral part of these combined financial statements.

                             COMTEL UK FINANCE B.V.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                              YEAR ENDED DECEMBER 31
                                                              ----------------------
                                                                1996          1997
                                                                 L             L
                                                              --------      --------
                                                                  (IN THOUSANDS)
Cash flows from operating activities:
Net loss....................................................   (34,871)      (62,097)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortisation.............................    11,211        32,604
  Loss from equity investment...............................    15,224         6,125
  Foreign exchange gain.....................................    (7,456)       (6,549)
  Provision for bad debt....................................       817           841
Change in operating assets and liabilities:
  Change in trade receivables...............................    (2,011)       (2,458)
  Change in other assets....................................     2,273            58
  Change in accounts payable................................    (2,609)        3,196
  Change in other liabilities...............................     3,252        23,166
Other.......................................................    (1,274)          613
                                                              --------      --------
Net cash used in operating activities.......................   (15,444)       (4,501)
                                                              --------      --------
Cash flows from investing activities:
  Cash invested in property, plant and equipment............   (51,456)     (118,033)
  Proceeds from disposition of assets.......................        --           869
  Acquisition of Telecential, net of cash received..........        --      (117,024)
  Acquisition of Coventry, net of cash received.............    (3,949)           --
  Advances to Telecential...................................   (40,411)      (15,893)
                                                              --------      --------
Net cash used in investing activities.......................   (95,816)     (250,081)
                                                              --------      --------
Cash flows from financing activities:
  Proceeds from issuance of debt............................    49,180       301,048
  Repayment of debt.........................................   (22,086)      (30,000)
  Repayment of advances.....................................        --       (62,456)
  Capital contributions from shareholders...................    93,012        46,132
                                                              --------      --------
Net cash provided by financing activities...................   120,106       254,724
                                                              --------      --------
Net increase in cash and cash equivalents...................     8,846           142
Cash and cash equivalents at beginning of year..............     1,131         9,977
                                                              --------      --------
Cash and cash equivalents at end of year....................     9,977        10,119
                                                              ========      ========

    The accompanying notes are an integral part of these combined financial statements.

                             COMTEL UK FINANCE B.V.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

1.  THE COMPANY

     ComTel UK Finance B.V. ("the Company") is a holding company to be incorporated in The Netherlands to hold the United Kingdom cable assets of Vision Networks N.V. ("Vision Networks"). These assets comprise United Kingdom subsidiaries which have exclusive licenses to operate a cable television and telecommunications business through partnerships and subsidiaries focused on certain franchise areas located north and east of Birmingham and north and west of London, England.

     References to Shareholders in these financial statements are to the subscribers to the Company.

     All amounts herein are presented in thousands in pounds sterling ("L") unless otherwise noted.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Company's combined financial statements have been prepared in accordance with United States of America generally accepted accounting principles.

     The financial statements include the results of the companies acquired by Vision Networks in 1995 and 1996. These companies include Vision Networks UK Holding B.V., Vision Networks (UK) Holdings Limited, Vision Network (UK) I Limited, Vision Network (UK) II Limited, Vision Networks Canada Limited, Andover Cablevision Limited, Oxford Cable Limited, Stafford Communications Limited, Wessex Cable Limited, ComTel Coventry Limited, ComTel Cable Services Limited, Lichfield Cable Communications Limited, Tamworth Cable Communications Limited and Vision Networks Services UK Limited. In addition, the financial statements reflect the 50% ownership position in Telecential Communications (UK) Limited and Telecential Communications (Canada) Limited (collectively "Telecential") on the equity basis through May 27, 1997, being the date of acquisition of the remaining 50% interest, and 100% on a combined basis for the remainder of 1997.

     Principles of Combination -- The financial statements combine the accounts of the Company and those of all majority owned subsidiaries for the two year period ended December 31, 1997. The subsidiaries are under common ownership and common management. Investments in more than 20% owned affiliates are accounted for on the equity method. All significant intercompany accounts and transactions have been eliminated.

     Cable System Costs and Expenses -- The Company accounts for costs and expenses applicable to the construction and operation of its cable system under Statement of Financial Accounting Standards ("SFAS") No. 51, "Financial Reporting by Cable Television Companies". Costs and expenses incurred in each franchise during the set up period of the cable system have been capitalised in full. Certain expenses incurred during the prematurity period are apportioned between capital and revenue on the basis of the average number of subscribers as a fraction of the number of subscribers estimated at the end of the prematurity period. The prematurity period is deemed to run from when the first subscriber is connected to the system to the earlier of three years or when the number of cable television and telephony subscribers represents an appropriate percentage penetration of the number of homes passed.

     Revenue Recognition -- Revenue is recognised as services are delivered.

     Initial connection fees are recognized in full upon installation to the extent of direct selling costs incurred.

     Initial installation costs for subscribers are capitalised and written off over a period of 8 years. Subsequent connections are expensed as incurred.

     Income Tax Expense -- Deferred tax assets and liabilities are recognised for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted

                             COMTEL UK FINANCE B.V.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. A valuation allowance is raised against a deferred tax asset where it is more likely than not some portion of the deferred tax asset will not be realised.

     Franchise Costs -- Costs of successful franchise applications are capitalised as intangible assets and amortised over a period of 20 years. Costs of unsuccessful applications are expensed as incurred.

     Goodwill -- Goodwill arising on the acquisition of subsidiaries is amortised on a straight line basis over twenty years.

     Property, Plant and Equipment -- Property, plant and equipment is stated at cost. Depreciation on equipment other than cable infrastructure is computed on a straight line basis using estimated useful lives of five to ten years. Cable infrastructure is depreciated over twenty years. Leasehold improvements are depreciated on a straight line basis over the lease periods.

     Cash and Cash Equivalents -- Cash and cash equivalents include highly liquid investments with original maturity of three months or less that are readily convertible to cash.

     Foreign Currencies -- The primary economic environment in which the Company operates is the United Kingdom and hence its functional and reporting currency is the United Kingdom pound sterling. Transactions in foreign currencies are recorded using the rate of exchange in effect on the date of the transaction or at the forward rate if the transaction has been hedged. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange in effect on the balance sheet date and gains or losses on translation are included in the statement of operations.

     Leasing Commitments -- Assets held under finance lease contracts are capitalised in the balance sheet and are depreciated over their useful lives. The interest element of the rental obligation is charged to expense over the period of the lease and represents a constant proportion of the balance of capital repayments outstanding. Rentals paid under operating leases are charged to expense over the lease term.

     Pension Costs -- The Company operates a defined contribution pension plan for eligible employees and contributes up to specified limits to a third party plan of the employee's choice. Pension costs totalled L85 and L332 in the years ended December 31, 1996 and 1997, respectively.

     Use of Estimates -- The preparation of financial statements in conformity with United States of America generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Concentration of Credit Risk and Market Risk -- The Company operates predominantly in one industry segment, the provision of cable television and telecommunications services in certain areas of England. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base. Ongoing credit evaluations of customers' financial condition are performed and generally, no collateral is required. The Company maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's estimates. No single customer accounts for 10% or more of combined revenues.

     Fair Value of Financial Instruments -- Financial instruments are defined as cash or contracts relating to the receipt, delivery or exchange of financial instruments. Except as otherwise noted, fair value approximates the carrying value of such instruments.

                             COMTEL UK FINANCE B.V.

3.  INCOME TAX EXPENSE

     No provision for deferred taxation has been made due to operating losses incurred to date in the Company. The Company has net tax operating losses carried forward in the United Kingdom and The Netherlands of approximately L175 million at December 31, 1997.

     The operating losses have an unlimited carry forward period under United Kingdom tax law (subject to restrictions on a loss carried forward where there is a change in group ownership and a major change in the nature or conduct of the business), but are limited in their use to the type of business which generated the loss. The operating losses available in The Netherlands are also subject to an unlimited carry forward under The Netherlands tax law (again subject to restrictions where there is a change in group ownership).

     Differences between the tax benefit recognised in the financial statements and the expected tax benefit for the Company at the United Kingdom and The Netherlands statutory rate of 31.5% (1996: 33%) and 35%, respectively, are summarised as follows:

                                                               YEAR ENDED
                                                              DECEMBER 31
                                                           ------------------
                                                            1996       1997
                                                              L          L
                                                           -------    -------
                                                             (IN THOUSANDS)
Tax benefit of net losses at statutory rate..............  (11,716)   (20,532)
Non-deductible expenses..................................     (103)       755
Tax benefit of operating losses not recognised
  currently..............................................   11,819     19,877
                                                           -------    -------
Income tax expense.......................................       --        100
                                                           =======    =======
Deferred tax assets relating to:
Net losses...............................................   17,976     56,331
Valuation allowance......................................   (9,516)   (23,265)
                                                           -------    -------
                                                             8,460     33,066
Deferred tax liabilities relating to:
Property, plant and equipment............................   (8,460)   (33,066)
                                                           -------    -------
Deferred tax per balance sheet...........................       --         --
                                                           =======    =======

     The ultimate realisation of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, the level of historical taxable losses, and tax planning strategies in making its assessment as to the appropriateness of the reported valuation allowance.

     The tax charge for the year represents current taxation on those United Kingdom profits against which United Kingdom group relief cannot be offset.

                             COMTEL UK FINANCE B.V.

4.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is stated at cost and comprises:

                                                               DECEMBER 31
                                                            -----------------
                                                             1996      1997
                                                              L          L
                                                            ------    -------
                                                             (IN THOUSANDS)
Land and buildings and improvements.......................   4,835     13,982
Plant and equipment.......................................  86,554    453,373
Set-up and prematurity costs..............................   6,748     33,737
                                                            ------    -------
                                                            98,137    501,092
Less accumulated depreciation.............................  (8,798)   (75,156)
                                                            ------    -------
                                                            89,339    425,936
                                                            ======    =======

     The Company leases certain plant and equipment under arrangements accounted for as capital leases. The original cost of assets held under these arrangements was L2,558 and L17,510 at December 31, 1996 and 1997, respectively. Accumulated depreciation charged against these assets was L734 and L7,047 at December 31, 1996 and 1997, respectively.

     Depreciation expense totaled L4,780 and L23,425 in the years ended December 31, 1996 and 1997, respectively, of which L537 and L2,770, respectively, represented depreciation on assets held under capital lease arrangements.

5.  ACQUISITIONS

     In April 1996, the Company acquired 87.75% of ComTel Coventry Limited ("Coventry") for cash consideration of L3,973. The acquisition was accounted for using the purchase method of accounting. The excess of consideration over fair value of net assets acquired was L11,829, which is included in goodwill.

     The 50% interest in Telecential which was not owned was acquired on May 27, 1997 for cash consideration of L123,191. The acquisition was accounted for using the purchase method of accounting. The excess of fair value of net assets acquired at the date of acquisition was L90,553 which is included in goodwill. Accordingly, operating results of Telecential have been included in the combined statement of operations from the date of acquisition of the remaining 50% interest.

     The unaudited pro forma combined historical results of the Company, as if the acquisitions had occurred as of January 1, 1996 are as follows:

                                                               YEAR ENDED
                                                              DECEMBER 31
                                                           ------------------
                                                            1996       1997
                                                              L          L
                                                           -------    -------
                                                             (IN THOUSANDS)
Revenue..................................................   47,555     72,271
Operating cost and expenses..............................   89,368    119,036
                                                           -------    -------
Operating loss...........................................  (41,813)   (46,765)
Loss before income taxes.................................  (63,874)   (74,248)
Net loss.................................................  (63,971)   (74,348)

     The unaudited pro forma results are not necessarily indicative of what actually would have occurred if the acquisition had been completed as of the beginning of each of the fiscal periods presented, nor are they necessarily indicative of future combined results.

                             COMTEL UK FINANCE B.V.

5.  ACQUISITIONS (CONTINUED)
     Following the May 27, 1997 acquisition of the 50% interest in Telecential the operations of both Telecential and the Company were combined. This involved rationalising operations throughout the Company to (i) consolidate customer operations and combine processes, practices and systems in order to provide "World Class" customer services; (ii) rebrand the Company under the ComTel brand name; and (iii) reduce staff and pay related severance costs. The initial accrued liability in respect of these costs comprised:

                                                                    L
                                                              (IN THOUSANDS)
                                                              --------------
Consolidation of customer operations........................      1,838
Rebranding as ComTel........................................        450
Severance costs.............................................        300
                                                                  -----
                                                                  2,588
                                                                  =====

     All of the above was contracted for in 1997 and has therefore been expensed within operating costs and expenses in the combined statement of operations. L2,316 of these costs had been incurred by December 31, 1997 and the remaining L272 was spent in the first quarter of 1998.

6.  INTANGIBLE ASSETS

     Intangible assets are stated at cost and comprise:

                                                              DECEMBER 31
                                                           ------------------
                                                            1996       1997
                                                              L          L
                                                           -------    -------
                                                             (IN THOUSANDS)
Goodwill.................................................  128,658    220,155
Franchise costs..........................................       --      7,293
                                                           -------    -------
                                                           128,658    227,448
Less accumulated amortisation............................   (7,696)   (16,875)
                                                           -------    -------
                                                           120,962    210,573
                                                           =======    =======

     Amortisation expense totaled L6,431 and L9,179 in the years ended December 31, 1996 and 1997, respectively.

7.  DEBT AND CAPITAL LEASE OBLIGATIONS

                                                              DECEMBER 31
                                                           ------------------
                                                            1996       1997
                                                              L          L
                                                           -------    -------
                                                             (IN THOUSANDS)
Note payable to bank.....................................  181,314    463,545
Other....................................................       --      2,516
Capital lease obligations................................    1,443     21,688
                                                           -------    -------
                                                           182,757    487,749
Loan from Parent.........................................   51,129     69,141
                                                           -------    -------
                                                           233,886    556,890
                                                           =======    =======

     The note payable to the bank bears interest at a rate of LIBOR (7.438% at December 31, 1997) plus 15 basis points. The loan is repayable in full in 1998. The loan is collateralised by a guarantee from the ultimate parent company Koninklijke PTT Nederland N.V. The loan from parent represents a Dutch

                             COMTEL UK FINANCE B.V.

7. DEBT AND CAPITAL LEASE OBLIGATIONS -- (CONTINUED) guilder denominated loan from Vision Networks and bears interest at a rate of LIBOR as of December 31, 1997, and has no fixed repayment term. Debt obligations consisting of repayments on loans, excluding capital lease obligations, are all due 1998.

     Future minimum lease payments on capital lease obligations are due in future years in the following amounts:

                                                          DECEMBER 31
                                                         --------------
                                                              1997
                                                               L
                                                         --------------
                                                         (IN THOUSANDS)
1998...................................................       4,073
1999...................................................       2,878
2000...................................................       2,288
2001...................................................       9,155
2002...................................................       1,454
Thereafter.............................................       1,840
                                                             ------
                                                             21,688
Imputed interest.......................................       3,247
                                                             ------
                                                             24,935
                                                             ======

     Cash paid for interest during 1996 and 1997 was L10,874 and L27,726, respectively.

8.  SHAREHOLDERS' EQUITY

                                                                  VISION
                                                      VISION    NETWORKS         VISION
                                                    NETWORKS        (UK)       NETWORKS
                                                  UK HOLDING    HOLDINGS    SERVICES UK
                                                        B.V.     LIMITED        LIMITED      TOTAL
                                                           L           L              L          L
                                                  ----------    --------    -----------    -------
                                                                   (IN THOUSANDS)
BALANCE AT JANUARY 1, 1996......................    (1,363)     (2,207)          --        (3,570)
Net loss........................................    (7,547)     (27,190)       (134)       (34,871)
Capital contributions...........................    93,012           --          --         93,012
                                                   -------      -------        ----        -------
BALANCE AT DECEMBER 31, 1996....................    84,102      (29,397)       (134)        54,571
Net loss........................................   (13,079)     (48,888)       (130)       (62,097)
Capital contributions...........................    46,132           --          --         46,132
                                                   -------      -------        ----        -------
BALANCE AT DECEMBER 31, 1997....................   117,155      (78,285)       (264)        38,606
                                                   =======      =======        ====        =======

     Vision Networks UK Holding B.V. consolidates all of the ComTel group of companies, whilst Vision Networks (UK) Holdings Limited combines all of the Telecential group of companies. Vision Networks Services UK Limited is a Dutch holding company which provided management services to all of the companies in each of the two groups.

9.  COMMITMENTS AND CONTINGENCIES

  Operating Leases

     The Company leases business offices and uses certain equipment under lease agreements accounted for as operating leases. Rental expense under such arrangements amounted to L1,427 and L4,510 in the years ended December 31, 1996 and 1997 respectively.

                             COMTEL UK FINANCE B.V.

9.  COMMITMENTS AND CONTINGENCIES (CONTINUED)
     Future minimum lease payments under non cancellable operating leases as of December 31, 1997 are summarised as follows:

                                                          DECEMBER 31
                                                         --------------
                                                              1997
                                                               L
                                                         --------------
                                                         (IN THOUSANDS)
1998...................................................      1,533
1999...................................................      2,686
2000...................................................         --
2001...................................................         --
2002...................................................         --
Thereafter.............................................      1,608
                                                             -----
                                                             5,827
                                                             =====

     It is expected that, in the normal course of business, expiring leases will be renewed or replaced by leases on other properties.

  Milestones

     The Company is obligated under the terms of its existing licences, and under the milestone requirements of Local Delivery Licences ("LDL's") to construct cable systems passing a predefined number of premises. Should the Company fail to achieve these milestones, without licence modifications, the Director General could commence proceedings to require compliance. Similarly the Independent Television Commission ("ITC") may commence proceedings to require compliance with the build milestones in the LDL's.

     If the Company is unable to comply, its licence, in respect of which milestones have not been met, could be revoked and awarded to other cable operators, which could have a material adverse effect on the Company.

     As of December 31, 1997 the Company was in compliance with its milestone obligations.

10.  SUBSEQUENT EVENTS

     On June 11, 1998 the Company was incorporated in The Netherlands as contemplated in note 1.

     On June 16, 1998 NTL Group Limited ("NTL"), a subsidiary of NTL Incorporated, acquired the entire issued share capital of the UK subsidiaries which form part of the Company's combined group as presented in these financial statements (the "ComTel Shares"). These UK subsidiaries comprised Andover Cablevision Limited, Oxford Cable Limited, Stafford Communications Limited, Wessex Cable Limited, ComTel Coventry Limited, ComTel Cable Services Limited, Lichfield Cable Communications Limited, Tamworth Cable Communications Limited and Vision Networks Services UK Limited.

     On the same date an undertaking was entered into by NTL to acquire the entire issued share capital of ComTel Limited, Heartland Cablevision (UK) Limited and Heartland Cablevision II (UK) Limited, together with all interests in the Telecommunications Partnership and LP5 and LP6 (the "Telecential Assets"). The Telecential Assets form part of the Company's combined group as presented in these financial statements. The completion of the acquisition of the Telecential Assets is subject to compliance with certain obligations on all parties to the sale before March 15, 1999 or, subject to specific exceptions, December 31, 2002.

                             COMTEL UK FINANCE B.V.

                       COMBINED STATEMENTS OF OPERATIONS

                                                               SIX MONTHS ENDED
                                                                   JUNE 30
                                                                 (UNAUDITED)
                                                              ------------------
                                                               1997       1998
                                                                 L          L
                                                              -------    -------
                                                                (IN THOUSANDS)
REVENUE
Cable television............................................    4,921     21,534
Residential telephone.......................................    3,511     19,390
Business telecommunications.................................      274      2,570
                                                              -------    -------
                                                                8,706     43,494
                                                              -------    -------
OPERATING COSTS AND EXPENSES
Telephone...................................................    1,065      5,699
Programming.................................................    3,393     12,924
Selling, general and administrative.........................    7,640     24,140
Depreciation and amortisation...............................    8,897     25,969
                                                              -------    -------
                                                               20,995     68,732
                                                              -------    -------
OPERATING LOSS..............................................  (12,289)   (25,238)
Interest income.............................................      412        665
Interest expense............................................   (8,726)   (19,877)
Loss from equity investment.................................   (9,312)        --
Foreign exchange gain (loss)................................    3,876     (7,639)
                                                              -------    -------
LOSS BEFORE INCOME TAX EXPENSE..............................  (26,039)   (52,089)
Income tax expense..........................................       --         --
                                                              -------    -------
NET LOSS....................................................  (26,039)   (52,089)
                                                              =======    =======

    The accompanying notes are an integral part of these combined financial statements.

                             COMTEL UK FINANCE B.V.

                            COMBINED BALANCE SHEETS

                                                                JUNE 30, 1998
                                                                 (UNAUDITED)
                                                                      L
                                                                --------------
                                                                (IN THOUSANDS)
                                    ASSETS
Cash and cash equivalents...................................        11,517
Trade receivables (net of allowance for doubtful accounts of
  L3,854 at June 30, 1998)..................................        11,493
Other assets................................................       114,074
Property, plant and equipment, net..........................       295,132
Intangible assets, net......................................       156,923
                                                                   -------
          Total assets......................................       589,139
                                                                   =======

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                      L
                                                                --------------
                                                                (IN THOUSANDS)
Accounts payable............................................        23,248
Other liabilities...........................................        60,798
Debt and capital lease obligations..........................       309,706
Shareholders' equity........................................       195,387
                                                                   -------
          Total liabilities and shareholders' equity........       589,139
                                                                   =======

    The accompanying notes are an integral part of these combined financial statements.

                             COMTEL UK FINANCE B.V.

                   COMBINED STATEMENT OF SHAREHOLDERS' EQUITY

                                                              FOR THE SIX MONTH
                                                                PERIOD ENDED
                                                                JUNE 30, 1998
                                                              -----------------
                                                                 (UNAUDITED)
                                                                      L
                                                              -----------------
                                                               (IN THOUSANDS)
BALANCE AT DECEMBER 31, 1997................................        38,606
Capital contributions.......................................       208,870
Net loss....................................................       (52,089)
                                                                   -------
BALANCE AT JUNE 30, 1998....................................       195,387
                                                                   =======

    The accompanying notes are an integral part of these combined financial statements.

                             COMTEL UK FINANCE B.V.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                               FOR THE SIX MONTH
                                                                 PERIODS ENDED
                                                                    JUNE 30
                                                              --------------------
                                                                  (UNAUDITED)
                                                                1997        1998
                                                                 L           L
                                                              --------    --------
                                                                 (IN THOUSANDS)
Cash flows from operating activities:
Net loss....................................................   (26,039)    (52,089)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortisation.............................     8,897      25,969
  Loss from equity investment...............................     9,312       --
  Foreign exchange (gain) loss..............................    (3,876)      7,639
Change in operating assets and liabilities:
  Change in trade receivables...............................    (2,317)    (12,432)
  Change in other assets....................................     5,815       5,899
  Change in accounts payable................................    12,311      19,061
  Change in other liabilities...............................    (9,850)     10,312
Other.......................................................    (2,461)        654
                                                              --------    --------
Net cash used in/provided by operating activities...........    (8,208)      5,013
                                                              --------    --------
Cash flows from investing activities:
  Cash invested in property, plant and equipment............   (45,798)    (44,533)
  Proceeds from sale of ComTel Shares, net of cash on
     hand...................................................     --        267,652
  Acquisition of Telecential, net of cash received..........  (117,024)      --
  Advances to Telecential...................................   (15,893)      --
                                                              --------    --------
Net cash used in/provided by investing activities...........  (178,715)    223,119
                                                              --------    --------
Cash flows from financing activities:
  Proceeds from the issuance of debt........................   222,433     280,712
  Repayment of debt.........................................    (1,443)   (535,535)
  Repayment of advances.....................................   (62,456)      --
  Capital contributions from shareholders...................    33,786      28,089
                                                              --------    --------
Net cash provided by/used in financing activities...........   192,320    (226,734)
                                                              --------    --------
Net increase in cash and cash equivalents...................     5,397       1,398
Cash and cash equivalents at beginning of period............     9,977      10,119
                                                              --------    --------
Cash and cash equivalents at end of period..................    15,374      11,517
                                                              ========    ========

    The accompanying notes are an integral part of these combined financial statements.

                             COMTEL UK FINANCE B.V.

                        NOTES TO THE UNAUDITED COMBINED
                              FINANCIAL STATEMENTS

1.  THE COMPANY

     ComTel UK Finance B.V. ("the Company") is a holding company incorporated in The Netherlands to hold the United Kingdom cable assets of Vision Networks N.V. ("Vision Networks"). These assets comprise United Kingdom subsidiaries which have exclusive licences to operate a cable television and telecommunications business through partnerships and subsidiaries focused on certain franchise areas located north and east of Birmingham and north and west of London, England.

     References to Shareholders in these financial statements are to the subscribers to the Company.

     The preparation of unaudited financial statements in conformity with United States of America generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These unaudited financial statements are presented on a basis which is consistent with the audited financial statements included elsewhere, herein.

     The amounts pertaining to the unaudited combined financial statements are presented in thousands in pounds sterling ("L").

2.  SUPPLEMENTAL UNAUDITED PRO FORMA INFORMATION

     The following supplemental unaudited pro forma information includes 100% of the results of Vision Networks UK Holding B.V., Vision Networks (UK) Holdings Limited, Vision Networks (UK) I Limited, Vision Networks (UK) II Limited, Vision Networks Canada Limited, Andover Cablevision Limited, Oxford Cable Limited, Stafford Communications Limited, Wessex Cable Limited, ComTel Coventry Limited, ComTel Cable Services Limited, Lichfield Cable Communications Limited, Tamworth Cable Communications Limited, Vision Networks Services UK Limited, and Telecential Communications (UK) Limited and Telecential Communications (Canada) Limited (collectively "Telecential") on a pro forma basis for the six months ended June 30, 1997 as if Telecential had been acquired as of January 1, 1997.

                                                              SIX MONTHS ENDED
                                                               JUNE 30, 1997
                                                                (UNAUDITED)
                                                                     L
                                                              ----------------
                                                               (IN THOUSANDS)
                                                              ----------------
Revenue.....................................................       34,063
Operating costs and expenses................................      (59,852)
                                                                  -------
Operating loss..............................................      (25,789)
Interest income.............................................          544
Interest expense............................................      (11,278)
Foreign exchange gain.......................................        3,876
                                                                  -------
Loss before income tax expense..............................      (32,647)
                                                                  -------
Income tax expense..........................................          (75)
                                                                  -------
Net loss....................................................      (32,722)
                                                                  =======

     The supplemental unaudited pro forma information is provided for illustrative purposes only and does not purport to represent what the actual results of operations would have been had Telecential operated as part of the Company for the six months ended June 30, 1997, nor is it necessarily indicative of the Company's future operating results or combined financial position.

                             COMTEL UK FINANCE B.V.

                        NOTES TO THE UNAUDITED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

2.  SUPPLEMENTAL UNAUDITED PRO FORMA INFORMATION (CONTINUED)
     The Company has accounted for the acquisition of Telecential using the purchase method of accounting under United States of America generally accepted accounting principles. Accordingly, the purchase consideration in the acquisition has been allocated to the assets acquired and liabilities assumed with any excess being allocated to goodwill and amortised over 20 years.

     The six months ended June 30, 1997 supplemental unaudited pro forma information includes estimates made by the Company and assumptions that it believes to be reasonable.

     The supplemental unaudited pro forma information reflects the following:

          1. The actual results of operations for the Company for the six month period ended June 30, 1997.

          2. The results of operations for Telecential for the six month period ended June 30, 1997 as if Telecential had been acquired January 1, 1997.

          3. Amortisation of goodwill based on purchase price allocation as if Telecential had been acquired January 1, 1997.

          4. Interest expense related to loans incurred to finance the acquisition of Telecential as if the loans had been outstanding since January 1, 1997.

          5. The elimination of intercompany income and expenses as if Telecential had been acquired January 1, 1997.

3.  SUBSEQUENT EVENTS

     On June 16, 1998 NTL Group Limited ("NTL"), a subsidiary of NTL Incorporated, acquired the entire issued share capital of the UK subsidiaries which form part of the Company's combined group as presented in these financial statements (the "ComTel Shares"). These UK subsidiaries comprised Andover Cablevision Limited, Oxford Cable Limited, Stafford Communications Limited, Wessex Cable Limited, ComTel Coventry Limited, ComTel Cable Services Limited, Lichfield Cable Communications Limited, Tamworth Cable Communications Limited and Vision Networks Services UK Limited.

     On the same date an undertaking was entered into by NTL to acquire the entire issued share capital of ComTel Limited, Heartland Cablevision (UK) Limited and Heartland Cablevision II (UK) Limited, together with all interests in the Telecommunications Partnership and LP5 and LP6 (the "Telecential Assets"). The Telecential Assets form part of the Company's combined group as presented in these financial statements. The completion of the acquisition of the Telecential Assets is subject to compliance with certain obligations on all parties to the sale before March 15, 1999 or, subject to specific exceptions, December 31, 2002.

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders of
Telecential Communications (Canada) Limited and
Telecential Communications (UK) Limited

     We have audited the accompanying combined balance sheet of Telecential Communications (Canada) Limited and Telecential Communications (UK) Limited (collectively "Telecential") as of December 31, 1996 and the related combined statement of operations, shareholders' equity and cash flows for the sixteen month period ended December 31, 1996. The companies are under common ownership and common management. These combined financial statements are the responsibility of the Telecential management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United Kingdom which are similar to those in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Telecential as of December 31, 1996 and the combined results of their operations and their combined cash flows for the sixteen month period ended December 31, 1996 in conformity with generally accepted accounting principles in the United States of America.

DELOITTE & TOUCHE

Chartered Accountants
Bracknell, England
June 5, 1998
(July 16, 1998 as to note 9)

                  TELECENTIAL COMMUNICATIONS (CANADA) LIMITED
                    TELECENTIAL COMMUNICATIONS (UK) LIMITED

                        COMBINED STATEMENT OF OPERATIONS

                                                                                         FOUR MONTHS
                                            SIXTEEN MONTHS          YEAR ENDED              ENDED
                                                ENDED            DECEMBER 31, 1996    DECEMBER 31, 1995
                                          DECEMBER 31, 1996         (UNAUDITED)          (UNAUDITED)
                                                  L                      L                    L
                                         --------------------    -----------------    -----------------
                                                                 (IN THOUSANDS)
REVENUE
Cable television.......................         26,829                 21,196               5,633
Residential telephone..................         20,273                 16,363               3,910
Business telecommunications............            982                    855                 127
                                               -------                -------              ------
                                                48,084                 38,414               9,670
                                               -------                -------              ------
OPERATING COSTS AND EXPENSES
Telephone..............................          8,370                  6,880               1,490
Programming............................         15,346                 12,557               2,789
Selling, general and administrative....         28,709                 23,125               5,584
Depreciation and amortisation..........         18,199                 14,660               3,539
                                               -------                -------              ------
                                                70,624                 57,222              13,402
                                               -------                -------              ------
OPERATING LOSS.........................        (22,540)               (18,808)             (3,732)
Interest income........................            288                    207                  81
Interest expense.......................        (13,372)               (11,834)             (1,538)
Other income...........................             83                     83                  --
                                               -------                -------              ------
LOSS BEFORE INCOME TAX EXPENSE.........        (35,541)               (30,352)             (5,189)
Income tax expense (note 3)............           (129)                   (97)                (32)
                                               -------                -------              ------
NET LOSS...............................        (35,670)               (30,449)             (5,221)
                                               =======                =======              ======

    The accompanying notes are an integral part of these combined financial statements.

                  TELECENTIAL COMMUNICATIONS (CANADA) LIMITED
                    TELECENTIAL COMMUNICATIONS (UK) LIMITED

                             COMBINED BALANCE SHEET

                                                                    AT
                                                               DECEMBER 31,
                                                                   1996
                                                                    L
                                                              --------------
                                                              (IN THOUSANDS)
ASSETS
Cash and cash equivalents...................................       6,501
Trade receivables (net of allowance for doubtful accounts of
  L2,100 at December 31, 1996)..............................       3,299
Other assets................................................       2,319
Property, plant and equipment, net (note 4).................     222,157
Investments (note 5)........................................         969
Franchise costs less accumulated amortisation of L1,109 at
  December 31, 1996.........................................       6,187
                                                                 -------
Total assets................................................     241,432
                                                                 =======

LIABILITIES AND SHAREHOLDERS' EQUITY
                                                                    L
                                                                 -------
                                                              (IN THOUSANDS)
Accounts payable............................................      12,521
Other liabilities...........................................      11,375
Debt and capital lease obligations (note 6).................     142,861
Shareholders' equity........................................      74,675
                                                                 -------
Total liabilities and shareholders' equity..................     241,432
                                                                 =======

    The accompanying notes are an integral part of these combined financial statements.

                  TELECENTIAL COMMUNICATIONS (CANADA) LIMITED
                    TELECENTIAL COMMUNICATIONS (UK) LIMITED

                   COMBINED STATEMENT OF SHAREHOLDERS' EQUITY

                                                                                                    TOTAL
                                 COMMON SHARES   COMMON SHARE     ADDITIONAL      ACCUMULATED   SHAREHOLDERS'
                                   (NOTE 8)        CAPITAL      PAID-IN CAPITAL     DEFICIT        EQUITY
                                    NUMBER            L                L               L              L
                                 -------------   ------------   ---------------   -----------   -------------
                                                                (IN THOUSANDS)
BALANCE AT SEPTEMBER 1, 1995...       200            --              84,201         (37,344)        46,857
Shares issued and capital
  contributions................        --            --              60,000              --         60,000
Net loss.......................        --            --                  --         (35,670)       (35,670)
Interest imputed on
  shareholders' subordinated
  debt (note 6)................        --            --                  --           3,488          3,488
                                      ---             --            -------         -------        -------
BALANCE AT DECEMBER 31, 1996...       200            --             144,201         (69,526)        74,675
                                      ===             ==            =======         =======        =======

    The accompanying notes are an integral part of these combined financial statements.

                  TELECENTIAL COMMUNICATIONS (CANADA) LIMITED
                    TELECENTIAL COMMUNICATIONS (UK) LIMITED

                        COMBINED STATEMENT OF CASH FLOWS

                                                                                         FOUR MONTHS
                                            SIXTEEN MONTHS          YEAR ENDED              ENDED
                                                ENDED            DECEMBER 31, 1996    DECEMBER 31, 1995
                                          DECEMBER 31, 1996         (UNAUDITED)          (UNAUDITED)
                                                  L                      L                    L
                                         --------------------    -----------------    -----------------
                                                                 (IN THOUSANDS)
Cash flows from operating activities:
Net loss for the period................         (35,670)              (30,449)              (5,221)
Adjustments to reconcile net loss to
  net cash provided by/(used in)
  operating activities:
  Depreciation and amortisation........          18,199                14,660                3,539
  Amortisation of deferred financing
     costs.............................           5,146                 4,946                  200
  Interest imputed on shareholders'
     subordinated debt.................           3,488                 3,404                   84
Change in operating assets and
  liabilities:
  Change in trade receivables..........          (1,923)                 (381)              (1,542)
  Change in other assets...............           2,513                 3,444                 (931)
  Change in accounts payable...........           2,291                 3,585               (1,294)
  Change in other liabilities..........           5,600                 4,971                  629
                                               --------               -------              -------
Net cash (used in)/provided by
  operating activities.................            (356)                4,180               (4,536)
                                               --------               -------              -------
Cash flows from investing activities:
  Cash invested in property and
     equipment.........................         (99,044)              (74,119)             (24,925)
  Cash invested in set up & prematurity
     costs.............................          (7,513)               (5,847)              (1,666)
  Proceeds from disposition of
     assets............................              16                    16                   --
                                               --------               -------              -------
Net cash used in investing
  activities...........................        (106,541)              (79,950)             (26,591)
                                               --------               -------              -------
Cash flows from financing activities:
  Shareholder advances.................         112,113                81,403               30,710
  Repayment of shareholder advances....         (60,000)              (60,000)                  --
  Repayment of capital lease
     obligations.......................            (961)                 (434)                (527)
  Issue of share capital...............          60,000                60,000                   --
                                               --------               -------              -------
Net cash provided by financing
  activities...........................         111,152                80,969               30,183
                                               --------               -------              -------
Net increase/(decrease) in cash and
  cash equivalents.....................           4,255                 5,199                 (944)
Cash and cash equivalents at beginning
  of period............................           2,246                 1,302                2,246
                                               --------               -------              -------
Cash and cash equivalents at end of
  period...............................           6,501                 6,501                1,302
                                               ========               =======              =======

    The accompanying notes are an integral part of these combined financial statements.

                  TELECENTIAL COMMUNICATIONS (CANADA) LIMITED
                    TELECENTIAL COMMUNICATIONS (UK) LIMITED

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

1.  TELECENTIAL

     Telecential Communications (Canada) Limited and Telecential Communications
(UK) Limited (collectively "Telecential") have exclusive licenses to operate a cable television and telecommunications business through their partnerships and subsidiaries focused on certain franchise areas located south and east of Birmingham and north and west of London, England.

     At December 31, 1996, Telecential was indirectly 50% owned by each of Koninklijke PTT Nederland N.V. and TELUS Corporation of Canada.

     All amounts herein are presented in thousands in pounds sterling ("L").

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Telecential combined financial statements have been prepared in accordance with United States of America generally accepted accounting principles.

     Principles of Combination -- The financial statements combine the accounts of Telecential and those of all majority owned subsidiaries for the 16 month period ended December 31, 1996. The subsidiaries are under common ownership and common management. All significant intercompany accounts and transactions have been eliminated on combination.

     Use of Estimates -- The preparation of financial statements in conformity with United States of America generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cable System Costs and Expenses -- Telecential accounts for costs and expenses applicable to the construction and operation of its cable system under Statement of Financial Accounting Standards ("SFAS") No. 51, "Financial Reporting by Cable Television Companies". Costs and expenses incurred in each franchise during the set up period of the cable system have been capitalised in full. Certain expenses incurred during the prematurity period are apportioned between capital and revenue on the basis of the average number of subscribers as a fraction of the number of subscribers estimated at the end of the prematurity period. The prematurity period is deemed to run from when the first subscriber is connected to the system to the earlier of three years or when the number of cable television and telephony subscribers represents an appropriate penetration percentage of the number of homes passed.

     Franchise Costs -- Costs arising on the acquisition of franchises are capitalised in accordance with SFAS 51 and are amortised on a straight line basis over twenty years.

     Revenue Recognition -- Revenue is recognised as services are delivered. Initial connection fees are recognised in the period of connection.

     Income Tax Expense -- Deferred tax assets and liabilities are recognised for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases to the extent that they are available to Telecential. Under this method, deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. A valuation allowance is raised against a deferred tax asset where it is more likely than not some portion of the deferred tax asset will not be realised.

     Investments -- Investments are stated at original cost less any appropriate provisions for permanent diminution in value.

                  TELECENTIAL COMMUNICATIONS (CANADA) LIMITED
                    TELECENTIAL COMMUNICATIONS (UK) LIMITED

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
     Property, Plant and Equipment -- Property, plant and equipment is stated at cost. Depreciation on equipment other than cable infrastructure is computed on a straight line basis using estimated useful lives of five to ten years. Cable infrastructure is depreciated over twenty years. Leasehold improvements are depreciated on a straight line basis over the lease periods.

     Cash and Cash Equivalents -- Cash and cash equivalents include highly liquid investments with original maturity of three months or less that are readily convertible to cash.

     Foreign Currencies -- The primary economic environment in which Telecential operates is the United Kingdom and hence its reporting currency is the United Kingdom pound sterling. Transactions in foreign currencies are recorded using the rate of exchange in effect on the date of the transaction or at the forward rate if the transaction has been hedged. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange in effect on the balance sheet date and gains or losses on translation are included in the statement of operations.

     Leasing Commitments -- Assets held under finance leases are capitalised in the balance sheet and are depreciated over their useful lives. The interest element of the rental obligation is charged to expense over the period of the lease and represents a constant proportion of the balance of capital repayments outstanding.

     Rentals paid under operating leases are charged to expense on a straight line basis over the lease term.

     Pension Plan -- Telecential operates a defined contribution pension plan for eligible employees and contributes up to specified limits to a third party plan of the employee's choice. Pension costs which totalled L437,000 in the sixteen month period ended December 31, 1996 represent the contributions payable to the selected plans.

     Concentration of Credit Risk and Market Risk -- Telecential operates predominantly in one industry segment, the provision of cable television and telecommunications services in certain areas of England. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising Telecential's customer base. Ongoing credit evaluations of customers' financial condition are performed and generally, no collateral is required. Telecential maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's estimates. No single customer accounts for 10% or more of combined revenues.

     Fair Value of Financial Instruments -- Financial instruments are defined as cash or contracts relating to the receipt, delivery or exchange of financial instruments. Except as otherwise noted, fair value approximates the carrying value of such instruments.

3.  INCOME TAX EXPENSE

     No provision for deferred taxation has been made due to operating losses incurred to date. Various subsidiary entities of Telecential have net tax operating losses carried forward of approximately L38 million at December 31, 1996.

     The operating losses have an unlimited carry forward period under United Kingdom tax law (subject to restrictions on a loss carried forward where there is a change in group ownership and a major change in the nature or conduct of the business), but are limited in their use to the type of business which generated the loss and to those entities in which the losses arose.

                  TELECENTIAL COMMUNICATIONS (CANADA) LIMITED
                    TELECENTIAL COMMUNICATIONS (UK) LIMITED

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3.  INCOME TAX EXPENSE (CONTINUED)
     Differences between the tax benefit recognised in the financial statements and the expected tax benefit at the United Kingdom statutory rate of 33% are summarised as follows:

                                                                                 FOUR MONTHS
                                                            YEAR ENDED              ENDED
                                   SIX MONTHS ENDED      DECEMBER 31, 1996    DECEMBER 31, 1995
                                  DECEMBER 31, 1996         (UNAUDITED)          (UNAUDITED)
                                          L                      L                    L
                                 --------------------    -----------------    -----------------
                                                         (IN THOUSANDS)
Tax benefit on loss before
  income tax expense at
  statutory rate...............        (10,706)               (9,010)              (1,696)
Non-deductible expenses........             28                    21                    7
Tax benefit of operating losses
  not recognised currently.....         10,807                 9,086                1,721
                                       -------                ------               ------
Income tax expense.............            129                    97                   32
                                       =======                ======               ======
Deferred tax assets relating
  to:
Net losses.....................         12,509                12,509                7,917
Valuation allowance............         (8,046)               (8,046)                 (47)
                                       -------                ------               ------
                                         4,463                 4,463                7,870

Deferred tax liabilities
  relating to:
Property, plant and
  equipment....................         (4,463)               (4,463)              (7,870)
                                       -------                ------               ------
Deferred tax per balance
  sheet........................             --                    --                   --
                                       =======                ======               ======

     The ultimate realisation of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, the level of historical taxable losses, and tax planning strategies in making its assessment as to the appropriateness of the reported valuation allowance.

     The income tax expense for the period represents current taxation on those United Kingdom profits against which United Kingdom tax relief cannot be offset.

                  TELECENTIAL COMMUNICATIONS (CANADA) LIMITED
                    TELECENTIAL COMMUNICATIONS (UK) LIMITED

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

4.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is stated at cost and comprises:

                                                              DECEMBER 31, 1996
                                                                      L
                                                              -----------------
                                                               (IN THOUSANDS)
Land and buildings and improvements.........................         3,922
Plant and equipment.........................................       234,593
Set-up and prematurity costs................................        19,768
                                                                   -------
                                                                   258,283
Less accumulated depreciation...............................       (36,126)
                                                                   -------
                                                                   222,157
                                                                   =======

     Telecential leases certain plant and equipment under arrangements accounted for as capital leases. The original cost of assets held under these arrangements was L13,847 at December 31, 1996. Accumulated depreciation charged against these assets was L3,693 at December 31, 1996.

     Depreciation expense totalled L18,199 in the sixteen month period ended December 31, 1996 of which L1,264 represented depreciation on assets held under capital lease arrangements.

5.  INVESTMENTS

     Investments are stated at cost and comprise:

                                                       DECEMBER 31, 1996
                                                               L
                                                       -----------------
                                                        (IN THOUSANDS)
ComTel Coventry Limited..............................         869
Other................................................         100
                                                              ---
                                                              969
                                                              ===

     ComTel Coventry Limited is registered in England and Wales and holds the cable television license for the Coventry franchise. The amount for ComTel Coventry Limited represented a 12.25% shareholding in the company. The remaining shares were held by a related company, Vision Networks UK Holding B.V., at December 31, 1996 and to whom the above equity interest was transferred, at cost, during 1997.

     The fair value of the above investments is not less than original cost.

6.  DEBT AND CAPITAL LEASE OBLIGATIONS

                                                       DECEMBER 31, 1996
                                                               L
                                                       -----------------
                                                        (IN THOUSANDS)
Bank loan............................................        30,000
Shareholders' subordinated debt......................        95,223
Capital lease obligations............................        17,638
                                                            -------
                                                            142,861
                                                            =======

                  TELECENTIAL COMMUNICATIONS (CANADA) LIMITED
                    TELECENTIAL COMMUNICATIONS (UK) LIMITED

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


6.  DEBT AND CAPITAL LEASE OBLIGATIONS (CONTINUED)

  Bank Loan

     In December 1994, Telecential entered into a L140 million facility with a syndicate of banks. Following initial drawdowns which totalled L30 million, Telecential was unable to make any further drawdowns on the loan and the balance of the facility was cancelled. The bank facility was therefore fully drawn at December 31, 1996. Interest was at LIBOR plus 3%. At December 31, 1996, the rate was 9.047%. Interest and commitment fees expense amounted to L4,313 during the sixteen month period ended December 31, 1996. The loan was repaid in August 1997 and the remaining facility cancelled.

  Shareholders' Subordinated Debt

     The changes in shareholders' subordinated debt in the period were as follows:

                                                                   1996
                                                                    L
                                                              --------------
                                                              (IN THOUSANDS)
As at September 1, 1995.....................................      43,110
Subordinated debt borrowings................................     112,113
Subordinated debt converted to equity.......................     (60,000)
                                                                 -------
As at December 31, 1996.....................................      95,223
                                                                 =======

     The shareholders' subordinated debt is interest free and has no specific repayment terms. An imputed interest expense of L3,488,000 has been recognised and accounted for as a capital contribution. The interest expense has been calculated by applying a variable rate comprising the aggregate of a margin and LIBOR applicable to the related loan made to the company's parent by ING Bank NV. As at December 31, 1996, the margin was 15 basis points and the one month LIBOR rate was 6.047%.

  Capital Lease Obligations

     Future minimum lease payments under non cancellable capital leases are summarised as follows as of December 31, 1996:

                                                                    L
                                                              --------------
                                                              (IN THOUSANDS)
1997........................................................       1,588
1998........................................................       2,283
1999........................................................       1,242
2000........................................................       1,961
2001........................................................       1,547
Thereafter..................................................       9,017
                                                                  ------
                                                                  17,638
Imputed interest............................................         602
                                                                  ------
                                                                  18,240
                                                                  ======

     Cash paid for interest on capital leases totalled L1,059 for the sixteen month period ended December 31, 1996.

                  TELECENTIAL COMMUNICATIONS (CANADA) LIMITED
                    TELECENTIAL COMMUNICATIONS (UK) LIMITED

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

7.  COMMITMENTS AND CONTINGENCIES

  Operating Leases

     Telecential leases business offices and uses certain equipment under lease agreements accounted for as operating leases. Minimum rental expenses under such arrangements amounted to L2,533 for the sixteen month period ended December 31, 1996.

     Future minimum lease payments under non cancellable operating leases are summarised as follows as of December 31, 1996:

                                                               L
                                                         --------------
                                                         (IN THOUSANDS)
1997...................................................       1,806
1998...................................................       3,017
1999...................................................       1,646
2000...................................................       1,643
2001...................................................       4,586
Thereafter.............................................      28,113
                                                             ------
                                                             40,811
                                                             ======

     It is expected that, in the normal course of business, expiring leases will be renewed or replaced by leases on other properties.

  Milestones

     Telecential is obligated under the terms of its existing licenses, and under the milestone requirements of Local Delivery Licenses ("LDL's") to construct cable systems passing a predefined number of premises. Should Telecential fail to achieve these milestones, without license modifications, the Director General could commence proceedings to require compliance. Similarly the Independent Television Commission ("ITC") may commence proceedings to require compliance with the build milestones in the LDL's.

     If Telecential is unable to comply, its license in respect of which milestones have not been met could be revoked and awarded to other cable operators, which could have a material adverse effect on Telecential.

     As of December 31, 1996 Telecential was in compliance with its milestone obligations.

                  TELECENTIAL COMMUNICATIONS (CANADA) LIMITED
                    TELECENTIAL COMMUNICATIONS (UK) LIMITED

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

8.  COMMON SHARE CAPITAL

     Common Share Capital comprises:

                                                              DECEMBER 31, 1996
                                                                      L
                                                              -----------------
                                                               (IN THOUSANDS)
Telecential Communications (Canada) Limited:
Authorised:
Unlimited number of Common Shares with no par value
Called up, allotted and fully paid:
200 Common Shares of no par value each......................           --
                                                                   ------
                                                                       --
                                                                   ======
Telecential Communications (UK) Limited:
Authorised:
Unlimited number of Common Shares with L0.05 par value
Called up, allotted and fully paid:
200 Common Shares of L0.05 par value each (L10).............           --
                                                                   ------
                                                                       --
                                                                   ======

9.  SUBSEQUENT EVENTS

     On June 16, 1998, NTL Group Limited, a subsidiary of NTL Incorporated, entered into an undertaking to acquire the entire issued share capital of ComTel Limited, Heartland Cablevision (UK) Limited and Heartland Cablevision II (UK) Limited, together with all interests in the Telecommunications Partnership and LP5 and LP6 (the "Telecential Assets"). The Telecential Assets form substantially all of Telecential's combined group as presented in these financial statements. The completion of the acquisition of the Telecential Assets is subject to compliance with certain obligations on all parties to the sale before March 15, 1999 or, subject to specific exceptions, December 31, 2002.

------------------------------------------------------
------------------------------------------------------


      You should rely only on the information contained in this document or that we have referred you to. We have not authorized any other person to provide you with different information. This prospectus may be delivered to you after the date of this prospectus. However, you should realize that the affairs of NTL may have changed since the date of this prospectus. This prospectus will not reflect such changes. You should not consider this prospectus to be an offer or solicitation relating to the notes in any jurisdiction in which such an offer or solicitation is not authorized.

                            ------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Where You Can Find More Information...   i
Incorporation of Certain Documents by
  Reference...........................  ii
Prospectus Summary....................    1
Risk Factors..........................   15
The Exchange Offer....................   27
Use of Proceeds.......................   36
Exchange Rates........................   36
Capitalization........................   37
Selected Consolidated Financial
  Data................................   39
Description of Notes..................   41
Registration Rights...................  128
Federal Income Tax Considerations.....  132
Plan of Distribution..................  138
Book-Entry; Delivery and Form.........  139
Legal Matters.........................  143
Experts...............................  143
Enforceability of Civil Liabilities...  144
General Information...................  144
Index to Financial Statements.........  F-1



      Until             , 1999, which is 90 days after the date of this
prospectus, if you are a dealer effecting transactions in the new notes, whether or not you are participating in the exchange offer, you may be required to deliver a prospectus. This obligation is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                     [LOGO]

                                NTL Incorporated
                                  $625,000,000

                                11 1/2% Series B
                             Senior Notes Due 2008

                                  $450,000,000
                                12 3/8% Series B
                                Senior Deferred
                             Coupon Notes Due 2008
                            ------------------------

                                   PROSPECTUS
                            ------------------------

                               February    , 1999


------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Section 102 of the Delaware General Corporation Law (the "DGCL"), the Company's Amended and Restated Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Company and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under Section 174 of the DGCL or liability for a breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Company and its stockholders (through stockholders, derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

     The Company's Restated By-laws provide that directors and officers of the Company shall be indemnified against liabilities arising from their service as directors and officers to the full extent permitted by law. Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the fight of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     The Company has entered into a director and officer indemnity agreement ("Indemnity Agreement") with each officer and director of the Company (an "Indemnitee"). Under the bylaws and these Indemnity Agreements, the Company must indemnify an Indemnitee to the fullest extent permitted by the DGCL for losses and expenses incurred in connection with actions in which the indemnitee is involved by reason of having been a director or officer of the Company. The Company is also obligated to advance expenses an indemnitee may incur in connection with such actions before any resolution of the action.

ITEM 21.   EXHIBITS

     The following exhibits are filed as part of this Registration Statement:


EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
    1.1   Purchase Agreement, dated October 26, 1998, by and among the
          Company and Morgan Stanley & Co. Incorporated, Chase
          Securities Inc., Donaldson, Lufkin & Jenrette Securities
          Corporation and Goldman, Sachs & Co., with respect to the
          11 1/2% Notes*
    1.2   Purchase Agreement, dated October 30, 1998, by and among the
          Company and Morgan Stanley & Co. Incorporated, Chase
          Securities Inc., Donaldson, Lufkin & Jenrette Securities
          Corporation and Goldman, Sachs & Co., with respect to the
          12 3/8% Notes*
    3.1   Restated Certificate of Incorporation of the Company, as
          amended by the Certificate of Amendment, dated June 5, 1996 and the Certificate of Amendment dated October 29, 1998**
    3.1(a) Certificate of Ownership and Merger, dated as of March 26,
          1997(6)
    3.2   Restated By-laws of the Company(1)
    4.1   Indenture, dated as of November 2, 1998, by and between the
          Company and The Chase Manhattan Bank, as Trustee, with
          respect to the 11 1/2% Notes*
    4.2   Indenture, dated as of November 6, 1998, by and between the
          Company and The Chase Manhattan Bank, as Trustee, with
          respect to the 12 3/8% Notes*

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
    4.3   Registration Rights Agreement, dated as of November 2, 1998, by and among the Company and Morgan Stanley & Co.
          Incorporated, Chase Securities Inc., Donaldson, Lufkin &
          Jenrette Securities Corporation and Goldman, Sachs & Co.
          with respect to the 11 1/2% Notes*
    4.4   Registration Rights Agreement, dated as of November 6, 1998, by and among the Company and Morgan Stanley & Co.
          Incorporated, Chase Securities Inc., Donaldson, Lufkin &
          Jenrette Securities Corporation and Goldman, Sachs & Co.
          with respect to the 12 3/8% Notes*
    4.5   Indenture, dated as of February 12, 1997, by and between the
          Company and The Chase Manhattan Bank, as Trustee, with
          respect to the 10% Notes(10)
    4.6   Certificate of Designation, dated February 12, 1997, with
          respect to the Redeemable Preferred Stock(10)
    4.7   Registration Rights Agreement, dated February 12, 1997, by and among the Company and Donaldson, Lufkin & Jenrette
          Securities Corporation, Chase Securities Inc. and Merrill
          Lynch, Pierce, Fenner & Smith Incorporated with respect to the 10% Notes(10)
    4.8   Registration Rights Agreement, dated February 12, 1997, by and among the Company and Donaldson, Lufkin & Jenrette
          Securities Corporation, Chase Securities Inc. and Merrill
          Lynch, Pierce, Fenner & Smith Incorporated with respect to the Redeemable Preferred Stock(10)
    4.9   Form of 11 1/2% New Notes (included in Exhibit 4.1)
    4.10  Form of 12 3/8% New Notes (included in Exhibit 4.2)
    4.11  Indenture, dated as of June 12, 1996, by and between the
          Company and Chemical Bank, as Trustee, with respect to the
          7% Convertible Notes(8)
    4.12  Registration Rights Agreement, dated June 12, 1996, by and among the Company and Donaldson, Lufkin & Jenrette
          Securities Corporation and Salomon Brothers Inc, with
          respect to the 7% Convertible Notes(8)
    4.13  Indenture, dated as of January 30, 1996, by and among the
          Company and Chemical Bank, as Trustee, with respect to the
          11 1/2% Notes(7)
    4.14  Registration Rights Agreement, dated January 30, 1996, by and among the Company and Donaldson, Lufkin & Jenrette
          Securities Corporation, Salomon Brothers Inc and Chase
          Securities, Inc., with respect to the 11 1/2% Notes(7)
    4.15  Indenture, dated as of April 20, 1995, by and among the
          Company and Chemical Bank, as Trustee, with respect to the
          12 3/4% Notes(2)
    4.16  First Supplemental Indenture, dated as of January 22, 1996, by and among the Company and Chemical Bank, as Trustee with respect to the Indenture included as Exhibit 4.19(7)
    4.17  Registration Agreement, dated April 13, 1995 by and among the Company and Salomon Brothers Inc, Donaldson, Lufkin &
          Jenrette Securities Corporation and Goldman, Sachs & Co.,
          with respect to the 12 3/4% Notes(2)
    4.18  Indenture, dated as of April 20, 1995, by and among the
          Company and Chemical Bank, as Trustee, with respect to the
          7 1/4% Convertible Notes(3)

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
    4.19  Registration Agreement, dated April 12, 1995, by and among the Company and Salomon Brothers Inc, Donaldson, Lufkin &
          Jenrette Securities Corporation and Goldman Sachs & Co.,
          with respect to the 7 1/4% Convertible Notes(3)
    4.20  Indenture, dated as of October 1, 1993, by and among the
          Company and Chemical Bank, as Trustee with respect to the
          10 7/8% Senior Notes(4)
    4.21  First Supplemental Indenture, dated January 23, 1996, by and among the Company and Chemical Bank, as Trustee, with
          respect to the Indenture included as Exhibit 4.24(7)
    4.22  Rights Agreement, dated as of October 1, 1993, between the
          Company and Continental Transfer & Trust Company, as Rights
          Agent(1)
    4.23  Indenture, dated as of November 15, 1995, between Comcast
          U.K. Cable Partners Limited and Bank of Montreal Trust
          Company, as Trustee, with respect to the 11.20% Senior
          Discount Debentures Due 2007 of Comcast U.K. Cable Partners
          Limited.(12)
    5.1   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to
          the legality of the notes being registered hereby**
   10.1   Compensation Plan Agreements, as amended and restated
          effective June 3, 1997(11)
   10.2   Form of Director and Officer Indemnity Agreement (together with a schedule of executed Indemnity Agreements)(2)
   11.1   Statement of computation of per share earnings(11)
   12.1   Computation of Ratio of Earnings to Fixed Charges and
          Combined Fixed Charges and Preferred Stock Dividends**
   21.1   Subsidiaries of the Company(11)
   23.1   Consent of Ernst & Young, LLP
   23.2   Consent of Deloitte & Touche LLP
   23.3   Consent of Deloitte & Touche -- Birmingham
   23.4   Consent of Deloitte & Touche -- London
   23.5   Consent of Deloitte & Touche -- Comtel
   23.6   Consent of Coopers & Lybrand -- ComTel
   23.7   Consent of KPMG -- Diamond
   23.8   Consent of Skadden, Arps, Slate, Meagher & Flom LLP
          (included in Exhibit 5.1)
   25.1   Form T-1 Statement of Eligibility of Trustee with respect to
          Indenture included as Exhibit 4.1**
   25.2   Form T-1 Statement of Eligibility of Trustee with respect to
          Indenture included as Exhibit 4.2**
   99.1   Form of Letter of Transmittal in respect of the Notes*
   99.2   Form of Notice of Guaranteed Delivery*
   99.3   Form of Letter to Client*

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
   99.4   Form of Letter to Brokers, Dealers, Trust Companies and
          others Nominees*
   99.5   Prescribed Diffusion Service License, dated July 21, 1987, issued to British Cable Services Limited (now held by
          CableTel Surrey and Hampshire Limited) for the area of West
          Surrey and East Hampshire, England(5)
   99.6   Prescribed Diffusion Service License, dated December 3,
          1990, issued to Clyde Cablevision (renamed CableTel Glasgow)
          for the area of Inverclyde, Scotland(5)
   99.7   Prescribed Diffusion Service License, dated December 3,
          1990, issued to Clyde Cablevision (renamed CableTel Glasgow)
          for the area of Bearsden and Milngavie, Scotland(5)
   99.8   Prescribed Diffusion Service License, dated December 3,
          1990, issued to Newport Cablevision Limited (renamed
          CableTel Newport) for the area of Newport, Wales(5)
   99.9   Prescribed Diffusion Service License, dated July 10, 1984, issued to Clyde Cablevision (renamed CableTel Glasgow) for the area of North Glasgow and Clydebank, Strathclyde,
          Scotland(5)
   99.10  Prescribed Diffusion Service License, dated December 3,
          1990, issued to Clyde Cablevision (renamed CableTel Glasgow)
          for the area of Greater Glasgow, Scotland(5)
   99.11  Prescribed Diffusion Service License, dated December 3,
          1990, issued to Clyde Cablevision (renamed CableTel Glasgow)
          for the area of Paisley and Renfrew, Scotland(5)
   99.12  Prescribed Diffusion Service License, dated December 3,
          1990, issued to Cable and Satellite Television Holdings Ltd
          (renamed CableTel West Glamorgan Limited) for the area of
          West Glamorgan, Wales(5)
   99.13  Prescribed Diffusion Service License, dated December 3,
          1990, issued to British Cable Services Limited for the area of Cardiff and Penarth, Wales (now held by CableTel Cardiff
          Limited)(5)
   99.14  Prescribed Diffusion Service License, dated December 3,
          1990, issued to Kirklees Cable (renamed CableTel Kirklees)
          for the area of Huddersfield and Dewsbury, West Yorkshire,
          England(5)
   99.15  Prescribed Diffusion Service License, dated December 3,
          1990, issued to CableVision Communications Company of
          Hertfordshire Ltd (renamed CableTel Hertfordshire Limited)
          for the area of Broxbourne and East Hertfordshire,
          England(5)
   99.16  Prescribed Diffusion Service License, dated December 3,
          1990, issued to CableVision Communications Company Ltd
          (renamed CableTel Central Hertfordshire Limited) for the
          area of Central Hertfordshire, England(5)
   99.17  Prescribed Diffusion Service License, dated March 26, 1990, issued to CableVision Bedfordshire Limited (renamed CableTel
          Bedfordshire Ltd.) for the area of Luton and South
          Bedfordshire(5)

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
   99.18  Prescribed Diffusion Service License, dated December 3,
          1990, issued to CableVision North Bedfordshire Ltd (renamed
          CableTel North Bedfordshire Ltd.) for the area of North
          Bedfordshire, England(5)
   99.19  Local Delivery Service License, dated October 2, 1995, issued to CableTel Northern Ireland Limited for Northern
          Ireland(5)
   99.20  Local Delivery Service License, dated December 6, 1995, issued to CableTel South Wales Limited for Glamorgan and
          Gwent, Wales(5)
   99.21  Local Delivery Service License, dated March 13, 1991, issued to Maxwell Cable TV Limited for Pembroke Dock, Dyfed, Wales
          (now held by Metro South Wales Limited)(5)
   99.22  Local Delivery Service License, dated March 15, 1991, issued to Maxwell Cable TV Limited for Camarthen, Wales (now held by Metro South Wales Limited)(5)
   99.23  Local Delivery Service License, dated March 15, 1991, issued to Maxwell Cable TV Limited for Milford Haven, Wales (now
          held by Metro South Wales Limited)(5)
   99.24  Local Delivery Service License, dated March 15, 1991, issued to Maxwell Cable TV Limited for Cwmgors (Amman Valley), West
          Glamorgan, Wales(5)
   99.25  Local Delivery Service License, dated March 15, 1991, issued to Maxwell Cable TV Limited for Ammanford, West Glamorgan,
          Wales(5)
   99.26  Local Delivery Service License, dated March 15, 1991, issued to Maxwell Cable TV Limited for Brecon, Gwent, Wales(5)
   99.27  Local Delivery Service License, dated March 15, 1991, issued to Maxwell Cable TV Limited for Haverfordwest, Preseli,
          Wales(5)
   99.28  Local Delivery Service License, dated March 15, 1991, issued to Maxwell Cable TV Limited for Neyland, Preseli, Wales (now
          held by Metro South Wales Limited)(5)
   99.29  License, dated January 11, 1991, issued to Cablevision
          Communications Company of Hertfordshire Ltd (renamed
          CableTel Hertfordshire Limited) for the Hertford, Cheshunt
          and Ware (Lea Valley) cable franchise, England(5)
   99.30  License, dated December 8, 1990, issued to Cablevision
          Communications Company Limited for Central Hertfordshire
          (renamed CableTel Central Hertfordshire Limited), England(5)
   99.31  License, dated August 23, 1989, issued to Cablevision
          Bedfordshire Limited for Bedford and surrounding areas,
          England(5)
   99.32  License, dated January 9, 1991, issued to Cablevision North
          Bedfordshire Ltd for North Bedfordshire, England(5)
   99.33  License, dated January 29, 1991, issued to Clyde Cablevision
          (renamed CableTel Glasgow) for the Inverclyde Cable
          Franchise, Scotland(5)
   99.34  License, dated January 29, 1991, issued to Clyde Cablevision
          (renamed CableTel Glasgow) for the Bearsden and Milngavie
          Cable Franchise, Scotland(5)

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
   99.35  License, dated January 29, 1991, issued to Clyde Cablevision
          (renamed CableTel Glasgow) for the Paisley and Renfrew Cable
          Franchise, Scotland(5)
   99.36  License, dated June 7, 1985, issued to Clyde Cablevision Ltd
          (renamed CableTel Glasgow) for North West Glasgow and
          Clydebank, Scotland(5)
   99.37  License, dated January 29, 1991, issued to Clyde Cablevision
          (renamed CableTel Glasgow) for the Greater Glasgow cable
          franchise, Scotland(5)
   99.38  License, dated October 13, 1993, issued to Insight
          Communications Cardiff Limited (renamed CableTel Cardiff
          Limited) for Cardiff, Wales(5)
   99.39  License, dated January 22, 1991, issued to Newport
          Cablevision Limited (renamed CableTel Newport), for Newport
          Cable franchise Wales(5)
   99.40  License, dated May 18, 1990, issued to Cable and Satellite
          Television Holdings Limited (renamed CableTel West
          Glamorgan) for West Glamorgan, Wales(5)
   99.41  License, dated December 20, 1990, issued to Kirklees Cable
          (renamed CableTel Kirklees) for the Huddersfield and
          Dewsbury cable franchise, England(5)
   99.42  License, dated October 13, 1993, issued to Insight
          Communications Guildford Limited (renamed CableTel Surrey
          and Hampshire Limited) for the West Surrey/East Hampshire
          (Guildford) Cable Franchise, England(5)
   99.43  License, dated January 20, 1995, issued to CableTel
          Bedfordshire Ltd. for the area of South Bedfordshire,
          England(5)
   99.44  License, dated January 20, 1995, issued to CableTel North
          Bedfordshire Ltd. for the area of Bedford, England(5)
   99.45  License, dated January 20, 1992, issued to Cable and
          Satellite Television Holdings Limited (renamed CableTel West
          Glamorgan Limited) for the area of Swansea, Neath and Port
          Talbot, Wales(5)
   99.46  License, dated January 20, 1995, issued to Cabletel
          Hertfordshire Ltd. for the area of Hertford, Cheshunt and
          Ware (Lea Valley), England(5)
   99.47  License, dated January 20, 1995, issued to Cabletel Central
          Hertfordshire Ltd. for the area of Central Hertfordshire,
          England(5)
   99.48  License, dated July 21, 1995, issued to CableTel Kirklees(5)
   99.49  License, dated June 8, 1995, issued to CableTel Bedfordshire
          Ltd.(5)
   99.50  License, dated October 27, 1995, issued to Metro South Wales
          Limited for the area of Neyland, Wales(5)
   99.51  License, dated October 27, 1995, issued to Metro South Wales
          Limited for the area of Cwmgors, Wales(5)
   99.52  License, dated October 27, 1995, issued to Metro South Wales
          Limited for the area of Ammanford, Wales(5)
   99.53  License, dated October 27, 1995, issued to Metro South Wales
          Limited for the area of Carmarthen, Wales(5)
   99.54  License, dated October 27, 1995, issued to Metro South Wales
          Limited for the area of Haverfordwest, Wales(5)

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
   99.55  License, dated October 27, 1995, issued to Metro South Wales
          Limited for the area of Pembroke Dock, Wales(5)
   99.56  License, dated October 27, 1995, issued to Metro South Wales
          Limited for the area of Milford Haven, Wales(5)
   99.57  License, dated October 27, 1995, issued to CableTel South
          Wales Limited for the area of Glamorgan and Gwent, Wales(5)
   99.58  License, dated January 26, 1996, issued to Cabletel South
          Wales Limited, for part of the Glamorgan area(5)
   99.59  License, dated November 3, 1997, issued to NTL (UK) Group,
          Inc. for the Provision of Radio Fixed Access Operator
          Services(10)
   99.60  Agreement and Plan of Amalgamation; Undertaking of Comcast
          Corporation; Undertaking of Warburg, Pincus Investors,
          L.P.(11)

---------------

   *  Previously filed.



 **  To be filed by amendment.


 (1) Incorporated by reference from the Company's Registration Statement on Form S-1, File No. 33-63570.

 (2) Incorporated by reference from the Company's Registration Statement on Form S-4, File No. 33-92794.

 (3) Incorporated by reference from the Company's Registration Statement on Form S-3, File No. 33-92792.

 (4) Incorporated by reference from the Company's Registration Statement on Form S-1, File No. 33-63572.

 (5) Incorporated by reference from the Company's Form 8-K, filed with the Commission on March 20, 1996.

 (6) Incorporated by reference from the Company's Form 8-K, filed with the Commission on March 26, 1997.

 (7) Incorporated by reference to the Company's Registration Statement on Form S-4, File No. 333-1010.

 (8) Incorporated by reference to the Company's Registration Statement on Form S-3, File No. 333-07879.

 (9) Incorporated by reference to the Company's Registration Statement on Form S-3, File No. 333-16751.

(10) Incorporated by reference to the Company's Annual Report on Form 10-K, filed on March 28, 1997.

(11) Incorporated by reference to the Company's Annual Report on Form 10-K, filed with the Commission on March 30, 1998.


(12) Incorporated by reference to the Registration Statement on Form S-3, File No. 33-96932, of Comcast U.K. Cable Partners Limited.

ITEM 22.   UNDERTAKINGS

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 12th day of February, 1999.

                                          NTL Incorporated

                                          By /s/ RICHARD J. LUBASCH
                                            ------------------------------------
                                             Richard J. Lubasch
                                             Senior Vice President --
                                             General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            SIGNATURE                            TITLE                        DATE
            ---------                            -----                        ----
/s/ GEORGE S. BLUMENTHAL           Chairman of the Board, Treasurer     February 12, 1999
---------------------------------    and Director
George S. Blumenthal

/s/ J. BARCLAY KNAPP               President, Chief Executive and       February 12, 1999
---------------------------------    Financial Officer and Director
J. Barclay Knapp

/s/ GREGG GORELICK                 Vice President -- Controller         February 12, 1999
---------------------------------
Gregg Gorelick

/s/ SIDNEY R. KNAFEL               Director                             February 12, 1999
---------------------------------
Sidney R. Knafel

/s/ TED H. MCCOURTNEY              Director                             February 12, 1999
---------------------------------
Ted H. McCourtney

/s/ DEL MINTZ                      Director                             February 12, 1999
---------------------------------
Del Mintz

/s/ ALAN J. PATRICOF               Director                             February 12, 1999
---------------------------------
Alan J. Patricof

/s/ WARREN POTASH                  Director                             February 12, 1999
---------------------------------
Warren Potash

/s/ MICHAEL S. WILLNER             Director                             February 12, 1999
---------------------------------
Michael S. Willner

                                 EXHIBIT INDEX


EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
    1.1   Purchase Agreement, dated October 26, 1998, by and among the
          Company and Morgan Stanley & Co. Incorporated, Chase
          Securities Inc., Donaldson, Lufkin & Jenrette Securities
          Corporation and Goldman, Sachs & Co., with respect to the
          11 1/2% Notes*
    1.2   Purchase Agreement, dated October 30, 1998, by and among the
          Company and Morgan Stanley & Co. Incorporated, Chase
          Securities Inc., Donaldson, Lufkin & Jenrette Securities
          Corporation and Goldman, Sachs & Co., with respect to the
          12 3/8% Notes*
    3.1   Restated Certificate of Incorporation of the Company, as
          amended by the Certificate of Amendment, dated June 5, 1996 and the Certificate of Amendment dated October 29, 1998**
    3.1(a) Certificate of Ownership and Merger, dated as of March 26,
          1997(6)
    3.2   Restated By-laws of the Company(1)
    4.1   Indenture, dated as of November 2, 1998, by and between the
          Company and The Chase Manhattan Bank, as Trustee, with
          respect to the 11 1/2% Notes*
    4.2   Indenture, dated as of November 6, 1998, by and between the
          Company and The Chase Manhattan Bank, as Trustee, with
          respect to the 12 3/8% Notes*
    4.3   Registration Rights Agreement, dated as of November 2, 1998, by and among the Company and Morgan Stanley & Co.
          Incorporated, Chase Securities Inc., Donaldson, Lufkin &
          Jenrette Securities Corporation and Goldman, Sachs & Co.
          with respect to the 11 1/2% Notes*
    4.4   Registration Rights Agreement, dated as of November 6, 1998, by and among the Company and Morgan Stanley & Co.
          Incorporated, Chase Securities Inc., Donaldson, Lufkin &
          Jenrette Securities Corporation and Goldman, Sachs & Co.
          with respect to the 12 3/8% Notes*
    4.5   Indenture, dated as of February 12, 1997, by and between the
          Company and The Chase Manhattan Bank, as Trustee, with
          respect to the 10% Notes(10)
    4.6   Certificate of Designation, dated February 12, 1997, with
          respect to the Redeemable Preferred Stock(10)
    4.7   Registration Rights Agreement, dated February 12, 1997, by and among the Company and Donaldson, Lufkin & Jenrette
          Securities Corporation, Chase Securities Inc. and Merrill
          Lynch, Pierce, Fenner & Smith Incorporated with respect to the 10% Notes(10)
    4.8   Registration Rights Agreement, dated February 12, 1997, by and among the Company and Donaldson, Lufkin & Jenrette
          Securities Corporation, Chase Securities Inc. and Merrill
          Lynch, Pierce, Fenner & Smith Incorporated with respect to the Redeemable Preferred Stock(10)
    4.9   Form of 11 1/2% New Notes (included in Exhibit 4.1)
    4.10  Form of 12 3/8% New Notes (included in Exhibit 4.2)
    4.11  Indenture, dated as of June 12, 1996, by and between the
          Company and Chemical Bank, as Trustee, with respect to the
          7% Convertible Notes(8)

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
    4.12  Registration Rights Agreement, dated June 12, 1996, by and among the Company and Donaldson, Lufkin & Jenrette
          Securities Corporation and Salomon Brothers Inc, with
          respect to the 7% Convertible Notes(8)
    4.13  Indenture, dated as of January 30, 1996, by and among the
          Company and Chemical Bank, as Trustee, with respect to the
          11 1/2% Notes(7)
    4.14  Registration Rights Agreement, dated January 30, 1996, by and among the Company and Donaldson, Lufkin & Jenrette
          Securities Corporation, Salomon Brothers Inc and Chase
          Securities, Inc., with respect to the 11 1/2% Notes(7)
    4.15  Indenture, dated as of April 20, 1995, by and among the
          Company and Chemical Bank, as Trustee, with respect to the
          12 3/4% Notes(2)
    4.16  First Supplemental Indenture, dated as of January 22, 1996, by and among the Company and Chemical Bank, as Trustee with respect to the Indenture included as Exhibit 4.19(7)
    4.17  Registration Agreement, dated April 13, 1995 by and among the Company and Salomon Brothers Inc, Donaldson, Lufkin &
          Jenrette Securities Corporation and Goldman, Sachs & Co.,
          with respect to the 12 3/4% Notes(2)
    4.18  Indenture, dated as of April 20, 1995, by and among the
          Company and Chemical Bank, as Trustee, with respect to the
          7 1/4% Convertible Notes(3)
    4.19  Registration Agreement, dated April 12, 1995, by and among the Company and Salomon Brothers Inc, Donaldson, Lufkin &
          Jenrette Securities Corporation and Goldman Sachs & Co.,
          with respect to the 7 1/4% Convertible Notes(3)
    4.20  Indenture, dated as of October 1, 1993, by and among the
          Company and Chemical Bank, as Trustee with respect to the
          10 7/8% Senior Notes(4)
    4.21  First Supplemental Indenture, dated January 23, 1996, by and among the Company and Chemical Bank, as Trustee, with
          respect to the Indenture included as Exhibit 4.24(7)
    4.22  Rights Agreement, dated as of October 1, 1993, between the
          Company and Continental Transfer & Trust Company, as Rights
          Agent(1)
    4.23  Indenture, dated as of November 15, 1995, between Comcast
          U.K. Cable Partners Limited and Bank of Montreal Trust
          Company, as Trustee, with respect to the 11.20% Senior
          Discount Debentures Due 2007 of Comcast U.K. Cable Partners
          Limited.(12)
    5.1   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to
          the legality of the notes being registered hereby**
   10.1   Compensation Plan Agreements, as amended and restated
          effective June 3, 1997(11)
   10.2   Form of Director and Officer Indemnity Agreement (together with a schedule of executed Indemnity Agreements)(2)
   11.1   Statement of computation of per share earnings(11)
   12.1   Computation of Ratio of Earnings to Fixed Charges and
          Combined Fixed Charges and Preferred Stock Dividends**
   21.1   Subsidiaries of the Company(11)

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
   23.1   Consent of Ernst & Young, LLP
   23.2   Consent of Deloitte & Touche LLP
   23.3   Consent of Deloitte & Touche -- Birmingham
   23.4   Consent of Deloitte & Touche -- London
   23.5   Consent of Deloitte & Touche -- Comtel
   23.6   Consent of Coopers & Lybrand -- ComTel
   23.7   Consent of KPMG -- Diamond
   23.8   Consent of Skadden, Arps, Slate, Meagher & Flom LLP
          (included in Exhibit 5.1)**
   25.1   Form T-1 Statement of Eligibility of Trustee with respect to
          Indenture included as Exhibit 4.1**
   25.2   Form T-1 Statement of Eligibility of Trustee with respect to
          Indenture included as Exhibit 4.2**
   99.1   Form of Letter of Transmittal in respect of the Notes*
   99.2   Form of Notice of Guaranteed Delivery*
   99.3   Form of Letter to Client*
   99.4   Form of Letter to Brokers, Dealers, Trust Companies and
          others Nominees*
   99.5   Prescribed Diffusion Service License, dated July 21, 1987, issued to British Cable Services Limited (now held by
          CableTel Surrey and Hampshire Limited) for the area of West
          Surrey and East Hampshire, England(5)
   99.6   Prescribed Diffusion Service License, dated December 3,
          1990, issued to Clyde Cablevision (renamed CableTel Glasgow)
          for the area of Inverclyde, Scotland(5)
   99.7   Prescribed Diffusion Service License, dated December 3,
          1990, issued to Clyde Cablevision (renamed CableTel Glasgow)
          for the area of Bearsden and Milngavie, Scotland(5)
   99.8   Prescribed Diffusion Service License, dated December 3,
          1990, issued to Newport Cablevision Limited (renamed
          CableTel Newport) for the area of Newport, Wales(5)
   99.9   Prescribed Diffusion Service License, dated July 10, 1984, issued to Clyde Cablevision (renamed CableTel Glasgow) for the area of North Glasgow and Clydebank, Strathclyde,
          Scotland(5)
   99.10  Prescribed Diffusion Service License, dated December 3,
          1990, issued to Clyde Cablevision (renamed CableTel Glasgow)
          for the area of Greater Glasgow, Scotland(5)
   99.11  Prescribed Diffusion Service License, dated December 3,
          1990, issued to Clyde Cablevision (renamed CableTel Glasgow)
          for the area of Paisley and Renfrew, Scotland(5)
   99.12  Prescribed Diffusion Service License, dated December 3,
          1990, issued to Cable and Satellite Television Holdings Ltd
          (renamed CableTel West Glamorgan Limited) for the area of
          West Glamorgan, Wales(5)

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
   99.13  Prescribed Diffusion Service License, dated December 3,
          1990, issued to British Cable Services Limited for the area of Cardiff and Penarth, Wales (now held by CableTel Cardiff
          Limited)(5)
   99.14  Prescribed Diffusion Service License, dated December 3,
          1990, issued to Kirklees Cable (renamed CableTel Kirklees)
          for the area of Huddersfield and Dewsbury, West Yorkshire,
          England(5)
   99.15  Prescribed Diffusion Service License, dated December 3,
          1990, issued to CableVision Communications Company of
          Hertfordshire Ltd (renamed CableTel Hertfordshire Limited)
          for the area of Broxbourne and East Hertfordshire,
          England(5)
   99.16  Prescribed Diffusion Service License, dated December 3,
          1990, issued to CableVision Communications Company Ltd
          (renamed CableTel Central Hertfordshire Limited) for the
          area of Central Hertfordshire, England(5)
   99.17  Prescribed Diffusion Service License, dated March 26, 1990, issued to CableVision Bedfordshire Limited (renamed CableTel
          Bedfordshire Ltd.) for the area of Luton and South
          Bedfordshire(5)
   99.18  Prescribed Diffusion Service License, dated December 3,
          1990, issued to CableVision North Bedfordshire Ltd (renamed
          CableTel North Bedfordshire Ltd.) for the area of North
          Bedfordshire, England(5)
   99.19  Local Delivery Service License, dated October 2, 1995, issued to CableTel Northern Ireland Limited for Northern
          Ireland(5)
   99.20  Local Delivery Service License, dated December 6, 1995, issued to CableTel South Wales Limited for Glamorgan and
          Gwent, Wales(5)
   99.21  Local Delivery Service License, dated March 13, 1991, issued to Maxwell Cable TV Limited for Pembroke Dock, Dyfed, Wales
          (now held by Metro South Wales Limited)(5)
   99.22  Local Delivery Service License, dated March 15, 1991, issued to Maxwell Cable TV Limited for Camarthen, Wales (now held by Metro South Wales Limited)(5)
   99.23  Local Delivery Service License, dated March 15, 1991, issued to Maxwell Cable TV Limited for Milford Haven, Wales (now
          held by Metro South Wales Limited)(5)
   99.24  Local Delivery Service License, dated March 15, 1991, issued to Maxwell Cable TV Limited for Cwmgors (Amman Valley), West
          Glamorgan, Wales(5)
   99.25  Local Delivery Service License, dated March 15, 1991, issued to Maxwell Cable TV Limited for Ammanford, West Glamorgan,
          Wales(5)
   99.26  Local Delivery Service License, dated March 15, 1991, issued to Maxwell Cable TV Limited for Brecon, Gwent, Wales(5)
   99.27  Local Delivery Service License, dated March 15, 1991, issued to Maxwell Cable TV Limited for Haverfordwest, Preseli,
          Wales(5)
   99.28  Local Delivery Service License, dated March 15, 1991, issued to Maxwell Cable TV Limited for Neyland, Preseli, Wales (now
          held by Metro South Wales Limited)(5)

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
   99.29  License, dated January 11, 1991, issued to Cablevision
          Communications Company of Hertfordshire Ltd (renamed
          CableTel Hertfordshire Limited) for the Hertford, Cheshunt
          and Ware (Lea Valley) cable franchise, England(5)
   99.30  License, dated December 8, 1990, issued to Cablevision
          Communications Company Limited for Central Hertfordshire
          (renamed CableTel Central Hertfordshire Limited), England(5)
   99.31  License, dated August 23, 1989, issued to Cablevision
          Bedfordshire Limited for Bedford and surrounding areas,
          England(5)
   99.32  License, dated January 9, 1991, issued to Cablevision North
          Bedfordshire Ltd for North Bedfordshire, England(5)
   99.33  License, dated January 29, 1991, issued to Clyde Cablevision
          (renamed CableTel Glasgow) for the Inverclyde Cable
          Franchise, Scotland(5)
   99.34  License, dated January 29, 1991, issued to Clyde Cablevision
          (renamed CableTel Glasgow) for the Bearsden and Milngavie
          Cable Franchise, Scotland(5)
   99.35  License, dated January 29, 1991, issued to Clyde Cablevision
          (renamed CableTel Glasgow) for the Paisley and Renfrew Cable
          Franchise, Scotland(5)
   99.36  License, dated June 7, 1985, issued to Clyde Cablevision Ltd
          (renamed CableTel Glasgow) for North West Glasgow and
          Clydebank, Scotland(5)
   99.37  License, dated January 29, 1991, issued to Clyde Cablevision
          (renamed CableTel Glasgow) for the Greater Glasgow cable
          franchise, Scotland(5)
   99.38  License, dated October 13, 1993, issued to Insight
          Communications Cardiff Limited (renamed CableTel Cardiff
          Limited) for Cardiff, Wales(5)
   99.39  License, dated January 22, 1991, issued to Newport
          Cablevision Limited (renamed CableTel Newport), for Newport
          Cable franchise Wales(5)
   99.40  License, dated May 18, 1990, issued to Cable and Satellite
          Television Holdings Limited (renamed CableTel West
          Glamorgan) for West Glamorgan, Wales(5)
   99.41  License, dated December 20, 1990, issued to Kirklees Cable
          (renamed CableTel Kirklees) for the Huddersfield and
          Dewsbury cable franchise, England(5)
   99.42  License, dated October 13, 1993, issued to Insight
          Communications Guildford Limited (renamed CableTel Surrey
          and Hampshire Limited) for the West Surrey/East Hampshire
          (Guildford) Cable Franchise, England(5)
   99.43  License, dated January 20, 1995, issued to CableTel
          Bedfordshire Ltd. for the area of South Bedfordshire,
          England(5)
   99.44  License, dated January 20, 1995, issued to CableTel North
          Bedfordshire Ltd. for the area of Bedford, England(5)
   99.45  License, dated January 20, 1992, issued to Cable and
          Satellite Television Holdings Limited (renamed CableTel West
          Glamorgan Limited) for the area of Swansea, Neath and Port
          Talbot, Wales(5)
   99.46  License, dated January 20, 1995, issued to Cabletel
          Hertfordshire Ltd. for the area of Hertford, Cheshunt and
          Ware (Lea Valley), England(5)

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
   99.47  License, dated January 20, 1995, issued to Cabletel Central
          Hertfordshire Ltd. for the area of Central Hertfordshire,
          England(5)
   99.48  License, dated July 21, 1995, issued to CableTel Kirklees(5)
   99.49  License, dated June 8, 1995, issued to CableTel Bedfordshire
          Ltd.(5)
   99.50  License, dated October 27, 1995, issued to Metro South Wales
          Limited for the area of Neyland, Wales(5)
   99.51  License, dated October 27, 1995, issued to Metro South Wales
          Limited for the area of Cwmgors, Wales(5)
   99.52  License, dated October 27, 1995, issued to Metro South Wales
          Limited for the area of Ammanford, Wales(5)
   99.53  License, dated October 27, 1995, issued to Metro South Wales
          Limited for the area of Carmarthen, Wales(5)
   99.54  License, dated October 27, 1995, issued to Metro South Wales
          Limited for the area of Haverfordwest, Wales(5)
   99.55  License, dated October 27, 1995, issued to Metro South Wales
          Limited for the area of Pembroke Dock, Wales(5)
   99.56  License, dated October 27, 1995, issued to Metro South Wales
          Limited for the area of Milford Haven, Wales(5)
   99.57  License, dated October 27, 1995, issued to CableTel South
          Wales Limited for the area of Glamorgan and Gwent, Wales(5)
   99.58  License, dated January 26, 1996, issued to Cabletel South
          Wales Limited, for part of the Glamorgan area(5)
   99.59  License, dated November 3, 1997, issued to NTL (UK) Group,
          Inc. for the Provision of Radio Fixed Access Operator
          Services(10)
   99.60  Agreement and Plan of Amalgamation; Undertaking of Comcast
          Corporation; Undertaking of Warburg, Pincus Investors,
          L.P.(11)

---------------

   *  Previously filed.



 **  To be filed by amendment.


 (1) Incorporated by reference from the Company's Registration Statement on Form S-1, File No. 33-63570.

 (2) Incorporated by reference from the Company's Registration Statement on Form S-4, File No. 33-92794.

 (3) Incorporated by reference from the Company's Registration Statement on Form S-3, File No. 33-92792.

 (4) Incorporated by reference from the Company's Registration Statement on Form S-1, File No. 33-63572.

 (5) Incorporated by reference from the Company's Form 8-K, filed with the Commission on March 20, 1996.

 (6) Incorporated by reference from the Company's Form 8-K, filed with the Commission on March 26, 1997.

 (7) Incorporated by reference to the Company's Registration Statement on Form S-4, File No. 333-1010.

 (8) Incorporated by reference to the Company's Registration Statement on Form S-3, File No. 333-07879.

 (9) Incorporated by reference to the Company's Registration Statement on Form S-3, File No. 333-16751.

(10) Incorporated by reference to the Company's Annual Report on Form 10-K, filed on March 28, 1997.

(11) Incorporated by reference to the Company's Annual Report on Form 10-K, filed with the Commission on March 30, 1998.


(12) Incorporated by reference to the Registration Statement on Form S-3, File No. 33-96932, of Comcast U.K. Cable Partners Limited.